    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 7, 1997


                                                       REGISTRATION NO.333-16867
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           OUTSOURCING SOLUTIONS INC.

             (Exact name of registrant as specified in its charter)

         DELAWARE                       7322                     58-2197161
      (State or other            (Primary Standard            (I.R.S. Employer
      jurisdiction of                Industrial              Identification No.)
     incorporation or           Classification Code
       organization)                  Number)

                            ------------------------

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------------


                                MR. JAMES WHALEN
                            CHIEF FINANCIAL OFFICER
                           OUTSOURCING SOLUTIONS INC.
                            390 SOUTH WOODSMILL ROAD
                                   SUITE 150
                          CHESTERFIELD, MISSOURI 63017
                                 (314) 576-0022


           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                   COPIES TO:

    Mr. David E. King          Frank L. Schiff, Esq.
  McCown De Leeuw & Co.             White & Case
  101 East 52nd Street      1155 Avenue of the Americas
       31st Floor          New York, New York 10036-2787
New York, New York 10022           (212) 819-8752
     (212) 355-5500

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

                            ------------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               OTHER REGISTRANTS

                                                   PRIMARY STANDARD         IRS       ADDRESS, INCLUDING ZIP CODE
                                   JURISDICTION       INDUSTRIAL         EMPLOYER         AND TELEPHONE NUMBER
                                        OF        CLASSIFICATION CODE  IDENTIFICATION   INCLUDING AREA CODE, OF
NAME OF CORPORATION               INCORPORATION         NUMBER            NUMBER       PRINCIPAL EXECUTIVE OFFICE
--------------------------------  --------------  -------------------  -------------  ----------------------------

CFC Services Corp.                     Delaware             7322         13-3866487   300 Galleria Parkway,
                                                                                      Suite 690
                                                                                      Atlanta, GA 30339
                                                                                      (770) 988-2900

A.M. Miller & Associates, Inc.        Minnesota             7322         41-1252001   3033 Excelsior Blvd.
                                                                                      Minneapolis, MN 55416
                                                                                      (612) 928-2000

The Continental Alliance, Inc.       Washington             7322         91-1010031   4700 Carillon Point
  (d/b/a Continental Credit                                                           Kirkland, WA 98083
  Services, Inc.)                                                                     (206) 822-8200

Alaska Financial Services, Inc.          Alaska             7322         91-1329919   360 West Benson Blvd.
                                                                                      Anchorage, AK 99503
                                                                                      (907) 562-1600

Southwest Credit Services, Inc.         Arizona             7322         86-0710975   Westwood Center
                                                                                      2228 West Northern Ave.,
                                                                                      B102
                                                                                      Phoenix, AZ 85021
                                                                                      (602) 864-0227

Account Portfolios, Inc.               Delaware             7322         51-0369045   3300 Northeast Expressway
                                                                                      Building #1, Suite M
                                                                                      Atlanta, GA 30341
                                                                                      (770) 451-4862

Account Portfolios G.P., Inc.          Delaware             7322         51-0369044   3300 Northeast Expressway
                                                                                      Building #1, Suite M
                                                                                      Atlanta, GA 30341
                                                                                      (770) 451-4862

Account Portfolios, L.P.                Georgia             7322         58-2195793   3300 Northeast Expressway
                                                                                      Building #1, Suite M
                                                                                      Atlanta, GA 30341
                                                                                      (770) 451-4862

Perimeter Credit, L.P.                  Georgia             7322         58-2197746   3300 Northeast Expressway
                                                                                      Building #1, Suite M
                                                                                      Atlanta, GA 30341
                                                                                      (770) 451-4862

Gulf State Credit, L.P.                 Georgia             7322         58-2197743   3300 Northeast Expressway
                                                                                      Building #1, Suite M
                                                                                      Atlanta, GA 30341
                                                                                      (770) 451-4862

Payco American Corporation            Wisconsin             7322         39-1133219   180 North Executive Drive
                                                                                      Brookfield, WI 53005
                                                                                      (414) 784-9035

Payco-General American Credits,        Delaware             7322         39-1314048   180 North Executive Drive
  Inc.                                                                                Brookfield, WI 53005
                                                                                      (414) 784-9035

National Account Systems, Inc.         Delaware             7322         36-3006209   180 North Executive Drive
                                                                                      Brookfield, WI 53005
                                                                                      (414) 784-9035

University Accounting Service,        Wisconsin             7322         39-1357406   180 North Executive Drive
  Inc.                                                                                Brookfield, WI 53005
                                                                                      (414) 784-9035

Asset Recovery & Management           Wisconsin             7322         39-1686046   180 North Executive Drive
  Corp.                                                                               Brookfield, WI 53005
                                                                                      (414) 784-9035

                                                   PRIMARY STANDARD         IRS       ADDRESS, INCLUDING ZIP CODE
                                   JURISDICTION       INDUSTRIAL         EMPLOYER         AND TELEPHONE NUMBER
                                        OF        CLASSIFICATION CODE  IDENTIFICATION   INCLUDING AREA CODE, OF
NAME OF CORPORATION               INCORPORATION         NUMBER            NUMBER       PRINCIPAL EXECUTIVE OFFICE
--------------------------------  --------------  -------------------  -------------  ----------------------------
Indiana Mutual Credit                   Indiana             7322         39-1924789   180 North Executive Drive
  Association, Inc.                                                                   Brookfield, WI 53005
                                                                                      (414) 784-9035

Furst and Furst, Inc.                 Wisconsin             7322         39-1758997   180 North Executive Drive
                                                                                      Brookfield, WI 53005
                                                                                      (414) 784-9035

Jennifer Loomis & Associates,           Arizona             7322         95-3850888   180 North Executive Drive
  Inc.                                                                                Brookfield, WI 53005
                                                                                      (414) 784-9035

FM Services Corporation                 Arizona             7322         39-1702241   180 North Executive Drive
                                                                                      Brookfield, WI 53005
                                                                                      (414) 784-9035

Qualink, Inc.                         Wisconsin             7322         39-1758994   180 North Executive Drive
                                                                                      Brookfield, WI 53005
                                                                                      (414) 784-9035

Professional Recoveries Inc.          Wisconsin             7322         39-1787937   180 North Executive Drive
                                                                                      Brookfield, WI 53005
                                                                                      (414) 784-9035

Payco American International          Wisconsin             7322         39-1758995   180 North Executive Drive
  Corp.                                                                               Brookfield, WI 53005
                                                                                      (414) 784-9035

                           OUTSOURCING SOLUTIONS INC.
                             CROSS REFERENCE SHEET
               PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING
                           LOCATION IN PROSPECTUS OF
                               ITEMS OF FORM S-4

       A.  INFORMATION ABOUT THE TRANSACTION
       1.  Forepart of Registration Statement and       Outside Front Cover Page; Cross Reference
           Outside Front Cover Page of Prospectus.....    Sheet; Inside Front Cover Page
       2.  Inside Front and Outside Back Cover Pages    Inside Front Cover Page; Outside Back Cover
           of Prospectus..............................    Page
       3.  Risk Factors, Ratio of Earnings to Fixed     Prospectus Summary; Risk Factors; Unaudited
           Charges and Other Information..............    Pro Forma Consolidated Financial Data;
                                                          Selected Historical Financial Data
                                                          (Outsourcing Solutions Inc.); Selected
                                                          Historical Financial Data (Payco American
                                                          Corporation)
       4.  Terms of the Transaction...................  Prospectus Summary; The Exchange Offer;
                                                          Certain U.S. Federal Income Tax
                                                          Consequences; Description of Notes
       5.  Pro Forma Financial Information............  Prospectus Summary; Unaudited Pro Forma
                                                          Consolidated Financial Data
       6.  Material Contacts with the Company Being     Not Applicable
           Acquired...................................
       7.  Additional Information Required for          Not Applicable
           Reoffering by Persons and Parties Deemed to
           be Underwriters............................
       8.  Interests of Named Experts and Counsel.....  Not Applicable
       9.  Disclosure of Commission Position on         Not Applicable
           Indemnification for Securities Act
           Liabilities................................
       B.  INFORMATION ABOUT THE
           REGISTRANTS
      10.  Information with Respect to S-3              Not Applicable
           Registrants................................
      11.  Incorporation of Certain Information by      Not Applicable
           Reference..................................
      12.  Information with Respect to S-2 or S-3       Not Applicable
           Registrants................................
      13.  Incorporation of Certain Information by      Not Applicable
           Reference..................................

      14.  Information with Respect to Registrant       Prospectus Summary; Capitalization;
           Other Than S-2 or S-3 Registrants..........  Selected Historical Financial Data
                                                          (Outsourcing Solutions Inc.); Selected
                                                          Historical Consolidated Financial Data
                                                          (Payco American Corporation);
                                                          Management's Discussion and Analysis of
                                                          Financial Condition and Results of Opera-
                                                          tions; Business; Management; Certain
                                                          Relationships and Related Transactions;
                                                          Description of Notes; Description of New
                                                          Credit Facility; Other Indebtedness;
                                                          Financial Statements
       C.  INFORMATION ABOUT THE COMPANY BEING
           ACQUIRED
      15.  Information with Respect to S-3              Not Applicable
           Companies..................................
      16.  Information with Respect to S-2 or S-3       Not Applicable
           Companies..................................
      17.  Information with Respect to Companies Other  Not Applicable
           Than S-2 or S-3 Companies..................
       D.  VOTING AND MANAGEMENT INFORMATION
      18.  Information if Proxies, Consents or          Not Applicable
           Authorizations are to be Solicited.........
      19.  Information if Proxies, Consents or          Management; Certain Relationships and
           Authorizations are not to be Solicited or    Related Transactions; Security Ownership
           in an Exchange Offer.......................

                 SUBJECT TO COMPLETION, DATED FEBRUARY 7, 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                           OUTSOURCING SOLUTIONS INC.

                               OFFER TO EXCHANGE
                11% SERIES B SENIOR SUBORDINATED NOTES DUE 2006
           FOR ALL OUTSTANDING 11% SENIOR SUBORDINATED NOTES DUE 2006

                               THE EXCHANGE OFFER
                 WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                    ON               , 1997, UNLESS EXTENDED
                             ---------------------

    Outsourcing Solutions Inc., a Delaware corporation (the "Company" or "OSI") hereby offers, upon the terms and subject to conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"; together with the Prospectus, the "Exchange Offer"), to exchange up to an aggregate principal amount of $100,000,000 of its 11% Series B Senior Subordinated Notes Due 2006 (the "New Notes") for up to an aggregate principal amount of $100,000,000 of its outstanding 11% Senior Subordinated Notes Due 2006 (the "Old Notes"). The proceeds from the issuance of the Old Notes were used to fund a portion of the purchase price for the acquisition by OSI of Payco American Corporation on November 6, 1996 (the "Payco Acquisition"). The terms of the New Notes are identical in all material respects to those of the Old Notes, except for certain transfer restrictions, registration rights and Liquidation Rights relating to the Old Notes. The New Notes will be issued pursuant to, and entitled to the benefits of, the Indenture (as defined herein) governing the Old Notes. The New Notes and the Old Notes are sometimes referred to collectively as the "Notes."

    Interest on the New Notes will be payable in cash on May 1 and November 1 of each year, commencing May 1, 1997. The New Notes are redeemable at the option of the Company, in whole or in part, from time to time on or after November 1, 2001, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time or from time to time, prior to November 1, 1999, up to 35% of the aggregate principal amount of New Notes originally offered in the Offering will be redeemable at the option of the Company from the net proceeds of public or private sales of common stock of the Company, at a price of 111% of the principal amount of the New Notes, together with accrued and unpaid interest, if any, to the date of redemption; PROVIDED that at least 65% of the aggregate principal amount of New Notes remains outstanding immediately after each such redemption. Upon the occurrence of a Change of Control (as defined herein), each Holder of New Notes may require the Company to repurchase all or a portion of such Holder's New Notes at 101% of the aggregate principal amount of the New Notes together with accrued and unpaid interest, if any, to the date of repurchase. See "Description of Notes."


    The New Notes will be general, unsecured obligations of the Company, will be subordinated to all Senior Debt (as defined herein) of the Company, will rank PARI PASSU with all senior subordinated debt of the Company and will be senior in right of payment to all existing and future subordinated debt of the Company, if any. The New Notes will be guaranteed, on a senior subordinated basis, by each of the Company's current and future domestic Restricted Subsidiaries (as defined herein). The claims of the Holders of New Notes will be subordinated to the Senior Debt, which would have been approximately $142.6 million as of September 30, 1996 pro forma for the Transactions, $142.0 million of which would have been fully secured borrowings under the New Bank Credit Facility (as defined herein). The claims of the Holders of New Notes will rank PARI PASSU with approximately $5.0 million of indebtedness as of September 30, 1996, pro forma for the Transactions. As of September 30, 1996, the Company had no outstanding indebtedness which is subordinated to the New Notes. See "Pro Forma Capitalization" and "Description of New Bank Credit Facility; Other Indebtedness."


                                                        (continued on next page)


    SEE "RISK FACTORS," COMMENCING ON PAGE 14, FOR INFORMATION THAT SHOULD BE CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFER.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
           ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                              TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

              THE DATE OF THIS PROSPECTUS IS               , 1997.

(CONTINUED FROM COVER)

    The Old Notes were originally issued and sold on November 6, 1996 in a transaction not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemptions provided in Rule 144A, Regulation D and Regulation S under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available.

    The Company will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time,
on            , 1997, unless extended by the Company in its sole discretion (the
"Expiration Date"). The Expiration Date will not in any event be extended to a
date later than           , 1997. Tenders of Old Notes may be withdrawn at any
time prior to 5:00 p.m., New York City time, on the Expiration Date. In the event the Company terminates the Exchange Offer and does not accept for exchange any Old Notes with respect to the Exchange Offer, the Company will promptly return the Old Notes to the holders thereof. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange, but is otherwise subject to certain customary conditions. The Old Notes may be tendered only in integral multiples of $1,000.

    The New Notes are being offered hereunder in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated November 6, 1996 (the "Registration Rights Agreement") by and among the Company, CFC Services Corp., A.M. Miller & Associates, Inc. The Continental Alliance, Inc., Alaska Financial Services, Inc., Southwest Credit Services, Inc., Account Portfolios, Inc., Account Portfolios G.P., Inc., Account Portfolios, L.P., Perimeter Credit, L.P., Gulf State Credit, L.P., Payco American Corporation, Payco-General American Credits, Inc., National Account Systems, Inc., University Accounting Service, Inc., Asset Recovery & Management Corp., Indiana Mutual Credit Association, Inc., Furst and Furst, Inc., Jennifer Loomis & Associates, Inc., FM Services Corporation, Qualink, Inc., Professional Recoveries Inc., Payco American International Corp. (the "Guarantors") and Goldman, Sachs & Co. and Chase Securities Inc., as the initial purchasers (the "Initial Purchasers"), with respect to the initial sale of the Old Notes. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") rendered to third parties in similar transactions, the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by respective holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act), provided that the New Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement with any person to participate in the distribution of such New Notes and is not engaged in and does not intend to engage in a distribution of the New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the New Notes received in exchange for Old Notes if such New Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    There has not previously been any public market for the New Notes. The Company does not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the New Notes will develop. To the extent that an active market for the New Notes does develop, the market value of the New

Notes will depend on market conditions (such as yields on alternative investments), general economic conditions, the Company's financial condition, and other factors. Such conditions might cause the New Notes, to the extent that they are actively traded, to trade at a significant discount from face value. See "Risk Factors -- Absence of Public Market."

    The Company will not receive any proceeds from the Exchange Offer. The Company has agreed to pay the expenses incident to the Exchange Offer.

    NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE NEW NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON.
                            ------------------------

    Until             , 1997 (90 days after commencement of this offering), all
dealers effecting transactions in the New Notes, whether or not participating in this offering, may be required to deliver a Prospectus.

                             AVAILABLE INFORMATION

    The Company has filed with the Commission a registration statement on Form S-4 (the "Registration Statement") under the Securities Act, with respect to the New Notes. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Items of information omitted from this Prospectus but contained in the Registration Statement may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following regional offices of the Commission: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. Electronic filings filed through the Commission Electronic Data Gathering, Analysis and Retrieval system ("EDGAR") are publically available through the Commission's home page on the Internet at http://www.sec.gov.

    As a result of this offering, the Company will become subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In the event that the Company ceases to be subject to the informational requirements of the Exchange Act, the Company has agreed that, for so long as any of the Notes remain outstanding, it will furnish to the holders of the Notes and, commencing after the consummation of the Exchange Offer, file with the Commission (unless the Commission will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. See "Description of Notes -- Certain Covenants -- Reports."

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL DATA, INCLUDING THE FINANCIAL STATEMENTS AND NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE STATED IN THIS PROSPECTUS, REFERENCES TO (A) "OSI" SHALL MEAN OUTSOURCING SOLUTIONS INC. (FORMERLY KNOWN AS OSI HOLDINGS CORP.), A DELAWARE CORPORATION, AND ITS SUBSIDIARIES; (B) "PAYCO" SHALL MEAN THE FORMER PAYCO AMERICAN CORPORATION, A WISCONSIN CORPORATION, AND ITS SUBSIDIARIES AND
(C) THE "COMPANY" SHALL MEAN OSI AND THE FORMER PAYCO AFTER GIVING EFFECT TO THE PAYCO ACQUISITION.

                                  THE COMPANY


    The Company is one of the largest providers of accounts receivable management services in the United States and has created a national organization offering a full array of contingent fee services, portfolio purchasing services and other related outsourcing services to its customers. The Company's strategy is to expand its leading market position through the offering of a full array of accounts receivable management services and by capitalizing on favorable industry trends. On a pro forma basis after giving effect to the Transactions, the Company's three principal businesses - contingent fee services, portfolio purchasing services and other related outsourcing services - accounted for approximately 58.7%, 20.3% and 21.0%, respectively, of 1995 net revenue. For the latest twelve-month period ended September 30, 1996, the Company had, on a pro forma basis after giving effect to the Transactions (as defined herein) net revenues of $260.6 million and Adjusted EBITDA (as defined herein) of $62.6 million. For the latest twelve-month period ended September 30, 1996, the Company had, on a pro forma basis after giving effect to the Transactions, a net loss of $24.8 million. See "Summary Unaudited Pro Forma Consolidated Financial Data."


    Contingent fee services are the traditional services provided in the accounts receivable management industry. These services involve collecting on delinquent consumer accounts placed with the contingent fee provider for a fixed percentage of realized collections or a fixed fee per account. In contrast, companies offering portfolio purchasing services typically acquire portfolios of non-performing consumer receivables from credit grantors and service such portfolios, retaining all amounts collected. Companies in the accounts receivable management industry have also begun to utilize their existing infrastructure by offering other related outsourcing services, such as contract management of accounts receivable, billing and teleservicing.

    Based on current industry trends, the Company believes that opportunities for growth exist in each of its service areas. As a result of the rapid growth of outstanding consumer credit and the corresponding increase in delinquencies, credit grantors have increasingly looked to third party service providers in managing the accounts receivable process. In addition, rapid consolidation in the largest credit granting industries, including banking, health care, telecommunications and utilities, has forced companies to focus on core business activities and to outsource ancillary functions, including some or all aspects of the accounts receivable management process. With its broad service offering and national scope, the Company believes that it is well positioned to capitalize on these favorable industry trends.

    The Company is one of the largest providers of contingent fee services in the United States, servicing a broad range of banks, telecommunications companies, utilities, health care providers, educational institutions, state and local governments and other creditors through its network of offices located throughout the United States. The Company currently offers contingent fee services to a total client base of over 5,000 customers across its operating companies. Key customers include American Express, Ameritech, AT&T, Bank One, The Chase Manhattan Bank, Citibank, Discover Card, Sprint, US West, the Internal Revenue Service and various student loan guaranty agencies. The Company employs sophisticated proprietary databases and telecommunications hardware and software to effectively locate, and effect payment from, account debtors. Although the majority of the Company's contingent fee business involves servicing accounts that are 120 to 360 days past due, customers are increasingly placing accounts with the Company earlier in the collection cycle through the Company's early-out programs in an effort to further outsource accounts receivable management functions.

    The Company offers portfolio purchasing services to a diverse group of entities, including banks, educational institutions, government agencies and retailers. Portfolio purchasing is a growing segment of the accounts receivable management industry due to a number of factors, including (i) the large and increasing volume of charged-off consumer receivables, (ii) the emergence of reputable and well-capitalized service providers such as the Company and (iii) the desire of credit issuers to generate stable cash flows from non-performing assets and to reallocate resources to core business functions. Through the use of proprietary debtor-scoring models which allow the Company to approximate the collection rates of a particular portfolio by sampling the individual accounts in the portfolio, the Company has become a leader in this rapidly growing, higher margin segment of the accounts receivable management industry. In addition to purchasing portfolios of aged non-performing receivables, the Company has entered into a "forward flow" agreement under which the Company contractually purchases on an ongoing basis entire non-performing debt portfolios as they are charged-off. As of September 30, 1996, on a pro forma basis after giving effect to the Transactions, the Company had purchased 119 portfolios with an aggregate principal balance of approximately $3.5 billion for an aggregate purchase price of approximately $113.2 million.

    The Company also offers its customers a wide range of other related outsourcing services which include student loan billing, health care accounts receivable billing and management, contract management of accounts receivable and teleservicing. In offering these services, the Company is able to leverage its investment and expertise in sophisticated call and data management technology and allows its customers to concentrate internal resources on their core operations.


    The Company intends to continue to improve its results through the rationalization of its operations. While various state collection agency laws require the Company to be licensed in and maintain physical operations in certain jurisdictions, the Company continues to examine consolidation of its operations. As a result of this review, the Company has presently identified and announced the closing of twenty of its 58 offices and the elimination of approximately 250 positions by July 1997. The Company has also engaged advisors to review its corporate structure in light of state tax and collection agency licensing considerations. Management believes that this review may identify opportunities to simplify the Company's corporate structure and greater streamline the Company's organization along business lines.



    The Company, a corporation organized under the laws of the State of Delaware, has its principal office located at 390 South Woodsmill Road, Suite 150, Chesterfield, Missouri 63017; its telephone number is (314) 576-0022).


                                INDUSTRY TRENDS

    The Company believes the following trends are present in the accounts receivable management industry:

    INCREASE IN CONSUMER DEBT AND DELINQUENCIES. Consumer debt, a leading indicator of current and future business for accounts receivable management companies, has increased dramatically in recent years. Between 1990 and 1995, total consumer debt increased 37% from $3.6 trillion in 1990 to almost $5.0 trillion. Furthermore, charged-off consumer debt has increased at an even greater rate. The American Bankers Association has reported that credit card delinquencies in the second quarter of 1996 reached an all-time high of 3.7% of outstanding credit card balances. As a result of these trends, placements to contingent fee companies have grown from approximately $60 billion in 1989 to approximately $84 billion in 1994, a compound annual growth rate of 7.0%.

    INDUSTRY CONSOLIDATION. The American Collectors Association estimates that in 1995 there were approximately 6,000 contingent fee companies in the United States which, according to the Nilson Report, a leading expert in payment systems, generated approximately $5.0 billion in revenues. The industry has undergone significant consolidation, with the top ten contingent fee companies increasing their industry share from 15% in 1992 to 42% in 1994. Well-capitalized companies that offer national capabilities are increasingly displacing local and regional competitors.

    CUSTOMER CONSOLIDATION. The largest credit granting industries, including banking, utilities, telecommunications, health care and retail, are experiencing rapid consolidation. As a result, many regional companies are becoming national in scope and are shifting account placements to accounts receivable management companies that have the ability to service a large volume of placements on a national basis.

    GROWTH IN PORTFOLIO SALES. As one of the leading providers of portfolio purchasing services, the Company has observed a rapid and consistent industry-wide increase in the amount of non-performing consumer receivables sold by credit grantors. The selling process offers the credit grantor many benefits, including increased predictability of cash flow, reduction in monitoring and administrative expenses and reallocation of assets from non-core business functions to core business functions.

    ACCELERATED TREND TOWARD OUTSOURCING. In an effort to focus on core business activities and to take advantage of the economies of scale, better performance and lower cost structure offered by accounts receivable management companies, many credit grantors have chosen to outsource some or all aspects of the accounts receivable management process. Increasingly, credit grantors are looking to accounts receivable management providers for assistance with billing, customer service and complete call center outsourcing.

                               BUSINESS STRATEGY

    The Company's market position and breadth of services distinguishes it as one of the leading providers of accounts receivable management services in the United States. The Company's business strategy is to expand this position through the following initiatives:

    FULL SERVICE PROVIDER/CROSS-SELLING SERVICES TO EXISTING CUSTOMERS. The Company is a full service firm which currently offers its customers a wide array of accounts receivable management options beyond traditional contingent fee services, including higher margin portfolio purchasing, contract management of accounts receivable, billing and teleservicing. This range of services allows the Company to cross-sell its offerings within its existing customer base as well as to potential customers in specifically targeted industries.

    EXPANSION OF CUSTOMER BASE. Two of the most important determinants in selecting an accounts receivable management service provider are reputation and experience. As the Company develops expertise and recognition with customers in a particular industry, it markets that expertise to other credit grantors in that industry. In addition, consolidation in the bank, retail, utility, student loan, health care and telecommunications industries has created national customers who are moving part or all of their accounts receivable management business to national service providers. With the ability to offer its services in all 50 states and experience in successfully managing a high volume of placements, the Company is well positioned to benefit from this consolidation trend. The Company is also focused on increasing its business with governmental agencies at the federal, state and local levels, many of which have begun to outsource accounts receivable functions for items such as taxes and student loans to private companies.

    COST REDUCTIONS. The Company intends to continue to improve its financial results through the rationalization of operations. In connection with the Payco Acquisition, the Company expects to realize approximately $10.8 million of annualized cost savings through consolidation of back office activities, branch system rationalization, the installation of a centralized operating system and the realization of volume purchasing discounts. See "Unaudited Pro Forma Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    LEVERAGING TECHNOLOGY. The Company has invested aggressively in technological innovations to enhance its competitive advantages over smaller competitors. The Company has hardware and proprietary software, including debtor-scoring models and debtor databases, which the Company believes provide it with a competitive advantage in pricing portfolios and collecting amounts from debtors. In addition, the Company utilizes automated predictive dialers and skip tracing databases in order to allow account representatives to work accounts more efficiently. Through interface with creditor computer systems, the Company can efficiently receive new account placements from customers daily and provide frequent updates to customers on the status of account collections. As the Company begins to provide more comprehensive outsourcing services, the Company becomes more integrated with its customers' systems, making switching vendors both costly and inefficient.

    GROWTH THROUGH ACQUISITIONS. The Company has built its position as a market leader through strategic acquisitions of leading accounts receivable service providers in each of the markets in which it participates. Since its formation in September 1995, the Company has acquired Account Portfolios, L.P. and its subsidiaries, a company with a superior reputation in purchasing portfolios of non-performing accounts, Continental Credit Services, Inc. and related companies, one of the largest contingent fee service companies in the Pacific Northwest, and A.M. Miller & Associates, Inc., one of the largest and most highly regarded companies in the student loan and bank card contingent fee services business. With the acquisition of Payco, one of the oldest and most established accounts receivable management companies in the country, the Company solidified its position as one of the largest contingent fee service providers and added to its competitive strength in other related outsourcing services. The Company plans to selectively pursue additional acquisitions which complement its existing services or increase its customer base and intends to finance any such acquisitions with the unused commitment under the Revolving Facility (as defined) and with internally generated funds. See "Risk Factors -- Risks Associated with Acquisition Strategy."

                                 THE INVESTORS

    The controlling stockholder of OSI is McCown De Leeuw & Co. ("McCown De Leeuw"). McCown De Leeuw is a private investment firm which was organized to "buy and build" middle market companies in partnership with management. McCown De Leeuw has made 28 separate investments since 1983 and has made a number of investments in businesses and markets related to those of the Company. Related industry investments have included DIMAC Corporation, a full service provider of direct marketing products and services and International Data Response Corporation, a teleservicing company. Additional investors in OSI include MLQ Investors, L.P. (an affiliate of Goldman, Sachs & Co.), Chase Equity Associates, L.P. (an affiliate of Chase Securities Inc. and The Chase Manhattan Bank), The Clipper Group and Company management. See "Security Ownership" and "Risk Factors -- Controlling Stockholder."

                             PREVIOUS ACQUISITIONS

    The Company was formed in September 1995 to build, through a combination of acquisitions and sustained internal growth, one of the leading providers of accounts receivable management services in the United States. In that same month, the Company completed its first acquisition, Account Portfolios, L.P. ("APLP"), through its wholly owned subsidiary Account Portfolios, Inc. In January 1996, the Company acquired Continental Credit Services, Inc. ("Continental") and A.M. Miller & Associates, Inc. ("Miller") through its wholly owned subsidiary CFC Services Corp. In May 1996, the Company acquired participation interests in certain portfolios of delinquent accounts held by MLQ Investors, L.P., an affiliate of Goldman, Sachs & Co. (the "MLQ Interests"). The acquisitions of APLP, Continental, Miller and the MLQ Interests are hereinafter referred to as the "Previous Acquisitions." The Previous Acquisitions were financed through a combination of investor equity, bank financing and seller financing. With the acquisition of Payco, the Company became one of the largest providers of accounts receivable management services in the United States.

    The Company's business lines are organized as follows:

                                 [LOGO]

                                THE TRANSACTIONS

    PAYCO ACQUISITION. Pursuant to an Agreement and Plan of Merger, dated as of August 13, 1996 (the "Merger Agreement"), OSI acquired Payco on November 6, 1996 in a merger transaction for an aggregate cash consideration of approximately $150.2 million.

    REFINANCING. Concurrently with the offering by OSI of the Old Notes ("the Offering") and the Payco Acquisition, the Company entered into the following additional transactions (together with the Offering and the Payco Acquisition, the "Transactions"): (i) the Company repaid a portion of its existing indebtedness and terminated its existing credit agreements and (ii) the Company executed the New Bank Credit Facility, which provides borrowing availability of up to $200.0 million. The Company used the proceeds of the Offering along with $142 million drawn under the Term Facilities and existing cash on hand to pay the purchase price of the Payco Acquisition, to pay related fees and expenses and to repay a portion of its existing indebtedness.

                               THE EXCHANGE OFFER

The New Notes.......................  The forms and terms of the New Notes are identical in all material respects to the terms of the Old Notes
                                      for which they may be exchanged pursuant to the
                                      Exchange Offer, except for certain transfer
                                      restrictions, registration rights and Liquidated
                                      Damages provisions relating to the Old Notes
                                      described below under "Description of Notes."

The Exchange Offer..................  The Company is offering to exchange up to
                                      $100,000,000 aggregate principal amount of the New
                                      Notes for up to $100,000,000 aggregate principal
                                      amount of the Old Notes. Old Notes may be exchanged
                                      only in integral multiples of $1,000.

Expiration Date; Withdrawal of        The Exchange Offer will expire at 5:00 p.m., New York
  Tender............................  City time, on             , 1997, or such later date
                                      and time to which it is extended by the Company (the
                                      "Expiration Date"). The tender of Old Notes pursuant
                                      to the Exchange Offer may be withdrawn at any time
                                      prior to the Expiration Date. The Expiration Date
                                      will not in any event be extended to a date later
                                      than             , 1997. Any Old Notes not accepted
                                      for exchange for any reason will be returned without
                                      expense to the tendering holder thereof as promptly
                                      as practicable after the expiration or termination of
                                      the Exchange Offer.

Certain Conditions to the Exchange
  Offer.............................  The Exchange Offer is subject to customary conditions, which may be waived by the Company. See
                                      "The Exchange Offer -- Certain Conditions to the
                                      Exchange Offer."

Procedures for Tendering Old          Each holder of Old Notes wishing to accept the
  Notes.............................  Exchange Offer must complete, sign and date the
                                      Letter of Transmittal, or a facsimile thereof, in
                                      accordance with the instructions contained herein and
                                      therein, and mail or otherwise deliver such Letter of
                                      Transmittal, or such facsimile, together with such
                                      Old Notes and any other required documentation to the
                                      Exchange Agent (as defined) at the address set forth
                                      herein. By executing the Letter of Transmittal, each
                                      holder will represent to the Company that, among
                                      other things, (i) any New Notes to be received by it
                                      will be acquired in the ordinary course of its
                                      business, (ii) it has no arrangement with any person
                                      to participate in the distribution of the New Notes
                                      and (iii) it is not an "affiliate," as defined in
                                      Rule 405 of the Securities Act, of the Company or, if
                                      it is an affiliate, it will comply with the
                                      registration and prospectus delivery requirements of
                                      the Securities Act to the extent applicable. Each
                                      Holder whose Old Notes are held through DTC (as
                                      defined) and wishes to participate in the Exchange
                                      Offer may do so through DTC's Automated Tender Offer
                                      Program

                                      ("ATOP") by which each tendering participant will
                                      agree to be bound by the Letter of Transmittal.

Interest on the New Notes...........  Interest on the New Notes will accrue from the date of issuance (the "Issue Date") at the rate of 11% per
                                      annum, and will be payable semi-annually in arrears
                                      on each May 1 and November 1, commencing May 1, 1997.
                                      Holders of the New Notes will also on May 1, 1997
                                      receive an amount equal to the accrued interest on
                                      the Old Notes. Interest on the Old Notes accepted for
                                      exchange will cease to accrue upon issuance of the
                                      New Notes.

Special Procedures for Beneficial
  Owners............................  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank,
                                      trust company or other nominee and who wishes to
                                      tender such Old Notes in the Exchange Offer should
                                      contact such registered holder promptly and instruct
                                      such registered holder to tender on such beneficial
                                      owner's behalf. If such beneficial owner wishes to
                                      tender on such owner's own behalf, such owner must,
                                      prior to completing and executing the Letter of
                                      Transmittal and delivering his Old Notes, either make
                                      appropriate arrangements to register ownership of the
                                      Old Notes in such owner's name or obtain a properly
                                      completed bond power from the registered holder. The
                                      transfer of registered ownership may take
                                      considerable time and may not be able to be completed
                                      prior to the Expiration Date.

Guaranteed Delivery Procedure.......  Holders of Notes who wish to tender their Old Notes and whose Old Notes are not immediately available or
                                      who cannot deliver their Old Notes, the Letter of
                                      Transmittal or any other documents required by the
                                      Letter of Transmittal to the Exchange Agent, prior to
                                      the Expiration Date, must tender their Old Notes
                                      according to the guaranteed delivery procedures set
                                      forth in "The Exchange Offer -- Guaranteed Delivery
                                      Procedures."

Registration Requirements...........  The Company has agreed to use its best efforts to consummate on or prior to 150 days after the date on
                                      which the Exchange Offer Registration Statement is
                                      filed with the Commission, the registered Exchange
                                      Offer pursuant to which holders of the Old Notes will
                                      be offered an opportunity to exchange their Old Notes
                                      for the New Notes which will be issued without
                                      legends restricting the transfer thereof. In the
                                      event that applicable interpretations of the staff of
                                      the Commission do not permit the Company to effect
                                      the Exchange Offer or in certain other circumstances,
                                      the Company has agreed to file a Shelf Registration
                                      Statement covering resales of the Old Notes and to
                                      use its best efforts to cause such Shelf Registration
                                      Statement to be declared effective under the
                                      Securities Act and, subject to certain exceptions,
                                      keep such Shelf Registration Statement effective
                                      until three years after the original issuance of the

                                      Old Notes. If the Company fails to consummate the
                                      Exchange Offer on or prior to 150 days after the date
                                      on which the Exchange Offer Registration Statement is
                                      filed with the Commission or, in the event that the
                                      Company is not in compliance with certain obligations
                                      under the Registration Rights Agreement, the Company
                                      and the Guarantors shall be obligated to pay
                                      liquidated damages to holders of the Old Notes. See
                                      "Description of Notes -- Old Notes Registration
                                      Rights; Liquidated Damages."

Certain Federal Income Tax
  Considerations....................  For a discussion of certain federal income tax considerations relating to the exchange of the New
                                      Notes for the Old Notes, see "Certain U.S. Federal
                                      Income Tax Considerations."

Use of Proceeds.....................  There will be no proceeds to the Company from the exchange of Notes pursuant to the Exchange Offer.

Exchange Agent......................  Wilmington Trust Company is the Exchange Agent. The
                                      address and telephone number of the Exchange Agent
                                      are set forth in "The Exchange Offer -- Exchange
                                      Agent."

                               TERMS OF THE NOTES

    The form and terms of the New Notes are the same as the form and terms of the Old Notes except that the New Notes are registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and will not contain the registration rights and Liquidated Damages (as defined herein) provisions relating to the Old Notes. See "Description of Notes."

                                  RISK FACTORS

    See "Risk Factors" for a discussion of certain factors that should be considered by participants in the Exchange Offer.

            SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA
                                  THE COMPANY


    The following summary unaudited pro forma consolidated financial data set forth below give pro forma effect in the manner described under "Unaudited Pro Forma Consolidated Financial Data" and the notes thereto to (i) the Payco Acquisition, (ii) the offering by OSI of the Old Notes (the "Offering"), and
(iii) repayment of a portion of its existing indebtedness, termination of its existing credit facilities and execution of the New Bank Credit Facility (the "Refinancing") (the Payco Acquisition, the Offering and the Refinancing collectively the "Transactions") and the acquisition of APLP, Continental, Miller and the MLQ Interests (the"Previous Acquisitions") as if the Transactions and the Previous Acquisitions had occurred on January 1, 1995 in the case of Statement of Operations Data and Other Financial Data and Ratios, and, in the case of Balance Sheet Data, as if the Transactions had occurred on September 30, 1996. The Statement of Operations Data and Other Financial Data and Ratios for the year ended December 31, 1995 and the nine months ended September 30, 1995 and 1996 do not (a) purport to represent what the Company's results of operations actually would have been if the Transactions and the Previous Acquisitions had actually occurred as of the date indicated or what such results will be for any future periods, or (b) give effect to certain non-recurring charges expected to result from the Transactions. The final allocation of the purchase price to be paid in the Payco Acquisition and certain of the Previous Acquisitions and the resulting amortization expense in the Statement of Operations Data may differ somewhat from the preliminary estimates for the reasons described in more detail in "Unaudited Pro Forma Consolidated Financial Data." The information contained in this table should be read in conjunction with "Selected Historical Financial Data -- OSI," "Selected Historical Financial Data -- Payco," "Unaudited Pro Forma Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Consolidated Financial Statements of OSI and accompanying notes thereto and the Consolidated Financial Statements of Payco and accompanying notes thereto included elsewhere in this Prospectus.

                                                                                PRO FORMA            PRO FORMA
                                                           PRO FORMA        NINE MONTHS ENDED       LAST TWELVE
                                                           YEAR ENDED         SEPTEMBER 30,         MONTHS ENDED
                                                          DECEMBER 31,   ------------------------  SEPTEMBER 30,
                                                              1995          1995         1996           1996
                                                         --------------  -----------  -----------  --------------
                                                                          (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Operating revenue....................................   $    243,720   $   180,847  $   197,709   $    260,582
  Salaries and benefits................................        123,690        90,715       99,406        132,381
  Other operating expenses(a)..........................        132,075        97,048      106,148        141,175
                                                         --------------  -----------  -----------  --------------
  Operating (loss) income..............................        (12,045)       (6,916)      (7,845)       (12,974)
  Interest expense, net................................         25,234        18,904       18,891         25,221
  Other income.........................................           (129)         (149)        (106)           (86)
                                                         --------------  -----------  -----------  --------------
  Loss before taxes....................................        (37,150)      (25,671)     (26,630)       (38,109)
  Income tax benefit...................................        (13,016)       (8,789)      (9,042)       (13,269)
                                                         --------------  -----------  -----------  --------------
  Net loss(b)..........................................   $    (24,134)  $   (16,882) $   (17,588)  $    (24,840)
                                                         --------------  -----------  -----------  --------------
                                                         --------------  -----------  -----------  --------------
  Ratio of earnings to fixed charges(c)................        --            --           --             --
BALANCE SHEET DATA (AT END OF PERIOD):
  Working capital......................................                                             $     47,417
  Total assets.........................................                                                  362,298
  Total debt...........................................                                                  247,892
  Stockholders' equity.................................                                                   62,899
OTHER FINANCIAL DATA AND RATIOS:
  Amortization of purchased portfolios.................   $     35,623   $    26,649  $    35,031   $     44,005
  Other depreciation and amortization..................         31,506        23,734       20,654         28,426
  Data processing capital expenditures(d)..............         10,076         7,676        9,012         11,412
  Other cash capital expenditures......................          5,101         4,357        5,214          5,958
  Portfolio purchases..................................         16,130        11,393        7,716         12,453
  Cash interest expense(e).............................         24,251        18,278       17,670         23,643
  Total interest expense...............................         25,943        19,548       18,921         25,316
  EBITDA(f)............................................         55,084        43,467       47,840         59,457
  Adjusted EBITDA(f)...................................         57,056        44,724       50,265         62,597
  Adjusted EBITDA to cash interest expense.............           2.4x          2.4x         2.8x           2.6x
  Adjusted EBITDA to total interest expense............           2.2x          2.3x         2.7x           2.5x


------------------------

(a) Other operating expenses include telephone, postage, supplies, occupancy costs, data processing costs, depreciation, amortization, and miscellaneous operating expenses.

(b) Pro forma statement of operations data do not reflect the estimated extraordinary charge of $967, net of tax, resulting from the write-off of existing deferred financing costs in connection with the Transactions or the non-recurring write-off of acquired technology in process in connection with the Payco Acquisition (estimated at $1,000).


(c) The ratio of earnings to fixed charges is computed by adding fixed charges (excluding preferred stock dividends) to loss before taxes and dividing that sum by the sum of fixed charges. Fixed charges consist of interest (including amortization of debt issuance costs), a portion of rent expense that management considers to be interest, and preferred stock dividends, increased to reflect the pretax amounts which would be required to meet dividend payments. Pro forma earnings for the year ended December 31, 1995, the nine months ended September 30, 1995 and 1996 and the twelve months ended September 30, 1996 were insufficient to cover fixed charges by $38,510, $26,684, $27,727 and $39,553, respectively.

(d) Represents capital expenditures related to the new accounts receivable management and student loan billing systems at Payco.

(e) Represents total interest expense less amortization of debt issuance costs.

(f) EBITDA is defined as income from continuing operations before interest, other income, taxes, depreciation and amortization.

    Adjusted EBITDA reflects EBITDA as defined above adjusted for the following:

                                                                         NINE MONTHS ENDED      LAST TWELVE
                                                          YEAR ENDED       SEPTEMBER 30,       MONTHS ENDED
                                                         DECEMBER 31,   --------------------   SEPTEMBER 30,
                                                             1995         1995       1996          1996
                                                        --------------  ---------  ---------  ---------------
                                                                       (DOLLARS IN THOUSANDS)
Non-recurring relocation expenses incurred by
  Continental (1).....................................    $   --        $  --      $     200     $     200
Duplicative and implementation systems
  costs (2)...........................................         1,972        1,257      2,225         2,940
                                                             -------    ---------  ---------       -------
                                                          $    1,972    $   1,257  $   2,425     $   3,140
                                                             -------    ---------  ---------       -------
                                                             -------    ---------  ---------       -------

------------------------

    (1) Comprises moving costs, consulting fees, additional salaries and other expenses relating to the relocation of Continental's main office in Kirkland, WA.

    (2) The adjustment reflects the additional costs of implementing new computer systems at Payco and the duplicative costs of operating the old systems concurrently. The duplicative costs eliminated include the cost of the maintenance contract, software licenses and support staff relating to the old systems. The implementation costs relate primarily to costs which were incurred in rolling out the new accounts receivable management system to Payco's branch offices.

    EBITDA and adjusted EBITDA are generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA and adjusted EBITDA should not be considered in isolation or as substitutes for net income, cash flows from continuing operations, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles or as a measures of a company's profitability or liquidity.


(g) The Unaudited Pro Forma Consolidated Statements of Operations do not include the impact of cost savings of $10.2 million, $7.7 million and $8.1 million for the year ended December 31, 1995 and the nine months ended September 30, 1995 and 1996, respectively, arising from the rationalization of operations through consolidation of back office activities, branch system rationalization and the installation of a centralized operating system. The effects of such cost savings on pro forma Adjusted EBITDA are summarized as follows:



                                                                      NINE MONTHS ENDED     LAST TWELVE
                                                       YEAR ENDED       SEPTEMBER 30,       MONTHS ENDED
                                                      DECEMBER 31,   --------------------  SEPTEMBER 30,
                                                          1995         1995       1996          1996
                                                     --------------  ---------  ---------  --------------
Adjusted EBITDA                                        $   57,056    $  44,724  $  50,265    $   62,597
Cost savings:
  Corporate management (1).........................         4,712        3,534      3,824         5,002
  Branch locations (1).............................         3,593        2,695      2,808         3,706
  Facility closure (2).............................         1,195          896        896         1,195
  Other (3)........................................           748          562        584           770
                                                     --------------  ---------  ---------  --------------
Adjusted EBITDA, as revised........................    $   67,304    $  52,411  $  58,377    $   73,270
                                                     --------------  ---------  ---------  --------------
                                                     --------------  ---------  ---------  --------------
Ratio of Adjusted EBITDA, as revised to cash
  interest expense.................................          2.8x         2.9x       3.3x          3.1x
Ratio of Adjusted EBITDA, as revised to total
  interest expense.................................          2.6x         2.7x       3.1x          2.9x


------------------------


    (1) Represents elimination of specific and identified job positions and functions at the corporate and branch levels, including branch locations to be closed.



    (2) Represents net reductions in occupancy expenses resulting from the planned closure of certain branch offices and the integration of their business with existing locations.



    (3) Represents business expenses of certain members of management whose positions are being eliminated, the reduction in consulting fees paid to current outside directors and other corporate charges being eliminated as a result of the Payco Acquisition.

                                  RISK FACTORS

    PROSPECTIVE PARTICIPANTS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS IN ADDITION TO THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER. THIS PROSPECTUS CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS AND UNCERTAINTIES SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS.

SUBSTANTIAL LEVERAGE AND ABILITY TO SERVICE INDEBTEDNESS


    In connection with the Transactions, the Company incurred a significant amount of indebtedness. As of September 30, 1996, after giving pro forma effect to the Transactions, the Company's indebtedness would have been approximately $247.9 million and its stockholders' equity would have been $62.9 million. After giving pro forma effect to the Transactions as if the same had occurred on January 1, 1995, the Company's pro forma fixed charges for the twelve months ended December 31, 1995, the nine months ended September 30, 1996 and the twelve months ended September 30, 1996 would have exceeded its pro forma earnings for those periods by $38.5 million, $27.7 million and $39.6 million, respectively. In addition, subject to the restrictions in the New Bank Credit Facility and the Indenture, the Company may incur additional indebtedness from time to time.


    The level of the Company's indebtedness could have important consequences to Holders of the Notes, including: (i) a substantial portion of the Company's cash flow from operations must be dedicated to debt service and will not be available for other purposes; (ii) the Company's ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions may be limited; (iii) the Company's level of indebtedness could limit its flexibility in reacting to changes in the industry and economic conditions generally; and (iv) of the Company's borrowings may be at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates.

    The Company's ability to make scheduled payments of principal of, to pay interest on or to refinance its indebtedness (including the Notes) and to satisfy its other debt obligations will depend upon its future operating performance, which will be affected by general economic, financial, competitive, legislative, regulatory, business and other factors beyond its control. The Company anticipates that its operating cash flow, together with borrowings under the New Bank Credit Facility, will be sufficient to meet its anticipated future operating expenses and to service its debt requirements as they become due. However, if the Company is unable to service its indebtedness it will be forced to adopt an alternative strategy that may include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness, or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

RESTRICTIONS IMPOSED BY TERMS OF THE COMPANY'S INDEBTEDNESS

    The Indenture restricts, among other things, the Company's ability to incur additional indebtedness, incur liens, pay dividends or make other restricted payments, enter into certain transactions with affiliates, impose restrictions on the ability of a subsidiary to pay dividends or make certain payments to the Company, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. In addition, the New Bank Credit Facility contains other and more restrictive covenants and prohibits the Company from prepaying its other indebtedness (including the Notes). See "Description of Notes -- Certain Covenants" and "Description of New Bank Credit Facility; Other Indebtedness." The New Bank Credit Facility requires the Company to maintain specified financial ratios and satisfy financial condition tests. The Company's ability to meet those financial ratios and tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those tests. A breach of any of these covenants could result in a default under the New Bank Credit Facility and/or the Indenture. Upon the occurrence of an event of default under the New Bank Credit Facility, the lenders could elect to declare all amounts outstanding under the New Bank Credit Facility, together with accrued interest, to be immediately due and payable. If the Company were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. If the lenders under the New Bank Credit Facility accelerate the payment of the indebtedness, there can be no assurance that the assets of the Company would be sufficient to repay in full such indebtedness and the other indebtedness of the Company, including the Notes. The Company is currently in compliance with the restrictions imposed by the Indenture and the New Bank Credit Facility. Substantially all of the Company's assets are pledged as security under the New Bank Credit Facility. See "Description of New Bank Credit Facility; Other Indebtedness."

SUBORDINATION; ASSET ENCUMBRANCES.


    The Notes are subordinated in right of payment to all existing and future Senior Debt, including the principal of (and premium, if any) and interest on and all other amounts due on or payable in connection with Senior Debt. As of September 30, 1996, on a pro forma basis after giving effect to the Transactions, there would have been outstanding approximately $142.6 million of Senior Debt, $142.0 million of which would have been fully secured borrowings under the New Bank Credit Facility. By reason of such subordination, in the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of the Company or upon a default in payment with respect to, or the acceleration of, any Senior Debt, the holders of such Senior Debt and any other creditors who are holders of Senior Debt and creditors of subsidiaries that are not Guarantors must be paid in full before the Holders of the Notes may be paid. If the Company incurs any additional PARI PASSU debt, the holders of such debt would be entitled to share ratably with the Holders of the Notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of the Company. This may have the effect of reducing the amount of proceeds paid to Holders of the Notes. In addition, no cash payments may be made with respect to the principal of (and premium, if any) or interest on the Notes if a payment default exists with respect to Senior Debt and, under certain circumstances, no payments may be made with respect to the principal of (and premium, if any) or interest on the Notes for a period of up to 179 days if a non-payment default exists with respect to Senior Debt. In addition, the Indenture permits subsidiaries of the Company to incur debt under certain circumstances. Any debt incurred by a subsidiary of the Company that is not a Guarantor will be structurally senior to the Notes. As of September 30, 1996, on a pro forma basis after giving effect to the Transactions, no debt has been incurred by any subsidiary of the Company that is not a Guarantor. See "Description of Notes."


    The Company has granted to the lenders under the New Bank Credit Facility security interests in substantially all of the current and future assets of the Company, including a pledge of all of the issued and outstanding shares of capital stock of all of the Company's subsidiaries owned by the Company and its domestic subsidiaries. In addition, the Guarantors have granted to such lenders security interests in all of the current and future assets of the Guarantors. In the event of a default on secured indebtedness, including the guarantees of the Guarantors under the New Bank Credit Facility (whether as a result of the failure to comply with a payment or other covenant, a cross-default, or otherwise), the parties granted such security interests will have a prior secured claim on the capital stock of the Company and the assets of the Company and the Guarantors. If such parties should attempt to foreclose on their collateral, the Company's financial condition and the value of the Notes would be materially adversely affected. See "Description of New Bank Credit Facility; Other Indebtedness."

HOLDING COMPANY STRUCTURE

    The Company will conduct substantially all of its business through subsidiaries and will have few operations of its own. The Company will be dependent on the cash flow of its subsidiaries and distributions thereof from its subsidiaries to the Company in order to meet its debt service obligations. It is not expected that the Company will have any significant assets other than the common stock of its subsidiaries.

COMPETITION

    The Company is engaged in a highly fragmented and competitive industry. The Company competes with many local, regional and national accounts receivable management companies in the markets which it serves. Some of the Company's principal competitors are less highly-leveraged than the Company and may have greater financial and operating flexibility. See "Business--Competition."

RISKS ASSOCIATED WITH RATIONALIZATION OF OPERATIONS

    The Company intends to improve its financial results through the rationalization of operations. In connection with the Payco Acquisition, the Company expects to reduce operating expenses through the consolidation of back office activities, branch system rationalization, the installation of a centralized operating system and the realization of volume purchasing discounts. Although the Company believes that its strategies are reasonable, there can be no assurance that it will be able to implement its plans without delay or that it will not encounter unanticipated problems in connection with the rationalization of operations or that, when implemented, its efforts will result in the reduction of operating expenses that is currently anticipated. The Company's plans will require substantial attention from members of the Company's management, which will limit the amount of time such members have available to devote to the Company's day-to-day operations.

RISKS ASSOCIATED WITH ACQUISITION STRATEGY

    The Company plans to continue to pursue additional acquisitions which complement its existing services or increase its customer base. There can be no assurance, however, that the Company will be able to identify additional acquisitions or that, if identified, any anticipated benefits will be realized from such acquisitions. The availability of additional acquisition financing cannot be assured and, depending on the terms of such additional acquisitions, could be restricted by the terms of the New Bank Credit Facility and/or the Indenture. The process of integrating acquired operations into the Company's existing operations may result in unforeseen operating difficulties, may require substantial attention from members of the Company's senior management and may require significant financial resources that would otherwise be available for the ongoing development or expansion of the Company's existing operations. In addition, successful completion of an acquisition may depend on consents from third parties, including regulatory authorities and private parties, which consents are beyond the control of the Company. Possible future acquisitions by the Company could result in the incurrence of additional debt, contingent liabilities and amortization expenses related to goodwill and other intangible assets, all of which could materially adversely affect the Company's financial condition and operating results.

PAYMENT UPON A CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each Holder of Notes may require the Company to repurchase all or a portion of such Holder's Notes at 101% of the principal amount of the Notes together with accrued and unpaid interest to the date of repurchase. In addition, a Change of Control may constitute a default under the New Bank Credit Facility. Unless waived or cured, any such default could create a default under the Notes. If a Change of Control were to occur, the Company may not have the financial resources to repay all of its obligations under the New Bank Credit Facility, the Indenture and the other indebtedness that would become payable upon the occurrence of such Change of Control. See "Description of Notes -- Repurchase at the Option of Holders -- Change of Control."

IMPACT OF GOVERNMENTAL REGULATION

    Certain of the Company's operations are subject to compliance with the federal Fair Debt Collection Practices Act (the "FDCPA") and comparable statutes in many states. Under the FDCPA, a third-party collection company is restricted in the methods it uses in contacting consumer debtors and eliciting payments with respect to placed accounts. Requirements under state collection agency statutes vary, with most requiring compliance similar to that required under the FDCPA. In addition, most states and some municipalities require collection agencies to be licensed with the appropriate regulatory body before operating in such jurisdictions. The Company believes that it is in substantial compliance with the FDCPA and comparable state statutes and that it maintains licenses in all jurisdictions in which its operations require it to be licensed. There can be no assurance, however, that additional federal or state legislation will not be enacted that would further restrict the methods used in collecting placed accounts or require additional regulatory compliance.

LITIGATION

    Due to the nature of its operations, the Company is regularly a defendant in various legal proceedings involving claims for damages. The Company believes that such proceedings constitute ordinary and routine litigation incidental to its business. The costs associated with defending such lawsuits (including payments made in connection with settlements and judgments) have not historically had a material adverse effect on the Company's financial condition. There can be no assurance that the costs associated with existing or future claims against the Company will not have a material adverse effect on the Company's financial condition. See "Business -- Legal Proceedings."

DEPENDENCE ON KEY MANAGEMENT

    The Company's success will continue to depend to a significant extent on its executive and other key management personnel. Although the Company has entered into employment agreements with certain of its executive officers, there can be no assurance that the Company will be able to retain its executive officers and key personnel or attract additional qualified management in the future. In addition, the success of the Company's acquisitions may depend, in part, on the Company's ability to retain management personnel of the acquired companies. Although the Company has previously been successful in retaining management personnel of acquired companies, there can be no assurance that the Company will be able to retain management personnel in connection with future acquisitions.

CONTROLLING STOCKHOLDER


    Certain affiliates of McCown De Leeuw & Co. (the "MDC Entities") own 55.4% of the outstanding voting stock of the Company. By virtue of such stock ownership, the MDC Entities have the power to control all matters submitted to stockholders of the Company and to elect all directors of the Company and its subsidiaries. Directors and officers of the Company are associated with entities which collectively control 93.9% of the Company's voting common stock. See "Security Ownership."


FRAUDULENT TRANSFER STATUTES

    Under applicable provisions of federal bankruptcy law and comparable provisions of state and federal fraudulent conveyance laws, if it were found that any Guarantor (a) had incurred such indebtedness represented by its Guarantee or granted liens on its assets with an intent to hinder, delay or defraud creditors or (b) had received less than reasonably equivalent value or fair consideration for incurring such indebtedness or pledges and (i) was insolvent or was rendered insolvent by reason of such transactions, (ii) was engaged or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the obligations of such Guarantor under its Guarantee and liens on collateral granted by such Guarantor could be avoided or claims in respect of such Guarantee and collateral could be subordinated to all other debts of such Guarantor. A legal challenge of a Guarantee or a lien on fraudulent conveyance grounds could, among other things, focus on the benefits, if any, realized by a Guarantor as a result of the issuance by the Company of the Notes. To the extent that a Guarantee or a lien were held to be unenforceable as a fraudulent conveyance for any reason, the holders of the Notes would cease to have any direct claim in respect of a Guarantor and would be solely creditors of the Company, and would lose the benefits of the collateral pledged by such Guarantor. In the event a Guarantee and related liens were held to be subordinated, the claims of the holders of the Notes would be subordinated to claims of other creditors of such Guarantor and other creditors secured by the applicable collateral with respect thereto.

    The measure of insolvency for purposes of determining whether a transfer is avoidable as a fraudulent transfer varies depending upon the law of the jurisdiction which is being applied. Generally, however, a debtor would be considered insolvent if the sum of all its liabilities, including contingent liabilities, were greater than the fair saleable value of its assets at a fair valuation, or if the present fair saleable value of the debtor's assets were less than the amount required to repay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and matured. There can be no assurance as to what standard a court would apply in order to make such determination. In addition, the Company believes that none of the Guarantors (i) is or will be insolvent, (ii) is or will be engaged in a business or transaction for which its remaining assets constitute unreasonably small capital, or (iii) intends or will intend to incur debt beyond its ability to repay such debts as they mature.

    Each of the Company and the Guarantors believes that it received equivalent value at the time the indebtedness under the Notes and the Guarantees was incurred. In addition, neither the Company nor any of the Guarantors believes that it, after giving effect to the Transactions, (i) was or will be insolvent or rendered insolvent, (ii) was or will be engaged in a business or transaction for which its remaining assets constituted unreasonably small capital or (iii) intends or intended to incur, or believes or believed that it will or would incur, debts beyond its ability to pay such debts as they mature. These beliefs are based on the Company's operating history and analysis of internal cash flow projections and estimated values of assets and liabilities of the Company and the Guarantors at the time of the offering of the Notes. Since each of the components of the question of whether a Guarantee is a fraudulent conveyance is inherently fact-based and fact-specific, there can be no assurance that a court passing on such questions would agree with the Company. Neither counsel for the Company nor counsel for the Initial Purchasers will express any opinion as to federal or state laws relating to fraudulent transfers.

ABSENCE OF PUBLIC MARKET

    There has not previously been any public market for the New Notes or the Old Notes. There can be no assurance as to the liquidity of any markets that may develop for the New Notes, the ability of holders to sell the New Notes, or the price at which holders would be able to sell the New Notes. Future trading prices of the New Notes will depend on many factors, including among other things, prevailing interest rates, the Company's operating results and the market for similar securities. Historically, the market for securities similar to the New Notes, including non-investment grade debt, has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that any market for the New Notes, if such market develops, will not be subject to similar disruptions.

                        USE OF PROCEEDS OF THE NEW NOTES

    This Exchange Offer is intended to satisfy obligations of the Company under the Registration Rights Agreement. The Company will not receive any proceeds from the issuance of the New Notes offered hereby. In consideration for issuing the New Notes as contemplated in this Prospectus, the Company will receive, in exchange, Old Notes in like principal amount. The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes, except as otherwise described herein under "The Exchange Offer -- Terms of the Exchange Offer." The Old Notes surrendered in exchange for the New Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in the outstanding debt of the Company.

                            PRO FORMA CAPITALIZATION
                                  (UNAUDITED)

    The following table sets forth the capitalization of OSI at September 30, 1996 (i) on a historical basis and (ii) on a pro forma basis giving effect to the Transactions as if they had occurred on September 30, 1996. This table should be read in conjunction with "Selected Historical Financial Data -- OSI," and "Unaudited Pro Forma Consolidated Financial Data" included elsewhere in this Prospectus.

                                                    ACTUAL                  PRO FORMA
                                              SEPTEMBER 30, 1996        SEPTEMBER 30, 1996
                                           ------------------------  ------------------------
                                                         (DOLLARS IN THOUSANDS)
Cash and Cash Equivalents(a).............        $      4,637              $     16,068
                                                   ----------                ----------
                                                   ----------                ----------

New Bank Credit Facility(b)..............        $    --                   $    142,000
Notes....................................             --                        100,000
Existing Debt............................              69,138                     5,892
                                                   ----------                ----------
Total Debt...............................              69,138                   247,892
Stockholders' Equity(c)..................              64,866                    62,899
                                                   ----------                ----------
Total Capitalization.....................        $    134,004              $    310,791
                                                   ----------                ----------
                                                   ----------                ----------

------------------------

(a) The increase in cash on hand on a pro forma basis is primarily a result of the cash on hand at Payco, net of the use of $0.4 million to finance the Transactions.

(b) The New Bank Credit Facility provides for senior secured term loans of $142.0 million and a senior secured revolving credit facility of up to $58.0 million. No borrowings under the revolving credit facility were drawn as of the closing of this Offering. For further details, see "Description of New Bank Credit Facility; Other Indebtedness" included elsewhere in this Prospectus.

(c) The decrease in stockholders' equity reflects the write-off of technology in process and deferred financing fees. See Notes to the Unaudited Pro Forma Consolidated Balance Sheet.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    Pursuant to the Registration Rights Agreement by and among the Company, the Guarantors and the Initial Purchasers, the Company has agreed (i) to file a registration statement with respect to an offer to exchange the Old Notes for senior debt securities of the Company with terms substantially identical to the Old Notes (except that the New Notes will not contain terms with respect to transfer restrictions, registration rights and Liquidated Damages) within 45 days after the date of original issuance of the Old Notes and (ii) to use best efforts to cause such registration statement to become effective under the Securities Act within 150 days after such filing date. In the event that applicable law or interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if certain holders of the Old Notes notify the Company that they are not permitted to participate in, or would not receive freely tradeable New Notes pursuant to, the Exchange Offer, the Company will use its best efforts to cause to become effective a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Notes and to keep the Shelf Registration Statement effective until three years after the original issuance of the Old Notes. In the event that the Company is not in compliance with certain obligations under the Registration Rights Agreement, the Company and the Guarantors shall be obligated to pay Liquidated Damages to holders of the Old Notes. See "Description of Notes--Old Notes Registration Rights; Liquidated Damages."

    Each holder of the Old Notes who wishes to exchange such Old Notes for New Notes in the Exchange Offer will be required to make certain representations, including representations that (i) it is not an affiliate of the Company, (ii) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the New Notes to be issued in the Exchange Offer, and (iii) it is acquiring the New Notes in its ordinary course of business.

RESALE OF NEW NOTES

    Based on interpretations by the staff of the Commission set forth in no-action letters issued to third-parties, the Company believes that, except as described below, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than a holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such New Notes. Any holder who tenders in the Exchange Offer with the intention or for the purpose of participating in a distribution of the New Notes cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Unless an exemption from registration is otherwise available, any such resale transaction should be covered by an effective registration statement containing the selling security holder's information required by Item 507 of Regulation S-K under the Securities Act. This Prospectus may be used for an offer to resell, resale or other retransfer of New Notes only as specifically set forth herein. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept for exchange any and all Old Notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes surrendered pursuant to the Exchange Offer. Old Notes may be tendered only in integral multiples of $1,000.

    The form and terms of the New Notes will be the same as the form and terms of the Old Notes except the New Notes will be registered under the Securities Act and hence will not bear legends restricting the transfer thereof. The New Notes will evidence the same debt as the Old Notes. The New Notes will be issued under and entitled to the benefits of the Indenture, which also authorized the issuance of the Old Notes, such that both series will be treated as a single class of debt securities under the Indenture.

    The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

    As of the date of this Prospectus, $100 million aggregate principal amount of the Old Notes are outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Notes. There will be no fixed record date for determining registered holders of Old Notes entitled to participate in the Exchange Offer.

    The Company intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder. Old Notes which are not tendered for exchange in the Exchange Offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the Indenture and the Registration Rights Agreement.

    The Company shall be deemed to have accepted for exchange properly tendered Notes when, as and if the Company shall have given oral or written notice thereof to the Exchange Agent and complied with the provisions of Section 3 of the Registration Rights Agreement. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the New Notes from the Company. The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions specified below under "-- Certain Conditions to the Exchange Offer."

    Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. "See -- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The term "Expiration Date" shall mean 5:00 p.m., New York City time on
           , 1997, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

    In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders of Old Notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the then Expiration Date.

    The Company reserves the right, in its sole discretion, (i) to delay accepting for exchange any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "-- Certain Conditions to the Exchange Offer" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of Old Notes. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such period.

INTEREST ON THE NEW NOTES

    The New Notes will bear interest at a rate of 11% per annum, payable semi-annually, on May 1 and November 1 of each year, commencing May 1, 1997. Holders of New Notes will receive interest on May 1, 1997 from the date of initial issuance of the New Notes, plus an amount equal to the accrued interest on the Old Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or exchange any New Notes for, any Old Notes, and may terminate the Exchange Offer as provided herein before the acceptance of any Old Notes for exchange, if:

        (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Company's reasonable judgment, might materially impair the ability of the Company to proceed with the Exchange Offer; or

        (b) any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the staff of the Commission, which, in the Company's reasonable judgment, might materially impair the ability of the Company to proceed with the Exchange Offer; or

        (c) any governmental approval has not been obtained, which approval the Company shall, in its reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

    The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by giving oral or written notice of such extension to the holders thereof. During any such extensions, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

    The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified above under "-- Certain Conditions to the Exchange Offer." The Company will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

    The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

    In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939 (the "TIA").

PROCEDURES FOR TENDERING

    Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or facsimile thereof, have the signature thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date or, in the alternative, comply with DTC's ATOP procedures described below. In addition, either (i) Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at the Depository Trust Company (the "Book-Entry Transfer Facility" or "DTC") pursuant to the procedure for book-entry transfer described below or properly transmitted Agent's Message (as defined below) must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "The Exchange Offer -- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

    The tender by a holder which is not withdrawn prior to the Expiration Date will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

    THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR OTHER NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

    Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder of Old Notes to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder of Old Notes. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

    Signatures on a Letter of Transmittal or a notice of withdrawal described below, as the case be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantor must be a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (an "Eligible Institution").

    If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes with the signature thereon guaranteed by an Eligible Institution.

    If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, provide evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

    The Exchange Agent and DTC have confirmed that any financial institution that is a participant in DTC's system may utilize DTC's ATOP to tender. Accordingly, participants in DTC's ATOP may, in lieu of physically completing and signing the Letter of Transmittal and delivering it to the Exchange Agent, electronically transmit their acceptance of the Exchange Offer by causing the Depositary to transfer the Old Notes to the Exchange Agent in accordance with the Depositary's ATOP procedures for transfer. The Depositary will then send an Agent's Message to the Exchange Agent.

    The term "Agent's Message" means a message transmitted by DTC received by the Exchange Agent and forming part of the Book-Entry Confirmation, which states that the Depositary has received an express acknowledgement from a participant in DTC's ATOP that is tendering Old Notes which are the subject of such book entry confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal (or, in the case of an Agent's Message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable Notice of Guaranteed Delivery), and that the agreement may be enforced against such participant.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holder, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

    In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for exchange for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

    The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "-- Exchange Agent" on or prior to the Expiration Date or, if the guaranteed delivery procedures described below are to be complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

GUARANTEED DELIVERY PROCEDURES

    Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

        (a) The tender is made through an Eligible Institution;

        (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the registered number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three
    (3) New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the Old Notes or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

        (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), or properly transmitted Agent's Message as well as all tendered Notes in proper form for transfer or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three (3) New York Stock Exchange trading days after the Expiration Date.

    Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

    Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

    For a withdrawal to be effective, (i) a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "-- Exchange Agent" or (ii) holders must comply with the appropriate procedures of DTC's ATOP system. Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes were registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering" above at any time on or prior to the Expiration Date.

EXCHANGE AGENT

    Wilmington Trust Company has been appointed as Exchange Agent of the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

    BY REGISTERED OR CERTIFIED MAIL OR BY                        BY HAND:
             OVERNIGHT COURIER:
          Wilmington Trust Company                       Wilmington Trust Company
       Corporate Trust Administration              c/o Harris Trust Company of New York,
          1100 North Market Street                               as Agent
             Rodney Square North                              75 Water Street
       Wilmington, Delaware 19890-0001                   New York, New York 10004

                                       BY FACSIMILE:
                                  Wilmington Trust Company
                               Corporate Trust Administration
                                 Facsimile: (302) 651-1079
                            Confirm by Telephone: (302) 651-8864


FEES AND EXPENSES

    The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

    The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to broker-dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

    The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $200,000. Such expenses include registration fees, fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, and related fees and expenses.

    The Company will pay all transfer taxes, if any, applicable to the exchange of Notes pursuant to the Exchange Offer. If, however, certificates representing Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Notes tendered, or if tendered Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

TRANSFER TAXES

    Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes, as set forth (i) in the legend thereon as a consequence of the issuance of the Old Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws and (ii) otherwise set forth under "Notice To Investors" in the Offering Circular dated October 31, 1996 distributed in connection with the Initial Offering. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. Based on interpretations by the staff of the Commission, New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the

Securities Act in connection with a secondary resale transaction. In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or such securities laws have been complied with. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the New Notes may request in writing.

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA


    The following Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1996 was prepared as if (i) the Payco Acquisition, (ii) the offering by OSI of the Old Notes (the "Offering"), and (iii) repayment of a portion of its existing indebtedness, termination of its existing credit facilities and execution of the New Bank Credit Facility (the "Refinancing") (the Payco Acquisition, the Offering and the Refinancing collectively the "Transactions") had occurred on such date. The Unaudited Pro Forma Consolidated Balance Sheet reflects the preliminary allocation of the purchase price for the Payco Acquisition and certain of the Previous Acquisitions (as defined below) to the companies' tangible and intangible assets and liabilities. The final allocation of such purchase price, and the resulting amortization expense in the accompanying Unaudited Pro Forma Consolidated Statements of Operations, may differ somewhat from the preliminary estimates due to the final allocation being based on: (a) actual closing date amounts of assets and liabilities and (b) actual values of property, plant and equipment and any identifiable intangible assets.


    The following Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1995 and nine months ended September 30, 1995 and 1996 give effect to the Transactions and the acquisition of APLP, Continental, Miller and the MLQ Interests (the "Previous Acquisitions") as if they had occurred on January 1, 1995. The unaudited pro forma financial data are based on the historical financial statements of OSI, APLP, Miller, Continental, the MLQ Interests and Payco and the assumptions and adjustments described in the accompanying notes. The Unaudited Pro Forma Consolidated Statements of Operations do not (a) purport to represent what the Company's results of operations actually would have been if the Transactions and the Previous Acquisitions had occurred as of the date indicated or what such results will be for any future periods or (b) give effect to certain non-recurring charges expected to result from the Transactions.

    The unaudited pro forma consolidated financial data are based upon assumptions that the Company believes are reasonable and should be read in conjunction with the Consolidated Financial Statements of OSI and the accompanying notes thereto and the Consolidated Financial Statements of Payco and the accompanying notes thereto included elsewhere in this Prospectus.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1996

                             (DOLLARS IN THOUSANDS)

                                                                            HISTORICAL
                                                                       ---------------------  ACQUISITION    FINANCING     COMPANY
                                                                          OSI        PAYCO    ADJUSTMENTS   ADJUSTMENTS   PRO FORMA
                                                                       ----------   --------  -----------   -----------   ---------
ASSETS
Current assets:
  Cash and cash equivalents..........................................   $   4,637   $ 11,834   $(155,890) (a)  $155,487(b) $ 16,068
  Cash held for clients..............................................       1,925     20,983      --           --           22,908
  Accounts receivable--trade.........................................       2,617     18,617      --           --           21,234
  Accounts receivable--purchased.....................................      37,011      3,614      --           --           40,625
  Prepaid expenses and other.........................................       1,183      2,866      --           --            4,049
                                                                       ----------   --------  -----------   -----------   ---------
      Total current assets...........................................      47,373     57,914    (155,890)     155,487      104,884
  Accounts receivable--purchased.....................................      27,298      1,738      --           --           29,036
  Property and equipment, net........................................       4,567     29,414       2,000(c)    --           35,981
  Goodwill, net......................................................      56,143     13,579      86,843(c)    --          156,565
  Intangible assets, net.............................................       4,187        781       3,800(c)    --           23,768
                                                                                                  15,000(c)
  Other..............................................................       1,666        710      --           11,300(d)    12,064
                                                                                                               (1,612)(e)
                                                                       ----------   --------  -----------   -----------   ---------
      Total assets...................................................   $ 141,234   $104,136   $ (48,247)    $165,175     $362,298
                                                                       ----------   --------  -----------   -----------   ---------
                                                                       ----------   --------  -----------   -----------   ---------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable--trade............................................   $     705   $  5,916   $  --         $ --         $  6,621
  Accounts payable--clients..........................................       1,925     20,983      --           --           22,908
  Current portion of long-term debt..................................      13,143      --         --            9,500(f)     9,630
                                                                                                              (13,013)(f)
  Short-term debt....................................................      --         11,633      --          (11,633)(b)    --
  Accrued expenses...................................................       3,576      7,921       5,000(c)    --           16,497
  Other current liabilities..........................................       1,509        302      --           --            1,811
                                                                       ----------   --------  -----------   -----------   ---------
      Total current liabilities......................................      20,858     46,755       5,000      (15,146)      57,467
Deferred income tax liabilities......................................        (552)     --          4,800(g)      (645)(h)    3,603
Long-term debt:
  Bank term loans....................................................      44,067      --         --          132,500(f)   132,500
                                                                                                              (44,067)(f)
  Senior subordinated notes..........................................      --          --         --          100,000(b)   100,000
  Other long-term debt...............................................      11,928        334      --           (6,500)(b)    5,762
Other long-term liabilities..........................................          67        850        (850)(c)    --              67
                                                                       ----------   --------  -----------   -----------   ---------
      Total liabilities..............................................      76,368     47,939       8,950      166,142      299,399
Stockholders' equity:
  Preferred stock....................................................      10,816      --         --           --           10,816
  Common stock.......................................................          53      1,016      (1,016)(i)    --              53
  Additional paid-in capital.........................................      65,658      2,020      (2,020)(i)    --          65,658
  Cumulative translation adjustments.................................      --            (24)         24(i)    --            --
  Stock options issuable.............................................      --            148        (148)(i)    --           --
  (Accumulated deficit) retained earnings............................     (11,661)    53,037     (53,037)(i)      (967)(h)  (13,628)
                                                                                                  (1,000)(j)
                                                                       ----------   --------  -----------   -----------   ---------
      Total stockholders' equity.....................................      64,866     56,197     (57,197)        (967)      62,899
                                                                       ----------   --------  -----------   -----------   ---------
      Total liabilities and stockholders' equity.....................   $ 141,234   $104,136   $ (48,247)    $165,175     $362,298
                                                                       ----------   --------  -----------   -----------   ---------
                                                                       ----------   --------  -----------   -----------   ---------

                            See accompanying notes.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                             (DOLLARS IN THOUSANDS)

    The Unaudited Pro Forma Consolidated Balance Sheet reflects the Transactions as if they had occurred as of September 30, 1996 as follows:

(a) Reflects the costs related to the Payco Acquisition as follows:

Purchase price...................................................  $ 150,190
Acquisition costs................................................      5,700
                                                                   ---------
                                                                   $ 155,890
                                                                   ---------
                                                                   ---------

(b) Reflects the issuance of the Old Notes, execution of the New Bank Credit Facility, and application of proceeds therefrom as follows:

Issuance of Notes................................................  $ 100,000
Term Loan Borrowings under New Bank Credit Facility..............    142,000
Debt issuance costs..............................................    (11,300)
Retirement of Payco short-term debt..............................    (11,633)
Retirement of OSI term loans.....................................    (57,080)
Retirement of OSI notes payable..................................     (6,500)
                                                                   ---------
                                                                   $ 155,487
                                                                   ---------
                                                                   ---------

(c) The Payco Acquisition has been accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations." The purchase price has been allocated first to the tangible and identifiable intangible assets and liabilities of Payco based upon preliminary estimates of their fair market values, with the remainder allocated to goodwill. The allocation of the purchase price is preliminary. The final allocation of the purchase price may differ from the preliminary estimates due to the final allocation being based on: (i) actual closing date amounts of assets and liabilities and (ii) actual values of property, plant and equipment and any identifiable intangible assets. The total purchase price is as follows:

Purchase price...................................................  $ 150,190
Acquisition costs................................................      5,700
Liability for acquisition related liabilities (1)................      5,000
Deferred tax liabilities (2).....................................      4,800
Book value of net assets acquired................................    (56,197)
                                                                   ---------
Increase in basis................................................  $ 109,493
                                                                   ---------
                                                                   ---------
Allocation of increase in basis:
  Increase in fair value of property and equipment (3)...........  $   2,000
  Technology in process (4)......................................      1,000
  Covenants not to compete (5)...................................      3,800
  Account inventory (6)..........................................     15,000
  Decrease in other long-term liabilities (7)....................        850
  Increase in goodwill (8).......................................     86,843
                                                                   ---------
                                                                   $ 109,493
                                                                   ---------
                                                                   ---------

    (1) Includes estimated costs associated with closing certain Payco offices, severance payments to employees to be terminated and fees to be incurred in connection with the termination of certain contracts.

                             (DOLLARS IN THOUSANDS)

    (2) Relates to differences between the book and tax bases of acquired assets and assumed liabilities.

    (3) Represents the increase in fair value of acquired software and computer systems, which is being amortized over a period of three years.

    (4) Technology in process represents the value attributed to research and development activities in process related to software development at Payco. Management does not believe that the research and development projects have any alternative future use and therefore technology in process is written off against retained earnings on the pro forma balance sheet.

    (5) Represents payments made to the Payco Chairman and other senior management for covenants not to compete, which are being amortized over periods of one to three years.

    (6) Represents the value of the expected future revenues from existing placements at the date of the acquisition of Payco less the direct costs of collection, which is being amortized over the 18-month average life of the placements.

    (7) Represents the elimination of the existing liability under Payco's common stock equivalent plan, which was paid by OSI pursuant to the terms of the merger agreement.

    (8) Goodwill represents the excess of the purchase price for Payco over the fair value of the net assets acquired, which is being amortized over 30 years.

(d) Reflects deferred debt issuance costs relating to the issuance of the Old Notes and the New Bank Credit Facility of $11,300.

(e) Reflects the write-off of existing deferred financing costs of $1,612.

(f) Reflects term loan borrowings and the repayment of existing debt, as follows:

Current portion of term loan borrowings under New Bank Credit
  Facility based on scheduled repayments.........................  $   9,500
Retirement of OSI term loans.....................................    (13,013)
                                                                   ---------
Net adjustment...................................................  $  (3,513)
                                                                   ---------
                                                                   ---------
Long-term portion of term loan borrowings under New Bank Credit
  Facility based on scheduled repayments.........................  $ 132,500
Retirement of OSI term loans.....................................    (44,067)
                                                                   ---------
Net adjustment...................................................  $  88,433
                                                                   ---------
                                                                   ---------

(g) Reflects deferred tax liabilities of $4,800 related to differences between the book and tax bases of acquired assets and assumed liabilities.

(h) Reflects the write-off of existing deferred financing costs upon retirement of debt of $1,612, net of a tax benefit (calculated using a 40% tax rate) of $645, resulting in a net reduction of stockholders' equity of $967.

(i)  Reflects the elimination of Payco's historical equity balances.

(j) Reflects the write-off of purchased technology in process of $1,000 (see note (c)).

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)

                                                  APLP(A)      OSI(A)                                                 PREVIOUS
                                                HISTORICAL   HISTORICAL    MILLER(A)   CONTINENTAL(A)    MLQ(A)     ACQUISITION
                                                 1/1-9/20    9/21-12/31   HISTORICAL   HISTORICAL(B)    INTERESTS   ADJUSTMENTS
                                                -----------  -----------  -----------  --------------  -----------  ------------
Operating revenue.............................   $  21,293    $   8,311    $  19,634     $   14,871     $   4,051    $   --
Salaries and benefits.........................       4,471        2,552        8,750          7,781        --                28(e)
Other operating expenses (c)..................       7,343        8,480        6,888          4,854        --            23,907(f)
                                                -----------  -----------  -----------  --------------  -----------
Operating income (loss).......................       9,479       (2,721)       3,996          2,236         4,051
                                                -----------  -----------  -----------  --------------  -----------
Interest expense (income), net................         495        1,361           60            (80)       --               450(h)
Other expense (income)........................      --           --              118            (13)       --
                                                -----------  -----------  -----------  --------------  -----------
Income (loss) before taxes....................       8,984       (4,082)       3,818          2,329         4,051
Income tax (benefit) expense..................      --           (1,605)           6              1        --            (1,744)(j)
                                                -----------  -----------  -----------  --------------  -----------
Net income (loss) (d).........................   $   8,984    $  (2,477)   $   3,812     $    2,328     $   4,051
                                                -----------  -----------  -----------  --------------  -----------
                                                -----------  -----------  -----------  --------------  -----------
OTHER FINANCIAL DATA AND RATIOS:
Amortization of purchased portfolios..........   $   2,308    $   5,390    $  --         $   --         $  --        $   15,560(f)
Other depreciation and amortization...........         167          331          362            527        --             7,247(f)
Data processing capital expenditures (k)......      --           --           --             --            --            --
Other cash capital expenditures...............         574           97          515            544        --            --
Portfolio purchases...........................       5,502          903       --             --            --            --
Cash interest expense (i).....................         955        1,365           60            165        --               450(h)
Total interest expense........................         955        1,365           60            165        --               450(h)
EBITDA (m)....................................      11,954        3,000        4,358          2,763         4,051        (1,128)(n)
Adjusted EBITDA (m)...........................      11,954        3,000        4,358          2,763         4,051        (1,128)(n)
Adjusted EBITDA to cash interest expense......
Adjusted EBITDA to total interest expense.....


                                                  PAYCO     TRANSACTION     COMPANY
                                                HISTORICAL  ADJUSTMENTS    PRO FORMA
                                                ----------  ------------  -----------
Operating revenue.............................  $  175,560   $   --        $ 243,720
Salaries and benefits.........................     100,108       --          123,690
Other operating expenses (c)..................      65,536       15,067(g)    132,075
                                                ----------  ------------  -----------
Operating income (loss).......................       9,916      (15,067)     (12,045)
                                                ----------  ------------  -----------
Interest expense (income), net................         770       22,178(i)     25,234
Other expense (income)........................        (234)      --             (129)
                                                ----------  ------------  -----------
Income (loss) before taxes....................       9,380      (37,245)     (37,150)
Income tax (benefit) expense..................       4,130      (13,805)(j)    (13,016)
                                                ----------  ------------  -----------
Net income (loss) (d).........................  $    5,250   $  (23,440)   $ (24,134)
                                                ----------  ------------  -----------
                                                ----------  ------------  -----------
OTHER FINANCIAL DATA AND RATIOS:
Amortization of purchased portfolios..........  $   12,365   $   --        $  35,623
Other depreciation and amortization...........       7,805       15,067(g)     31,506
Data processing capital expenditures (k)......      10,076       --           10,076
Other cash capital expenditures...............       3,371       --            5,101
Portfolio purchases...........................       9,725       --           16,130
Cash interest expense (i).....................         770       20,486(i)     24,251
Total interest expense........................         770       22,178(i)     25,943
EBITDA (m)....................................      30,086       --           55,084
Adjusted EBITDA (m)...........................      32,058       --           57,056
Adjusted EBITDA to cash interest expense......                                  2.4x
Adjusted EBITDA to total interest expense.....                                  2.2x


                            See accompanying notes.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1995
                             (DOLLARS IN THOUSANDS)

                                             APLP(A)      OSI(A)                                                PREVIOUS
                                            HISTORICAL   HISTORICAL  MILLER(A)    CONTINENTAL(A)    MLQ(A)     ACQUISITION
                                             1/1-9/20    9/21-9/30   HISTORICAL     HISTORICAL     INTERESTS   ADJUSTMENTS
                                            ----------   ---------   ----------   --------------   ---------   -----------
Operating revenue.........................   $21,293       $869       $13,559        $11,525        $3,042       $--
Salaries and benefits.....................     4,471         42         5,881          5,800         --              825(e)
Other operating expenses(c)...............     7,343        698         4,320          3,965         --           20,879(f)
                                            ----------   ---------   ----------   --------------   ---------
Operating income (loss)...................     9,479        129         3,358          1,760         3,042
                                            ----------   ---------   ----------   --------------   ---------
Interest expense (income), net............       495          5            41            (60)        --              338(h)
Other expense (income)....................     --          --              19         --             --
                                            ----------   ---------   ----------   --------------   ---------
Income (loss) before taxes................     8,984        124         3,298          1,820         3,042
Income tax expense (benefit)..............     --          --               5         --             --           (1,592)(j)
                                            ----------   ---------   ----------   --------------   ---------
Net income (loss)(d)......................   $ 8,984       $124       $ 3,293        $ 1,820        $3,042
                                            ----------   ---------   ----------   --------------   ---------
                                            ----------   ---------   ----------   --------------   ---------
OTHER FINANCIAL DATA AND RATIOS:
Amortization of purchased portfolios......   $ 2,308       $572       $ --           $--            $--          $14,180(f)
Other depreciation and amortization.......       167         33           265            395         --            5,597(f)
Data processing capital expenditures(k)...     --          --           --            --             --           --
Other cash capital expenditures...........       574       --             383            400         --           --
Portfolio purchases.......................     5,502       --           --            --             --           --
Cash interest expense(l)..................       955          5            41            124         --              338(h)
Total interest expense....................       955          5            41            124         --              338(h)
EBITDA(m).................................    11,954        734         3,623          2,155         3,042        (1,927)(n)
Adjusted EBITDA(m)........................    11,954        734         3,623          2,155         3,042        (1,927)(n)
Adjusted EBITDA to cash interest
  expense.................................
Adjusted EBITDA to total interest
  expense.................................


                                              PAYCO      TRANSACTION    COMPANY
                                            HISTORICAL   ADJUSTMENTS   PRO FORMA
                                            ----------   -----------   ---------
Operating revenue.........................   $ 130,559    $ --         $180,847
Salaries and benefits.....................      73,696      --           90,715
Other operating expenses(c)...............      48,518      11,325(g)    97,048
                                            ----------   -----------   ---------
Operating income (loss)...................       8,345     (11,325)      (6,916)
                                            ----------   -----------   ---------
Interest expense (income), net............         531      17,554(i)    18,904
Other expense (income)....................        (168)     --             (149)
                                            ----------   -----------   ---------
Income (loss) before taxes................       7,982     (28,879)     (25,671)
Income tax expense (benefit)..............       3,520     (10,722)(j)   (8,789)
                                            ----------   -----------   ---------
Net income (loss)(d)......................   $   4,462    $(18,157)    $(16,882)
                                            ----------   -----------   ---------
                                            ----------   -----------   ---------
OTHER FINANCIAL DATA AND RATIOS:
Amortization of purchased portfolios......   $   9,589    $ --         $ 26,649
Other depreciation and amortization.......       5,952      11,325(g)    23,734
Data processing capital expenditures(k)...       7,676      --            7,676
Other cash capital expenditures...........       3,000      --            4,357
Portfolio purchases.......................       5,891      --           11,393
Cash interest expense(l)..................         531      16,284(i)    18,278
Total interest expense....................         531      17,554(i)    19,548
EBITDA(m).................................      23,886      --           43,467
Adjusted EBITDA(m)........................      25,143      --           44,724
Adjusted EBITDA to cash interest
  expense.................................                                 2.4x
Adjusted EBITDA to total interest
  expense.................................                                 2.3x


                            See accompanying notes.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                             (DOLLARS IN THOUSANDS)


                                                                      MLQ       PREVIOUS
                                                          OSI       INTERESTS  ACQUISITION     PAYCO      TRANSACTION    COMPANY
                                                       HISTORICAL   1/1-5/10   ADJUSTMENTS   HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                       ----------   --------   -----------   ----------   -----------   ---------
Operating revenue....................................   $60,443      $2,119      $--          $ 135,147    $ --         $197,709
Salaries and benefits................................    23,742       --          --             75,664      --           99,406
Other operating expenses(c)..........................    43,826       --            424(f)       53,628       8,270(g)   106,148
                                                       ----------   --------                 ----------   -----------   ---------
Operating (loss) income..............................    (7,125)      2,119                       5,855      (8,270)      (7,845)
                                                       ----------   --------                 ----------   -----------   ---------
Interest expense, net................................     5,603       --                            694      12,594(i)    18,891
Other expense (income)...............................        42       --                           (148)     --             (106)
                                                       ----------   --------                 ----------   -----------   ---------
(Loss) income before taxes...........................   (12,770)      2,119                       5,309     (20,864)     (26,630)
Income tax (benefit) expense.........................    (4,424)      --            678(j)        2,262      (7,558)(j)   (9,042)
                                                       ----------   --------                 ----------   -----------   ---------
Net (loss) income(d).................................   $(8,346)     $2,119                   $   3,047    $(13,306)    $(17,588)
                                                       ----------   --------                 ----------   -----------   ---------
                                                       ----------   --------                 ----------   -----------   ---------
OTHER FINANCIAL DATA AND RATIOS:
Amortization of purchased portfolios.................   $20,586      $--         $1,757(f)    $  12,688    $ --         $ 35,031
Other amortization and depreciation..................     6,569       --         (1,333)(f)       7,148       8,270(g)    20,654
Data processing capital expenditures(k)..............     --          --          --              9,012      --            9,012
Other cash capital expenditures......................     1,902       --          --              3,312      --            5,214
Portfolio purchases..................................     5,027(o)    --          --              2,689      --            7,716
Cash interest expense(l).............................     5,280       --          --                694      11,696(i)    17,670
Total interest expense...............................     5,633       --          --                694      12,594(i)    18,921
EBITDA(m)............................................    20,030       2,119       --             25,691      --           47,840
Adjusted EBITDA(m)...................................    20,230       2,119       --             27,916      --           50,265
Adjusted EBITDA to cash interest expense.............                                                                       2.8x
Adjusted EBITDA to total interest expense............                                                                       2.7x


                            See accompanying notes.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

    The Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1995 and the nine months ended September 30, 1995 and 1996 reflect the Transactions and the Previous Acquisitions as if they had occurred on January 1, 1995.

(a) OSI was formed in September 1995 to pursue an acquisition strategy aimed at creating the leading provider of accounts receivable management services in the United States. In September 1995, OSI acquired APLP, one of the largest purchasers and managers of non-performing accounts receivable portfolios in the United States. The historical results of OSI include APLP from the date of its acquisition in September 1995 and the results of the subsequent acquisitions of Miller, Continental and the MLQ Interests from their respective dates of acquisition.

    Miller was acquired in January 1996. Miller is a leading provider of student loan and bank card contingent fee services.

    Continental was acquired in January 1996. Continental is one of the leading providers of contingent fee services in the Pacific Northwest.

    In May 1996, OSI acquired the MLQ Interests.

    The Previous Acquisitions have been accounted for as purchases in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations." The purchase prices have been allocated first to the tangible and identifiable intangible assets and liabilities of the companies based upon estimates of their fair market values, with the remainder allocated to goodwill. The allocations of purchase price for Miller and Continental are preliminary. The final allocation of the purchase price may differ from the preliminary estimates due to the final allocation being based on actual values of certain identifiable intangible assets. The allocations of purchase price for the Previous Acquisitions are as follows:

                                                                                                    MLQ
                                                                APLP      MILLER    CONTINENTAL  INTERESTS
                                                             ----------  ---------  -----------  ---------
Initial purchase price.....................................  $   80,000  $  29,736   $  18,000   $  14,772
Working capital adjustment.................................      --            (39)      1,198      --
Acquisition costs..........................................       3,100      2,030       1,558      --
Deferred tax liabilities(1)................................       5,497     --          --          --
Book value of net assets acquired..........................     (10,559)    (2,141)     (2,783)     --
                                                             ----------  ---------  -----------  ---------
Increase in basis..........................................  $   78,038  $  29,586   $  17,973   $  14,772
                                                             ----------  ---------  -----------  ---------
                                                             ----------  ---------  -----------  ---------

Allocated to:
Property and equipment.....................................  $   --      $    (282)  $  --       $  --
Purchased portfolios.......................................      60,095     --          --          14,772
Account inventory..........................................      --          5,000       3,000      --
Other assets and liabilities, net..........................         (21)      (264)     --          --
Goodwill...................................................      17,964     25,132      14,973      --
                                                             ----------  ---------  -----------  ---------
                                                             $   78,038  $  29,586   $  17,973   $  14,772
                                                             ----------  ---------  -----------  ---------
                                                             ----------  ---------  -----------  ---------

    (1) The deferred tax liabilities relates to differences between the book and tax bases of acquired assets and assumed liabilities.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                      STATEMENTS OF OPERATIONS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

(b) Represents the results of operations of Continental for the fiscal year ended September 30, 1995. Operating revenue and net income for the three months ended December 31, 1995, which have been excluded from the accompanying presentations, were approximately $2,689 and $227, respectively.

(c) Other operating expenses include telephone, postage, supplies, occupancy costs, data processing costs, depreciation, amortization, and miscellaneous operating expenses.

(d) Pro forma statement of operations data do not reflect the estimated extraordinary charge of $967, net of tax, resulting from the write-off of existing deferred financing costs in connection with the Transactions or the non-recurring write-off of acquired technology in process, representing the value attributed to research and development activities in process related to software development at Payco which management does not believe have any alternative future use (estimated at $1,000).

(e) Reflects the following adjustments:

                                                                                         NINE MONTHS ENDED
                                                                          YEAR ENDED       SEPTEMBER 30,
                                                                         DECEMBER 31,   --------------------
                                                                             1995         1995       1996
                                                                        --------------  ---------  ---------
OSI overhead costs (1)................................................    $    1,204    $     995  $  --
Elimination of salaries and benefits (2)..............................        (1,176)        (170)    --
                                                                             -------    ---------  ---------
                                                                          $       28    $     825  $  --
                                                                             -------    ---------  ---------
                                                                             -------    ---------  ---------

    (1) Represents the salaries and related costs of the existing OSI corporate offices as though such costs had been incurred from January 1, 1995.

    (2) Reflects the reduction in compensation of the former owners of Miller and Continental from the amounts actually paid to the amounts payable under new contracts entered into with OSI.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                      STATEMENTS OF OPERATIONS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

(f)  Reflects the following adjustments:

                                                                                          NINE MONTHS ENDED
                                                                           YEAR ENDED       SEPTEMBER 30,
                                                                          DECEMBER 31,   --------------------
                                                                              1995         1995       1996
                                                                         --------------  ---------  ---------
Reduction in Miller operating expenses (1).............................    $     (110)   $  --      $  --
OSI overhead costs (2).................................................           952          881     --
McCown De Leeuw management fees (3)....................................           258          221     --
                                                                         --------------  ---------  ---------
                                                                                1,100        1,102     --
                                                                         --------------  ---------  ---------
Amortization of purchased portfolios:
  Amortization of acquired portfolios--APLP (4)........................        10,039       10,039     --
  Amortization of acquired portfolios--MLQ Interests (4)...............         5,521        4,141      1,757
                                                                         --------------  ---------  ---------
                                                                               15,560       14,180      1,757
                                                                         --------------  ---------  ---------
Other depreciation and amortization:
  Reduction in depreciation at Miller (5)..............................           (71)         (53)    --
  Amortization of account inventory (6)................................         5,333        4,000     (1,333)
  Goodwill amortization--APLP (7)......................................           648          648     --
  Goodwill amortization--Miller (7)....................................           838          628     --
  Goodwill amortization--Continental (7)...............................           499          374     --
                                                                         --------------  ---------  ---------
                                                                                7,247        5,597     (1,333)
                                                                         --------------  ---------  ---------
Net adjustment.........................................................    $   23,907    $  20,879  $     424
                                                                         --------------  ---------  ---------
                                                                         --------------  ---------  ---------

    (1) Reflects the elimination of certain personal expenses of the former owner at Miller.

    (2) Represents the operating costs of the existing OSI corporate offices as though such costs had been incurred from January 1, 1995.

    (3) Represents the annual fee of $300,000 under an Advisory Services Agreement, which provides for certain consulting, financial and managerial functions, less amounts reflected in OSI's historical statements of operations.

    (4) Amortization of the increase in fair value of acquired portfolios is based on collections over a maximum of three years.

    (5) Reflects a reduction in depreciation expense relating to assets at Miller which were not acquired.

    (6) Account inventory represents the value of the expected future revenues from existing placements at the date of the acquisitions of Miller and Continental less the direct costs of collection and is being amortized over the 18-month average life of the placements.


    (7) Goodwill represents the excess of purchase price over the fair value of net assets acquired. Goodwill is being amortized over 20 years for APLP and 30 years for Miller and Continental.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                      STATEMENTS OF OPERATIONS (CONTINUED)

                             (DOLLARS IN THOUSANDS)


(g) Reflects the following adjustments:



                                                                                         NINE MONTHS ENDED
                                                                          YEAR ENDED       SEPTEMBER 30,
                                                                         DECEMBER 31,   --------------------
                                                                             1995         1995       1996
                                                                        --------------  ---------  ---------
Depreciation and amortization:
  Additional depreciation (1).........................................    $      667    $     500  $     500
  Amortization of covenants not to compete (2)........................         1,667        1,250        800
  Amortization of increase in account inventory (3)...................        10,000        7,500      5,000
  Additional goodwill amortization--Payco (4).........................         2,733        2,075      1,970
                                                                        --------------  ---------  ---------
                                                                          $   15,067    $  11,325  $   8,270
                                                                        --------------  ---------  ---------



    (1) Additional depreciation represents depreciation of the increase in fair value of software and computer systems over three years.



    (2) Represents amortization of covenants not to compete with the Payco Chairman and other senior management over periods of one to three years.



    (3) Account inventory represents the value of the expected future revenues from existing placements at the date of the acquisition of Payco less the direct costs of collection and is being amortized over the 18-month average life of the placements.



    (4) Goodwill represents the excess of purchase price for Payco over the fair value of net assets acquired. Goodwill is being amortized over 30 years.



(h) Represents interest expense on the $5.0 million 9% note payable issued in connection with the acquisition of Miller.



(i) Adjustments to interest expense based on the pro forma capitalization of the Company are summarized in the table below:


                                                                                        NINE MONTHS ENDED
                                                                         YEAR ENDED       SEPTEMBER 30,
                                                                        DECEMBER 31,   --------------------
                                                                            1995         1995       1996
                                                                       --------------  ---------  ---------
Interest expense on Notes............................................    $   11,000    $   8,250  $   8,250
Interest expense on term loans under New Bank Credit Facility (1)....        11,255        8,512      7,877
Commitment fee for revolving credit facility under New Bank Credit
  Facility (2).......................................................           290          218        218
Elimination of historical cash interest expense......................        (2,059)        (696)    (4,649)
                                                                       --------------  ---------  ---------
                                                                             20,486       16,284     11,696
                                                                       --------------  ---------  ---------
Amortization of debt issuance costs related to the Notes and the New
  Bank Credit Facility (3)...........................................         1,692        1,270      1,251
Elimination of historical amortization of debt issuance costs........        --           --           (353)
                                                                       --------------  ---------  ---------
Net adjustment.......................................................    $   22,178    $  17,554  $  12,594
                                                                       --------------  ---------  ---------
                                                                       --------------  ---------  ---------

    (1) The New Bank Credit Facility is comprised of (a) two $71.0 million term loans which provide for quarterly amortization until final maturity in five and seven years, respectively, and (b) a secured revolving credit facility of up to $58.0 million, which is fully revolving until final maturity in five

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                      STATEMENTS OF OPERATIONS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

       years. One term loan bears interest, at the Company's option, at (a) a base rate equal to the greater of the federal funds rate plus 0.5% or the lender's customary base rate, plus 1.5% or (b) the reserve adjusted Eurodollar rate plus 2.5%. The second term loan bears interest, at the Company's option, at (a) a base rate equal to the greater of the federal funds rate plus 0.5% or the lender's customary base rate, plus 2.0% or
       (b) the reserve adjusted Eurodollar rate plus 3.0%. The interest for each of the pro forma periods has been calculated based on a Eurodollar rate of 5.375% and average drawn down balances based on scheduled repayments.

    (2) The commitment fee on the unused portion of the revolving credit facility is 0.5% per annum.

    (3) Deferred financing costs are amortized over the life of the related debt, five years and seven years for the first and second term loans, respectively, and ten years for the Notes, using the effective interest method.

    A 0.125% change in each of the assumed interest rates applicable to the New Bank Credit Facility would change aggregate pro forma interest expense by $170, $129 and $121 for the year ended December 31, 1995 and nine months ended September 30, 1995 and 1996, respectively.


(j) Certain of the Previous Acquisitions involved the acquisitions of equity interests in Subchapter S corporations and limited partnerships. Generally, for federal and state income tax purposes, such entities are treated as pass-through entities taxable at the shareholder or partner level, rather than at the entity level. Due to certain ownership restrictions, the pass-through status of the former S corporations terminated upon their acquisition by the Company. The pro forma adjustments reflect (i) a net increase in the provision for income taxes as a consequence of treating the acquired entities as if they were taxable C corporations during the pro forma period and (ii) the additional income tax provision (benefit) as a result of the pro forma adjustments described in these footnotes, except for certain goodwill amortization adjustments, at an effective statutory tax rate of 40%.



(k) Represents capital expenditures related to the new accounts receivable management and student loan billing systems at Payco.



(l)  Represents total interest expense less amortization of debt issuance costs.



(m) EBITDA is defined as income from continuing operations before interest, other expense (income), taxes, depreciation and amortization.


    Adjusted EBITDA reflects EBITDA as defined above adjusted for the following:

                                                                                        NINE MONTHS ENDED
                                                                         YEAR ENDED       SEPTEMBER 30,
                                                                        DECEMBER 31,   --------------------
                                                                            1995         1995       1996
                                                                       --------------  ---------  ---------
Non-recurring relocation expenses incurred by Continental(1).........    $   --        $  --      $     200
Duplicative and implementation systems costs (2).....................         1,972        1,257      2,225
                                                                            -------    ---------  ---------
                                                                         $    1,972    $   1,257  $   2,425
                                                                            -------    ---------  ---------
                                                                            -------    ---------  ---------

    (1) Comprises moving costs, consulting fees, additional salaries and other expenses relating to the relocation of Continental's main office in Kirkland, WA.

    (2) The adjustment reflects the additional costs of implementing new computer systems at Payco and the duplicative costs of operating the old systems concurrently. The duplicative costs

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                      STATEMENTS OF OPERATIONS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

       eliminated include the cost of the maintenance contract, software licenses and support staff relating to the old systems. The implementation costs relate primarily to costs which were incurred in rolling out the new accounts receivable management system to Payco's branch offices.

    EBITDA and adjusted EBITDA are generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA and adjusted EBITDA should not be considered in isolation or as substitutes for net income, cash flows from continuing operations, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles or as measures of a company's profitability or liquidity.


(n) Reflects the following adjustments:


                                                                                       NINE MONTHS ENDED
                                                                        YEAR ENDED       SEPTEMBER 30,
                                                                       DECEMBER 31,   --------------------
                                                                           1995         1995       1996
                                                                      --------------  ---------  ---------
OSI overhead costs (1)..............................................    $   (1,204)   $    (995) $  --
Elimination of salaries and benefits (2)............................         1,176          170     --
Reduction in Miller operating expenses (3)..........................           110       --         --
OSI overhead costs (4)..............................................          (952)        (881)    --
McCown De Leeuw management fees (5).................................          (258)        (221)    --
                                                                           -------    ---------  ---------
                                                                        $   (1,128)   $  (1,927) $  --
                                                                           -------    ---------  ---------
                                                                           -------    ---------  ---------

    (1) Represents the salaries and related costs of the existing OSI corporate offices as though such costs had been incurred from January 1, 1995.

    (2) Reflects the reduction in compensation of the former owners of Miller and Continental from the amounts actually paid to the amounts payable under new contracts entered into with OSI.

    (3) Reflects the elimination of certain personal expenses of the former owner at Miller.

    (4) Represents the operating costs of the existing OSI corporate office as though such costs had been incurred from January 1, 1995.

    (5) Represents the annual fee of $300,000 under an Advisory Services Agreement, which provides for certain consulting, financial and managerial functions, less amounts reflected in OSI's historical statements of operations.


(o) Excludes the acquisition in May 1996 of the MLQ Interests for $14,772.

                    SELECTED HISTORICAL FINANCIAL DATA--OSI

    The following selected historical financial data set forth below have been derived from, and are qualified by reference to (i) the audited Consolidated Financial Statements of OSI for the period from September 21, 1995 to December 31, 1995 and (ii) the audited consolidated financial statements of APLP (as predecessor) for the two years ended December 31, 1993 and 1994 and the period January 1, 1995 to September 20, 1995. The audited financial statements of OSI and APLP referred to above are included elsewhere in this Prospectus. The selected historical financial data set forth below as of December 31, 1993 and for the years ended December 31, 1991 and 1992 have been derived from the audited financial statements of APLP not included in this Prospectus. The selected historical unaudited financial data for the nine months ended September 30, 1995 and 1996 have been derived from, and are incorporated by reference to, APLP's and OSI's unaudited financial statements included elsewhere herein and include all adjustments, consisting of normal recurring adjustments, which management considers necessary for a fair presentation of the results of APLP and OSI, as the case may be, for such periods. Results for the interim periods are not necessarily indicative of results for the full year. The selected financial data set forth below should be read in conjunction with, and are qualified by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and accompanying notes thereto of APLP and OSI included elsewhere in this Prospectus.

                                                    APLP (AS PREDECESSOR)                            OSI (AS SUCCESSOR)
                                 -----------------------------------------------------------  --------------------------------
                                                                                  FROM             FROM             FROM
                                                                                JANUARY 1      SEPTEMBER 21     SEPTEMBER 21
                                          YEAR ENDED DECEMBER 31,                  TO               TO               TO
                                 ------------------------------------------   SEPTEMBER 20,    DECEMBER 31,     SEPTEMBER 30,
                                   1991       1992       1993       1994          1995             1995             1995
                                 ---------  ---------  ---------  ---------  ---------------  ---------------  ---------------

                                                                    (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
  Operating revenue (a)........  $   1,463  $  13,241  $  23,696  $  39,282     $  21,293        $   8,311        $     869
  Salaries and benefits........     --            418      1,596      2,636         4,471            2,552               42
  Other operating expenses
    (b)(c).....................        696     11,138     10,692      8,790         7,343            8,480              698
                                 ---------  ---------  ---------  ---------  ---------------  ---------------  ---------------
  Operating income (loss)......        767      1,685     11,408     27,856         9,479           (2,721)             129
  Interest expense, net........        194      1,229      1,301      2,599           495            1,361                5
  Other expense................     --         --         --            166        --               --               --
                                 ---------  ---------  ---------  ---------  ---------------  ---------------  ---------------
  Income (loss) before taxes...        573        456     10,107     25,091         8,984           (4,082)             124
  Income tax benefit...........     --         --         --         --            --               (1,605)          --
                                 ---------  ---------  ---------  ---------  ---------------  ---------------  ---------------
  Net income (loss) (c)........  $     573  $     456  $  10,107  $  25,091     $   8,984        $  (2,477)       $     124
                                 ---------  ---------  ---------  ---------  ---------------  ---------------  ---------------
                                 ---------  ---------  ---------  ---------  ---------------  ---------------  ---------------
  Ratio of earnings to fixed
    charges (d)................       4.0x       1.4x       8.1x       9.4x          9.8x           --                11.3x
BALANCE SHEET DATA (AT END OF
  PERIOD):
  Working capital..............  $     262  $   1,146  $   5,622  $  16,897     $   3,809        $  22,663        $  20,610
  Total assets.................        736      7,656      8,945     22,941        11,272           85,652           89,070
  Total debt...................        143      2,053      3,544     --            --               36,462           36,350
  Partners' capital/
    Stockholders' equity.......        179       (258)     4,582     22,162        10,559           42,448           45,274
OTHER FINANCIAL DATA:
  Amortization of purchased
    portfolios (c).............  $     454  $   8,182  $   6,013  $   2,667     $   2,308        $   5,390        $     572
  Other depreciation and
    amortization...............     --             14         57        102           167              331               33
  Cash capital expenditures....     --            143        222        463           574               97           --
  Portfolio purchases..........        655      9,084      7,088      6,800         5,502              903           --
  EBITDA (e)...................      1,221      9,881     17,478     30,625        11,954            3,000              734
  Adjusted EBITDA (e)..........      1,221      9,881     15,609     18,465        11,954            3,000              734



                                   NINE MONTHS
                                      ENDED
                                  SEPTEMBER 30,
                                      1996
                                 ---------------

INCOME STATEMENT DATA:
  Operating revenue (a)........     $  60,443
  Salaries and benefits........        23,742
  Other operating expenses
    (b)(c).....................        43,826
                                 ---------------
  Operating income (loss)......        (7,125)
  Interest expense, net........         5,603
  Other expense................            42
                                 ---------------
  Income (loss) before taxes...       (12,770)
  Income tax benefit...........        (4,424)
                                 ---------------
  Net income (loss) (c)........     $  (8,346)
                                 ---------------
                                 ---------------
  Ratio of earnings to fixed
    charges (d)................        --
BALANCE SHEET DATA (AT END OF
  PERIOD):
  Working capital..............     $  26,515
  Total assets.................       141,786
  Total debt...................        69,138
  Partners' capital/
    Stockholders' equity.......        64,866
OTHER FINANCIAL DATA:
  Amortization of purchased
    portfolios (c).............     $  20,586
  Other depreciation and
    amortization...............         6,569
  Cash capital expenditures....         1,902
  Portfolio purchases..........         5,027(f)
  EBITDA (e)...................        20,030
  Adjusted EBITDA (e)..........        20,230

------------------------------

(a) 1993 and 1994 operating revenues include proceeds on sales of purchased portfolios of $1,869 and $13,325, respectively. The related amortization on the portfolios sold included in other operating expenses was $54 and $1,155, respectively. In addition, transaction costs of $1,165 were incurred in connection with the 1994 sale and are included in other operating expenses.

(b) Other operating expenses include telephone, postage, supplies, occupancy costs, data processing costs, depreciation, amortization, and miscellaneous operating expenses.

(c) Effective January 1, 1994, APLP began amortizing on an individual portfolio basis the cost of purchased receivables based on the ratio of current collections to current and anticipated future collections for that portfolio over a maximum period of three years. Prior to 1994, APLP amortized purchased receivables under the cost recovery method. The change in method was a result of APLP's improved historical collection experience for similar types of loan portfolios and its ability to estimate expected cash flow. The effect of this change was accounted for prospectively as a change in estimate and reduced amortization expense and increased net income by $962,000 in 1994.

(d) The ratio of earnings to fixed charges is computed by adding fixed charges (excluding preferred stock dividends) to income (loss) before taxes and dividing that sum by the sum of fixed charges. Fixed charges consist of interest (including amortization of debt issuance costs), a portion of rent expense that management considers to be interest and preferred stock dividends, increased to reflect the pretax amounts which would be required to meet dividend payments. Historical OSI earnings for the period from September 21, 1995 to December 31, 1995 and the nine months ended September 30, 1996 were insufficient to cover fixed charges by $4,455 and $13,792, respectively.

(e) EBITDA is defined as income from continuing operations before interest, other expense, taxes, depreciation and amortization. Adjusted EBITDA reflects EBITDA as defined above adjusted for proceeds from portfolio sales, net of transaction costs, of $1,869 and $12,160 in 1993 and 1994, respectively, and non-recurring relocation expenses incurred by Continental of $200 in the nine months ended September 30, 1996. EBITDA and adjusted EBITDA are generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA and adjusted EBITDA should not be considered in isolation or as substitutes for net income, cash flows from continuing operations, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles or as measures of a company's profitability or liquidity.

(f)  Excludes the acquisition of the MLQ Interests for $14,772.

                  SELECTED HISTORICAL FINANCIAL DATA -- PAYCO

    The following selected historical financial data for each of the years in the three-year period ended December 31, 1995 have been derived from, and are qualified by reference to, the audited financial statements of Payco included elsewhere in this Prospectus. The selected historical financial data set forth below for the years ended December 31, 1991 and 1992 have been derived from the audited financial statements of Payco not included in this Prospectus. The selected historical unaudited financial data for the nine months ended September 30, 1995 and 1996 have been derived from, and are incorporated by reference to, Payco's unaudited financial statements included elsewhere herein and include all adjustments, consisting of normal recurring adjustments, which management considers necessary for a fair presentation of the results of Payco for such periods. Results for the interim periods are not necessarily indicative of results for the full year. The selected financial data set forth below should be read in conjunction with, and are qualified by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of Payco and accompanying notes thereto included elsewhere in this Prospectus.

                                                                                                                      NINE
                                                                                                                     MONTHS
                                                                                                                     ENDED
                                                                                                                   SEPTEMBER
                                                                        YEAR ENDED DECEMBER 31,                       30,
                                                       ----------------------------------------------------------  ----------
                                                          1991        1992        1993        1994        1995        1995
                                                       ----------  ----------  ----------  ----------  ----------  ----------

                                                                                     (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
  Operating revenue..................................  $  112,452  $  123,585  $  150,795  $  150,696  $  175,560  $  130,559
  Salaries and benefits..............................      62,994      66,715      82,007      82,786     100,108      73,696
  Other operating expenses(a)........................      41,455      51,059      61,281      59,445      65,536      48,518
                                                       ----------  ----------  ----------  ----------  ----------  ----------
  Operating income...................................       8,003       5,811       7,507       8,465       9,916       8,345
  Interest expense, net..............................          55          94         268         148         770         531
  Other income.......................................        (281)        (65)        (28)        (68)       (234)       (168)
                                                       ----------  ----------  ----------  ----------  ----------  ----------
  Income before taxes................................       8,229       5,782       7,267       8,385       9,380       7,982
  Income tax expense.................................       3,297       2,494       3,266       3,826       4,130       3,520
                                                       ----------  ----------  ----------  ----------  ----------  ----------
  Net income.........................................  $    4,932  $    3,288  $    4,001  $    4,559  $    5,250  $    4,462
                                                       ----------  ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------  ----------
  Ratio of earnings to fixed charges (b).............        5.8x        4.2x        4.2x        5.3x        4.5x        5.1x

BALANCE SHEET DATA (AT END OF PERIOD):
  Working capital....................................  $   15,850  $   15,037  $   22,077  $   21,730  $   13,267  $   17,118
  Total assets.......................................      63,590      73,232      79,081      87,498     103,675     104,786
  Total debt.........................................          95       4,102       2,566       6,672      14,428      14,302
  Stockholders' equity...............................      36,200      39,583      43,584      48,043      53,150      52,541

OTHER FINANCIAL DATA:
  Amortization of purchased portfolios...............  $    2,527  $    8,882  $   11,832  $   10,319  $   12,365  $    9,589
  Other depreciation and amortization................       5,848       6,371       6,819       6,905       7,805       5,952
  Data processing capital expenditures (c)...........      --          --          --             990      10,076       7,676
  Other capital expenditures.........................       3,628       4,762       2,598       3,765       3,371       3,000
  Portfolio purchases................................       7,504      10,671      15,152      17,309       9,725       5,891
  EBITDA (d).........................................      16,378      21,064      26,158      25,689      30,086      23,886
  Adjusted EBITDA (d)................................      16,378      21,064      26,158      25,689      32,058      25,143


                                                          1996
                                                       ----------

INCOME STATEMENT DATA:
  Operating revenue..................................  $  135,147
  Salaries and benefits..............................      75,664
  Other operating expenses(a)........................      53,628
                                                       ----------
  Operating income...................................       5,855
  Interest expense, net..............................         694
  Other income.......................................        (148)
                                                       ----------
  Income before taxes................................       5,309
  Income tax expense.................................       2,262
                                                       ----------
  Net income.........................................  $    3,047
                                                       ----------
                                                       ----------
  Ratio of earnings to fixed charges (b).............        3.5x
BALANCE SHEET DATA (AT END OF PERIOD):
  Working capital....................................  $   11,159
  Total assets.......................................     103,857
  Total debt.........................................      11,983
  Stockholders' equity...............................      56,197
OTHER FINANCIAL DATA:
  Amortization of purchased portfolios...............  $   12,688
  Other depreciation and amortization................       7,148
  Data processing capital expenditures (c)...........       9,012
  Other capital expenditures.........................       3,312
  Portfolio purchases................................       2,689
  EBITDA (d).........................................      25,691
  Adjusted EBITDA (d)................................      27,916

------------------------

(a) Other operating expenses include telephone, postage, supplies, occupancy costs, data processing costs, depreciation, amortization, and miscellaneous operating expenses.

(b) The ratio of earnings to fixed charges is computed by adding fixed charges to income before taxes and dividing that sum by the sum of fixed charges. Fixed charges consist of interest and a portion of rent expense that management considers to be interest.

(c) Represents capital expenditures related to the new collection and student loan billing systems at Payco.

(d) EBITDA is defined as income from continuing operations before interest, other income, taxes, depreciation and amortization. Adjusted EBITDA reflects EBITDA as defined above adjusted for duplicative costs and implementation associated with new computer systems of $1,972, $1,257 and $2,225 in the year ended December 31, 1995 and the nine months ended September 30, 1995 and 1996, respectively. EBITDA and adjusted EBITDA are generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA and adjusted EBITDA should not be considered in isolation or as substitutes for net income, cash flows from continuing operations, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles or as measures of a company's profitability or liquidity.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                                    OVERVIEW


    The Company is one of the largest providers of accounts receivable management services in the United States. Pursuant to the Merger Agreement, OSI has acquired Payco in a merger transaction. In connection with the Payco Acquisition, the Company expects to realize approximately $10.8 million of initial annualized cost savings through facility consolidations, reductions in headcount, reductions in operating expenses and purchasing efficiencies. In addition, the Company has initiated a review of its combined operations and expects to realize further cost savings as a result of that review. The Company will accrue restructuring charges aggregating approximately $5.0 million in connection with the Transactions, representing costs associated with closing certain Payco offices, severance payments to employees to be terminated and fees to be incurred in connection with the termination of certain contracts. The Company believes that its future operating results may not be directly comparable to historical operating results of either OSI or Payco due to the Company's increased size, integration of the two businesses and related cost savings. The Company records significant non-cash expenses as a result of amortization of goodwill, acquired portfolios and account inventory recorded in connection with the Company's acquisitions and the amortization of newly purchased portfolios. In addition, depending upon the size of the purchased portfolio being sold, future revenues and/or operating results may be materially impacted by such sale. To the extent that any such portfolio is sold, the Company would receive a lump sum payment for the portfolio and would not derive continued revenues from such portfolio. For the year ended December 31, 1995 and the last twelve months ended September 30, 1996, non-cash charges, on a pro forma basis, were $67.1 million and $72.4 million, respectively. For the same periods, EBITDA, on a pro forma basis, was $55.1 million and $59.5 million, respectively. Certain factors which have affected the operating results of the Company are discussed below.


    PREVIOUS ACQUISITIONS AND ACCOUNTING TREATMENT. OSI was formed in September 1995 in connection with the acquisition of APLP for a total purchase price of approximately $80.0 million. The APLP acquisition was accounted for by the purchase method and resulted in goodwill of approximately $18.0 million and a step-up in the basis of purchased portfolios of approximately $60.1 million. Goodwill is being amortized over 20 years. Purchased portfolios are amortized to match the receipt of collections, however, in no circumstance does the amortization period exceed three years. In January 1996, OSI acquired Continental and Miller for a total purchase price of approximately $48.9 million. These acquisitions were accounted for by the purchase method and resulted in goodwill of approximately $40.1 million, which is being amortized over 30 years. Part of the purchase price was allocated to account inventory which represents the value of expected future revenues from existing placements at the date of acquisition by OSI less the direct costs of collection. The amount allocated to account inventory was $3.0 million at Continental and $5.0 million at Miller and is being amortized over a period of 18 months, which represents the average life of the placements. In May 1996, OSI acquired the MLQ Interests for a purchase price of $14.8 million (including a $3.5 million note payable). The acquisition of the MLQ Interests was treated as an acquisition of portfolios and accounted for as set forth below.

    PAYCO ACQUISITION. Like the Previous Acquisitions, the Payco Acquisition will be accounted for as a purchase of Payco by OSI for $150.2 million. As a result, the assets and liabilities of Payco will be recorded at their estimated fair market value and an amount equal to the excess of the purchase price over the fair value of assumed liabilities will be allocated to property and equipment, identifiable tangible and intangible assets and goodwill. Goodwill will be amortized over 30 years. The pro forma financial information assumes that $21.8 million of the excess is allocated to property and equipment, identifiable tangible and intangible assets, including $15.0 million to account inventory, and $86.8 million to goodwill. Consequently, the post-Payco Acquisition statements of operations will be affected by the amortization of such excess purchase price. See "Unaudited Pro Forma Consolidated Financial Data."

    AMORTIZATION OF PORTFOLIOS. The costs of purchased portfolios are generally amortized on an accelerated basis over a 36-month period. The amortization of these costs, calculated on an individual portfolio basis, is based upon current year revenue in proportion to the expected future revenue generated by the portfolio over a maximum period of three years. The Company calculates the amortization of purchased portfolios on a quarterly basis. Concurrently with this calculation, the Company evaluates the recoverability of the costs of purchased portfolios and, based on expected future revenue, assesses whether a change to the amortization schedule is warranted.

    CLASSIFICATION OF CERTAIN REVENUES. Payco has historically classified revenues from certain non-traditional accounts receivable management projects and other outsourcing activities as contingent fee revenues. In the future, OSI will classify revenues from comparable services as outsourcing revenues. Revenues from these services included in Payco contingent fee revenues were $11.0 million, $13.6 million and $19.8 million for the years ended December 31, 1993, 1994 and 1995, respectively and $14.1 million and $17.2 million for the nine months ended September 30, 1995 and 1996, respectively.


                            PRO FORMA FINANCIAL DATA


PRO FORMA STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1995 AND
  NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996


    The pro forma statements of operations reflect the Transactions and the Previous Acquisitions as though each had taken place on January 1, 1995. The following summarizes the impact of the pro forma adjustments on the statements of operations. This summary should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--OSI Historical Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Payco Historical Financial Data" for a detailed discussion of significant trends resulting from operations and "Unaudited Pro Forma Consolidated Financial Data" for details of the assumptions used in the pro forma adjustments. The pro forma statements of operations do not reflect the impact of cost savings of $10.2 million, $7.7 million and $8.1 million in the year ended December 31, 1995 and nine months ended September 30, 1995 and 1996, respectively, arising from the rationalization of operations through consolidation of back office activities, branch system rationalization and the installation of a centralized operating system. See "Prospectus Summary--Summary Unaudited Pro Forma Consolidated Financial Data."


    REVENUES reflect the Payco Acquisition and Previous Acquisitions. There are no pro forma adjustments which have an impact on revenues.


    OPERATING EXPENSES include increases in non-cash charges for amortization of goodwill and other intangibles relating to the Payco Acquisition and Previous Acquisitions of $22.3 million, $16.9 million and $6.9 million in the year ended December 31, 1995 and nine months ended September 30, 1995 and 1996, respectively, and increased amortization of purchased portfolios relating to the Previous Acquisitions of $15.6 million, $14.2 million and $1.8 million in the year ended December 31, 1995 and nine months ended September 30, 1995 and 1996, respectively.


    INTEREST EXPENSE increased by $22.6 million, $17.9 million and $12.6 million in the year ended December 31, 1995 and nine months ended September 30, 1995 and 1996, respectively, as a result of the indebtedness incurred to finance the Previous Acquisitions and the Payco Acquisition.


PRO FORMA BALANCE SHEET AT SEPTEMBER 30, 1996



    The pro forma balance sheet reflects the acquisition of Payco, the Offering and the Refinancing as though each had occurred on September 30, 1996.

    The impact on cash and cash equivalents was negligible since the acquisition of Payco for $150.2 million plus acquisition costs of $5.7 million is offset by the proceeds of the issuance of the Old Notes, net of issuance costs and repayment of the existing Payco and OSI indebtedness.



    The Payco Acquisition was accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations." The purchase price was allocated to the tangible and intangible assets and liabilities of Payco based upon preliminary estimates of their fair market values, with the excess allocated to goodwill. The main adjustments arising from the allocation of the purchase price were to property and equipment ($2.0 million), technology in process ($1.0 million) and covenants not to compete ($3.8 million). Goodwill arising on the Payco Acquisition was $86.8 million. In addition, deferred financing fees of $12.1 million were capitalized.



    Current liabilities decreased by approximately $10 million due to the repayment of existing short term indebtedness at Payco ($11.6 million) and OSI ($13.1 million), offset by the current portion of long term debt under the New Bank Credit Facility ($9.5 million). In addition, $5.0 million was accrued for acquisition-related liabilities associated with closing certain Payco offices, severance payments to employees and fees to be incurred in connection with termination of certain contracts.



    Long term debt increased due to the issuance of the Old Notes and the indebtedness under the New Bank Credit Facility, offset by the repayment of previously existing long term indebtedness at OSI.



                           HISTORICAL FINANCIAL DATA



OSI HISTORICAL FINANCIAL DATA -- RESULTS OF OPERATIONS


NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30,
  1995

    REVENUES for the nine months ended September 30, 1996 were $60.4 million, compared to $22.2 million in the comparable period in 1995. Revenues from contingent fee services were $27.9 million for the nine months ended September 30, 1996 compared to $0 in the comparable period in 1995. The increase in contingent fee revenues was a result of the acquisitions of Miller and Continental. OSI is experiencing competitive pressure on prices of contingent fee services. Revenues from purchased portfolios increased to $32.5 million for the nine months ended September 30, 1996 compared to $22.2 million for the comparable period in 1995. Purchased portfolio revenues increased as a result of the hiring of additional account representatives at API, facilitating the servicing of a higher volume of accounts, as well as from the acquisition of the MLQ Interests.

    OPERATING EXPENSES for the nine months ended September 30, 1996 were $67.5 million compared to $12.6 million for the comparable period in 1995, an increase of $54.9 million. Cash operating expenses were $40.4 million for the nine months ended September 30, 1996 and $9.5 million for the comparable period in 1995. Cash expenses increased as a result of the Miller and Continental acquisitions, the hiring of additional account representatives at API, the opening of an API collection facility in St. Louis, Missouri, one-time costs associated with the relocation of Continental's headquarters, and the addition of corporate overhead of OSI. Of the $67.5 million in expenses for the nine months ended September 30, 1996, $20.6 million was attributable to amortization of the purchase price of purchased portfolios (compared to $2.9 million in 1995), $4.0 million was attributable to amortization of account inventory (compared to $0 in 1995), $1.7 million was attributable to amortization of goodwill associated with the acquisitions of APLP, Miller and Continental (compared to $0 in 1995) and $0.9 million was attributable to depreciation (compared to $0.2 million in 1995). The increase in amortization expenses was the result of additional goodwill recorded in connection with the Miller and Continental acquisitions and the step-up in basis of purchased portfolios at API.

    OPERATING INCOME (LOSS) for the nine months ended September 30, 1996 was $(7.1) million compared to $9.6 million for the comparable period in 1995. The operating loss was a result of increased amortization related to the step-up in basis of purchased portfolios, amortization of goodwill and account inventory related to the acquisitions of Miller and Continental and the increase in the number of account representatives at API.

    EBITDA for the nine months ended September 30, 1996 was $20.0 million compared to $12.7 million for the comparable period in 1995. The increase of $7.3 million in EBITDA reflects additional revenues associated with the acquisitions of Miller, Continental and the MLQ Interests but was partially offset by the costs associated with hiring additional account representatives at API. EBITDA is defined as income from continuing operations before interest, other expense, taxes, depreciation and amortization. EBITDA is generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from continuing operations, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity.

    INTEREST EXPENSE, NET for the nine months ended September 30, 1996 was $5.6 million compared to $0.5 million for the comparable period in 1995. This increase was primarily due to indebtedness incurred to finance the acquisitions APLP, Miller, Continental and the MLQ Interests.

    NET INCOME (LOSS) for the nine months ended September 30, 1996 was ($8.3) million compared to $9.1 million for the comparable period in 1995. The decrease in net income resulted primarily from increased amortization expense from the step-up in the basis of acquired portfolios, goodwill and account inventory recorded in connection with the acquisitions of APLP, Miller and Continental, and the interest expense increase associated with the APLP, Miller and Continental acquisitions.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

    REVENUES for the year ended December 31, 1995 were $29.6 million compared to $39.3 million in the comparable period in 1994. In 1994, revenue of $13.3 million was recorded from a non-recurring sale of a previously-purchased portfolio. Excluding the revenue from this sale, 1994 revenues were $26.0 million. Excluding the portfolio sale in 1994, revenues increased $3.6 million from 1994 to 1995, an increase of 14%, reflecting the hiring of additional account representatives and additional portfolio purchases.

    OPERATING EXPENSES for the year ended December 31, 1995 were $22.8 million compared to $11.4 million for the comparable period in 1994. Excluding expenses related to the 1994 portfolio sale, 1994 expenses were $9.1 million. Excluding the portfolio sale in 1994, operating expenses increased $13.7 million from 1994 to 1995. Cash operating expenses were $14.7 million in 1995 (compared to $8.7 million in 1994). The increase in cash operating expenses was the result of the hiring of 192 additional account representatives, which increased the total number of account representatives by 144%, and the opening of new API collection facilities in San Antonio, Texas and Phoenix, Arizona. Of the $22.8 million in expenses in 1995, $7.7 million was attributable to amortization of purchased portfolios (compared to $2.7 million in 1994) and $0.5 million was attributable to amortization of goodwill and depreciation (compared to $0.1 million in 1994). These increases were due to amortization expense from the step-up in the basis of purchased portfolios and the goodwill recorded in connection with the acquisition of APLP.

    OPERATING INCOME for the year ended December 31, 1995 was $6.8 million compared to $27.9 million for the comparable period in 1994. Excluding amounts relating to the 1994 portfolio sale, 1994 operating income was $16.9 million. Excluding the portfolio sale in 1994, operating income decreased $10.1 million from 1994 to 1995. This decrease reflects higher amortization of purchased portfolios and goodwill from the acquisition of APLP of $5.3 million.

    EBITDA for the year ended December 31, 1995 was $15.0 million compared to $30.6 million for the comparable period in 1994. Excluding the 1994 portfolio sale, EBITDA was $18.5 million. EBITDA decreased by $3.5 million, excluding the 1994 portfolio sale, due to the increase in the total number of account representatives, the opening of new collections facilities in San Antonio and Phoenix, costs associated with the acquisition of APLP and a shift in business mix from portfolios wholly-owned by APLP in 1994 to portfolios purchased in partnership with other entities in 1995.

    INTEREST EXPENSE, NET for the year ended 1995 was $1.9 million, $0.7 million lower than the comparable period in 1994, reflecting the reduction in contingent interest paid in connection with a loan agreement. See "Financial
Statements--Outsourcing Solutions Inc. and Subsidiaries."

    NET INCOME for the year ended December 31, 1995 was $6.5 million compared to $25.1 million for the comparable period in 1994. Excluding amounts relating to the 1994 portfolio sale, 1994 net income was $14.1 million. Excluding the 1994 portfolio sale, net income decreased by $7.6 million from 1994 to 1995. This decline was primarily related to the increase in amortization of purchased portfolios and goodwill recorded in connection with the acquisition of APLP, the opening of the two new facilities and the hiring of additional account representatives.

YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

    REVENUES for the year ended December 31, 1994 were $39.3 million compared to $23.7 million in the comparable period in 1993. Revenue of $13.3 million and $1.9 million was recorded from the sales of purchased portfolios in 1994 and 1993, respectively. Excluding revenues from these sales, 1994 revenues were $26.0 million, an increase of $4.2 million, or 19%, over 1993 revenues of $21.8 million. This increase in revenues was primarily a result of an increase in the number of account representatives and additional portfolio purchases.

    OPERATING EXPENSES for the year ended December 31, 1994 were $11.4 million compared to $12.3 million for the comparable period in 1993. Excluding the 1994 and 1993 portfolio sales, expenses for the year ended December 31, 1994 were $9.1 million compared to 1993 expenses of $12.2 million, a decrease of $3.1 million. Cash operating expenses were $8.7 million in 1994 compared to $6.2 million in 1993. The increase in cash operating expenses was primarily a result of the hiring of additional account representatives and costs associated with the acquisition of additional portfolios. Of the $11.4 million in expenses in 1994, $2.7 million was attributable to amortization of purchased portfolios compared to $6.0 million in 1993. This decrease was primarily due to a higher proportion of collections on fully amortized portfolios in 1994, the use of the cost recovery method of amortization through December 31, 1993 and the effect in 1994 of a change in the method of calculating amortization.

    OPERATING INCOME for the year ended December 31, 1994 of $27.9 million increased $16.4 million over the comparable period in 1993. Excluding the gain realized from portfolio sales in 1993 and 1994, operating income for the year ended December 31, 1994 was $16.9 million compared to $9.6 million for the comparable period in 1993, an increase of $7.3 million. This increase was driven by the lower amortization expense in 1994 as discussed above.

    EBITDA for the year ended December 31, 1994 was $30.6 million compared to $17.5 million in the comparable period in 1993. Excluding the portfolio sales in 1994 and 1993, EBITDA was $18.5 million and $15.6 million, respectively. EBITDA increased as a result of the increase in the number of account representatives and the purchase of additional portfolios.

    INTEREST EXPENSE, NET for the year ended 1994 was $2.6 million, compared to $1.3 million in the comparable period in 1993. The increase was primarily a result of additional contingent interest paid in connection with a loan agreement. See "Financial Statements--Outsourcing Solutions Inc. and Subsidiaries."

    NET INCOME for the year ended December 31, 1994 was $25.1 million compared to $10.1 million in 1993. Excluding amounts relating to the 1994 and 1993 portfolio sales, 1994 net income was $14.1 million and 1993 net income was $8.3 million. The increase of $5.8 million was primarily related to the reduction in amortization resulting from the change in the amortization method and the purchase of additional portfolios.


OSI HISTORICAL DATA--BALANCE SHEETS



SEPTEMBER 30, 1996 COMPARED TO DECEMBER 31, 1995



    CASH AND CASH EQUIVALENTS (including cash held for clients) increased from $1.5 million at December 31, 1995 to $6.6 million at September 30, 1996 principally as a result of the acquisitions of Miller and Continental. Cash at September 30, 1996 included $1.9 million of cash collected and not yet remitted to clients which was held in trust accounts at Miller and Continental.



    LOANS AND ACCOUNTS RECEIVABLE PURCHASED decreased from $65.1 million at December 31, 1995 to $64.3 million at September 30, 1996 due to higher amortization of $20.6 million on the APLP portfolios which were stepped up to fair value on the original acquisition of APLP by OSI in September 1995. This amortization more than offset new portfolio purchases of $5.0 million and the purchase of participating interests in certain loan portfolios for $14.8 million in 1996. The only portfolio purchases in the nine months ended September 30, 1996 were health club receivables under a forward flow agreement. The amount of loans and accounts receivable purchased which were considered collectible within one year increased from $23.5 million at December 31, 1995 to $37.0 million at September 30, 1996 mainly due to the acquisition of the MLQ Interests and the timing of cash collections based on the relative age and length of ownership of the portfolios.



    The loans and accounts receivable purchased consist primarily of consumer loans and credit card receivables, student loan receivables and health club receivables, including health club receivable portfolios purchased under a forward flow agreement. Consumer loans purchased primarily represent unsecured term debt. A summary of loans and accounts receivable purchased at December 31, 1995 and September 30, 1996, showing cumulative original gross principal value by type of receivable, is shown below (in millions):



                                                                                           ORIGINAL GROSS
                                                                                           PRINCIPAL VALUE
                                                                                   -------------------------------
                                                                                    DECEMBER 31,    SEPTEMBER 30,
ASSET TYPE                                                                              1995            1996
---------------------------------------------------------------------------------  --------------  ---------------
Consumer loans...................................................................    $    1,852       $   1,852
Student loans....................................................................           322             322
Credit cards.....................................................................             7               7
Health clubs.....................................................................           955           1,111
                                                                                        -------         -------
                                                                                     $    3,136       $   3,292
                                                                                        -------         -------
                                                                                        -------         -------



    Most of the portfolio purchases involve tertiary paper (i.e. accounts more than 360 days past due which have been previously placed with a contingent fee servicer) with the exception of portfolios purchased under a forward flow agreement under which the Company agrees to purchase charged off health club receivables on a monthly basis as they became past due.



    PROPERTY AND EQUIPMENT, NET increased from $1.1 million at December 31, 1995 to $4.2 million at September 30, 1996 as a result of the acquisitions of Miller and Continental.



    GOODWILL, NET increased from $17.7 million at December 31, 1995 to $56.1 million at September 30, 1996 due to the acquisitions of Miller and Continental. Also as a result of these acquisitions, which were accounted for as purchases in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations," intangible assets, representing the value of existing placements at Miller and Continental, and deferred financing fees relating to the financing of the acquisitions of Miller and Continental of $4.2 million and $1.6 million, respectively, were recorded at September 30, 1996.



    CURRENT LIABILITIES increased from $2.6 million to $20.9 million mainly due to the current portion of indebtedness incurred to finance the acquisitions of Miller and Continental.



    THE LONG TERM PORTION OF NOTES PAYABLE increased from $36.5 million at December 31, 1995 to $56.0 million at September 30, 1996 as a result of the indebtedness incurred to finance the Miller and Continental acquisitions and the purchase of participating interests in certain loan portfolios.



DECEMBER 31, 1995 COMPARED TO DECEMBER 31, 1994



    CASH AND CASH EQUIVALENTS decreased from $14.0 million at December 31, 1994 to $1.5 million at December 31, 1995 because cash balances at December 31, 1994 were high due to the sale of certain portfolios during 1994. In addition, available cash was paid out to the previous owners of APLP prior to its acquisition by OSI.



    LOANS AND ACCOUNTS RECEIVABLE PURCHASED increased from $6.3 million at December 31, 1994 to $65.1 million at December 31, 1995 as a result of the acquisition of APLP by OSI which resulted in the recording of the loans and accounts receivable purchased at fair value at December 31, 1995. At December 31, 1994 the loans and accounts receivable purchased were recorded at cost. In addition, during 1995 APLP acquired a number of new portfolios under a forward flow agreement and a significant consumer receivables portfolio from ITT for a total aggregate purchase price of $6.4 million.



    The loans and accounts receivable purchased consist primarily of consumer loans and credit card receivables, student loan receivables and health club receivables, including health club receivable portfolios purchased under a forward flow agreement. Consumer loans purchased primarily represent unsecured term debt. A summary of loans and accounts receivable purchased at December 31, 1994 and 1995, showing the cumulative original gross principal value by type of receivable, is shown below (in millions):



                                                                                            ORIGINAL GROSS
                                                                                           PRINCIPAL VALUE
                                                                                    ------------------------------
                                                                                     DECEMBER 31,    DECEMBER 31,
ASSET TYPE                                                                               1994            1995
----------------------------------------------------------------------------------  --------------  --------------
Consumer loans....................................................................    $      149      $    1,852
Student loans.....................................................................           322             322
Credit cards......................................................................             7               7
Health clubs......................................................................           821             955
                                                                                         -------         -------
                                                                                      $    1,299      $    3,136
                                                                                         -------         -------



    Most of the purchased portfolios involve tertiary paper (i.e. accounts more than 360 days past due which have already been placed with a contingent fee servicer) with the exception of portfolios purchased under a forward flow agreement under which the Company agrees to purchase charged off health club receivables on a monthly basis as they become past due.



    GOODWILL, NET increased from $0 at December 31, 1994 to $17.7 million at December 31, 1995 as a result of the goodwill arising on the acquisition of APLP by OSI in September 1995.



    CURRENT LIABILITIES increased from $0.8 million at December 31, 1994 to $2.6 million at December 31, 1995 mainly as a result of accrued transaction costs relating to the acquisition of APLP by OSI.



    NOTES PAYABLE increased from $0 at December 31, 1994 to $36.5 million at December 31, 1995 as a result of the indebtedness incurred to finance the acquisition of APLP by OSI in September 1995.

PAYCO HISTORICAL FINANCIAL DATA -- RESULTS OF OPERATIONS


NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30,
  1995

    TOTAL OPERATING REVENUE for the nine month period ended September 30, 1996 was $135.1 million or a 3.5% increase over the first nine months of 1995.

    Operating revenue for the nine month period ended September 30, 1995 and 1996 is summarized below.

                                                                         NINE MONTHS ENDED
                                                                           SEPTEMBER 30,
                                                                      ------------------------
                                                                         1995         1996
                                                                      -----------  -----------

                                                                           (IN THOUSANDS)
Revenue:
Retail Collection...................................................  $    85,315  $    83,395
Health Care Outsourcing.............................................       11,709       15,493
Commercial Collection...............................................        9,052       11,077
Accounts Receivable--Purchased......................................       12,055       15,114
Billing.............................................................        6,620        6,542
Teleservicing.......................................................        5,808        3,526
                                                                      -----------  -----------
  Total Operating Revenue...........................................  $   130,559  $   135,147
                                                                      -----------  -----------
                                                                      -----------  -----------

    The decrease in retail collection revenue for the first nine months of 1996 compared to the same period in 1995 is primarily attributable to changes in regulations that affect certain collection procedures in the student loan industry, reduced revenue in the credit card industry and Payco's effort to curtail the level of business with less profitable clients. Effective contingency rates in certain industries continue to be under pressure.

    Health care outsourcing revenue increased $3.8 million for the nine months ended September 30, 1996 as compared to the same period in 1995. Revenue from Payco's contract with HBO & Company, which it commenced on September 1, 1995 as primary subcontractor in performing business office management for Maricopa County Health Care Systems, accounted for $3.2 million of the increase in health care outsourcing revenue for the nine-month period ended September 30, 1996.

    Commercial collection revenue increased $2.0 million during the first nine months of 1996 compared to the first nine months of 1995, primarily as a result of the revenue contributed by Grable, Greiner & Wolff, the commercial collection agency acquired by Payco on May 1, 1995.


    Accounts receivable-purchased revenue increased $3.1 million during the first nine months of 1996 as compared to the first nine months of 1995. Payco recognized revenue of $6.5 million as a result of the sale on July 18, 1996 of approximately one-half the book value of its purchased receivable portfolio. Corresponding amortization expense of $6.3 million was also recognized.


    TOTAL OPERATING EXPENSES, which is the total of salaries and benefits and other operating expenses, increased $7.1 million or 5.8% during the first nine months of 1996 compared to the first nine months of 1995. The 1996 cost of Payco's data processing functions (equipment, software and personnel) increased by $2.3 million for the nine-month period ended September 30, 1996. This increase is primarily attributable to the WIN receivable management system. Acquisitions which occurred in 1995 accounted for $1.2 million of the overall increase between years.

    SALARIES AND BENEFITS, Payco's largest expense, was $75.7 million for the nine-month period ended September 30, 1996 compared to $73.7 million for the same period in 1995, an increase of 2.7%. Approximately $0.6 million of the increase in salaries and benefits was a result of the 1995 business acquisitions. Exclusive of the effect of the 1995 business acquisitions, salaries and benefits increased 1.9%.

    OTHER OPERATING EXPENSES increased 10.5% to $53.6 million for the first nine months of 1996 compared to the same period in 1995. The significant items in other operating expenses are telephone, postage and supplies, occupancy, data processing equipment, and amortization of acquisition costs. These items are explained in detail as follows.

    Telephone expense increased 2.0% to $8.0 million for the nine months ended September 30, 1996 compared to the same period in 1995. Telephone expense exclusive of 1995 acquisitions increased 1.3%. Included in telephone expense are costs associated with dedicated communication datalines, local and long distance service, and depreciation and maintenance on telephone equipment. Decreased telephone usage as a result of lower teleservicing business was offset by increased collection-related telephone usage. Increased dataline, maintenance and depreciation costs also contributed to the overall increase in telephone expense.

    Postage and supplies expense was flat at $8.0 million for the nine month period ended September 30, 1996 as compared to the same period in 1995. Exclusive of 1995 business acquisitions, postage and supplies expense decreased 1.0%.

    Occupancy costs, which includes leased office space, depreciation of furniture and fixtures, amortization of leasehold improvements and rental and repair of office equipment decreased 2.1% to $6.7 million. Occupancy costs exclusive of 1995 acquisitions decreased 3.8% for the first nine months of 1996 compared to the first nine months of 1995, primarily as a result of the relocation of certain offices.

    Data processing equipment costs increased $2.5 million to $8.5 million for the period ended September 30, 1996 when compared to the same period in 1995, or 40.8%. Exclusive of the 1995 business acquisitions, data processing equipment costs increased $2.3 million, or 39.7%, during the first nine months of 1996, primarily as a result of Payco's investment in WIN. Installation of the WIN system continued during the third quarter of 1996 bringing the number of offices operating on WIN to 18 as of September 30, 1996. WIN will cost approximately $19-21 million when installed in all Payco collection offices. As of September 30, 1996, approximately 59.7% of Payco's retail collection revenue was being collected on the WIN system. WIN installation is expected to be completed by mid-1998. Payco expects to begin the test phase of the student loan billing system in early 1997. The total cost of the student loan billing system will be approximately $4.0 million. As of September 30, 1996 total investments in the WIN and student loan system were $17.3 million and $2.8 million, respectively.

    Amortization of acquisition costs was $14.1 million for the first nine months of 1996 compared to $11.5 million for the same period in 1995. This expense category includes the amortization of non-compete agreements, debtor account inventory, goodwill and purchased accounts receivable portfolios. Amortization expense associated with purchased accounts receivable portfolios increased by $3.1 million between years to $12.7 million. On July 18, 1996 Payco sold approximately one half of the book value of its portfolio of purchased accounts receivables to an unrelated third party. As a result of this sale, amortization of $6.3 million was recorded.

    Remaining other operating costs increased $0.1 million to $8.4 million in the first nine months of 1996 compared to the first nine months of 1995, primarily as a result of increased legal costs and reserves and 1995 business acquisitions. Other operating costs include, among other costs, legal, business insurance, skip tracing costs and travel and entertainment costs.

    EBITDA increased for the nine-month period ended September 30, 1996 compared to the same period in 1995 by 7.6% to $25.7 million. Exclusive of the sale of accounts receivable portfolios, EBITDA decreased 19.7% primarily as a result of decreased operating income, which is partially attributable to duplicate costs associated with the development and implementation of the new computer systems.

    INTEREST EXPENSE increased primarily due to the increase in average borrowings under Payco's line of credit, which was used primarily to finance WIN related purchases.

    INCOME TAXES. The effective tax rate decreased between years from 44.0% to 42.6%. The effective tax rate fluctuates as a result of changes in pre-tax income, nondeductible expenses and changes in the mix of state income tax rates.

    NET INCOME for the first nine months of 1996 was $3.0 million compared to $4.5 million for the same period in 1995. Payco estimates that the 1996 nine-month results include approximately $2.0 million of nonrecurring costs attributable to the need to operate both the PACS-Registered Trademark- and WIN collection systems concurrently. These nonrecurring costs are expected to continue through 1996 and into 1997.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

    TOTAL OPERATING REVENUE for the year ended December 31, 1995 was $175.6 million, a 16.5% increase over the comparable period of 1994. Total operating revenue exclusive of the effect of 1995 business acquisitions increased 9.6% for the year ended December 31, 1995 compared to the year ended December 31, 1994. The following table shows the components of revenue for the years ended December 31, 1994 and 1995.

                                                                             YEAR ENDED
                                                                            DECEMBER 31,
                                                                      ------------------------
                                                                         1994         1995
                                                                      -----------  -----------

                                                                           (IN THOUSANDS)
Revenue:
Retail Collection...................................................  $   103,876  $   114,233
Heath Care Outsourcing..............................................       11,393       16,923
Commercial Collection...............................................        4,104       12,260
Accounts Receivable Purchases.......................................       13,128       15,798
Billing.............................................................        9,488        8,804
Teleservicing.......................................................        8,707        7,542
                                                                      -----------  -----------
  Total Operating Revenue...........................................  $   150,696  $   175,560
                                                                      -----------  -----------
                                                                      -----------  -----------

    Retail collection revenue increased 10.0% to $114.2 million during 1995, compared to $103.9 million in 1994. Excluding revenue from the acquisition of Continental Credit Adjustors ("CCA") made February 1, 1995, retail collection revenue increased $7.5 million, or 7.2%. The primary factors leading to the increase in retail collection revenue were new client sales, including services to state governments, expanded services to utility customers and expanded business with current clients in the student loan and credit card industry.

    Health care outsourcing revenue increased 43.0% in 1995 to $16.3 million compared to 1994 primarily as the result of increased revenue as a result of Payco's prime sub-contractor role for Maricopa County Health Care Systems which began September 1, 1995. Medicaid billing revenue, a component of health care outsourcing, increased 17.9% to $6.7 million, primarily as a result of new client business.

    Commercial collection revenue increased 198.7% to $12.3 million during the year ended December 31, 1995 compared to 1994. This increase is primarily attributable to the acquisition of Furst & Furst ("F&F") and GGW. Excluding these acquisitions, commercial collection revenue increased 16.9%.

    Revenue from purchased accounts receivable portfolios increased 20.3% to $15.8 million in 1995, compared to $13.1 million in 1994. During 1995, Payco purchased twelve accounts receivable portfolios at a cost of $9.7 million.

    Billing revenue decreased 7.2% from $9.5 million in 1994 to $8.8 million in 1995. This decrease was due primarily to the loss of business from a major client that declared bankruptcy. This client generated approximately $0.3 million of revenue in this category in 1995, compared to $1.3 million in 1994. Billing revenue increased in the student loan area due to contract pricing increases which were a result of new postal rates which became effective January 1, 1995.

    Teleservicing revenue decreased 13.4%, from $8.7 million in 1994 to $7.5 million in 1995. This decrease is the result of planned termination of outbound telemarketing service to clients that were not profitable. While telemarketing revenue decreased during 1995, profit margins increased. Payco restructured its outbound telemarketing operations at the end of 1995 by closing its Herndon, Virginia site, expanding its Phoenix, Arizona operations and opening a new site in Pittsburgh, Pennsylvania which handles primarily inbound teleservicing.

    TOTAL OPERATING EXPENSES increased $23.4 million or 16.5%, to $165.6 million in 1995, compared to $142.2 million in 1994. Business acquisitions which occurred in 1995 accounted for $10.3 million of the increase between years. Other factors that contributed to the overall increase in total operating expense are the following:

    SALARIES AND BENEFITS, Payco's largest expense, increased by 20.9% between years to $100.1 million. During 1995, salaries and benefits expense included $6.6 million due to the acquisitions of F&F, CCA, and GGW. Exclusive of the effect of the 1995 business acquisitions, salaries and benefits increased 13.0%, primarily as a result of increased staff required to support new business, higher incentive compensation to the sales staff a result of the revenue increases, and additional compensation costs for development, installation and training associated with the WIN system.

    OTHER OPERATING EXPENSES increased 10.2% in 1995 to $65.5 million compared to $59.4 million in 1994. The significant items in other operating expenses are telephone, postage and supplies, occupancy, data processing equipment, and amortization of acquisition costs. These items are explained in detail as follows.

    Telephone expense decreased 2.1% to $10.6 million in 1995. Telephone expense exclusive of 1995 business acquisitions decreased 6.3%. During the first half of 1994, Payco upgraded its telephone systems in certain locations through the purchase of technologically advanced equipment at a cost of approximately $1.2 million. During the third quarter of 1994, Payco renegotiated its contracts for long distance service and benefited from lower long distance rates beginning in the fourth quarter of 1994. The decline in outbound telemarketing business also decreased telephone costs during 1995.

    Postage and supplies expense increased 20.8% between years to $10.8 million. Postage and supplies expense, exclusive of the 1995 business acquisitions, increased 12.2%. Postage alone increased 11.0% exclusive of 1995 business acquisitions, primarily as a result of the January 1, 1995 postal rate increase.

    Occupancy costs, which include expense for leased office space, depreciation of furniture and fixtures, amortization of leasehold improvements, and rental and repair of office equipment, increased 8.0% between 1995 and 1994 to $9.1 million. Exclusive of the 1995 business acquisitions, occupancy costs decreased 2.5%, primarily as a result of planned office space reduction and renegotiated leases at certain locations.

    Data processing equipment costs increased 14.4% to $8.4 million in 1995. Exclusive of the effect of 1995 business acquisitions, these costs increased 10.5%. This increase is attributable primarily to increased depreciation and maintenance charges as a result of Payco's investment in WIN which began during the last half of 1994. During 1995, Payco installed WIN in eight office locations, bringing total installation to ten. The conversion of additional offices is scheduled to continue throughout 1996 and into 1997. In 1994, Payco began to upgrade its automated student loan billing system.

    Amortization of acquisition costs was $14.8 million in 1995, compared to $12.5 million in 1994. This expense category includes the amortization of non-compete agreements, debtor account inventory, goodwill and purchased accounts receivable portfolios. Amortization expense associated with purchased accounts receivable portfolios increased by $2.1 million between years to $12.4 million. This increase is due to increased collections on new and existing portfolios.

    Remaining other operating costs increased 4.1% between years to $11.8 million. Remaining other operating costs, exclusive of the 1995 business acquisitions, decreased 1.3%. Remaining other operating costs include, among other categories, business insurance, legal expenses, skip tracing costs and travel and entertainment costs. In December of 1995, Payco established a $0.5 million reserve for its remaining investment in Pay Tech, Inc., Payco's joint venture in Japan.

    EBITDA increased for the year ended December 31, 1995 compared to the comparable period of the prior year by $4.4 million primarily as a result of 1995 business acquisitions and increased collections on purchased account portfolios.

    INTEREST EXPENSE increased by $0.6 million primarily due to the increase in average borrowings under Payco's line of credit, which were used primarily to finance accounts receivable purchases, acquisition of new businesses and WIN related purchases.

    INCOME TAXES. The effective tax rate decreased between years from 45.6% to 44.0%. The effective tax rate fluctuates as a result of changes in pre-tax income, nondeductible expense and changes in the mix of state income tax rates.

    NET INCOME in 1995 was $5.3 million, including a charge of $0.3 million after tax for the reserve against Payco's investment in Japan, compared to $4.6 million in 1994. The increase in net income is primarily attributable to increased revenue during 1995, offset by the impact of increased interest expense and income taxes.

YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

    TOTAL OPERATING REVENUE for the year ended December 31, 1994 was $150.7 million compared to $150.8 million for the comparable period of 1993. The acquisition of Indiana Mutual Collection Association ("IMC") on February 1, 1994 accounted for $2.5 million of revenue in 1994. The following table shows the components of revenue for the years ended December 31, 1993 and 1994.

                                                                             YEAR ENDED
                                                                            DECEMBER 31,
                                                                      ------------------------
                                                                         1993         1994
                                                                      -----------  -----------

                                                                           (IN THOUSANDS)
Revenue:
Retail Collection...................................................  $   104,549  $   103,876
Health Care Outsourcing.............................................       11,029       11,393
Commercial Collection...............................................        3,790        4,104
Accounts Receivable Purchased.......................................       14,272       13,128
Billing.............................................................        8,932        9,488
Teleservicing.......................................................        8,223        8,707
                                                                      -----------  -----------
  Total Operating Revenue...........................................  $   150,795  $   150,696
                                                                      -----------  -----------
                                                                      -----------  -----------

    Retail collection revenue decreased to $0.7 million during 1994 compared to 1993. The decline in retail collection revenue was primarily due to declining contingency rates brought on by competition and a decrease in collection revenue from a student loan client which ceased operations in 1993. However, retail collection revenue benefited as a result of the IMC acquisition, foreign operations and expanded services to new and existing clients.

    Health care outsourcing revenue increased 3.3% to $11.4 million in 1994 compared to 1993 primarily as the result of increased revenue in the Medicaid billing division.

    Commercial collection revenue increased 8.3% to $4.1 million during the 1994 compared to 1993, primarily as a result of new client sales.

    Revenue from purchased accounts receivable portfolios decreased 8.0% to $13.1 million in 1994, compared to $14.3 million in 1993. During 1994, Payco purchased eleven accounts receivable portfolios at a cost of $17.3 million, of which $6.1 million were purchased during the fourth quarter of 1994.

    Billing revenue, increased 6.2% from $8.9 million in 1993 to $9.5 million in 1994, primarily as the result of the sale of a specialized billing program to a single client.

    Teleservicing revenue increased 5.9% from $8.2 million in 1993 to $8.7 million in 1994, primarily as a result of sales to new clients and increased business volume from existing clients.

    The Federal Government approved a direct student loan program, the four year implementation of which began in July, 1994. The initial phase-in of this program had little impact on Payco.

    TOTAL OPERATING EXPENSES decreased $1.1 million, to $142.2 million in 1994, compared to $143.3 million in 1993. Factors which have impacted the overall decrease in total operating expenses are the following. Total operating expenses of IMC in 1994 were $2.5 million. Excluding expenses at IMC, operating expenses declined 2.5%.

    SALARIES AND BENEFITS, Payco's largest expense, increased by 0.9% between years to $82.8 million. During 1994, compensation expense included $2.3 million due to the acquisition of IMC and foreign operations. Exclusive of the effect of the IMC acquisition and foreign operations, salaries and benefits decreased 1.8% primarily as a result of staff reductions which occurred during the second half of 1993.

    OTHER OPERATING EXPENSES decreased 3.0% in 1994 compared to 1993. The significant items in other operating expenses are telephone, postage and supplies, occupancy, data processing equipment, and amortization of acquisition costs. These items are explained as follows.

    Telephone expense increased 6.8% to $10.8 million in 1994. Telephone expense includes expense associated with dedicated communication datalines, local and long distance service and maintenance on telephone equipment. Local and long distance service expense increased by $0.8 million, primarily because of acquisitions, increased telemarketing business, and a change in the long distance calling patterns. During the first half of 1994, Payco upgraded its telephone systems in certain locations through the purchase of technologically advanced equipment at a cost of approximately $1.2 million. During the third quarter of 1994, Payco renegotiated its contracts for long distance service and benefited from lower long distance rates beginning in the fourth quarter.

    Postage and supplies expense decreased 2.7% between years to $9.0 million. Postage and supplies expense historically fluctuates with the number of accounts received for collection and with the U.S. postal rate.

    Occupancy costs, which include expense for leased office space, depreciation of furniture and fixtures, amortization of leasehold improvements and rental and repair of office equipment, decreased 4.1% between 1994 and 1993 to $8.4 million. Expense related to leased office space declined to $0.5 million between years as a result of planned office space reduction and renegotiated leases at certain locations. Increased space rental due to the acquisition of IMC, to foreign operations and to expansion in other locations resulted in additional rental costs of $0.2 million during 1994.

    Data processing equipment costs decreased 7.4% to $7.4 million in 1994. The decrease in data processing equipment costs is attributable primarily to savings realized under the renegotiated maintenance contract with Payco's major computer vendor which took effect in January 1994. Depreciation expense on computer equipment decreased $0.3 million during 1994 when compared to 1993. During the last half of 1994, Payco began investment in hardware and software to support Payco's WIN system. During the third quarter of 1994, Payco installed WIN in its Lakeland, Florida location. Payco also began to upgrade its automated student loan billing system.

    Amortization of acquisition costs was $12.5 million in 1994, compared to $13.9 million in 1993. This expense category includes the amortization of non-compete agreements, debtor account inventory, goodwill and purchased accounts receivable portfolios. Amortization expense associated with purchased accounts receivable portfolios decreased by $1.5 million between years to $10.3 million. This decrease is due to the decreased collection activity on the portfolios.

    Remaining other operating costs were level between years at $11.4 million. Remaining other operating costs include, among other categories, business insurance, legal expenses, skip tracing costs and travel and entertainment costs.

    In August 1993, Payco invested in joint ventures with operations in Mexico and Japan. In July 1994, Payco initiated operations in Puerto Rico. The investment in these entities provides Payco with the opportunities to extend accounts receivable management services and technology to these areas. The Consolidated Statements of Income include Payco's interest in the operating results of these new entities. These investments did not have a significant impact on overall earnings in 1994.

    EBITDA decreased for the year ended December 31, 1994 compared to the comparable period of the prior year by $0.5 million primarily as a result of a decrease in collections on purchased account portfolios.

    INTEREST EXPENSE decreased by $0.1 million when compared to the year ended December 31, 1993. The decrease in interest expense is due primarily to the decrease in average borrowings under Payco's line of credit, which were used primarily to finance accounts receivable purchases.

    INCOME TAXES. The effective tax rate increased between years from 44.9% to 45.6%. The effective tax rate fluctuates as a result of levels of pre-tax income, nondeductible expense and changes in the mix of state income tax rates.

    NET INCOME in 1994 was $4.6 million compared to $4.0 million in 1993. The increase in net income is primarily attributable to improved operating margin in 1994 as a result of cost control measures taken by Payco.


PAYCO HISTORICAL FINANCIAL DATA -- BALANCE SHEETS
  SEPTEMBER 30, 1996 COMPARED TO DECEMBER 31, 1995



    CASH AND CASH EQUIVALENTS increased to $11.8 million at September 30, 1996 from $7.8 million at December 31, 1995 primarily due to the sale of a portion of the purchased receivables.



    THE COMBINATION OF THE CURRENT AND LONG-TERM PURCHASED RECEIVABLES decreased from $15.4 million at December 31, 1995 to $5.4 million at September 30, 1996 primarily due to the sale of a portion of the portfolio in July 1996. The accounts were sold for $6.5 million in cash and had a book value at the time of the sale of $6.3 million. A summary of the book value of accounts receivable purchased at December 31, 1995 and September 30, 1996 is as follows:



                                                                                           (000'S)
                                                                                 DECEMBER 31,   SEPTEMBER 30,
                                                                                     1995            1996
                                                                                --------------  --------------
Auto, consumer installment, and credit card loans.............................    $    4,552      $    2,710
Business loans and business real estate loans.................................        10,798           2,642
                                                                                --------------  --------------
        Total.................................................................    $   15,350      $    5,352
                                                                                --------------  --------------
                                                                                --------------  --------------



    NET PROPERTY AND EQUIPMENT increased from $22.9 million at December 31, 1995 to $29.4 million at September 30, 1996 primarily as a result of investment in software and hardware to support the WIN system and the student loan system.

    GOODWILL, NET OF AMORTIZATION increased from $11.7 million at December 31, 1995 to $13.6 million as a result of contingent payments made on the 1995 acquisitions offset by current period amortization.



    ACCRUED SALARIES AND BENEFITS decreased from $6.5 million at December 31, 1995 to $5.3 million at September 30, 1996 due primarily to a reduction in the employee count from 3,605 at December 31, 1995 to 3,204 at September 30, 1996.



DECEMBER 31, 1994 COMPARED TO DECEMBER 31, 1995



    CASH AND CASH EQUIVALENTS decreased from $10.9 million for 1994 to $7.8 million for 1995, primarily due to Payco's efforts to better manage cash in light of increasing debt associated with acquisitions and the capital purchases associated with the development of WIN and the new student loan system.



    CASH AND CASH EQUIVALENTS HELD FOR CLIENTS increased due to increased cash collections for our clients and the acquisitions of F&F, CCA and GGW (collectively referred to as "the 1995 acquisitions" in the following discussion).



    ACCOUNTS RECEIVABLE-TRADE increased from $15.5 million for 1994 to $21.0 million for 1995 primarily as a result of the 1995 acquisitions and additional fixed fee revenue in the health care industry which is traditionally slower paying.



    THE COMBINATION OF CURRENT AND LONG-TERM RECEIVABLES PURCHASED declined from $18.0 million in 1994 to $15.4 million in 1995. This decline is attributed to collections on the portfolio inventory and the decline in new acquisitions of portfolios in 1995. Portfolio purchases in 1994 were $17.3 million compared to $9.7 million in 1995. A summary of the book value of accounts receivable purchased at December 31 1994 and December 31, 1995 is as follows:



                                                                                            (000'S)
                                                                                  DECEMBER 31,    DECEMBER 31,
                                                                                      1994            1995
                                                                                 --------------  --------------
Auto, consumer installment, and credit card loans..............................    $    2,301      $    4,552
Business loans and business real estate loans..................................        15,689          10,798
                                                                                 --------------  --------------
        Total..................................................................    $   17,990      $   15,350
                                                                                 --------------  --------------
                                                                                 --------------  --------------



    NET PROPERTY AND EQUIPMENT increased from $13.6 million in 1994 to $22.9 million in 1995 primarily as a result of capital expenditures for computer hardware and software to support the WIN collection system and the new student loan system as well as the 1995 acquisitions.



    NET NON-COMPETE COVENANTS declined from $2.7 million in 1994 to $1.2 million in 1995 due to amortization of existing non-compete contracts.



    GOODWILL, NET OF AMORTIZATION, increased from $5.9 million in 1994 to $11.7 million in 1995 due to the excess of purchase price for the 1995 acquisitions over the fair value of the assets acquired.



    COLLECTIONS DUE TO CLIENTS increased from $17.8 million in 1994 to $20.2 million in 1995, due to increased cash collections for clients and the 1995 acquisitions.



    SHORT-TERM BORROWINGS increased from $6.2 million in 1994 to $13.0 million in 1995, due to Payco's investment in computer equipment and software for the WIN system and the student loan system as well as the 1995 acquisitions.



    OTHER NOTES PAYABLE in 1995 represents a note to the seller of one of the 1995 acquired companies. This note carried an interest rate of 7% and was paid on January 4, 1996.

                        LIQUIDITY AND CAPITAL RESOURCES

    If the Transactions had been completed as of September 30, 1996, the Company would have had, on a pro forma basis after giving effect to the Transactions, an estimated balance of cash and cash equivalents of $16.1 million. The Company derives substantially all of its cash flow from the operations of its subsidiaries. Capital expenditures on a pro forma basis after giving effect to the Transactions, were $15.2 million for the year ended December 31, 1995 and $14.2 million and $12.0 million for the nine months ended September 30, 1996 and 1995, respectively. Portfolio purchases, on a pro forma basis after giving effect to the Transactions, were $16.1 million for the year ended December 31, 1995 and $7.7 million and $11.4 million for the nine months ended September 30, 1996 and 1995, respectively. On a pro forma basis after giving effect to the Transactions, the Company had working capital of $47.4 million on September 30, 1996.

    The Company expects that capital expenditures will be approximately $16.3 million in 1996, of which $9.8 million is for data processing capital expenditures (which are expenditures for the new accounts receivable management and student loan billing systems at Payco) and $6.5 million is for other capital expenditures, which include telecommunications equipment, leasehold improvements, other computer equipment and office furniture and equipment. On a pro forma basis, after giving effect to the Transactions, capital expenditures were $14.2 million through September 30, 1996, of which $9.0 million was for data processing capital expenditures and $5.2 million was for other capital expenditures. The Company expects that data processing capital expenditures will be $2.8 million in 1997 and $1.0 million in each of 1998 and 1999.

    As a result of the Transactions the Company's total indebtedness increased substantially. See "Risk Factors -- Substantial Leverage and Ability to Service Indebtedness." The Company's debt structure consists of senior debt under the New Bank Credit Facility of $142.0 million, indebtedness represented by the Notes of $100.0 million and other indebtedness of $5.9 million. The Company is capitalized with equity of $62.0 million. Under the New Bank Credit Facility, the Company has the ability to borrow an additional $58.0 million for working capital, general corporate purposes and acquisitions, subject to certain conditions. See "Description of New Bank Credit Facility; Other Indebtedness."

    The Indenture and the New Bank Credit Facility contain financial and operating covenants and restrictions on the ability of the Company to incur indebtedness, make investments and take certain other corporate actions. See "Description of Notes" and "Description of New Bank Credit Facility; Other Indebtedness."

    The debt service costs associated with the borrowings under the New Bank Credit Facility and the Notes will significantly increase liquidity requirements. The Company anticipates that its operating cash flow together with borrowings under the New Bank Credit Facility, will be sufficient to meet its anticipated future operating expenses and to service its debt requirements as they become due. Additionally, future purchases of account portfolios may require significant investment. However, actual capital requirements may change, particularly as a result of acquisitions the Company may make. The ability of the Company to meet its debt service obligations and reduce its total debt will be dependent, however, upon the future performance of the Company and its subsidiaries which, in turn, will be subject to general economic conditions and to financial, business and other factors including factors beyond the Company's control. See "Risk Factors -- Substantial Leverage and Ability to Service Indebtedness."

                                   INFLATION

    The Company believes that inflation has not had a material impact on its results of operations for the three years ended December 31, 1995 or the nine months ended September 30, 1995 and 1996.

                            NEW ACCOUNTING STANDARDS

    Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. SFAS No. 121 also requires that long- lived assets and certain identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. The adoption of SFAS No. 121 did not have a material affect on the Company's financial condition or results of operations.

    Effective January 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation." The adoption of the new recognition provisions for stock-based compensation expense included in SFAS No. 123 was optional; however, the pro forma effects on net income and earnings per share had the new recognition provisions been elected is required to be disclosed in the financial statements. The Company will follow the requirements of APB No. 25, "Accounting for Stock Issued to Employees," in its accounting for employee stock options; therefore, there was no impact on the Company's financial position and results of operations from the adoption of this Statement.

                                    BUSINESS

INDUSTRY OVERVIEW

    As a result of the rapid growth of outstanding consumer credit and the corresponding increase in delinquencies, credit grantors have increasingly looked to third party service providers in managing the accounts receivable process. In addition, rapid consolidation in the largest credit granting industries, including banking, health care, telecommunications and utilities, has forced companies to focus on core business activities and to outsource ancillary functions, including some or all aspects of the accounts receivable management process. Contingent fee companies dominate the accounts receivable management industry, with the American Collectors Association estimating that in 1995 there were approximately 6,000 contingent fee agencies. The industry is currently characterized by a high degree of fragmentation and a corresponding trend toward consolidation. Over the past twenty years the number of contingent fee providers has decreased by approximately twenty percent and, between 1992 and 1995, the ten largest contingent fee providers increased their market share from 15% to over 42%.

    The accounts receivable management industry has undergone rapid growth over the past fifteen years. According to the industry research firm of M. Kaulkin & Associates, account placements to servicers increased at a compounded annual growth rate of 13.1% from 1980 to 1994 and are projected to grow at 8.5% from 1994 to 2000. New placements in 1994, the last year for which data is available, totaled $84.2 billion and are expected to grow to $137 billion in 2000. According to the Nilson Report, a leading expert in payment systems, the total amount of revenues generated by all contingent fee companies was approximately $5.0 billion in 1995. Two significant trends in the consumer credit industry are primarily responsible for this industry growth. First, consumer debt (a leading indicator of current and future business for accounts receivable management companies) has increased dramatically in recent years. Between 1990 and 1995, total consumer debt increased 37% from $3.6 trillion to almost $5 trillion. Second, in an effort to focus on core business activities and to take advantage of the economies of scale, better performance and lower cost structure offered by accounts receivable management companies, many credit grantors have chosen to outsource some or all aspects of the accounts receivable management process.

    The customer base for the accounts receivable management industry is dominated by credit issuers in four end-markets: banks, health care, utilities and telecommunications. According to the American Collectors Association, these four industries accounted for $66.7 billion in account placements in 1994, or nearly 80% of the total placement volume. Other significant sources of account placements for the industry include retail, student loan agencies and oil companies. The Company believes that the ongoing consolidation in the banking, utilities, telecommunications and health care industries will create larger national customers seeking to place accounts with accounts receivable management companies that offer national rather than local and regional coverage.

    Contingent fee services are the traditional services provided in the accounts receivable management industry. Creditors typically place non-performing accounts after they have been deemed non-collectible, usually when 90 to 120 days past due. The commission rate is generally based on the collectability of the asset in terms of the costs which the contingent fee servicer must incur to effect repayment. The earlier the placement (i.e., the less elapsed time between the past due date of the receivable and the date on which the debt is placed with the contingent fee servicer), the higher the probability of recovering the debt, and therefore the lower the cost to collect and the lower the commission rate. Creditors typically assign their charged-off receivables to contingent fee servicers for a six to twelve month cycle, and then reassign the receivables to other servicers as the accounts become further past due. There are three main types of placements in the contingent fee business, each representing a different stage in the cycle of account collection. Primary placements are accounts, typically 120 to 270 days past due, that are being placed with agencies for the first time and usually receive the lowest commission. Secondary placements, accounts 270 to 360 days past due, have already been placed with

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a contingent fee servicer and usually require a process including obtaining judgments, assets searches, and other more rigorous legal remedies to ensure repayment and, therefore, receive a higher commission. Tertiary placements, accounts usually over 360 days past due, involve legal judgments, and a successful collection receives the highest commission. Customers are increasingly placing accounts with accounts receivable management companies earlier in the collection cycle, often prior to the 120 days past due typical in primary placements, either under a contingent fee or fixed fee arrangement.

    While contingent fee servicing remains the most widely-used method by creditors in recovering non-performing accounts, portfolio purchasing has increasingly become a popular alternative. Beginning in the 1980's, the Resolution Trust Company and the Federal Deposit Insurance Company, under government mandate to do so, began to sell portfolios of non-performing loans. Spurred on by the success of these organizations in selling charged-off debt, other creditors likewise began to sell portfolios of non-performing debt. Management estimates the total principal value of purchased portfolios at between $2.5 and $5.5 billion per year, and based on the Company's experience, the annual growth rate of the portfolio purchasing market segment for the period 1990 to 1995 was between 50% and 80% . The largest percentage of purchased portfolios originate in the bank card receivable and retail markets and are typically purchased at a deep discount from the aggregate principal value of the accounts, with an inverse correlation between purchase price and age of the delinquent accounts. Once purchased, traditional collection techniques are employed to obtain payment of non-performing accounts.

    Accounts receivable management companies have responded to the increasing need of credit granting companies to outsource other related services as well. Due to the rapid growth in consumer credit, credit grantors need assistance in managing increasingly large and complex call centers and accounts receivable management companies have stepped in to provide a variety of services. These services include, among others, third-party billing services and teleservicing. Accounts receivable management companies have found that their traditional experience in managing a large staff in a telephone-based environment provides a solid base for entering into these relatively new and rapidly growing market segments.

    The accounts receivable management industry has progressed in technological sophistication over the past several years with the advancement of new technology. Today, leading companies in this industry use proprietary databases, automated predictive dialers, automatic call distributors and computerized skiptracing capabilities to significantly increase the number of quality interactions with debtors. This technological advancement is helping to accelerate industry consolidation and facilitates providing related accounts receivable management outsourcing services. The firms which have the most efficient operating systems and can best use credit information typically collect more funds per account dollar and thus are awarded disproportionately more new accounts.

COMPANY HISTORY

    OSI was formed in 1995 by McCown De Leeuw & Co., a private investment firm specializing in buying and building middle market businesses. Since its inception, OSI has pursued an acquisition strategy aimed at creating the leading provider of accounts receivable management services in the United States. In September 1995, OSI initiated this investment strategy with the acquisition of APLP, one of the largest purchasers and managers of non-performing accounts receivable portfolios. In January 1996, OSI acquired Continental and Miller, two industry leaders in the contingent fee business. Continental, which is headquartered in Seattle and operates in eight western states, provides contingent fee services to a wide range of end markets, with particular emphasis on public utilities and regional telecommunications. Miller, based in Minneapolis, provides contingent fee services to the student loan and bank credit card end markets.

    Pursuant to the Merger Agreement, OSI acquired Payco for an aggregate cash consideration of approximately $150.2 million. Originally founded as a contingent fee service company in 1959, Payco

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has diversified into other outsourcing services such as student loan billing, health care accounts receivable billing and management, contract management of accounts receivable and teleservicing. Upon completion of the Payco Acquisition, the Company became one of the largest providers of accounts receivable management services in the United States. For the latest twelve-month period ended September 30, 1996, the Company had pro forma net revenues of $260.6 million and pro forma Adjusted EBITDA of $62.6 million. See "Unaudited Pro Forma Consolidated Financial Data."


    The Company intends to continue to improve its results through the rationalization of its operations. While various state collection agency laws require the Company to be licensed in and maintain physical operations in certain jurisdictions, the Company continues to examine consolidation of its operations. As a result of this review, the Company has presently identified and announced twenty offices to be closed and approximately 250 positions to be eliminated by July 1997. The Company has also engaged advisors to review its corporate structure in light of state tax and collection agency licensing considerations. Management believes that this review may identify opportunities to simplify the Company's corporate structure and greater streamline the Company's organization along business lines.

BUSINESS STRATEGY

    The Company's market position and breadth of services distinguishes it as one of the leading providers of accounts receivable management services in the United States. The Company's business strategy is to expand this position through the following initiatives:

    FULL SERVICE PROVIDER/CROSS-SELLING SERVICES TO EXISTING CUSTOMERS. The Company is a full service firm which currently offers its customers a wide array of accounts receivable management options beyond traditional contingent fee services, including higher margin portfolio purchasing, contract management of accounts receivable, billing and teleservicing. This range of services allows the Company to cross-sell its offerings within its existing customer base, as well as to potential customers in specifically targeted industries.

    EXPANSION OF CUSTOMER BASE. Two of the most important determinants in selecting an accounts receivable management service provider are reputation and experience. As the Company develops expertise and recognition with customers in a particular industry, it markets that expertise to other credit grantors in that industry. In addition, consolidation in the bank, retail, utility, student loan, health care and telecommunications industries has created national customers who are moving part or all of their accounts receivable collection management business to national service providers. With the ability to offer its services in all 50 states and experience in successfully managing a high volume of placements on a national basis, the Company is well positioned to benefit from this consolidation trend. The Company is also focused on increasing its business with governmental agencies at the federal, state and local levels, many of which have begun to outsource accounts receivable functions for items such as taxes and student loans to private companies.

    COST REDUCTIONS. The Company intends to continue to improve its financial results through the rationalization of operations. In connection with the Payco Acquisition, the Company expects to realize approximately $10.8 million of annualized cost savings through consolidation of back office activities, branch system rationalization, the installation of a centralized operating system and the realization of volume purchasing discounts. See "Unaudited Pro Forma Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    LEVERAGING TECHNOLOGY. The Company has invested aggressively in technological innovations to enhance its competitive advantages over smaller competitors. The Company has hardware and proprietary software, including debtor-scoring models and debtor databases, which the Company believes provides it with a competitive advantage in pricing portfolios and collecting amounts from debtors. In addition, the Company utilizes automated predictive dialers and skip tracing databases in order to allow

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account representatives to work accounts more efficiently. Through interface with creditor computer systems, the Company can efficiently receive new account placements from customers daily and provide frequent updates to customers on the status of account collections. As the Company begins to provide more comprehensive outsourcing services, the Company becomes more integrated with its customers' systems, making switching vendors both costly and inefficient.

    GROWTH THROUGH ACQUISITIONS. The Company has built its position as a market leader through strategic acquisitions of leading accounts receivable service providers in each of the markets in which it participates. Since its formation in September 1995, the Company has acquired APLP, a company with a superior reputation in purchasing portfolios of non-performing accounts, Continental, one of the largest contingent fee service companies in the Pacific Northwest and Miller, one of the largest and most highly regarded companies in the student loan and bank card contingent fee services business. With the acquisition of Payco, one of the oldest and most established accounts receivable management companies in the country, the Company has solidified its position as one of the largest contingent fee service providers and added to its competitive strength in other related outsourcing services. The Company plans to selectively pursue additional acquisitions which complement its existing services or increase its customer base and intends to finance any such acquisitions with the unused commitment under the Revolving Facility and with internally generated funds. See "Risk Factors -- Risks Associated with Acquisition Strategy."

SERVICES

    The Company is one of the largest providers of accounts receivable management services in the United States. The Company offers its customers contingent fee services, portfolio purchasing services and related outsourcing services.

    CONTINGENT FEE SERVICES. The Company is one of the largest providers of contingent fee services in the United States. The Company offers a full range of contingent fee services, including early-out programs, to all consumer credit end-markets. The Company utilizes its sophisticated MIS and vast experience with locating, contacting and effecting payment from delinquent account holders in providing its core contingent fee services. With 54 call centers in 26 states and approximately 3,750 account representatives, the Company has the ability to service a large volume of accounts with national coverage. In addition to traditional contingent fee services involving the placement of accounts over 120 days delinquent, creditors have begun to demand services in which accounts are outsourced earlier in the collection cycle. The Company has responded to this trend by developing "early-out" programs, whereby the Company receives placed accounts that are less than 120 days past due and earns a fixed fee per placed account rather than a percentage of realized collections. These programs require a greater degree of technological integration between the Company and its customers, leading to higher switching costs. The Company primarily services consumer creditors although the Company maintains a growing presence in the commercial collections business, offering contingent fee services to commercial creditors as well. On a combined basis after giving effect to the Payco Acquisition, contingent fee services (including both consumer and commercial services) accounted for approximately 58.7% and 53.2% of the Company's pro forma revenues for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

    PORTFOLIO PURCHASING SERVICES. The Company offers portfolio purchasing services to a wide range of educational institutions, financial institutions, government agencies and retailers. The Company purchases large and diverse portfolios of non-performing consumer receivables both on an individually negotiated basis as well as through "forward flow" agreements. Most individually negotiated transactions involve tertiary paper (i.e., accounts that are greater than 360 days past due). Under forward flow agreements, the Company agrees to purchase charged-off receivables on a monthly basis as they become past due. Creditors selling portfolios to the Company realize a number of benefits, including

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
increased predictability of cash flow, reduction in monitoring and administrative expenses and reallocation of assets from non-core business functions to core business functions. As of September 30, 1996, on a pro forma basis after giving effect to the Payco Acquisition, the Company had purchased 119 portfolios at an aggregate cost of $113.2 million, representing over $3.5 billion in total face value of debt. On a combined basis after giving effect to the Payco Acquisition, portfolio purchasing accounted for approximately 20.3% and 25.1% of the Company's pro forma revenues for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

    The Company's purchased portfolios consist primarily of consumer loans and credit card receivables, student loan receivables and health club receivables, including portfolios purchased under a forward flow agreement. Consumer loans purchased include automobile receivables, mobile home receivables and commercial real estate receivables. The Company's most recent portfolio acquisitions have been primarily purchases pursuant to the Company's health club forward flow agreement. The Company continues to pursue acquisitions of portfolios in various industries for individually negotiated purchases.

    RELATED OUTSOURCING SERVICES. As the volume of consumer credit has expanded across a number of industries, credit grantors have begun demanding a wider range of outsourcing services. In response, the Company has developed a number of other accounts receivable management services. The Company leverages its operational expertise and call and data management technology by offering the following services: (1) contract management, through which the Company performs a range of accounts receivable management services at the customer's location,
(2) student loan billing, whereby the Company provides billing, due diligence and customer service services, (3) health care accounts receivable management, whereby the Company assumes responsibility for managing third-party billing, patient pay resolution, inbound and outbound patient communication services and cash application functions, (4) teleservicing, whereby the Company offers inbound and outbound calling programs to perform sales, customer retention programs, market research and customer service. On a combined basis after giving effect to the Payco Acquisition, these outsourcing services accounted for approximately 21.0% and 21.7% of the Company's pro forma revenues for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

OPERATIONS

    CONTINGENT FEE SERVICES. Once an account has been placed with the Company, the collection process consists of (1) locating and contacting the debtor through mail and telephone and (2) getting the debtor to settle his or her outstanding balance. Work standards (the method and order in which accounts are worked by the Company) may be specified by the credit issuer placing the accounts, and the Company is contractually bound to follow these work standards. Some accounts may have different work standards than others based on criteria such as account age or balance. For example, some customers require letters and telephone contacts for each debtor in the portfolio at regularly scheduled intervals, while others give the Company more discretion in its collection operations. In addition, the Company must comply with the federal Fair Debt Collection Practices Act and comparable state statutes, which restrict the methods it uses to collect consumer debt.

    Productivity standards are established by the Company using sophisticated statistical scoring models that are applied to each account. These scoring systems are developed using historical collection patterns of similar accounts. Once scored, the accounts are segmented into groups ranked by likelihood of repayment. Each group requires a different strategy to effect payment. This ranking process is critical as it greatly influences how profitably the accounts are worked. The objective is to maximize collections and to minimize expenses. For example, instead of sending letters to the entire account base, a targeted telemarketing campaign may be used to directly contact selected account groups, thus saving the costs associated with an unnecessary broad-based mail campaign.

    Once the work standards and productivity standards are established, this information is stored in an account database. This database holds the "inventory" of individual placed accounts and their respective work and productivity standards. The accounts are distributed to account representatives from the account database starting with the accounts with the highest likelihood of repayment. Automated predictive dialers and skip tracing databases are essential tools in the process of establishing contact with debtors. An automated predictive dialer extracts telephone numbers from the account database and makes a number of simultaneous calls based on account rankings. When the dialer detects a response to a call, it signals an available account representative and displays the appropriate data file on his or her screen. The dialing rate automatically adjusts to the number of available account representatives, creating significant cost efficiencies. Skip tracing databases facilitate the location of debtors whose accounts have wrong addresses and phone numbers. These databases contain a variety of information such as credit bureau reports, credit/loan applications, change of address notices, etc., and are continually updated with current addresses and phone numbers. Once an individual has been contacted, the account representative is authorized to negotiate a settlement in accordance with the work standards. According to the characteristics of the account, such as the age of the paper and the stage of placement, the settlement may include immediate payment, a mutually agreeable payment plan, a reduction in accrued interest, and, least likely, a reduction in principal.

    In the normal course of business, legal action is sometimes required. The Company's litigation process consists of various stages of escalating actions against the debtor-defendant, with each stage providing greater motivation than the last for payment in full. The stages consist of filing a suit, request for production of documents, depositions and motion for summary judgment. Each is a highly effective method of securing payment or a mutually agreeable payment plan.

    PORTFOLIO PURCHASING SERVICES. When considering the purchase of a new portfolio, the Company systematically analyzes and values the portfolio based on proprietary scoring models which evaluate the underlying accounts. The Company requests extensive information on the portfolio accounts, including whether payments have been made in the previous six months, the average age of the debtors, the number and locatability of skipped accounts, the debtor income range and geography, the average balance of other accounts and the age of the obligation. The Company conducts a detailed audit of the portfolio during which its auditors verify the accuracy of the characteristics of a statistically representative sample of accounts. Based upon a comparison of these and other portfolio characteristics with those of previously purchased portfolios, the Company constructs a liquidation model which becomes the basis for valuing the portfolio. The Company then submits a bid for the portfolio. Once the Company has purchased a portfolio, it uses a methodology similar to that employed in contingent fee servicing to collect on the accounts.

    As the Company owns the non-performing accounts, it has broad flexibility in its collection efforts. The Company can service the purchased portfolio over a period of time of 3 to 5 years, which allows it to make repeated efforts to locate debtors and request payment. Additionally, as the Company is not subject to customer work standards, it can work accounts in any order or fashion which it chooses and can work creatively with debtors to arrange for payment by restructuring terms over an extended period of time. As the principal holder of the debt, the Company also can offer debtors a reduction in accrued finance charges, and in certain limited circumstances, reductions in principal balances, in exchange for immediate payment.

    A record of all contacts with debtors is maintained in the mainframe system. Once a payment schedule has been established, the computer system monitors subsequent payments by the debtor and notifies an account representative if payment is not received within 2 days after a due date.

    RELATED OUTSOURCING SERVICES. The Company leverages its operational expertise and call and data management technology by offering a number of related outsourcing services, including: (1) contract management, through which the Company performs a range of accounts receivable management

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
services at the customer's location, (2) student loan billing, whereby the Company provides billing, due diligence and customer service services, (3) health care accounts receivable management, whereby the Company assumes responsibility for managing third-party billing, patient pay resolution, inbound and outbound patient communication services and cash application functions, and
(4) teleservicing, whereby the Company offers inbound and outbound calling programs to perform sales, customer retention programs, market research and customer service.

TECHNOLOGY AND SYSTEMS

    The Company utilizes a variety of management information and telecommunications systems to enhance productivity in all areas of its business. Each of the Company's four operating entities has developed its own accounts receivable management operating systems tailored to the needs of the particular customer base it serves. The Company's operating units use mainframe hardware configurations to operate a combination of proprietary and commercially-available software to prioritize account collections activity and maximize account representative contacts. The majority of the Company's software can be customized to accommodate specific work standards provided by the Company's customers.

    The Company believes that Payco's recently-developed World-class Integrated Network ("WIN") system provides the Company with one of the most technically advanced accounts receivable management systems in the industry. The WIN system, which is currently being installed throughout the Payco operating facilities, is a customized automated collections management system which integrates predictive dialers and access to consumer databases into the operating system. The WIN system enhances the Company's ability to service large customers by providing the flexibility to distribute account information for national clients among the Company's branches and then compile productivity results from each branch to provide the customer with one consolidated report. Additionally, the WIN system has customized modules which facilitate insurance billing services, early-out programs and complete outsourcing of the accounts receivable management process.

    In addition to the WIN system, API, Continental and Miller maintain operating systems and software which place them each among the technological leaders in the industry. At API, the Company utilizes proprietary debtor scoring models to evaluate prospective portfolio purchases and to properly price bids. The debtor scoring models analyze underlying portfolio accounts according to certain statistical measures and calculate a value for the portfolio. The Company's national data base, developed at Continental, aggregates information regarding consumers from various sources and contains the names, addresses and phone numbers for over 100 million people in the United States. The national database provides a proprietary and cost-effective means of "skiptracing," or locating account debtors. When used in connection with its account scoring models, Continental can effectively estimate which accounts have the highest probability of debtor contact and payment and focus its resources accordingly.

    In addition, the Company uses sophisticated telecommunications equipment, including automated predictive dialers. Predictive dialers extract telephone numbers from an account database and place simultaneous calls based on account rankings. Through interface with the Company's management information systems, the predictive dialer signals an available account representative and displays the relevant account information on his or her computer screen upon detecting a response to a call. The system automatically adjusts the rate of call placement based upon the number of available account representatives. Predictive dialers significantly increase account representative productivity, allowing experienced ones to complete 300 to 400 contacts in a single shift compared to 75 to 125 contacts a shift using conventional manual dialing.

    The Company expects to benefit from migrating the most advanced and effective technology of the Company among all of the Company's operating entities. For example, the national database can be

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used by each operating company to enhance the probability of locating debtors and effecting payment on accounts in a cost effective manner. Similarly, the most effective debtor scoring models developed throughout the Company can be shared with the other operating entities to improve the Company's statistical analysis of accounts and increase the efficiency by determining how and when accounts are worked.

SALES AND MARKETING

    On a combined basis, the Company has a sales force of approximately 170 sales representatives, providing comprehensive geographic coverage of the United States on a local, regional and national basis. Each of the operating companies maintains its own sales force and has a marketing strategy closely tailored to the credit-granting markets that it serves. The Company's primary sales and marketing objective is to expand its customer base in those customer industries in which it has a particular expertise and to target new customers in high growth end markets. The Company, through its established operating company brandnames, emphasizes its industry experience and reputation, two key factors considered by creditors when selecting an accounts receivable service provider. Increasingly, the Company will focus on cross-selling its full range of outsourcing services to its existing customers and will use its product breadth as a key selling point in creating new business. The Company's overall sales and marketing strategies are coordinated by the corporate office in Atlanta, which is also responsible for monitoring the sales performance of each of the operating entities.

CUSTOMERS

    The Company's customer base includes a full range of local, regional and national creditors. The Company's customers include American Express, The Chase Manhattan Bank, Citibank, Bank One, Discover Card, Ameritech, US West, AT&T, Sprint, the Internal Revenue Service and various student loan guaranty agencies (including the California Student Aid Commission, USA Group Guaranty Services Inc. and the Great Lakes Higher Education Corporation). On a combined basis, after giving effect to the Payco Acquisition, the Company's pro forma 1995 revenues were realized from the following customer industries:

                                                            % OF 1995
CUSTOMER INDUSTRY                                      PRO FORMA REVENUES
---------------------------------------------------  -----------------------
Education..........................................              28.3%
Health Care........................................              18.8
Retail.............................................              16.6
Banking/Credit Card................................              13.8
Telecommunications/Utilities.......................               6.7
Government.........................................               5.6
Commercial.........................................               5.0
Other..............................................               5.2

    On a combined basis, after giving pro forma effect to the Payco Acquisition, the largest customer accounted for less than 10% of the Company's pro forma 1995 revenues, and the top ten customers represented 25% of the Company's pro forma 1995 revenues. With its extensive national coverage, the Company believes that it is well-positioned to capitalize on the increased consolidation among the largest credit-granting entities.

FACILITIES

    On a combined basis, after giving pro forma effect to the Payco Acquisition, as of September 30, 1996, the Company operated 58 facilities in the U.S., all of which are leased. The Company's facilities are strategically located across the U.S. to give effective broad geographic coverage for customers.

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
EMPLOYEES

    On a combined basis, the Company employs approximately 4,300 people, of which 3,750 are account representatives, 170 are sales representatives and 380 work in corporate/administrative functions. None of the Company's employees are unionized, and the Company believes its relations with employees are satisfactory.

    The Company is committed to providing continuous training and performance improvement plans to increase the productivity of its account representatives. Account representatives receive extensive training in a classroom environment for several days on Company procedures, information systems and regulations regarding contact with debtors. The training includes technical topics, such as use of on-line collection systems and skip-tracing techniques and tools, as well as instruction regarding the Company's approach to the collection process and listening, negotiation and problem-solving skills, all of which are essential to efficient and effective collections.

    Account representatives are then assigned to work groups for a training period. Initially, the trainees only screen incoming calls. This allows less experienced account representatives to communicate with debtors in a less confrontational environment than may be experienced with outgoing calls. Additionally, the trainees are assigned accounts, which based upon scoring by the Company's information systems, have a higher likelihood of collection. After the training period, the account representatives begin working accounts directly.

    The Company also has extensive training programs for managers and supervisors. For example, to further improve the productivity and performance of its account representatives, the Company identifies and shares "best practices" company-wide. The Company believes its investment in training provides its account representatives with the skills and tools to collect amounts on placed and purchased accounts more efficiently.

COMPETITION

    The accounts receivable management industry is highly fragmented and competitive. According to the American Collectors Association, there are approximately 6,000 contingent fee service companies in the United States, with the 15 largest agencies currently receiving 33% of all accounts placed with outside collection agencies. Competition is based largely on recovery rates, industry experience and reputation and service fees. Large volume creditors typically employ more than one accounts receivable management company at one time, and often compare performance rates and rebalance account placements towards higher performing servicers. The largest competitors include Deluxe Corporation, Equifax Corporation, FCA International, First Data Corporation, G.C. Services and Union Corporation.

LEGAL PROCEEDINGS

    The Company is a defendant in various legal proceedings involving claims for damages which constitute ordinary routine litigation incidental to its business. In addition, Payco and its wholly owned subsidiary Payco-General American Credits, Inc. are party to a class-action lawsuit filed in July 1995 by Jimmy Rogers, Lillian H. Rogers, Randy Humphrey, Nancy Humphrey, Carol Christopher, David Clapper and Virginia Clapper, as individuals and as class representatives, in the Circuit Court of Etowah County, Alabama. The suit alleges that Payco-General American Credits, Inc., which was performing collection services on behalf of co-defendant Transamerica Business Credit Corporation ("Transamerica") committed violations of the FDCPA and Alabama state law. Plaintiffs demanded judgment against defendants for compensatory and punitive damages in an amount deemed appropriate by a jury, plus interest and the costs of the action. In January 1996, Transamerica filed a cross-claim against Payco-General American Credits, Inc., seeking judgment against Payco-General American Credits, Inc., for any liability, loss, cost or expense Transamerica has or will incur. Payco-General American Credits, Inc., has, in turn, filed a similar claim against Transamerica. On May 13, 1996, Transamerica entered into a settlement with the settlement class subject to court approval for a sum of $2.0 million plus $50,000 administrative fees, plus forgiveness of the debt of 1,818 debtors which Transamerica estimated at approximately $1.3 million. On August 1, 1996, the court approved the general settlement but reserved the right to approve individual settlements. Transamerica advised the court that the benefit to the class was $3.9 million which represents forgiveness of debt of $1.9 million (instead of the $1.3 million forgiveness of debt noted above). Furthermore, on August 1, 1996, the plaintiff's motion of certification of a class of 1,818 individuals to which letters were sent by Payco-General American Credits, Inc. was conditionally granted. The parties in the lawsuit have agreed to non-binding mediation and have agreed to utilize one mediator. The Company believes it has meritorious defenses to the complaint and the cross-claim in this suit and believes that the outcome of this litigation will not have a material adverse effect on the operations or the financial condition of the Company.


    In March 1995, Payco reached a settlement in its litigation with the Federal Trade Commission (the "FTC"), which had been pending in federal court in Wisconsin. In a complaint filed in August 1993, the FTC alleged that Payco had violated the FDCPA. Payco vigorously defended the case, and asserted that any violations of the Act were contrary to the policy and practice of Payco. The case was resolved with a Consent Decree, in which Payco did not admit any liability. Pursuant to the Consent Decree, Payco agreed to take additional steps to ensure compliance with the Act and paid a penalty of $500,000. The Company believes that compliance with provisions of the Consent Decree by Payco and its subsidiaries will not materially effect the Company's financial condition or ongoing operations.

GOVERNMENTAL REGULATORY MATTERS

    Certain of the Company's operations are subject to compliance with the FDCPA and comparable statutes in many states. Under the FDCPA, a third-party collection agency is restricted in the methods it uses to collect consumer debt. For example, a third-party collection agency is limited in communicating with persons other than the consumer about the consumer's debt, may not telephone at inconvenient hours and must provide verification of the debt at the consumer's request. Requirements under state collection agency statutes vary, with most requiring compliance similar to that required under the FDCPA. In addition, most states and certain municipalities require collection agencies to be licensed with the appropriate authorities before collecting debts from debtors within those jurisdictions. It is the Company's policy to comply with the provisions of the FDCPA, comparable state statutes and applicable licensing requirements. The Company has established policies and procedures to reduce the likelihood of violations of the FDCPA and related state statutes. All account representatives receive extensive training on these policies and must pass a test on the FDCPA. Each account representative's desk has a list of suggested and prohibited language by the telephone. The agents work in an open environment which allows managers to monitor interaction with debtors, and the system automatically alerts managers of potential problems if calls extend beyond a certain duration.

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                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    Directors of the Company are elected annually by its shareholders to serve during the ensuing year or until a successor is duly elected and qualified. Executive officers of the Company are duly elected by its Board of Directors to serve until their respective successors are elected and qualified. The following table sets forth certain information with respect to the directors and executive officers of the Company following the Payco Acquisition.

NAME                                                       AGE      POSITION
-----------------------------------------------------  -----------  -----------------------------------------------------
Jeffrey E. Stiefler..................................          50   Chairman of the Board of Directors
Timothy G. Beffa.....................................          45   Director, President and Chief Executive Officer
David E. De Leeuw....................................          52   Director
David E. King........................................          37   Director, Secretary and Treasurer
Tyler T. Zachem......................................          30   Director and Vice President
David G. Hanna.......................................          32   Director
Frank J. Hanna, III..................................          34   Director
Peter C. Rosvall.....................................          45   Director and Executive Vice President
James F. Whalen......................................          45   Executive Vice President and Chief Financial Officer
Dennis G. Punches....................................          60   Director

    JEFFREY E. STIEFLER (50), Chairman of the Board of Directors since January 1996. From June 1993 to September 1995, Mr. Stiefler was President and Director of American Express Company, where he had previously served in various capacities since 1983, including President and Chief Executive Officer of IDS Financial Services. Prior to joining the Company, Mr. Stiefler held various positions with the Meritor Financial Group, including Chairman of the Meritor Savings Bank Florida and the Meritor Savings Bank Washington, D.C., and Citicorp, including Vice President and Regional Business Manager of the New York Banking Division and Senior Vice President and Regional Business Manager of Nationwide Financial Services. Mr. Stiefler is an Operating Partner of McCown De Leeuw & Co. Mr. Stiefler currently serves as a director of National Computer Systems and chairman of International Data Response Corporation.

    TIMOTHY G. BEFFA (45), President, Chief Executive Officer and Director of the Company since August 1996. From August 1995 until August 1996, Mr. Beffa served as President and Chief Operating Officer of DIMAC Corporation ("DIMAC") and DIMAC DIRECT Inc. ("DDI"), divisions of Heritage Media Corp. , and as a director of DDI. From 1989 until August 1995, Mr. Beffa had served as a Vice President of DIMAC and as Senior Vice President and Chief Financial Officer of DDI. Prior to joining DIMAC, Mr. Beffa was Vice President of Administration and Controller for the International Division of Pet Incorporated, a food and consumer products company, where previously he had been Manager of Financial Analysis.

    DAVID E. DE LEEUW (52), Director of the Company since September 1995. Mr. De Leeuw is a managing general partner of MDC Management Company III, L.P., which is the general partner of McCown De Leeuw & Co. III, L.P. and McCown De Leeuw & Co. Offshore (Europe) III, L.P., a managing general partner of MDC Management Company IIIA, L.P., which is the general partner of McCown De Leeuw & Co. III
(Asia), L.P. and a member of Gamma Fund, LLC. He currently serves as a director of Vans, Inc., DEC International Inc., Nimbus CD International, Inc., Tiara Motorcoach Corporation and Papa Gino's Inc.

    DAVID E. KING (37), Secretary, Treasurer and Director of the Company since September 1995. Mr. King is a general partner of MDC Management Company III, L.P., which is the general partner of McCown De Leeuw & Co. III, L.P. and McCown De Leeuw & Co. Offshore (Europe) III, L.P., a general partner of MDC Management Company IIIA, L.P., which is the general partner of McCown De Leeuw & Co. III
(Asia), L.P. and a member of Gamma Fund, LLC. Mr. King has been associated with McCown De Leeuw & Co. since 1990. He currently serves as a director of DEC International Inc., International Data Response Corporation, Nimbus CD International, Inc., ASC Network Corp. and Fitness Holdings Inc.

    TYLER T. ZACHEM (30), Vice President and Director of the Company since September 1995. Mr. Zachem is a principal of MDC Management Company III, which is the general partner of McCown De Leeuw & Co. III, L.P. and McCown De Leeuw & Co. Offshore (Europe) III, L.P. and a principal of MDC Management Company IIIA, L.P., which is the general partner of McCown De Leeuw & Co. III (Asia), L.P. Mr. Zachem has been associated with McCown De Leeuw & Co. since July 1993. Mr. Zachem previously worked at McKinsey & Co. and McDonald & Company.

    DAVID G. HANNA (32), Director of the Company since September 1995. Mr. Hanna served as President of Account Portfolios, L.P. from November 1992 to September 1995 and as President of API from September 1995 to September 1996. From 1989 to November 1992, Mr. Hanna served as President of the Governmental Division of Nationwide Credit, Inc. David G. Hanna is the brother of Frank J. Hanna, III. Mr. Hanna is currently a director of The Button Gwinnett Financial Corp.

    FRANK J. HANNA, III (34), Director of the Company since September 1995. Mr. Hanna founded Account Portfolios, L.P. in July 1989, and served as its Chief Executive Officer until its acquisition by OSI in September 1995. From September 1995 to September 1996, Mr. Hanna served as Chief Executive Officer of API. From February 1988 to January 1990, Mr. Hanna served as Group Vice President of Nationwide Credit, Inc., a large accounts receivable management company. Frank
J. Hanna, III is the brother of David G. Hanna. Mr. Hanna currently serves as a director of Cerulean Companies, Inc.

    PETER C. ROSVALL (45), Executive Vice President and Director of the Company since January 1996. From June 1980 until its acquisition by OSI in January 1996, Mr. Rosvall served as President of Continental Credit Services, Inc.

    JAMES F. WHALEN (45), Executive Vice President and Chief Financial Officer of the Company since November 1996. From January 1996 until November 1996, Mr. Whalen served as Vice President of Business Operations for Dell Computer Corporation ("Dell"). From March 1994 until January 1996, Mr. Whalen served as controller of Dell. Prior to joining Dell, Mr. Whalen was controller of Protein Technologies International, Inc., a wholly owned subsidiary of Ralston Purina, from March 1990 until March 1994 and was Chief Financial Officer of Cincinnati Microwave, Inc. from May 1985 until March 1990.

    DENNIS G. PUNCHES (60), Director of the Company since November 1996. From May 1988 to October 1988 and January 1990 to November 1990, Mr. Punches served as Chairman of the Board of Directors of Payco American Corporation. From October 1988 to January 1990, Mr. Punches served as Co-Chairman of the Board of Directors of Payco American Corporation. From 1969 to January 1990, Mr. Punches served as President and Chief Executive Officer of Payco American Corporation.

EXECUTIVE COMPENSATION

    The following table sets forth information concerning the compensation paid or accrued for the year ended December 31, 1996 for the Chief Executive Officer and the other most highly compensated executive officers of the Company.

SUMMARY COMPENSATION TABLE


     NAME AND                                                                  COMMON STOCK          ALL OTHER
     PRINCIPAL POSITION                               SALARY ($)   BONUS($)     OPTIONS (#)       COMPENSATION($)
----------------------------------------------------  -----------  ---------  ---------------  ---------------------
Timothy G. Beffa....................................      103,846    200,000      131,421.66            --
James F. Whalen.....................................       20,532    100,000       50,000.00            --
Allen M. Capsuto....................................      188,461    175,000       46,088.67            --
David B. Kreiss.....................................      245,769     --           57,610.83            --
Gregory M. Shelton..................................      143,365     --           46,088.67            --


------------------------

(1) Represents total salary paid by the Company in fiscal year 1996 based on annual salaries of $300,000, $200,000, $200,000, $300,000 and $175,000 for
    Messrs. Beffa, Whalen, Capsuto, Kreiss and Shelton, respectively.

    On October 23,1996, Mr. Kreiss, formerly a director of the Company and President and Chief Executive Officer of API, and Mr. Shelton, formerly Executive Vice President of the Company, resigned from the Company. Mr. Capsuto, formerly Senior Vice President--Finance and Chief Financial Officer, resigned from the Company, such resignation to be effective on January 24, 1997.

    On August 27, 1996, OSI entered into an employment agreement with Timothy G. Beffa. Pursuant to the employment agreement, Mr. Beffa serves as Chief Executive Officer of the Company. Mr. Beffa receives an annual salary of $300,000 and received a bonus of $200,000 for fiscal year 1996. Commencing in fiscal year 1997, Mr. Beffa is eligible for an annual bonus of up to 100% of his annual base salary. Effective October 9, 1996, Mr. Beffa received options to purchase 131,421.66 shares of common stock of the Company, which options vest upon the satisfaction of certain performance targets and/or the occurrence of certain liquidity events.


    On November 27, 1996, OSI entered into an employment agreement with James F. Whalen. Pursuant to the employment agreement, Mr. Whalen serves as Chief Financial Officer of the Company. Mr. Whalen receives an annual base salary of $200,000 and received a bonus of $100,000 for fiscal year 1996. Commencing in fiscal year 1997, Mr. Whalen is eligible for an annual bonus of up to fifty percent of his annual base salary. Effective November 27, 1996, Mr. Whalen received options to purchase 50,000 shares of common stock of the Company, which options vest upon the satisfaction of certain performance targets and/or the occurrence of certain liquidity events.


DIRECTOR COMPENSATION


    Non-employee directors of OSI receive $2,000 per regularly scheduled meeting of the Board of Directors, $1,000 per special meeting of the Board of Directors and $500 per Committee meeting plus, in each case, reimbursement for travel and out-of-pocket expenses incurred in connection with attendance at all such meetings. No other director of OSI receives compensation from OSI for performance of services as a director of OSI (other than reimbursement for travel and out-of-pocket expenses incurred in connection with attendance at Board of Director meetings). Effective February 16, 1996, Mr. Steifler received options to purchase 23,044.33 shares of common stock of the Company, which options vest upon the satisfaction of certain performance targets and/or the occurrence of certain liquidity events.


OPTION PLANS

    The Company maintains a 1995 Stock Option and Stock Award Plan (the "Stock Option Plan"). The Stock Option Plan is administered by the Compensation Committee of the Board of Directors of the Company. Under the Stock Option Plan, the Compensation Committee may grant or award (a) options to purchase stock of the Company (which may be either incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or stock options other than ISOs), (b) stock appreciation rights granted in conjunction with stock options, (c) restricted stock, or (d) bonuses payable in stock, to key salaried employees of the Company, including officers, as well as to consultants of the Company, but excluding non-employee directors.

    A total of 304,255 shares of common stock of the Company are reserved for issuance under the Stock Option Plan. As of January 15, 1997, options to purchase 199,465.99 shares of the Company's common stock are outstanding under the Stock Option Plan.

                               SECURITY OWNERSHIP


    The authorized capital stock of the Company consists of (i) 1,000,000 shares of Preferred Stock, no par value (the "Preferred Stock"), of which 865,280.01 shares are issued and outstanding, (ii) 7,500,000 shares of Voting Common Stock, par value $.01 per share (the "Voting Common Stock"), of which 3,425,126.01 are issued and outstanding, (iii) 7,500,000 shares of Class A Non-Voting Common Stock, par value $.01 per share (the "Class A Non-Voting Common Stock"), of which 391,740.58 are issued and outstanding, (iv) 500,000 shares of Class B Non-Voting Stock, par value $.01 per share (the "Class B Non-Voting Common Stock"), of which 400,000 are issued and outstanding, and (v) 1,500,000 shares of Class C Non-Voting Common Stock, par value $.01 per share (the "Class C Non-Voting Common Stock" and together with the Class A Non-Voting Common Stock and the Class B Non-Voting Common Stock, the "Non-Voting Common Stock," and together with the Voting Common Stock, the "Common Stock"), of which 1,040,000 are issued and outstanding. In addition, a total of 46,088.67 shares of Voting Common Stock were issuable upon exercise of warrants held by certain warrantholders, and 204,465.99 shares of Voting Common Stock were issuable upon the exercise of certain management options.


    Each holder of Voting Common Stock has one vote for each share of Voting Common Stock held by such holder on all matters to be voted upon by the stockholders of the Company. The holders of Preferred Stock have no voting rights except as expressly provided by law and the holders of Non-Voting Common Stock have no voting rights other than the right to vote as a separate class on certain matters that would adversely the rights of such holders. Each share of Preferred Stock is convertible into one share of Common Stock at the holder's option at any time after September 20, 1996. The Company may, at its sole option, upon written notice to the holders of Preferred Stock, redeem any or all of the shares of Preferred Stock outstanding for $12.50 per share plus cash equal to all accrued and unpaid dividends through the redemption date, whether or not such dividends have been authorized or declared. Each share of Voting Common Stock is convertible into one share of Class A Non-Voting Common Stock at the holder's option, and each share of Class A Non-Voting Common Stock is convertible into one share of Voting Common Stock at the holder's option. Each share of Class B Non-Voting Common Stock and Class C Non-Voting Common Stock is convertible into one share of Voting Common Stock, at the holder's option, upon the occurrence of certain "Conversion Events," as defined in the Company's certificate of incorporation.

    The following table sets forth the number and percentage of shares of each class of the Company's capital stock beneficially owned as of January 15, 1997 by (i) each person known to the Company to be the beneficial owner of more than 5% of any class of the Company's equity securities, (ii) each of the Company's directors and nominees, and (iii) all directors and executive officers of the Company as a group.

                                                                                            AMOUNT
                                                                                         AND NATURE OF     PERCENT
                                                 NAME AND ADDRESS                         BENEFICIAL         OF
TITLE OF CLASS                                   BENEFICIAL OWNER                          OWNERSHIP      CLASS(1)
--------------------------  ----------------------------------------------------------  ---------------  -----------
Preferred Stock             McCown De Leeuw & Co. III, L.P.(2)........................       576,852.97        66.6%
                            McCown De Leeuw & Co. Offshore (Europe) III, L.P.(2)......       576,852.97        66.6%
                            McCown De Leeuw & Co. III (Asia), L.P.(2).................       576,852.97        66.6%
                            Gamma Fund LLC(2).........................................       576,852.97        66.6%
                            Rainbow Trust One(3)......................................       144,214.02        16.7%
                            Rainbow Trust Two(4)......................................       144,213.02        16.7%
                            David E. De Leeuw(2)......................................       576,852.97        66.6%
                            David E. King(2)..........................................       576,852.97        66.6%
                            Frank J. Hanna, III(3)....................................       144,214.02        16.7%
                            David G. Hanna(4).........................................       144,213.02        16.7%
                            All directors and officers as a group(2)(3)(4)............       865,280.01       100.0%

Voting Common Stock         McCown De Leeuw & Co. III, L.P.(5)........................     1,897,793.01        55.4%
                            McCown De Leeuw & Co. Offshore (Europe) III, L.P.(5)......     1,897,793.01        55.4%
                            McCown De Leeuw & Co. III (Asia), L.P.(5).................     1,897,793.01        55.4%
                            Gamma Fund LLC(5).........................................     1,897,793.01        55.4%
                            Rainbow Trust One(3)......................................       466,667.00        13.6%
                            Rainbow Trust Two(4)......................................       466,666.00        13.6%
                            Peter C. Rosvall..........................................       383,600.00        11.2%
                            David E. De Leeuw(5)......................................     1,897,793.01        55.4%
                            David E. King(5)..........................................     1,897,793.01        55.4%
                            Frank J. Hanna,III(3).....................................       466,667.00        13.6%
                            David G. Hanna(4).........................................       466,666.00        13.6%
                            All directors and officers as a group(3)(4)(5)............     3,214,726.01        93.9%

Class A Non-Voting          McCown De Leeuw & Co. III, L.P.(6)........................       391,740.58       100.0%
Common Stock                David E. De Leeuw(6)......................................       391,740.58       100.0%
                            David E. King(6)..........................................       391,740.58       100.0%
                            All directors and officers as a group(6)..................       391,740.58       100.0%

Class B Non-Voting Common   Chase Equity Associates, L.P.(7)..........................       400,000.00       100.0%
Stock                       All directors and officers as a group.....................             0.00        0.00%

Class C Non-Voting          MLQ Investors, L.P.(8)....................................       640,000.00        61.5%
Common Stock                The Clipper Group(9)......................................       400,000,00        38.5%
                            All directors and officers as a group.....................             0.00        0.00%

------------------------

(1) The information as to beneficial ownership is based on statements furnished to the Company by the beneficial owners. As used in this table, "beneficial ownership" means the sole or shared power to vote, or direct the voting of a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or direct the disposition of). A person is deemed as of any date to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person named above, any security that such person has the right to acquire within 60 days of the date of calculation is deemed to be outstanding, but is not deemed to be outstanding for purposes of computing the percentage ownership of any other person.

(2) Shares of Preferred Stock are convertible, at the holder's option, into an identical number of shares of Common Stock at any time after September 20, 1996. Includes 511,957.01 shares owned by McCown De Leeuw & Co. III, L.P., an investment partnership whose general partner is MDC Management Company III, L.P. ("MDC III"), 43,263.98 shares held by McCown De Leeuw & Co. Offshore (Europe) III, L.P., an investment partnership whose general partner is MDC III, 10,094.92 shares held by McCown De Leeuw & Co. III (Asia), L.P., an investment partnership whose general partner is MDC Management Company IIIA, L.P. ("MDC IIIA"), and 11,537.06 shares owned by Gamma Fund LLC, a California limited liability company. The voting members of Gamma Fund LLC are George E. McCown, David De Leeuw, David E. King, Robert B. Hellman, Jr., Charles Ayres and Steven Zuckerman, who are also the only general partners of MDC III and MDC IIIA. Dispositive decisions regarding the Preferred Stock are made by Mr. McCown and Mr. De Leeuw, as Managing General Partners of each of MDC III and MDC IIIA, who together have more than the required two-thirds-in-interest vote of the Managing General Partners necessary to effect such decision on behalf of any such entity. Dispositive decisions regarding the Preferred Stock owned by Gamma Fund LLC are made by a vote or consent of a majority in number of the voting members of Gamma Fund LLC. Messrs. McCown, De Leeuw, King, Hellman, Ayres and Zuckerman have no direct ownership of any shares of Preferred Stock and disclaim beneficial ownership of any shares of Preferred Stock except to the extent of their proportionate partnership interests or membership interests (in the case of Gamma Fund
    LLC). The address of all the above-mentioned entities is c/o McCown De Leeuw & Co., 3000 Sand Hill Road, Building 3, Suite 290, Menlo Park, California 94025.

(3) Shares of Preferred Stock are convertible, at the holder's option, into an identical number of shares of Common Stock at any time after September 20, 1996. Frank J. Hanna, III, a director of the Company, is trustee of Rainbow Trust One. The address of Rainbow Trust One is c/o HBR Capital, Two Ravinia Drive, Suite 1750, Atlanta, Georgia 30346.

(4) Shares of Preferred Stock are convertible, at the holder's option, into an identical number of shares of Common Stock at any time after September 20, 1996. David G. Hanna, a director of the Company, is trustee of Rainbow Trust Two. The address of Rainbow Trust Two is c/o HBR Capital, Two Ravinia Drive, Suite 1750, Atlanta, Georgia 30346.

(5) Includes 1,640,220.48 shares owned by McCown De Leeuw & Co. III, L.P., an investment partnership whose general partner is MDC III, 171,715.02 shares held by McCown De Leeuw & Co. Offshore (Europe) III, L.P., an investment partnership whose general partner is MDC III, 40,066.84 shares held by McCown De Leeuw & Co. III (Asia), L.P., an investment partnership whose general partner is MDC IIIA, and 45,790.67 shares owned by Gamma Fund LLC, a California limited liability company. The voting members of Gamma Fund LLC are George E. McCown, David De Leeuw, David E. King, Robert B. Hellman, Jr., Charles Ayres and Steven Zuckerman, who are also the only general partners of MDC III and MDC IIIA. Voting and dispositive decisions regarding the Voting Common Stock are made by Mr. McCown and Mr. De Leeuw, as Managing General Partners of each of MDC III and MDC IIIA, who together have more than the required two-thirds-in-interest vote of the Managing General Partners necessary to effect such decision on behalf of any such entity. Voting and dispositive decisions regarding the Voting Common Stock owned by Gamma Fund LLC are made by a vote or consent of a majority in number of the voting members of Gamma Fund LLC. Messrs. McCown, De Leeuw, King, Hellman, Ayres and Zuckerman have no direct ownership of any shares of Voting Common Stock and disclaim beneficial ownership of any shares of Voting Common Stock except to the extent of their proportionate partnership interests or membership interests (in the case of Gamma Fund LLC).

(6) Shares of Class A Non-Voting Common Stock are convertible, at the holder's option, into an identical number of shares of Voting Common Stock at the holder's option. See "Security Ownership." The general partner of McCown De Leeuw & Co. III, L.P. is MDC III. The only general partners of MDC III are George E. McCown, David De Leeuw, David E. King, Robert B. Hellman, Jr., Charles Ayres and Steven Zuckerman. Dispositive decisions regarding the Class A Non-Voting Common Stock are made by Mr. McCown and Mr. De Leeuw, as Managing General Partners of MDC III, who together have more than the required two-thirds-in-interest vote of the Managing General Partners necessary to effect such decision on behalf of any such entity. Messrs. McCown, De Leeuw, King,

    Hellman, Ayres and Zuckerman have no direct ownership of any shares of Class A Non-Voting Common Stock and disclaim beneficial ownership of any shares of Class A Non-Voting Common Stock except to the extent of their proportionate partnership interests. The address of each of the above-mentioned entities is c/o McCown De Leeuw & Co., 3000 Sand Hill Road, Building 3, Suite 290, Menlo Park, California 94025.

(7) Shares of Class B Non-Voting Common Stock are convertible, at the holder's option, into an identical number of shares of Voting Common Stock upon the occurrence of certain "Conversion Events," as defined in the Company's certificate of incorporation. See "Security Ownership." The general partner of Chase Equity Associates, L.P. is Chase Capital Partners. The address of each of these entities is c/o Chase Capital Partners, 380 Madison Ave., 12th Floor, New York, New York 10017.

(8) Shares of Class C Non-Voting Common Stock are convertible, at the holder's option, into an identical number of shares of Voting Common Stock upon the occurrence of certain "Conversion Events," as defined in the Company's certificate of incorporation. See "Security Ownership." The general partner of MLQ Investors, L.P. is MLQ, Inc. The address of each of these entities is c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004.

(9) Shares of Class C Non-Voting Common Stock are convertible, at the holder's option, into an identical number of shares of Voting Common Stock upon the occurrence of certain "Conversion Events," as defined in the Company's certificate of incorporation. See "Security Ownership." Consists of shares held as follows: Clipper Capital Associates, L.P. ("CCA"), 9,268.50 shares; Clipper/Merchant Partners, L.P., 102,642.16 shares; Clipper Equity Partners I, L.P., 90,168.81 shares; Clipper/Merban, L.P. ("Merban"), 120,225.07 shares; Clipper/European Re, L.P., 60,112.54 shares; and CS First Boston Merchant Investments 1995/96, L.P. ("Merchant"), 17,582.92 shares. CCA is the general partner of all of the Clipper Group partnerships other than Merchant. The general partner of CCA is Clipper Capital Associates, Inc. ("CCI"), and Mr. Robert B. Calhoun, Jr. is the sole stockholder and a director of CCI. Clipper Capital Partners, an affiliate of Mr. Calhoun, has sole investment power with respect to the shares beneficially owned by Merchant. As a result, each of Mr. Calhoun, CCA and CCI is deemed to beneficially own all shares of Class C Non-Voting Common Stock beneficially owned by the Clipper Group (other than Merchant), and Mr. Calhoun is deemed to beneficially own the shares of Class C Non-Voting Common Stock beneficially owned by Merchant. Merchant Capital, Inc. ("Merchant Capital"), an affiliate of CS First Boston Corporation, is the general partner of Merchant and the 99% limited partner of Clipper/Merchant Partners, L.P. CS Holding, an affiliate of CS First Boston Corporation, is the indirect 99% limited partner of Merban. None of Merchant, Merchant Capital, CS First Boston Corporation and CS Holding is an affiliate of Clipper or CCA. The address for Merchant is 11 Madison Avenue, 26th Floor, New York, NY 10010, the address for Clipper/European Re, L.P. and Merban is c/o CITCO, De Ruyterkade, 62, P.O. Box 812, Curacao, Netherlands Antilles, and the address for all other Clipper Group entities is 11 Madison Avenue, 26th Floor, New York, NY 10010.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ACQUISITION ARRANGEMENTS

    As a condition to entering into the Merger Agreement, the Company required Payco to enter into covenant not-to-compete agreements and employment or consulting agreements with certain of the executive officers and directors of Payco, which agreements became effective upon consummation of the Merger, as follows: (i) a consulting agreement with Dennis G. Punches, Chairman of the Board of Payco prior to the Merger, in which he has agreed to make himself available to consult with Payco for a period of three years after November 6, 1996 (the date on which the Merger was consummated) (the "Effective Time") and providing for a payment to him of $150,000 at the conclusion of the three year period plus reimbursement of expenses, (ii) a covenant not-to-compete agreement with Dennis G. Punches which prohibits him from engaging in the accounts receivable management business in North America (including Canada, Mexico and Puerto Rico) and any other jurisdiction where Payco is doing business or qualified to do business for a period of three years after the Effective Time in consideration of a lump sum payment to him at the Effective Time of $3,000,000,
(iii) employment agreements with six other directors and executive officers of Payco, namely Messrs. Neal R. Sparby, William W. Kagel, Alvin W. Keeley, Patrick
E. Carroll, David S. Patterson and James R. Bohmann, pursuant to which they will be employed by Payco in their present capacities for a period of one year after the Effective Time at salaries that range from $189,000 to $246,413, annually, and which require payment of any bonus due and continued payment of base salary for the remaining portion of such one year period (offset by remuneration from other employment) if the employee is terminated without cause during the initial one year term, and (iv) covenant not-to-compete agreements with the six directors and executive officers of Payco referred to in clause (iii), above, prohibiting them from engaging in the accounts receivable management business in any jurisdiction where Payco is doing business or qualified to do business for a period of one year after the Effective Time in consideration of lump sum payments made to them upon the closing of the Payco Acquisition, ranging in amount from $25,000 to $100,000. In addition, the Company required Payco to enter into employment agreements on similar terms with two other executive officers of Payco who are not directors and to enter into covenant not-to-compete agreements with such officers and also with Joseph T. Treleven, Director of Mergers/Acquisitions of Payco, pursuant to which he was paid $200,000 and will be restricted from competing with Payco for a three year period.

ADVISORY SERVICES AGREEMENT

    On September 21, 1995 the Company entered into an Advisory Services Agreement (the "Advisory Services Agreement") with MDC Management Company III, L.P. ("MDC Management"), an affiliate. Under the Advisory Services Agreement, MDC Management provides consulting, financial, and managerial functions for a $300,000 annual fee. The Advisory Services Agreement expires September 21, 2005 and is renewable annually thereafter, unless terminated by the Company. The Company may terminate the Advisory Services Agreement at any time for cause by written notice to MDC Management authorized by a majority of the directors other than those who are partners, principals or employees of MDC Management or any of its affiliates. The Advisory Services Agreement may be amended by written agreement of MDC Management and the Company. The Company believes that the terms of and fees paid for the professional services rendered are at least as favorable to the Company as those which could be negotiated with a third party.

    Upon closing of the Transactions, MDC Management received a one-time fee of $3,000,000 for financial advisory services provided to OSI in connection therewith.

CERTAIN INTERESTS OF INITIAL PURCHASERS

    Goldman Sachs and its affiliates have certain interests in the Company in addition to being an Initial Purchaser of the Notes. Goldman Sachs also served as financial advisor to OSI in connection with the

Payco Acquisition and received certain fees and reimbursement of expenses in connection therewith. Moreover, Goldman Sachs acted as co-arranger and Goldman Sachs Credit Partners, L.P., an affiliate of Goldman Sachs, acts as co-administrative agent and lender in connection with the New Bank Credit Facility and receives certain fees and reimbursement of expenses in connection therewith. MLQ Investors, L.P., an affiliate of Goldman Sachs, owns a non-voting equity interest in the Company. See "Security Ownership."

    In addition to acting as an Initial Purchaser of the Notes, Chase Securities Inc. ("Chase Securities") and its affiliates have certain other relationships with the Company. Chase Securities acted as co-arranging agent and The Chase Manhattan Bank, an affiliate of Chase Securities, acts as co-administrative agent and a lender under the New Bank Credit Facility and each receives customary fees and reimbursement of expenses in connection therewith. Additionally, Chase Equity Associates, L.P., an affiliate of Chase Securities, owns a non-voting equity interest in the Company. See "Security Ownership."

ARRANGEMENTS WITH CERTAIN AFFILIATES

    Payco leases its corporate headquarters in Brookfield, Wisconsin, its data processing center in New Berlin, Wisconsin and the office space for three of its collection operations from partnerships in which certain officers of Payco are the principal partners. The terms of the leases provided for aggregate annual payments of approximately $2.4 million, $2.2 million and $2.1 million for the three years ended December 31, 1995, 1994 and 1993. Such lease amounts are subject to an escalation adjustment, not to exceed 5% annually. All operating and maintenance costs associated with these buildings are paid by Payco. The Company believes that the terms of these leases are at least as favorable as could have been obtained in arms-length negotiations with an unaffiliated lessor.

MASTER SERVICES AGREEMENT

    APLP has entered into a Master Services Agreement (the "Master Services Agreement") with HBR Capital, Ltd. ("HBR"), which is wholly owned by David G. Hanna and Frank J. Hanna, III. Under the Master Services Agreement, HBR provides certain management and investment services to APLP for a monthly fee of $50,000. The Master Services Agreement expires on October 1, 1997 and is renewable annually thereafter, unless terminated by either party. The Master Services Agreement can be terminated upon mutual written agreement of the parties or by one party after a breach by the other party that is not cured within 15 days of the date of written notice by the non-breaching party. The Company believes that the terms of and the fees paid for the professional services rendered are at least as favorable to APLP as those which could be negotiated with a third party.

    Upon closing of the Transactions, HBR received a one-time fee of $600,000 for financial advisory services provided to OSI in connection therewith.

          DESCRIPTION OF NEW BANK CREDIT FACILITY; OTHER INDEBTEDNESS

    NEW BANK CREDIT FACILITY. The Company has entered into a Credit Agreement with Goldman Sachs Credit Partners L.P. ("GSCP"), an affiliate of Goldman Sachs, The Chase Manhattan Bank ("Chase"), its affiliate Chase Securities Inc. ("Chase Securities") and various lenders party thereto providing for (i) syndicated senior secured term loan facilities aggregating $142.0 million (the "Term Facilities") and (ii) a senior secured revolving credit facility of up to $58.0 million (the "Revolving Facility," and together with the Term Facilities, the "Senior Facilities"). In connection with such financing, GSCP acted as Syndication Agent, GSCP and Chase Securities acted as Co-Arrangers, and GSCP and Chase act as Co-Administrative Agents.

    The Term Facilities consist of (i) a Tranche A Term Loan of $71.0 million and (ii) a Tranche B Term Loan of $71.0 million. The Term Facilities provide for quarterly amortization until final maturity. The Tranche A Term Loan will mature on October 15, 2001, and the Tranche B Term Loan will mature on October 15, 2003.

    In addition, the Company will be required to make prepayments on the Senior Facilities under certain circumstances, including upon certain asset sales and issuance of equity securities. The Company will also be required to make prepayments on the Senior Facilities in an amount equal to 50% of the Company's Consolidated Excess Cash Flow (as defined therein) in 1998 and thereafter and upon receipt of cash proceeds from property and casualty insurance or condemnation awards. These mandatory prepayments will be applied to prepay the Senior Facilities in the following order: first, to the Term Facilities, ratably among each tranche, and second, to the permanent reduction of the Revolving Facility. Subject to reduction in the event the Company meets leverage and interest coverage tests, the Tranche A Term Loan bears interest, at the Company's option, (a) at a base rate equal to the greater of the federal funds rate plus 0.5% or Chase's customary base rate, plus 1.5% or (b) at the reserve adjusted Eurodollar rate plus 2.5%. The Tranche B Term Loan bears interest, at the Company's option, (a) at a base rate equal to the greater of the federal funds rate plus 0.5% or Chase's customary base rate, plus 2.0% or (b) at the reserve adjusted Eurodollar rate plus 3.0%. As shown in Note (j) to the Pro Forma Consolidated Statement of Operations, interest expense, excluding amortization of debt issuance costs, for the year ended December 31, 1995, on a pro forma basis, on the $142.0 million of Term Facilities would have been $11.3 million based on scheduled repayments.

    Subject to certain conditions, the Company has the ability to borrow an additional $58.0 million for working capital, general corporate purposes and acquisitions under the Revolving Facility.

    The Revolving Facility has a term of five years and is fully revolving until final maturity. Subject to reduction in the event the Company meets certain leverage and interest coverage tests, the Revolving Facility bears interest, at the Company's option, (a) at a base rate equal to the greater of the federal funds rate plus 0.5% or Chase's customary base rate, plus 1.5% or (b) at the reserve adjusted Eurodollar rate plus 2.5%.

    The Senior Facilities are guaranteed by all of the Company's present wholly-owned domestic Subsidiaries and are secured by all of the stock of the Company's present wholly-owned domestic Subsidiaries and by substantially all of the Company's domestic property and assets. Any additional domestic subsidiaries formed by the Company that become guarantors under the Senior Facilities will also jointly and severally guarantee the Company's payment obligations on the Notes on a senior subordinated basis and the Company will pledge the stock of any such subsidiaries.

    The Senior Facilities contain certain financial covenants, including, but not limited to, covenants related to interest coverage, fixed charge coverage, a leverage test and a limitation on capital expenditures. In addition, the Senior Facilities contain other affirmative and negative covenants relating to (among other things) liens, negative pledge, limitations on other debt, transactions with affiliates, mergers and acquisitions, sales of assets, leases, portfolio purchases, restricted junior payments, capital expenditures, guarantees and investments. The financial covenants require the Company to maintain (i) a minimum interest coverage ratio (as defined therein) of 2.25:1.00 until December 31, 1997, increasing to 2.50:1.00 thereafter until December 31, 1998, increasing to 2.75:1.00 thereafter until December 31, 1999, and then increasing to 3.00:1.00 thereafter until termination; (ii) a maximum leverage ratio (as defined therein) of 4.00:1.00 until December 31, 1977, decreasing to 3.75:1.00 thereafter until December 31, 1998, decreasing to 3.50:1.00 thereafter until December 31, 1999, decreasing to 3.25:1.00 thereafter until December 31, 2000, decreasing to 3.00:1.00 thereafter until December 31, 2001, and then decreasing to 2.75:1.00 thereafter until termination; (iii) a minimum fixed charge ratio (as defined therein) of not less than 1.05:1.00; and (iv) a maximum consolidated maintenance capital expenditures amount (as defined therein) of $3 million from November 6, 1996 through December 31, 1996, and $8 million for each calendar year thereafter. The Senior Facilities contain customary events of default for highly-leveraged financings, including certain changes in control of the Company.

    The Senior Facilities allow the Company to use the Senior Facilities for future acquisitions generally so long as (i) the Company is able to maintain its interest coverage ratio at a level equal to the level referred to above for the applicable period plus 0.25 pro forma for the acquisition; (ii) the Company is able to maintain its leverage ratio at a level equal to the level referred to above for the applicable period minus 0.25 pro forma for the transaction; (iii) the aggregate amount expended for such acquisitions shall not exceed $30 million during any successive 12-month period; and (iv) that portion of consolidated EBITDA attributable to any assets acquired in the acquisition as projected by the Company for the twelve-month period immediately following the date of such acquisition, shall not exceed 20% of consolidated EBITDA for the four fiscal quarter period most recently ended prior to the date of such acquisition.

    OTHER INDEBTEDNESS. One note, in the principal amount of $5 million, which bears interest at the rate of 9% per annum and is due on July 10, 2001, remains outstanding as an obligation of the Company following the Payco Acquisition. The note ranks PARI PASSU in right of payment with the Notes.

                              DESCRIPTION OF NOTES

GENERAL

    The New Notes will be issued, and the Old Notes were issued, under an Indenture dated as of November 6, 1996 (the "Indenture") among the Company, the Guarantors and Wilmington Trust Company, as trustee (the "Trustee"). For purposes of the following summary, the Old Notes and the New Notes shall be collectively referred to as the "Notes." The terms and conditions of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture. The following statements are summaries of the provisions of the Notes and the Indenture and do not purport to be complete. Such summaries make use of certain terms defined in the Indenture and are qualified in their entirety by express reference to the Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain Definitions." A copy of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The term "Company" as used in this Description of Notes refers only to OSI and does not include any of its subsidiaries.

    The Notes are general unsecured obligations of the Company and are subordinated in right of payment to all Senior Debt of the Company, whether outstanding on the date of the Indenture or incurred thereafter. See
"-- Subordination." The Company's obligations under the Notes are unconditionally guaranteed on an unsecured, senior subordinated basis, jointly and severally, by each of the domestic Subsidiaries of the Company that are Restricted Subsidiaries and each Subsidiary of the Company that becomes a guarantor under the New Bank Credit Facility. See "-- Subsidiary Guarantees."

    As of the date of the Indenture, all of the Company's Subsidiaries are Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

    The New Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as paying agent and registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the registrar, which initially will be the Trustee's corporate trust office. The Company may change any paying agent and registrar without notice to holders of the Notes (the "Holders"). The Company will pay principal (and premium, if any) on the Notes at the Trustee's corporate office in New York, New York. At the Company's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered addresses of the Holders. Any Old Notes that remain outstanding after the completion of the Exchange Offer, together with the New Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture. See "The Exchange Offer" and "Old Notes Registration Rights."

PRINCIPAL, MATURITY AND INTEREST

    The Notes will be limited in aggregate principal amount to $100.0 million and will mature on November 1, 2006. Interest on the Notes will accrue at the rate of 11% per annum and will be payable in cash semi-annually in arrears on May 1 and November 1, commencing on May 1, 1997, to Holders of record on the immediately preceding April 15 and October 15. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, interest and premium, if any, on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; PROVIDED that all payments with respect to the Global Note and definitive notes the Holders of which have given wire transfer instructions to the

Company is required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in minimum denominations of $1,000 and integral multiples thereof.

SETTLEMENT AND PAYMENT

    Settlement for the Notes will be made in immediately available funds. Payments by the Company in respect of the Notes (including principal, interest and premium, if any) will be made in immediately available funds. The Notes are expected to be eligible to trade in the PORTAL Market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in the Notes will, therefore, be required by the Depositary to be settled in immediately available funds. No assurance can be given as to the effect, if any, of such settlement arrangements on trading activity in the Notes.

    Because of time zone differences, the securities account of a Euroclear or CEDEL participant purchasing an interest in the Global Note from a Participant (as defined herein) in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear and CEDEL) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or CEDEL as a result of sales of interests in the Global Note by or through a Euroclear or CEDEL participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following DTC's settlement date.

SUBORDINATION

    The payment of principal of, interest, premium, if any, on, and all other Obligations in respect of, the Notes is subordinated in right of payment, in certain circumstances as set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

    The Indenture provides that, upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the documents relating to the applicable Senior Debt, whether or not the claim for such interest is allowed as a claim in such proceeding) before the Holders of Notes will be entitled to receive any payment on account of any Obligations with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full in cash or Cash Equivalents, any distribution to which the Holders of Notes would be entitled will be made to the holders of Senior Debt (except that Holders of Notes may receive Permitted Junior Securities and payments made from the trust described below under "-- Legal Defeasance and Covenant Defeasance").

    The Indenture also provides that the Company may not make any payment on account of any Obligations in respect of the Notes (except in Permitted Junior Securities or from the trust described below under "-- Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing, or any judicial proceeding is pending to determine whether any such default has occurred, or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits, or would permit, with the passage of time or the giving of notice or both, holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company of the holders of any Designated Senior Debt. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived or shall have ceased to exist, unless another default, event of default or other event that would prohibit such payment shall have occurred and be continuing, or all Obligations in respect of such Designated Senior Debt shall have been paid in full in cash or Cash Equivalents and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the first day of effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been subsequently cured or waived for a period of not less than 180 days.

    The Indenture further requires that the Company promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

    As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. See "Risk Factors." On a pro forma basis, after giving effect to the Transactions, the principal amount of Senior Debt outstanding at September 30, 1996 would have been approximately $142.6 million. The Indenture will limit, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that the Company and its Restricted Subsidiaries can incur. See "-- Certain
Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock."

    The Notes rank PARI PASSU or senior in right of payment to all Subordinated Indebtedness of the Company. On a pro forma basis, after giving effect to the Transactions, the principal amount of Subordinated Indebtedness outstanding at September 30, 1996 would have been approximately $5.0 million.

    "DESIGNATED SENIOR DEBT" means (i) so long as the Senior Bank Debt is outstanding, the Senior Bank Debt and (ii) at any time thereafter, any other Senior Debt permitted under the Indenture the aggregate principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

    "PERMITTED JUNIOR SECURITIES" means equity securities of the Company or debt securities of the Company that are subordinated in right of payment to all Senior Debt and all securities issued in exchange for Senior Debt that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Notes.

    "SENIOR BANK DEBT" means all Obligations under or in respect of the New Bank Credit Facility, together with any refunding, refinancing or replacement, in whole or part, of such Indebtedness.

    "SENIOR DEBT" means (i) the Senior Bank Debt and (ii) any other Indebtedness permitted to be incurred by the Company under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (1) any liability for federal, state, local or other taxes owed or owing by the Company, (2) any Indebtedness of the Company to any of its Restricted Subsidiaries or other Affiliates, (3) any trade payables,
(4) that portion of any Indebtedness that is incurred in violation of the Indenture, (5) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of the Title 11, United States Code, is without recourse to the Company, (6) Indebtedness evidenced by the Notes and (7) Capital Stock.

SUBSIDIARY GUARANTEES

    The Company's payment obligations under the Notes are jointly and severally guaranteed on a senior subordinated basis (the "Subsidiary Guarantees") by the Guarantors. The Subsidiary Guarantee of each Guarantor is subordinated to the prior payment in full of all Senior Debt of such Guarantor and the amounts for which the Guarantors are liable under the guarantees issued from time to time with respect to Senior Debt. The obligations of each Guarantor under its Subsidiary Guarantee are limited so as not to constitute a fraudulent conveyance under applicable law. See, however, "Risk Factors -- Fraudulent Conveyance Issues."

    The Indenture provides that, except for a merger of a Guarantor with and into the Company or another Guarantor, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee under the Notes and the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company would be permitted to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Disqualified Stock."

    The Indenture provides that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "-- Repurchase at the Option of Holders -- Asset Sales."

OPTIONAL REDEMPTION

    Except as described below, the Notes are not redeemable at the Company's option prior to November 1, 2001. From and after November 1, 2001, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

                                                                                                   PERCENTAGE OF
                                                                                                     PRINCIPAL
YEAR                                                                                                  AMOUNT
-----------------------------------------------------------------------------------------------  -----------------
2001...........................................................................................         105.500%
2002...........................................................................................         103.667%
2003...........................................................................................         101.833%
2004 and thereafter............................................................................         100.000%

    Prior to November 1, 1999, the Company may, at its option, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes originally offered in the Offering at a redemption price equal to 111% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net proceeds of a public or private sale of common stock of the Company; PROVIDED that at least 65% of the original aggregate principal amount of Notes remains outstanding immediately after the occurrence of each such redemption; and PROVIDED, FURTHER, that any such redemption shall occur within 60 days of the date of the closing of the corresponding sale of common stock of the Company.

SELECTION AND NOTICE

    Notices of purchase or redemption shall be mailed by first class mail at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Notes to be purchased or redeemed at such Holder's registered address. If any Note is to be purchased or redeemed in part only, the notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof to be purchased or redeemed. A new Note in principal amount equal to the unpurchased or unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase or redemption date, unless the Company defaults in payment of the purchase or redemption price, interest ceases to accrue on Notes or portions of Notes purchased or called for redemption.

MANDATORY REDEMPTION

    Except as set forth below under "-- Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

    CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

    The Indenture provides that, prior to complying with the provisions of this covenant, but in any event within 30 days following a Change of Control, the Company will either repay in full in cash or Cash Equivalents all outstanding amounts under the New Bank Credit Facility or offer to repay in full in cash or Cash Equivalents all outstanding amounts under the New Bank Credit Facility and repay the Obligations held by each lender under the New Bank Credit Facility who has accepted such offer or obtain the requisite consents, if any, under the New Bank Credit Facility to permit the repurchase of the Notes required by this covenant.

    On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the

Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

    The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

    The existence of a Holder's right to require the Company to repurchase such Holder's Notes upon the occurrence of a Change of Control may deter a third party from seeking to acquire the Company in a transaction that would constitute a Change of Control.

    ASSET SALES

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 85% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; PROVIDED that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

    Within 270 days after the Company's or any Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option, (i) to permanently reduce Obligations under the New Bank Credit Facility (and to correspondingly reduce commitments with respect thereto) or other Senior Debt or Pari Passu Indebtedness, (ii) to the acquisition of a controlling interest in any one or more businesses, to the making of a capital expenditure or the acquisition of Purchased Portfolios or other long-term assets, in each case, that is engaged in or that is used or useful in a Principal Business and/or
(iii) to an investment in properties or assets that replace the properties and assets that are the subject of such Asset Sale. Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents. The Indenture provides that any Net Proceeds from the Asset Sale that are not invested as provided and within the time period set forth in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale

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Offer") to purchase the maximum principal amount of Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within ten business days after the date that the aggregate amount of Excess Proceeds exceeds $10.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose not prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a PRO RATA basis. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of an Asset Sale.

    The New Bank Credit Facility currently prohibits the Company from purchasing any Notes, and also provides that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs or an Asset Sale Offer is required to be made at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of the lenders under the New Bank Credit Facility or such future agreements relating to Senior Debt to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture. In such circumstances, the subordination provisions in the Indenture would restrict payments to the Holders of Notes.

CERTAIN COVENANTS

    RESTRICTED PAYMENTS

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except at final maturity; or
(iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

        (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

        (b) the Company would, at the time of such Restricted Payment and immediately after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the

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
    covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Disqualified Stock;" and

        (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (including Restricted Payments permitted by clauses (i), (v) and (vii) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of the Indenture of Equity Interests of the Company or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests, Disqualified Stock or convertible debt securities of the Company sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iii) 100% of the aggregate amounts contributed to the capital of the Company since the date of the Indenture, plus (iv) to the extent that any Restricted Investment that was made after the date of the Indenture was sold for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (v) without duplication, to the extent that any Unrestricted Subsidiary is designated by the Company as a Restricted Subsidiary, an amount equal to the lesser of (A) the net book value of the Company's Investment in such Unrestricted Subsidiary at the time of such designation and (B) the Fair Market Value of such Investment at the time of such designation, plus (vi) 50% of any dividends received by the Company or a Wholly Owned Restricted Subsidiary of the Company (except to the extent that such dividends were already included in Consolidated Net Income) after the date of the Indenture from an Unrestricted Subsidiary of the Company.

        The foregoing provisions will not prohibit:

         (i) the payment of any dividend or redemption payment within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

        (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any Restricted Subsidiary or any Subordinated Indebtedness of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;

        (iii) the defeasance, redemption, repurchase, retirement or other acquisition of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

        (iv) the redemption, repurchase, retirement or other acquisition of Subordinated Indebtedness; PROVIDED that the aggregate price paid for all such redemptions, repurchases, retirements or other acquisitions since the date of the Indenture does not exceed the consideration received by the Company or any of its Restricted Subsidiaries from the incurrence of Subordinated Indebtedness since the date of the Indenture; PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from the immediately preceding clause (iii) and from clause (c)(ii) of the preceding paragraph;

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
        (v) the repurchase, redemption, retirement or other acquisition for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any director, officer or employee of the Company or any of its Restricted Subsidiaries pursuant to any employment agreement, management equity subscription agreement or stock option agreement; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed the sum of $1.0 million in any twelve-month period;

        (vi) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

       (vii) the payment of any dividend on, or the redemption of, the Company Preferred Stock, in each case in accordance with the terms thereof as in effect on the date of the Indenture; PROVIDED that the Fixed Charge Coverage Ratio for the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such payment, redemption, repurchase, retirement or other acquisition would have been at least 2.0 to 1.0 determined on a pro forma basis, as if such payment, redemption, repurchase, retirement or other acquisition, together with any other payments, redemptions, repurchases, retirements and other acquisitions permitted by this clause (vii) occurring during the preceding twelve-month period, had occurred at the beginning of the applicable four-quarter period;

       (viii) the redemption, repurchase, retirement or other acquisition of Seller Paper; and

        (ix) the making of other Restricted Payments not to exceed $10.0 million in the aggregate.

PROVIDED, FURTHER, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (iv), (v), (vii), (viii) or (ix) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and PROVIDED FURTHER that for purposes of determining the aggregate amount expended for Restricted Payments in accordance with clause (c) of the immediately preceding paragraph, only the amounts expended under clauses (i), (v) and (vii) shall be included.

    As of the date of the Indenture, all of the Company's Subsidiaries were Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount equal to the Fair Market Value of such Investment at the time of such designation. Such designation will only be permitted if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

    The amount of all Restricted Payments (other than cash) shall be the Fair Market Value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements.

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
    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK

    The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur" and correlatively, an "incurrence" of) any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of Preferred Stock; PROVIDED, HOWEVER, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence would have been at least 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred, at the beginning of such four-quarter period.

    The foregoing provisions will not apply to:

        (a) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under the New Bank Credit Facility and Guarantees thereof by the Guarantors and the issuance of letters of credit thereunder (with letters of credit being deemed to have a principal amount equal to the maximum face amount thereunder) so long as, immediately after any such incurrence, the aggregate principal amount outstanding under the New Bank Credit Facility (together with any Permitted Refinancing Indebtedness incurred to refund, replace or refinance any Indebtedness incurred pursuant to the New Bank Credit Facility) does not exceed an amount equal to $ 200.0 million, less the aggregate amount of all principal repayments of term loans (other than repayments that are immediately reborrowed) and permanent commitment reductions with respect to revolving loans and letters of credit under the New Bank Credit Facility (or any such Permitted Refinancing Indebtedness) that have been made since the date of the Indenture;

        (b) the incurrence by the Company or any of its Restricted Subsidiaries of any Existing Indebtedness;

        (c) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by the Notes and the Subsidiary Guarantees;

        (d) Guarantees by the Company or a Guarantor of Indebtedness incurred by the Company or a Restricted Subsidiary of the Company so long as the incurrence of such Indebtedness by the primary obligor thereon was permitted under the terms of the Indenture;

        (e) the incurrence by the Company or a Restricted Subsidiary of the Company of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that (i) all such intercompany Indebtedness is expressly subordinate to the prior payment in full of all Obligations with respect to the Notes and the Guarantees and
    (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such intercompany Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (B) any sale or transfer of any such intercompany Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that is not permitted by this clause (e);

        (f) the issuance by a Restricted Subsidiary of the Company of any shares of Preferred Stock to the Company or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that (i) all such Preferred Stock is expressly subordinate to the prior payment in full of all Obligations with respect to the Notes and the Guarantees and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary

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
    and (B) any sale or transfer of any such shares of Preferred Stock to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that is not permitted by this clause (f);

        (g) Hedging Obligations that are incurred (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding or (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges;

        (h) the incurrence of Acquired Debt of a Restricted Subsidiary in connection with the acquisition of such Subsidiary in an aggregate principal amount at any time outstanding (including any Permitted Refinancing Indebtedness incurred to refund, replace or refinance any Acquired Debt incurred pursuant to this clause (h)) not to exceed $25.0 million; PROVIDED that such Indebtedness is not incurred in contemplation of such acquisition; and PROVIDED FURTHER that the Company's Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such transaction would have been at least 2.0 to 1.0 determined on a pro forma basis, as if such transaction had occurred at the beginning of such four-quarter period and such Indebtedness or Disqualified Stock had been included for all purposes in such pro forma calculation;

         (i) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be incurred;

        (j) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; PROVIDED, HOWEVER, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company;

        (k) Capital Lease Obligations and Purchase Money Indebtedness of the Company or any of its Restricted Subsidiaries (including any Permitted Refinancing Indebtedness incurred to refund, replace or refinance any Capital Lease Obligations or Purchase Money Indebtedness incurred pursuant to this clause (k)) not to exceed $5.0 million at any one time outstanding; and

        (l) additional Indebtedness of the Company or any of its Restricted Subsidiaries (including any Permitted Refinancing Indebtedness incurred to refund, replace or refinance any Indebtedness incurred pursuant to this clause (l)) in an aggregate principal amount not to exceed $15.0 million at any one time outstanding (which Indebtedness may, but need not, be incurred under the New Bank Credit Facility).

    ANTI-LAYERING

    The Indenture provides that (i) the Company will not directly or indirectly incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes and (ii) no Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to its Senior Debt and senior in any respect in right of payment to the Subsidiary Guarantees.

    SALE AND LEASEBACK TRANSACTIONS

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "--Liens," (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the Fair Market Value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales."

    LIENS

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures obligations under any Pari Passu Indebtedness or Subordinated Indebtedness on any asset or property now owned or hereafter acquired by the Company or any of its Restricted Subsidiaries, or any income or profits therefrom or assign or convey any right to receive income therefrom, unless the Notes are equally and ratably secured with the obligations so secured or until such time as such obligations are no longer secured by a Lien; PROVIDED, that in any case involving a Lien securing Subordinated Indebtedness, such Lien is subordinated to the Lien securing the Notes on a basis no less favorable than such Subordinated Indebtedness is subordinated to the Notes.

    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the New Bank Credit Facility as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, in whole or in part, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive in any material respect with respect to such dividend and other payment restrictions than those contained in the New Bank Credit Facility as in effect on the date of the Indenture, (c) the Indenture and the Notes, (d) applicable law, (e) Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, or (h) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive in any material respect than those contained in the agreements governing the Indebtedness being refinanced.

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    ADDITIONAL SUBSIDIARY GUARANTEES

    The Indenture provides that if (i) the Company acquires or creates any additional Subsidiary that is a domestic Restricted Subsidiary or (ii) any Restricted Subsidiary of the Company that is not a Guarantor guarantees any Indebtedness of the Company other than the Notes, the Company will cause such Restricted Subsidiary to (A) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes on the terms set forth in such supplemental indenture and (B) deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee that such supplemental indenture has been duly executed and delivered by such Restricted Subsidiary.

    MERGER, CONSOLIDATION OR SALE OF ASSETS

    The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately prior to the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock." Notwithstanding the foregoing, any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

    TRANSACTIONS WITH AFFILIATES

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of the Notes of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

    The foregoing provisions will not apply to the following: (i) transactions between or among the Company and/or any of its Restricted Subsidiaries; (ii) Restricted Payments or Permitted Investments permitted by the provisions of the Indenture described above under the caption entitled "--Restricted Payments;"
(iii) the payment of reasonable and customary regular fees and compensation to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company; (iv) the payment of fees in an aggregate amount not to exceed $750,000 in any twelve-month period pursuant to the Advisory Services Agreement; (v) any other transactions pursuant to the Advisory Services Agreement or transactions pursuant to the HBR Services Agreement, in each case, as in effect on the date of the Indenture; and (vi) the payment of fees and expenses as set forth under the caption "Use of Proceeds" in the Offering Circular dated October 31, 1996 distributed in connection with the Initial Offering.

    LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED RESTRICTED SUBSIDIARIES

    The Indenture provides that the Company (i) will not, and will not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary and (b) the cash Net Cash Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales," and (ii) will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

    BUSINESS ACTIVITIES

    The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Principal Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries, taken as a whole.

    REPORTS

    The Indenture provides that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, commencing immediately after the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

EVENTS OF DEFAULT AND REMEDIES

    The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company for 30 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes to comply with the provisions described above under the captions "--Change of Control," "--Restricted Payments," "--Incurrence of Indebtedness and Issuance of Disqualified Stock" or "--Merger, Consolidation or Sale of All Assets;" (iv) failure by the Company for 60 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $10.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Significant Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect (except by its terms) or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Significant Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries.

    If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; PROVIDED, HOWEVER, that so long as the New Bank Credit Facility shall be in full force and effect, if an Event of Default shall have occurred and be continuing (other than an Event of Default under clause (viii) of the preceding paragraph with respect to the Company), any such acceleration shall not be effective until the earlier to occur of (x) five days following the delivery of a notice of such acceleration to the agent or other representative of the lenders under the New Bank Credit Facility and (y) acceleration of any Indebtedness under the New Bank Credit Facility. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in clause (viii) of the preceding paragraph, with respect to the Company, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Restricted Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

    The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the recission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) if, to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal at a rate equal to 1% per annum in excess of the rate borne by the Notes, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) if, in the event of the cure or waiver of an Event of Default of the type described in clause (viii) of the description above of Events of Default, the Trustee shall have received an Officer's Certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

    The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

    In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to November 1, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to November 1, 2001, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

    The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Subsidiary Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described above under the caption "--Events of Default" will no longer constitute an Event of Default with respect to the Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under the New Bank Credit Facility or any other material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

    A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

    The registered Holder of a Note will be treated as the owner of it for all purposes.

BOOK-ENTRY, DELIVERY AND FORM

    The New Notes initally will be represented by one or more permanent global certificate in definitive, fully registered form (the "Global Note"). The Global Note will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC.

    DEPOSITORY PROCEDURES

    DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests and transfer of ownership interests of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

    DTC has also advised the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Note, DTC will credit the accounts of Participants designated by the Exchange Agent with portions of the principal amount of the Global Note and (ii) ownership of such interests in the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Note).

    Investors in the Global Note may hold their interests therein directly through DTC, if they are participants in such system, or indirectly through organizations (including Euroclear and CEDEL) which are participants in such system. Euroclear and CEDEL will hold interests in the Global Note on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of CEDEL. The depositaries, in turn, will hold such interests in the Global Note in customers' securities accounts in the depositaries' names on the books of DTC. All interests in the Global Note, including those held through Euroclear or CEDEL, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or CEDEL may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in the Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in the Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Notes, see "--Exchange of Book-Entry Notes for Certificated Notes."

    EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTE WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

    Payments in respect of the principal of and premium and interest on the Global Note registered in the name of DTC or its nominee will be payable by the Trustee to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

    Except for trades involving only Euroclear and CEDEL participants, interests in the Global Note are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. See "--Same-Day Settlement and Payment."

    Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

    Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or CEDEL participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL, as the case may be, by its respective depositary; however such cross-market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or CEDEL, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and CEDEL participants may not deliver instructions directly to the depositaries for Euroclear or CEDEL.

    Because of time zone differences, the securities account of a Euroclear or CEDEL participant purchasing an interest in the Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear and CEDEL) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or CEDEL as a result of sales of interests in the Global Note by or through a Euroclear or CEDEL participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following DTC's settlement date.

    DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account with DTC interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Note for legended Notes in certificated form, and to distribute such Notes to its Participants.

    The information in this section concerning DTC, Euroclear and CEDEL and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

    Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interests in the Global Note among participants in DTC, Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

    EXCHANGE OF BOOK-ENTRY NOTE FOR CERTIFICATED NOTES

    The Global Note is exchangeable for definitive Notes in registered certificated form if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Note and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Notes. In addition, beneficial interests in the Global Note may be exchanged for certificated Notes upon request but only upon at least 20 days prior written notice given to the Trustee by or on behalf of DTC in accordance with its customary procedures. In all cases, certificated Notes delivered in exchange for the Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

OLD NOTES REGISTRATION RIGHTS; LIQUIDATED DAMAGES

    The Company, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on November 6, 1996 (the "Closing Date"). Pursuant to the Registration Rights Agreement, the Company agreed to file with the Commission, on or prior to 45 days after the Closing Date, the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the New Notes. Upon the effectiveness of the Exchange Offer Registration Statement, pursuant to the
Exchange Offer, the Company will offer to the Holders of Transfer Restricted Securities (as defined below) who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for New Notes. If
(i) the Company is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies the Company on or prior to the 20th business day following consummation of the Exchange Offer that it (A) is prohibited by law or Commission policy from participating in the Exchange Offer or (B) may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) is a broker-dealer and owns New Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Old Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Old Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Old Note has been

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effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act. Notwithstanding the foregoing, subject to the limitations contained in the Registration Rights Agreement, at any time after Consummation (as defined in the Registration Rights Agreement) of the Exchange Offer, the Company may allow the Shelf Registration Statement to cease to be effective and usable if (i) the Board of Directors of the Company determines in good faith that such action is in the best interests of the Company, and the Company notifies the Holders within a certain period of time after the Board of Directors of the Company makes such determination or (ii) the prospectus contained in the Shelf Registration Statement contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED that the period referred to in the Registration Rights Agreement during which the Shelf Registration Statement is required to be effective and usable will be extended by the number of days during which such registration statement was not effective or usable pursuant to the foregoing provisions.

    The Registration Rights Agreement provides that (i) the Company will file an Exchange Offer Registration Statement with the Commission on or prior to 45 days after the Closing Date, (ii) the Company will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 150 days after the date on which such Exchange Offer Registration Statement is filed with the Commission (which 150-day period shall be extended for a number of days equal to the number of business days, if any, that the Commission is officially closed during such period), (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue on or prior to 30 days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, New Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company will use its best efforts to file the Shelf Registration Statement with the Commission on or prior to 45 days after such filing obligation arises and to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 150 days after such filing obligation arises. If (a) the Company fails to file either of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) either of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) the Company fails to consummate the Exchange Offer within 30 days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) subject to the last sentence of the preceding paragraph, the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then, subject to the last sentence of the preceding paragraph, the Company will pay Liquidated Damages to each Holder of Transfer Restricted Securities, with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $0.05 per week per $1,000 in principal amount of Notes constituting Transfer Restricted Securities held by such Holder. The amount of the Liquidated Damages will increase by an additional $0.05 per week per $1,000 in principal amount of Notes constituting Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $0.50 per week per $1,000 in principal amount of Notes constituting Transfer Restricted Securities. All accrued Liquidated Damages will be paid by the Company in cash on each Damages Payment Date to the Global Note Holder (and any Holder of Certificated Securities who has given wire transfer instructions to the Company prior to the Damages Payment Date) by wire transfer of immediately available funds and to all other Holders of Certificated Securities by mailing checks to their registered addresses. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

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    Holders of Old Notes will be required to make certain representations to the
Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

    The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which will be available upon request to the Company.

    Except as described below under "-- Amendment, Supplement and Waiver," the Old Notes and the New Notes will be considered collectively to be a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and repurchase offers, and for purposes of this "Description of Notes" (except under this caption, "-- Old Notes Registration Rights; Liquidated Damages") all reference herein to "Notes" shall be deemed to refer collectively to the Old Notes and any New Notes, unless the context otherwise requires.

AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

    Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption
"-- Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of Article 10 of the Indenture (which relate to subordination) will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

    Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

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CONCERNING THE TRUSTEE

    The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

    The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

    Anyone who receives this Prospectus may obtain a copy of the Indenture without charge by writing to Outsourcing Solutions Inc., 300 Galleria Parkway, Suite 690, Atlanta, Georgia 30339; Attention: Chief Financial Officer.

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

    "ADVISORY SERVICES AGREEMENT" means the Advisory Services Agreement, dated as of September 21, 1995, between the Company and MDC Management Company III, L.P. as amended from time to time.

    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that (i) beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control and (ii)(a) Goldman, Sachs & Co. and its Affiliates, including, without limitation, Goldman Sachs Credit Partners L.P., (b) Chase Securities Inc. and its Affiliates, including, without limitation, The Chase Manhattan Bank and Chase Equity Associates, L.P., and (c) Clipper Capital Associates, L.P. and its Affiliates, in each case, shall not be deemed to be Affiliates of the Company solely by virtue of clause (i) of this proviso.

    "ASSET SALE" means:

         (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and leaseback) of the

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    Company or any Restricted Subsidiary to any Person other than the Company or any Restricted Subsidiary of the Company (each referred to in this definition as a "disposition") or

        (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary to any Person other than the Company or any Restricted Subsidiary of the Company (whether in a single transaction or a series of related transactions), in each case, other than:

        (a) a disposition of Cash Equivalents or goods held for sale in the ordinary course of business or obsolete equipment in the ordinary course of business of the Company or the applicable Restricted Subsidiary;

        (b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under the caption "-- Merger, Consolidation or Sale of Assets" or any disposition that constitutes a Change of Control pursuant to the Indenture;

        (c) any disposition that is a Restricted Payment or Permitted Investment that is permitted under the covenant described above under the caption
    "-- Restricted Payments;" and

        (d) any disposition, or related series of dispositions, of assets with an aggregate Fair Market Value of less than $1.0 million.

    "ATTRIBUTABLE DEBT" means in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

    "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

    "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper rated A-1 or higher by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition.

    "CHANGE OF CONTROL" means the occurrence of any of the following:

         (i) the sale, lease or transfer, in one or a series of related transactions (other than by merger or consolidation), of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) (other than the Principals or their Related Parties);

        (ii) the adoption of a plan relating to the liquidation or dissolution of the Company;

        (iii) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (other than the Principals and their Related Parties) of a direct or indirect interest in more than 35% of the voting power of the voting stock of the Company by way of merger or consolidation or otherwise; or

        (iv) a majority of the members of the Board of Directors of the Company cease to be Continuing Directors.

    "COMPANY PREFERRED STOCK" means the $10.8 million in aggregate liquidation preference of the 8.0% Preferred Stock of the Company outstanding on the date of the Indenture.

    "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with all Asset Sales (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) any Consolidated Non-Cash Charges that were deducted in computing such Consolidated Net Income, less (v) the aggregate amount of contingent and "earnout" payments in respect of any Permitted Business acquired by the Company or any Restricted Subsidiary of the Company that are paid in cash during such period and less (vi) any non-cash items increasing Consolidated Net Income for such period.

    "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

    "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date (provided that the Consolidated Net Worth of any Person shall exclude the effect of non-cash charges relating to the acceleration of stock options or similar securities of such Person or another Person with which such Person is merged or consolidated) plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

    "CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person, for any period, the aggregate depreciation and amortization (including (a) amortization of goodwill, (b) amortization of Purchased Portfolios, (c) amortization of amounts reflected on the Company's combined consolidated balance sheet as of the date of the Indenture related to "in-process technology," (e) any incremental increase in amortization of account inventory resulting from write-ups of such inventory in connection with the purchase accounting treatment of an acquisition and (f) amortization of other intangibles and other non-cash charges (excluding any such intangible and non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period (other than any non-cash charge relating to the Payco Acquisition or the rationalization of operations in connection with the Payco Acquisition incurred within 12 months after the date of the Indenture) or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period, in each case, determined on a consolidated basis in accordance with GAAP.

    "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

    "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

    "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the New Bank Credit Facility) in existence on the date of the Indenture, until such amounts are repaid.

    "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, in cash, between an informed and willing seller and an informed and willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution delivered to the Trustee; PROVIDED, HOWEVER, that, in the case of any determination of Fair Market Value for purposes of the covenant described under the caption "-- Restricted Payments," if the aggregate Fair Market Value could be reasonably likely to exceed $5.0 million, the Fair Market Value shall be determined by an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable and good faith judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged.

    "FIXED CHARGES" means, with respect to any Person for any period, the sum of
(i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, BUT excluding amortization of those deferred financing costs reflected on the Company's combined consolidated balance sheet as of the date of the Indenture) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of Preferred Stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

    "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above,
(i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated giving pro forma effect (excluding any pro forma increase in revenues but including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) to such acquisition and without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, calculated giving pro forma effect to such disposition, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

    "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation,

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letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "HBR SERVICES AGREEMENT" means the Master Services Agreement, dated as of October 1, 1992, by and between Account Portfolios, L.P. and HBR Capital, Ltd.

    "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

    "HOLDER" means a holder of any of the Notes.

    "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property (other than contingent or "earnout" payment obligations) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

    "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Subsidiary not sold or disposed of.

    "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

    "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

    "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Senior Bank Debt) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

    "NEW BANK CREDIT FACILITY" means that certain credit facility dated as of November 6, 1996, by and among the Company, Goldman Sachs Credit Partners L.P. and The Chase Manhattan Bank, as Co-Administrative Agents, Goldman Sachs Credit Partners L.P. and Chase Securities Inc., as Arranging Agents, and the financial institutions party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including any amendment and restatement thereof), modified, renewed, refunded, replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the covenant described under the caption "-- Incurrence of Indebtedness and Issuance of Disqualified Stock") or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

    "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

    "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "OFFICER'S CERTIFICATE" means a certificate signed on behalf of the Company by the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements set forth in the Indenture.

    "PARI PASSU INDEBTEDNESS" means Indebtedness that ranks PARI PASSU in right of payment to the Notes.

    "PERMITTED INVESTMENTS" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company; (b) any Investment in cash and Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary of the Company or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (d) any Restricted Investment made as a result of the receipt of consideration not constituting cash or Cash Equivalents from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales;" (e) any Investment existing on the date of the Indenture; (f) any Investment by Restricted Subsidiaries in other Restricted Subsidiaries and Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries; (g) any Investment acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or receivable or (B) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (h) Hedging Obligations; (i) any acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common Equity Interests of the Company; (j) any acquisition by the Company or any of its Subsidiaries of Purchased Portfolios; (k) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case, incurred in the ordinary course of business; (l) Investments the payment for which consists exclusively of Equity Interests (exclusive of Disqualified Stock) of the Company and (m) Investments in Unrestricted Subsidiaries or Persons other than Subsidiaries not to exceed $5.0 million, in the aggregate, at any time outstanding (measured as of the date made and without giving effect to subsequent changes in value).

    "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; PROVIDED that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any premium required to be paid in connection therewith and plus reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

    "PREFERRED STOCK" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

    "PRINCIPAL BUSINESS" means the accounts receivable management and outsourcing business and lines of businesses and services that are related to or complementary to the foregoing.

    "PRINCIPALS" means each of the general partners of MDC Management Company III, L.P., MDC Management Company IIIE, L.P. and MDC Management Company IIIA, L.P. and any Person controlled by one or more of such general partners.

    "PURCHASE MONEY INDEBTEDNESS" means Indebtedness the net proceeds of which are used for the purchase of property or assets acquired in the ordinary course of business by the Person incurring such Indebtedness.

    "PURCHASED PORTFOLIOS" means account receivable portfolios purchased by the Company or any of its Subsidiaries in the ordinary course of business.

    "RELATED PARTIES" means any Person controlled by the Principals, including any partnership of which the Principals or their Affiliates is the general partner.

    "RESTRICTED INVESTMENT" means an Investment other than a Permitted
Investment.

    "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not (i) an Unrestricted Subsidiary or (ii) a direct or indirect Subsidiary of an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon the occurrence of any Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.

    "SELLER PAPER" means Indebtedness of the Company or a Restricted Subsidiary of the Company that is outstanding on the date of the Indenture and that was issued in connection with an acquisition of a business or assets in respect of the balance deferred and unpaid of the purchase price of any property, the aggregate principal amount of which, as of the date of the Indenture, does not exceed $11.0 million.

    "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

    "SIGNIFICANT SUBSIDIARY GUARANTEE" means the Subsidiary Guarantee of a Significant Subsidiary.

    "SUBORDINATED INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries which is expressly by its terms subordinated in right of payment to any other Indebtedness.

    "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

    "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Disqualified Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted to be incurred by the covenant described above under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock," and (ii) no Default or Event of Default would be in existence following such designation.

    "VOTING STOCK" means, with respect to any Person, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

    "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

    The following summary of the material anticipated federal income tax consequences of the issuance of New Notes and the Exchange Offer is based upon the provisions of the Internal Revenue Code of 1986, as amended, the final, temporary and proposed regulations promulgated thereunder, and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. The following summary is based on an opinion of White & Case, special counsel to the Company, which is not binding on the Internal Revenue Service ("IRS") and there can be no assurance that the IRS will take a similar view with respect to the tax consequences described below. No ruling has been or will be requested by the Company from the IRS on any tax matters relating to the New Notes or the Exchange Offer. This discussion does not purport to address all of the possible federal income tax consequences or any state, local or foreign tax consequences of the acquisition, ownership and disposition of the Old Notes, the New Notes or the Exchange Offer. It is limited to investors who will hold the Old Notes and the New Notes as capital assets and does not address the federal income tax consequences that may be relevant to particular investors in light of their unique circumstances or to certain types of investors (such as dealers in securities, insurance companies, financial institutions, foreign corporations, partnerships, trusts, nonresident individuals, and tax-exempt entities) who may be subject to special treatment under federal income tax laws.

INDEBTEDNESS

    The Old Notes and the New Notes should be treated as indebtedness of the Company. In the unlikely event the Old Notes or the New Notes were treated as equity, the amount treated as a distribution on any such Old Note or New Note would first be taxable to the holder as dividend income to the extent of the Company's current and accumulated earnings and profits, and would next be treated as a return of capital to the extent of the holder's tax basis in the Old Notes or New Notes, with any remaining amount treated as a gain from the sale of an Old Note or a New Note. In addition, in the event of equity treatment, amounts received in retirement of an Old Note or a New Note might in certain circumstances be treated as a dividend, and the Company could not deduct amounts paid as interest on such Old Notes or New Notes. The remainder of this discussion assumes that the Old Notes and the New Notes will constitute indebtedness.

EXCHANGE OFFER

    The exchange of the Old Notes for New Notes pursuant to the Exchange Offer should not be treated as an "exchange" because the New Notes should not be considered to differ materially in kind or extent from the Old Notes. Rather, the New Notes received by a holder of the Old Notes should be treated as a continuation of the Old Notes in the hands of such holder. As a result, there should be no federal income tax consequences to holders exchanging the Old Notes for the New Notes pursuant to the Exchange Offer, and the holding period of New Notes in the hands of a holder should include the holding period of the Old Notes exchanged into such New Notes.

INTEREST

    A holder of an Old Note or a New Note will be required to report stated interest on the Old Note and the New Note as interest income in accordance with the holder's method of accounting for tax purposes. Because the Old Notes were issued at par there is no original issue discount pursuant to the de minimis exception to the "original issue discount" rules.

TAX BASIS IN OLD NOTES AND NEW NOTES

    A holder's tax basis in an Old Note will generally be the holder's purchase price for the Old Note. If a holder of an Old Note exchanges the Old Note for a New Note pursuant to the Exchange Offer, the tax basis of the New Note immediately after such exchange should equal the holder's tax basis in the Old Note immediately prior to the exchange.

DISPOSITION OF OLD NOTES OR NEW NOTES

    The sale, exchange, redemption or other disposition of an Old Note or a New Note, except in the case of an exchange pursuant to the Exchange Offer (see the above discussion), generally will be a taxable event. A holder generally will recognize gain or loss equal to the difference between (i) the amount of cash plus the fair market value of any property received upon such sale, exchange, redemption or other taxable disposition of the Old Note or the New Note (except to the extent attributable to accrued interest) and (ii) the holder's adjusted tax basis in such debt instrument. Such gain or loss will be capital gain or loss, and will be long term if the Old Notes or the New Notes have been held for more than one year at the time of the sale or other disposition.

PURCHASERS OF OLD NOTES AT OTHER THAN ORIGINAL ISSUANCE PRICE

    The foregoing does not discuss special rules which may affect the treatment of purchasers that acquired Old Notes other than at par, including those provisions of the Internal Revenue Code relating to the treatment of "market discount," and "amortizable bond premium." Any such purchaser should consult its tax advisor as to the consequences to him of the acquisition, ownership, and disposition of Old Notes.

BACKUP WITHHOLDING


    Unless a holder provides its correct taxpayer identification number (employer identification number or social security number) to the Company and certifies that such number is correct, generally under the federal income tax backup withholding rules, 31% of (1) the interest paid on the Old Notes and the New Notes, and (2) proceeds of sale of the Old Notes and the New Notes, must be withheld and remitted to the United States Treasury. Therefore, each holder should complete and sign the Substitute Form W-9 included so as to provide the information and certification necessary to avoid backup withholding. However, certain holders (including, among others, certain foreign individuals) are not subject to these backup withholding and reporting requirements. For a foreign individual holder to qualify as an exempt foreign recipient, that holder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt foreign status. Such statements can be obtained from the Company. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if the Old Notes are held in more than one name), contact the Company's Chief Financial Officer, 390 South Woodsmill Road, Suite 150, Chesterfield, Missouri 63017 or telephone number (314) 576-0022.


    Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

                              PLAN OF DISTRIBUTION

    Based on interpretations by the Commission set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired Notes directly from the Company or (iii) broker-dealers who acquired Notes as a result of market-making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such holders' business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such New Notes; provided that broker-dealers ("Participating Broker-Dealers") receiving New Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of such New Notes. To date, the Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the Exchange Offer (other than a resale of an unsold allotment from the sale of the Old Notes to the Initial Purchasers) with the Prospectus, contained in the Exchange Offer Registration Statement. Pursuant to the Registration Rights Agreement, the Company has agreed to permit Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use this Prospectus in connection with the resale of such New Notes. The Company and the Guarantors have agreed that, for a period of 180 days after the Expiration Date, they will make this Prospectus, and any amendment or supplement to this Prospectus, available to any broker-dealer that requests such documents in the Letter of Transmittal.

    Each holder of the Old Notes who wishes to exchange its Old Notes for New Notes in the Exchange Offer will be required to make certain representations to the Company as set forth in "The Exchange Offer--Terms and Conditions of the Letter of Transmittal." In addition, each holder who is a broker-dealer and who receives New Notes for its own account in exchange for Old Notes that were acquired by it as a result of market-making activities or other trading activities, will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such New Notes.

    The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    The Company has agreed to pay all expenses incidental to the Exchange Offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the Registration Rights Agreement.

                                    EXPERTS

    The consolidated financial statements of Outsourcing Solutions Inc. as of December 31, 1995 and for the period September 21, 1995 to December 31, 1995 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The Payco consolidated balance sheets as of December 31, 1994 and 1995, and the consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three year period ended December 31, 1995 have been included in this Prospectus in reliance on the report of Arthur Andersen LLP, independent auditors, appearing elsewhere herein.

    The consolidated financial statements of Account Portfolios, L.P. as of December 31, 1994 and September 20, 1995 and for the years ended December 31, 1993 and 1994 and for the period from January 1, 1995 to September 20, 1995 included in this Prospectus have been audited by Deloitte &
Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The A.M. Miller and Associates, Inc. balance sheet as of December 31, 1995 and the statements of income and retained earnings and of cash flows for the year ended December 31, 1995 have been included in this Prospectus in reliance on the report of Schweitzer Rubin Karon & Bremer, independent auditors, appearing elsewhere herein.

                                 LEGAL MATTERS

    The validity of the issuance of securities offered hereby will be passed upon for the Company by White & Case, New York, New York.

                         INDEX TO FINANCIAL STATEMENTS

                  OUTSOURCING SOLUTIONS INC. AND SUBSIDIARIES

                                                                                                               PAGE
                                                                                                             ---------
Independent Auditors' Report...............................................................................        F-3
Consolidated Balance Sheet at December 31, 1995............................................................        F-4
Consolidated Statement of Operations for the period from September 21, 1995 to
  December 31, 1995........................................................................................        F-5
Consolidated Statement of Stockholders' Equity for the period from
  September 21, 1995 to December 31, 1995..................................................................        F-6
Consolidated Statement of Cash Flows for the period from September 21, 1995 to
  December 31, 1995........................................................................................        F-7
Notes to Consolidated Financial Statements.................................................................        F-8
Unaudited Condensed Consolidated Balance Sheet at September 30, 1996.......................................       F-17
Unaudited Consolidated Statements of Operations for the period from September 21, 1995 to September 30,
  1995 and for the nine months ended
  September 30, 1996.......................................................................................       F-18
Unaudited Consolidated Statement of Stockholders' Equity for the nine
  months ended September 30, 1996..........................................................................       F-19
Unaudited Consolidated Statements of Cash Flows for the period from September 21, 1995 to September 30,
  1995 and for the nine months ended
  September 30, 1996.......................................................................................       F-20
Notes to Unaudited Consolidated Financial Statements.......................................................       F-21

                  PAYCO AMERICAN CORPORATION AND SUBSIDIARIES

Report of Independent Public Accountants.............................................       F-25
Consolidated Balance Sheets at December 31, 1994 and 1995............................       F-26
Consolidated Statements of Income for the years ended December 31, 1993, 1994 and
  1995...............................................................................       F-28
Consolidated Statements of Shareholders' Investment for the years ended
  December 31, 1993, 1994 and 1995...................................................       F-29
Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994 and
  1995...............................................................................       F-30
Notes to Consolidated Financial Statements...........................................       F-31
Unaudited Consolidated Balance Sheet at September 30, 1996...........................       F-40
Unaudited Consolidated Statements of Income for the nine months ended September 30,
  1995 and 1996......................................................................       F-42
Unaudited Consolidated Statements of Cash Flows for the nine months ended September
  30, 1995 and 1996..................................................................       F-43
Notes to Unaudited Consolidated Financial Statements.................................       F-44

                   ACCOUNT PORTFOLIOS, L.P. AND SUBSIDIARIES

Independent Auditors' Report.........................................................       F-45
Consolidated Balance Sheets at December 31, 1994 and September 20, 1995..............       F-46
Consolidated Statements of Operations for the years ended December 31, 1993 and 1994
  and for the period from January 1, 1995 to September 20, 1995......................       F-47
Consolidated Statements of Partners' Capital for the years ended December 31, 1993
  and 1994 and for the period from January 1, 1995 to September 20, 1995.............       F-48
Consolidated Statements of Cash Flows for the years ended December 31, 1993 and 1994
  and for the period from January 1, 1995 to September 20, 1995......................       F-49
Notes to Consolidated Financial Statements...........................................       F-50

                         A.M. MILLER & ASSOCIATES, INC.

                                                                                                               PAGE
                                                                                                             ---------
Independent Auditor's Report...............................................................................       F-55
Balance Sheet at December 31, 1995.........................................................................       F-56
Statement of Income and Retained Earnings for the year ended December 31, 1995.............................       F-57
Statement of Cash Flows for the year ended December 31, 1995...............................................       F-58
Notes to Financial Statements..............................................................................       F-59
Unaudited Balance Sheet at September 30, 1995..............................................................       F-64
Unaudited Statement of Income and Retained Earnings for the nine months ended September 30, 1995...........       F-65
Unaudited Statement of Cash Flows for the nine months ended September 30, 1995.............................       F-66
Notes to Unaudited Financial Statements....................................................................       F-67

                          INDEPENDENT AUDITORS' REPORT

Stockholders of Outsourcing Solutions Inc.:

    We have audited the accompanying consolidated balance sheet of Outsourcing Solutions Inc. (the "Company") and its subsidiaries as of December 31, 1995 and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from September 21, 1995 (date of inception) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements presents fairly, in all material respects, the financial position of the Company and its subsidiaries as of December 31, 1995 and the results of their operations and their cash flows for the period from September 21, 1995 to December 31, 1995 in conformity with generally accepted accounting principles.

/s/ DELOITTE & TOUCHE LLP
-------------------------------
Deloitte & Touche LLP

Atlanta, Georgia
August 9, 1996
(October 11, 1996 as to Note 10)

                  OUTSOURCING SOLUTIONS INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1995
           (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

    ASSETS

Current Assets:
  Cash and cash equivalents.......................................................  $   1,469
  Loans and accounts receivable purchased.........................................     23,513
  Accounts receivable--trade......................................................        216
  Other current assets............................................................         90
                                                                                    ---------
    Total current assets..........................................................     25,288
Loans and accounts receivable purchased...........................................     41,550
Property and equipment, net.......................................................      1,099
Goodwill, less accumulated amortization of $250...................................     17,715
                                                                                    ---------
    Total assets..................................................................  $  85,652
                                                                                    ---------
                                                                                    ---------

    LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable--trade.........................................................  $     842
  Accrued transaction costs.......................................................      1,125
  Accrued consulting fees.........................................................        167
  Accrued salaries and wages......................................................        126
  Accrued interest................................................................        153
  Other current liabilities.......................................................        212
                                                                                    ---------
    Total current liabilities.....................................................      2,625
Notes payable.....................................................................     36,462
Deferred income taxes.............................................................      3,892
Other long-term liability.........................................................        225
                                                                                    ---------
    Total liabilities.............................................................     43,204
                                                                                    ---------
Stockholders' Equity:
  8% non-voting cumulative redeemable exchangeable preferred stock; authorized
    1,000,000 shares, 800,000.01 shares issued and outstanding, at liquidation
    value of $12.50 per share.....................................................     10,000
  Common stock; $.01 par value; authorized 5,600,000 shares, 2,812,000 shares
    issued and outstanding........................................................         28
  Additional paid-in capital......................................................     35,122
  Accumulated deficit.............................................................     (2,702)
                                                                                    ---------
    Total stockholders' equity....................................................     42,448
                                                                                    ---------
    Total liabilities & stockholders' equity......................................  $  85,652
                                                                                    ---------
                                                                                    ---------

                See notes to consolidated financial statements.

                  OUTSOURCING SOLUTIONS INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

               PERIOD FROM SEPTEMBER 21, 1995 (DATE OF INCEPTION)
                              TO DECEMBER 31, 1995
                           (IN THOUSANDS OF DOLLARS)

REVENUES...........................................................................  $   8,311

EXPENSES:
  Amortization of loans and accounts receivable....................................      5,390
  Service fees and other operating and administrative expenses.....................      5,332
  Professional fees................................................................        310
                                                                                     ---------
OPERATING LOSS.....................................................................     (2,721)

OTHER INCOME (EXPENSE):
  Interest expense.................................................................     (1,365)
  Interest income..................................................................          4
                                                                                     ---------
LOSS BEFORE INCOME TAXES...........................................................     (4,082)

INCOME TAX BENEFIT.................................................................     (1,605)
                                                                                     ---------
NET LOSS...........................................................................     (2,477)

PREFERRED STOCK DIVIDEND REQUIREMENTS..............................................        225
                                                                                     ---------
NET LOSS TO COMMON STOCKHOLDERS....................................................  $  (2,702)
                                                                                     ---------
                                                                                     ---------

                See notes to consolidated financial statements.

                  OUTSOURCING SOLUTIONS INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
               PERIOD FROM SEPTEMBER 21, 1995 (DATE OF INCEPTION)
                              TO DECEMBER 31, 1995
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

                                                   NON-VOTING
                                                   CUMULATIVE
                                                   REDEEMABLE
                                                  EXCHANGEABLE                  ADDITIONAL
                                                   PREFERRED        COMMON        PAID-IN     ACCUMULATED
                                                     STOCK           STOCK        CAPITAL       DEFICIT       TOTAL
                                                 --------------  -------------  -----------  -------------  ---------
Balance at September 21, 1995..................    $   --          $  --         $  --         $  --        $  --
Issuance of 800,000.01 shares of preferred             10,000                                                  10,000
  stock........................................
Issuance of 2,812,000 shares of common stock...                           28        35,122                     35,150
Preferred stock dividend of $0.28 per share....        --             --            --              (225)        (225)
Net loss.......................................        --             --            --            (2,477)      (2,477)
                                                 --------------          ---    -----------  -------------  ---------
Balance at December 31, 1995...................    $   10,000      $      28     $  35,122     $  (2,702)   $  42,448
                                                 --------------          ---    -----------  -------------  ---------
                                                 --------------          ---    -----------  -------------  ---------

                See notes to consolidated financial statements.

                  OUTSOURCING SOLUTIONS INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

               PERIOD FROM SEPTEMBER 21, 1995 (DATE OF INCEPTION)
                              TO DECEMBER 31, 1995
                           (IN THOUSANDS OF DOLLARS)

OPERATING ACTIVITIES:
  Net loss...............................................................................................  $  (2,477)
  Adjustments to reconcile net loss to net cash provided by operating activities:........................
    Depreciation expense.................................................................................         81
    Amortization of goodwill.............................................................................        250
    Amortization of loans and accounts receivable purchased..............................................      5,390
    Interest expense added to notes payable..............................................................        688
    Deferred taxes.......................................................................................     (1,605)
    Change in assets and liabilities:
      Loans and accounts receivable purchased............................................................       (903)
      Other current assets...............................................................................       (233)
      Accounts payable, accrued expenses and other current liabilities...................................        808
                                                                                                           ---------
        Net cash provided by operating activities........................................................      1,999
                                                                                                           ---------

INVESTING ACTIVITIES:
  Payment for acquisition, net of cash acquired..........................................................    (29,482)
  Acquisition of property and equipment..................................................................        (97)
  Payment of acquisition transaction costs...............................................................       (525)
                                                                                                           ---------
        Net cash used in investing activities............................................................    (30,104)
                                                                                                           ---------

FINANCING ACTIVITIES:
  Proceeds from issuance of stock........................................................................     30,150
  Repayment of debt......................................................................................       (576)
                                                                                                           ---------
        Net cash provided by financing activities........................................................     29,574
                                                                                                           ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS................................................................      1,469
CASH AND CASH EQUIVALENTS--Beginning of period...........................................................     --
                                                                                                           ---------
CASH AND CASH EQUIVALENTS--End of period.................................................................  $   1,469
                                                                                                           ---------
                                                                                                           ---------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during period for interest...................................................................  $     543
                                                                                                           ---------
                                                                                                           ---------
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

  On September 21, 1995, in connection with the acquisition of Account Portfolios, L.P., the Company entered into the following non-cash transactions:

    - Exchanged 933,333 shares of common stock and 266,667 shares of 8% Non-voting Cumulative Redeemable Exchangeable Preferred Stock for the Class A limited partnership interests in Account Portfolios, L.P.

    - Incurred $35.0 million in notes payable in connection with the acquisition of the Class B limited partnership interests in Account Portfolios, L.P.

  The Company purchased Account Portfolios, L.P. for $80 million. In conjunction with the acquisition, liabilities assumed were:

Fair value of assets acquired.............................................................  $  80,693
Cash paid for general and Class B limited partnership interests...........................    (30,000)
Notes issued for Class B limited partnership interests....................................    (35,000)
Stock exchanged for Class A limited partnership interests.................................    (15,000)
                                                                                            ---------
Liabilities assumed.......................................................................  $     693
                                                                                            ---------
                                                                                            ---------

  For the period September 21, 1995 to December 31, 1995, dividends totaling $225 were accrued on the Company's 8%
    Non-voting Cumulative Redeemable Exchangeable Preferred Stock.

                See notes to consolidated financial statements.

                  OUTSOURCING SOLUTIONS INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         AS OF DECEMBER 31, 1995 AND THE PERIOD FROM SEPTEMBER 21, 1995

                    (DATE OF INCEPTION) TO DECEMBER 31, 1995

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION--Outsourcing Solutions Inc. ("OSI"), formerly known as OSI Holdings Corp., was formed on September 21, 1995 as part of a strategy to consolidate the accounts receivable management industry. The Company purchases portfolios of nonperforming loans and accounts receivable and services loans.


    Pursuant to a Purchase Agreement dated September 21, 1995 (the "Purchase Agreement"), OSI, a Delaware corporation, exchanged 933,333 shares of OSI common stock and 266,667 shares of OSI 8% Non-Voting Cumulative Redeemable Exchangeable Preferred Stock (see Note 4) for 100% of the Class A limited partnership interests in Account Portfolios, L.P. The shares exchanged for the Class A partnership interests represented a 33 1/3% ownership interest in OSI. The Class A partnership interests, valued at $15.0 million, were contributed to Account Portfolios, Inc. ("AP, Inc."), a subsidiary of OSI. AP, Inc. acquired 100% of the Class B limited partnership interests in Account Portfolio, L.P. for cash of approximately $28.8 million and notes of $35.0 million (see Note 3). Account Portfolios, G.P. Inc. ("APGP, Inc."), another subsidiary of OSI, acquired 100% of the general partnership interests in Account Portfolios, L.P. and its subsidiaries for cash of approximately $1.2 million. The total value of this transaction was $80.0 million, plus acquisition costs of $3.1 million. The purchase price and value assigned to the preferred stock and common stock was determined in a fully negotiated arms length transaction based upon expected future cash flows of APLP and the return on investment required by McCown De Leeuw, a professional private equity investor and the founding shareholder of the Company, and its co-investors. The acquisition has been accounted for using the purchase method. Accordingly, the costs of the acquisition were allocated to the assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition. Pro forma revenues, net loss and net loss to common stockholders for the year ended December 31, 1995, had the acquisition of the general and limited partnership interests in Account Portfolios, L.P. occurred on January 1, 1995, would have been $29.6 million, $7.9 million and $8.7 million, respectively.


    CONSOLIDATION POLICY--The consolidated financial statements include the accounts of OSI and all of its subsidiaries (collectively, the "Company"). All significant intercompany accounts and transactions have been eliminated.

    CASH AND CASH EQUIVALENTS--Cash and cash equivalents consist of cash, money market investments, and overnight deposits. Cash equivalents are valued at cost, which approximates market.

    LOANS AND ACCOUNTS RECEIVABLE PURCHASED--Loans and accounts receivable purchased ("Receivables") in connection with the acquisition on September 21, 1995 are recorded at the present value of estimated future cash flows. Receivables purchased subsequent to the acquisition date are recorded at cost. The Company periodically reviews all Receivables to assess recoverability. Impairments will be recognized in operations when the present value of expected future operating cash flows derived from the Receivables are less than their carrying value. All Receivables are purchased without recourse to the seller.

    REVENUE RECOGNITION--Collections on Receivables are recorded as revenue when received. Revenue from loan servicing is recorded as such services are provided. The Company amortizes on an individual portfolio basis the cost of the Receivables based on the ratio of current collections for a

                  OUTSOURCING SOLUTIONS INC. AND SUBSIDIARIES

         AS OF DECEMBER 31, 1995 AND THE PERIOD FROM SEPTEMBER 21, 1995

                    (DATE OF INCEPTION) TO DECEMBER 31, 1995

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) portfolio to current and anticipated future collections for that portfolio. If not amortized earlier, a Receivable portfolio's cost is fully amortized by the end of three years from date of purchase.

    PROPERTY AND EQUIPMENT--Property and equipment is recorded at cost. Depreciation is computed on the straight-line method based on the estimated useful lives (3 years to 5 years) of the related assets. Leasehold improvements are depreciated over the term of the related lease.

    GOODWILL--The excess of cost over the fair value of net assets of businesses acquired is amortized on a straight-line basis over 20 years. The Company periodically reviews goodwill to assess recoverability. Impairments will be recognized in operations when the expected future operating cash flow derived from such intangible assets is less than its carrying value.

    INCOME TAXES--The Company accounts for income taxes using an asset and liability approach. The Company recognizes the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets for future tax consequences of events that have been recognized in the financial statements.

    ACCOUNTING ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    FAIR VALUE OF FINANCIAL INSTRUMENTS--Management has considered the disclosure requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," and has determined that the fair values of its financial instruments do not differ significantly from carrying values recorded in the financial statements.

    NEW ACCOUNTING PRONOUNCEMENTS--Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which is effective for fiscal years beginning after December 15, 1995, requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. SFAS No. 121 also requires that long-lived assets and certain identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. Management does not believe the impact of adopting this new Standard will be material to the Company's financial condition and results of operations.

    In October 1995, SFAS No. 123, "Accounting for Stock-Based Compensation," was issued. The adoption of the new recognition provisions for stock-based compensation expense included in SFAS No. 123 is optional; however, the pro forma effects on net income and earnings per share had the new recognition provisions been elected is required to be disclosed in the financial statements. The Company will follow the requirements of APB No. 25, "Accounting for Stock Issued to Employees," in its accounting for employee stock options; therefore, no impact on the Company's financial position and results of operations is expected. The Company will adopt the new disclosure requirements under SFAS No. 123 in 1996.

                  OUTSOURCING SOLUTIONS INC. AND SUBSIDIARIES

         AS OF DECEMBER 31, 1995 AND THE PERIOD FROM SEPTEMBER 21, 1995

                    (DATE OF INCEPTION) TO DECEMBER 31, 1995

2.  PROPERTY AND EQUIPMENT

    Property and equipment, which is recorded at cost, consists of the following at December 31, 1995 (in thousands):

Furniture and fixtures.........................................    $     187
Data processing equipment......................................          547
Telephone equipment............................................          420
Leasehold improvements.........................................           21
Computer software..............................................            5
                                                                 -------------
                                                                       1,180
Less accumulated depreciation..................................          (81)
                                                                 -------------
                                                                   $   1,099
                                                                 -------------
                                                                 -------------

3.  NOTES PAYABLE

    The Company entered into a two-year Master Loan Agreement with Cargill Financial Services Corporation on May 14, 1992 (the "Cargill Agreement") which allowed it to borrow up to $50.0 million for the purchase of portfolios of nonperforming loans and accounts receivable approved by both parties. Under the terms of the Cargill Agreement, after payment of principal, noncontingent interest, and return of the Company's investment in certain portfolios, the Partnership is required to pay an additional 20% of all future collections less service fees (as defined) in such portfolios as contingent interest to the lender. The Company paid contingent interest of $300,804 under the Cargill Agreement for the period from September 21, 1995 to December 31, 1995 which was charged to interest expense. There were no principal amounts outstanding under the Cargill Agreement as of September 21, 1995 or December 31, 1995.

    In connection with the Purchase Agreement discussed in Note 1, the Company, pursuant to a Loan and Security Agreement dated September 21, 1995 (the "Agreement"), issued two promissory notes to stockholders (the "Notes") for an aggregate amount of $35.0 million. The Notes were reduced as of the acquisition date by $100,048 as a result of a purchase price adjustment provided for in the Agreement. On November 30, 1995, in accordance with the loan agreement, accrued interest in the amount of $688,305 was capitalized into the principal of the Notes. The Notes bore interest at 10% per year and were to be due in full on December 31, 1998. Additional interest equal to 5% was to accrue on all amounts outstanding under the Agreement beginning on March 21, 1996 and semi-annually thereafter through March 21, 1998.

    On March 21, 1996, the Company signed an agreement with a syndicate of banks (the "Credit Agreement") to provide financing required to refinance the Notes, provide for future acquisitions and finance the ongoing working capital requirements of the Company.

    The Credit Agreement is comprised of a term loan facility of $34.0 million (increased by $3.5 million pursuant to the First Amendment to the Credit Agreement dated May 17, 1996) and a revolving credit facility of $10.0 million. The Company borrowed $34.0 million under the term loan facility and $0.7 million under the revolving credit facility and repaid the Notes and certain other liabilities of the Company. The

                  OUTSOURCING SOLUTIONS INC. AND SUBSIDIARIES

         AS OF DECEMBER 31, 1995 AND THE PERIOD FROM SEPTEMBER 21, 1995

                    (DATE OF INCEPTION) TO DECEMBER 31, 1995

3.  NOTES PAYABLE (CONTINUED)
Credit Agreement provides for quarterly principal payments beginning June 30, 1996. Additionally, the Company is required to make semi-annual prepayments beginning August 31, 1996 based upon a formula of Excess Cash Flow, as defined.

    Borrowings under the revolving credit facility may not exceed $1.0 million for working capital requirements of the Company. The repayments under the revolving facility will be made in eight equal quarterly installments beginning on June 30, 1998. The Company is obligated to pay a facility fee of .25% on the revolving credit facility. The interest rate on both the term loan and revolving credit facilities is determined at the Company's option, based on either the London Interbank Offered Rate ("LIBOR") adjusted by a range of 1% to 2.5% based on certain financial ratios, or the Base Rate, as defined, less .25%. Interest payments are to be made monthly for outstanding Base Rate loans. Interest payments on LIBOR loans are to be paid on the earlier of their maturity date or 90 days depending on their term. Substantially all assets are pledged as collateral for the borrowings under the Credit Agreement and the Company is required to maintain certain financial ratios, a positive net worth, and the Credit Agreement limits the Company's level of capital expenditures and dividend payments.

    The Company executed promissory notes for an aggregate amount of $1,450,000 to four stockholders of the Company for transaction costs incurred in connection with the Purchase Agreement. Each note bore interest at 8% per year, payable semi-annually beginning December 31, 1995, and was due on September 21, 2005. On January 10, 1996, pursuant to an Exchange Agreement with each of the four noteholders, the promissory notes, plus accrued interest thereon, totaling $1,485,832 was contributed to capital of the Company in exchange for 118,866.59 shares of Common Stock, $.01 par value, of the Company ("Common Shares").

4.  PREFERRED STOCK

    As of September 21, 1995, the Company had 800,000.01 shares of 8% Non-Voting Cumulative Redeemable Exchangeable Preferred Stock ("Preferred Shares") issued and outstanding. The liquidation value of each Preferred Share is $12.50 plus accrued and unpaid dividends. Dividends, as may be declared by Holding's Board of Directors, are cumulative at an annual rate of 8% of the liquidation value and are payable in equal semi-annual installments of $.50 per preferred share on the dividend payment date, as defined in the Certificate of Incorporation. The Company may, at its sole option, pay dividends in additional Preferred Shares. The Company may also, at its sole option and upon written notice to preferred stockholders, redeem all or any portion of the outstanding Preferred Shares for $12.50 per share plus cash equal to all accrued and unpaid dividends, through the redemption date, whether or not such dividends have been authorized or declared. Each holder of Preferred Shares shall have the right, at their option, at any time after September 20, 1996, to exchange any or all of their Preferred Shares for the same number of Common Shares. The Company must reserve, out of its authorized but unissued Common Shares, the appropriate number of Common Shares to effect the exchange of all outstanding Preferred Shares. Upon the exchange of any Preferred Shares, such Preferred Shares are to be retired and not reissued.

                  OUTSOURCING SOLUTIONS INC. AND SUBSIDIARIES

         AS OF DECEMBER 31, 1995 AND THE PERIOD FROM SEPTEMBER 21, 1995

                    (DATE OF INCEPTION) TO DECEMBER 31, 1995

5.  INCOME TAXES

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes. the Company's deferred income taxes result primarily from differences on loans and accounts receivable and differences in depreciation methods on fixed assets. No deferred tax liability or asset related to goodwill for which amortization is not deductible for tax purposes is recognized. Accordingly, the Company treats the amortization of goodwill as a permanent difference between income as reported in the financial statements and income reported on the income tax returns.

    Income tax benefit for the period September 21, 1995 to December 31, 1995 is summarized as follows (in thousands):

Current:
  Federal..........................................................  $      --
  State............................................................         --
                                                                     ---------
    Total current..................................................         --
                                                                     ---------

Deferred:
  Federal..........................................................     (1,437)
  State............................................................       (168)
                                                                     ---------
    Total deferred.................................................     (1,605)
                                                                     ---------
    Total income taxes.............................................  $  (1,605)
                                                                     ---------
                                                                     ---------

    Deferred income taxes at December 31, 1995 consist of the following (in thousands):

Deferred tax liabilities:
  Loans and accounts receivable....................................  $  (4,288)
  Depreciation.....................................................        (54)
                                                                     ---------
    Gross deferred tax liabilities.................................     (4,342)
                                                                     ---------
Deferred tax assets:
  Net operating loss carryforwards.................................        376
  Accrued liabilities..............................................         74
                                                                     ---------
    Gross deferred tax assets......................................        450
                                                                     ---------
    Net deferred tax liabilities...................................  $  (3,892)
                                                                     ---------
                                                                     ---------

                  OUTSOURCING SOLUTIONS INC. AND SUBSIDIARIES

         AS OF DECEMBER 31, 1995 AND THE PERIOD FROM SEPTEMBER 21, 1995

                    (DATE OF INCEPTION) TO DECEMBER 31, 1995

5.  INCOME TAXES (CONTINUED)
    Income tax benefit for the period September 21, 1995 to December 31, 1995 computed using the U.S. federal statutory rate is reconciled to the reported tax provision as follows (in thousands):

Federal statutory income tax rate..................................  $  (1,388)
State income taxes (net of federal tax benefit)....................       (111)
Nondeductible amortization.........................................         85
Other..............................................................       (191)
                                                                     ---------
                                                                     $  (1,605)
                                                                     ---------
                                                                     ---------

    The Company has net operating loss carryforwards of approximately $992,000. Such net operating loss carryforwards in Arizona and Texas expire in 2000 and in Georgia and for federal income taxes expire in 2010. Realization is dependent on generating sufficient taxable income prior to expiration of the loss carryforwards. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized. Therefore, at December 31, 1995, no valuation allowance for the deferred tax assets was recorded. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

    The Company files its U.S. federal income tax returns on a consolidated basis with its subsidiaries. The income tax expense (benefit) of OSI and each of its subsidiaries is computed as if it were filing on a separate return basis. OSI has a tax sharing arrangement with its subsidiaries.

6.  RELATED PARTY TRANSACTIONS

    The Company has an agreement with an affiliate of certain OSI stockholders to provide management and investment services for a monthly fee of $50,000. The Company recorded management fees to this entity of $150,000 during the period from September 21, 1995 to December 31, 1995.

    On September 21, 1995, the Company entered into an advisory services agreement with a related party. The agreement provides for the payment by the Company of $300,000 annually. The Company recorded fees to this entity of approximately $42,000 during the period from September 21, 1995 to December 31, 1995. The advisory services agreement terminates on September 21, 2005 and may be terminated by the Company for justifiable cause, as defined, or by the related party upon 30 days written notice to the Company.

    The Purchase Agreement provides that the Company pay, to certain OSI stockholders, $1.5 million in transaction costs related to the acquisition. Accrued transaction costs totaled $1,125,000 at December 31, 1995.

7.  STOCK OPTION AND AWARD PLAN

    The Company has established the OSI Holdings Corp. 1995 Stock Option and Stock Award Plan (the "Plan"). The Plan is a stock award and incentive plan which permits the issuance of options, stock appreciation rights ("SARs") in tandem with such options, restricted stock and other stock-based awards to selected employees of and consultants to the Company. The Plan reserves 179,500 (increased to 304,255 shares by the Board of Directors subsequent to December 31, 1995) Common

                  OUTSOURCING SOLUTIONS INC. AND SUBSIDIARIES

         AS OF DECEMBER 31, 1995 AND THE PERIOD FROM SEPTEMBER 21, 1995

                    (DATE OF INCEPTION) TO DECEMBER 31, 1995

7.  STOCK OPTION AND AWARD PLAN (CONTINUED)
Shares for grants and provides that the term of each award, not to exceed ten years, be determined by the Compensation Committee of the Board of Directors (the "Committee") charged with administering the Plan.

    Under the terms of the Plan, options granted may be either nonqualified or incentive stock options and the exercise price may not be less than the fair market value of a Common Share, as determined by the Committee, on the date of grant. SARs granted in tandem with an option shall be exercisable only to the extent the underlying option is exercisable and the grant price shall be equal to the exercise price of the underlying option. At December 31, 1995, no stock options or SARs have been granted. In addition, the Committee may grant restricted stock to participants of the Plan at no cost. Other than the restrictions which limit the sale and transfer of these shares, recipients of restricted stock awards are entitled to vote shares of restricted stock and dividends paid on such stock. No restricted stock has been granted at December 31, 1995. The Committee may pay bonuses in Common Shares.

8.  EMPLOYEE BENEFIT PLAN

    The Company's predecessor adopted a 401(k) profit sharing plan and trust (the "Profit Sharing Plan") on March 1, 1994 which covers all full-time employees who have completed three months of service. Employees may contribute up to 15% of their annual compensation and employer contributions are discretionary. Effective December 22, 1995, the Company's predecessor terminated the Profit Sharing Plan. The Profit Sharing Plan participants were given the option to rollover their account balances into another qualified plan or to receive a lump-sum distribution from the Profit Sharing Plan. The Company did not make any contributions to the Plan during the period from September 21, 1995 to the date of termination.

9.  COMMITMENTS AND CONTINGENCIES

    From time to time, the Company enters into servicing agreements with companies which service loans for others. The servicers handle the collection efforts on certain nonperforming loans and accounts receivable on the Company's behalf. Payments to the servicers vary depending on the servicing contract. Current contracts expire on the anniversary date of such contracts but are automatically renewable at the option of the Company.

    The Company has a consulting agreement with an individual which provides for the payment of fees for services performed in connection with the acquisition of loan portfolios. Such fees are based on the portfolio purchase price and future collections. The Company recorded consulting expenses to this individual of $182,880 during the period from September 21, 1995 to December 31, 1995.

    The Company has a three-year employment agreement with an employee which provides for the payment of additional compensation based on future collections of loan portfolios identified by the employee.

    During August 1994, a subsidiary of the Company entered into a Portfolio Flow Purchase Agreement whereby the subsidiary has a monthly commitment to purchase nonperforming loans meeting certain criteria for an agreed upon price up to a total purchase price of $1.0 million per month. The purchases under the Portfolio Purchase Agreement were $902,683 for the period September 21, 1995 to December 31, 1995. The subsidiary also entered into certain Participation Agreements whereby from

                  OUTSOURCING SOLUTIONS INC. AND SUBSIDIARIES

         AS OF DECEMBER 31, 1995 AND THE PERIOD FROM SEPTEMBER 21, 1995

                    (DATE OF INCEPTION) TO DECEMBER 31, 1995

9. COMMITMENTS AND CONTINGENCIES (CONTINUED) time to time it may sell undivided interests in the loan portfolios purchased under the Portfolio Flow Purchase Agreement. The Company records the loan portfolios purchased net of the participation interests sold. Subsequent to year-end, the Company repurchased participation interests in certain loan portfolios (see Note 10).

    The Company is obligated under operating lease agreements with terms in excess of one year as follows (in thousands):

YEAR ENDING
DECEMBER 31,
------------------------------------------------------------------------------------
1996................................................................................  $     422
1997................................................................................        317
1998................................................................................        251
1999................................................................................        284
2000 and thereafter.................................................................         65
                                                                                      ---------
                                                                                      $   1,339
                                                                                      ---------
                                                                                      ---------

    Rent expense under operating leases was $150,308 for the period from September 21, 1995 to December 31, 1995.

    The Company is a party to certain legal matters arising in the ordinary course of business. In the opinion of management, none of these matters are expected to have a material effect on the financial position or results of operations of the Company.

10. SUBSEQUENT EVENTS

    On January 9, 1996, the Board of Directors of the Company approved an amendment to the Certificate of Incorporation which authorized the Company to issue up to 7,500,000 shares of Voting Common Stock and up to 7,500,000 shares of Class A Non-Voting Common Stock.


    On January 10, 1996, the Company acquired A. M. Miller & Associates, Inc. ("Miller") for cash of approximately $24.0 million, subject to a working capital adjustment, 80,000 shares of Voting Common Stock (valued at $1.0 million) and a 9% unsecured, subordinated promissory note in an aggregate amount of $5.0 million due July 10, 2001. Also, in a separate transaction on January 10, 1996, the Company acquired Continental Credit Services, Inc. ("Continental") for cash of $10.0 million, subject to a working capital adjustment, 400,000 shares of Voting Common Stock (valued at $5.0 million) and a 10% unsecured, subordinated promissory note in an aggregate amount of $3.0 million due July 9, 2001. Both acquisitions were accounted for as purchases. The purchase price and value assigned to the common stock was determined in a fully negotiated arms length transaction based upon a multiple of sustainable cash flows of Miller and Continental and the return on investment required by McCown De Leeuw & Co., a professional private equity investor and the founding shareholder of the Company, and its co-investors. The acquisitions were funded with proceeds from a $50.0 million credit agreement, dated January 10, 1996, between Outsourcing Solutions Incorporated, currently known as CFC Services Corp., a subsidiary of the Company, and certain banks. The Credit Agreement is comprised of a term loan facility of $30,000,000, a revolving loan facility of $5,000,000 and an acquisition loan facility of $15,000,000. The interest rate on each facility is determined, at the option of CFC Services Corp. based upon either the London Interbank Offered Rate ("LIBOR") plus 2.75% to 3.25% or the Base Rate, as

                  OUTSOURCING SOLUTIONS INC. AND SUBSIDIARIES

         AS OF DECEMBER 31, 1995 AND THE PERIOD FROM SEPTEMBER 21, 1995

                    (DATE OF INCEPTION) TO DECEMBER 31, 1995

10. SUBSEQUENT EVENTS (CONTINUED)

defined, plus 1.5% to 2.0%, depending on the facility. Interest payments are made quarterly for Base Rate loans. Interest payments on LIBOR loans are made on the earlier of their maturity date or 90 days depending on their term. In addition, CFC Services Corp. is required to pay a commitment fee of .50% on the unused portion of the revolving and acquisition loan facilities and on the commitment for part of the term loan facility. The loans are repaid in quarterly installments, which began March 31, 1996 for term loans, and will begin March 31, 1999 for acquisition loans. Additionally, CFC Services Corp. is required to make annual prepayments, beginning with the year ended December 31, 1996, from Excess Cash Flow, as defined. Prepayments are also required in the event of an equity or debt issuance, as defined, or upon certain dispositions of assets. Substantially all of the assets of OSI and its subsidiaries are pledged as collateral for borrowings under the Credit Agreement. The Credit Agreement requires CFC Services Corp. to, among other things, maintain certain financial ratios and limits the indebtedness, acquisitions and capital expenditures of CFC Services Corp. Subsequent to September 30, 1996, the Credit Agreement was terminated. On October 11, 1996, the Certificate of Incorporation of Outsourcing Solutions Incorporated was amended to change the name of the company to CFC Services Corp.


    On February 15, 1996, the Board of Directors further amended its Certificate of Incorporation to authorize the Company to issue up to 500,000 shares of Class B Non-Voting Common Stock and up to 1,500,000 shares of Class C Non-Voting Common Stock.

    Voting Common Stock can be converted into Class A Non-Voting Common Stock (and vice versa) upon written notice to the Company. The Class B and Class C Non-Voting Common Stock are both convertible into Voting Common Stock of the Company upon the occurrence of certain regulatory or liquidity events.

    On February 15, 1996, the Board of Directors of the Company approved, pursuant to a stock purchase agreement, the sale of 800,000 shares of non-voting common stock by certain existing stockholders to two equity investors for a total of $10 million. The 800,000 shares of non-voting common stock consists of 400,000 shares each of Class B and Class C Non-Voting Common Stock.


    On May 17, 1996, a subsidiary of the Company acquired participation interests in certain loan portfolios, representing the undivided ownership interests in such portfolios which were originally sold pursuant to existing Participation Agreements (see Note 9), for aggregate consideration of approximately $14,772,000. The consideration consisted of 640,000 shares of Class C Non-Voting Common Stock of the Company (valued at $8 million), a 10% unsecured $3.5 million promissory note due September 1, 2000, and cash of approximately $3.3 million. The purchase price and value assigned to the common stock was determined in a fully negotiated arms length transaction based upon expected future cash flows of the MLQ Interests and the return on investment required by McCown De Leeuw & Co. and its co-investors.


    On August 13, 1996, the Company entered into an agreement to acquire Payco American Corporation ("Payco") and its subsidiaries for aggregate consideration of approximately $150.2 million. The agreement is expected to be financed with proceeds from a private placement offering of senior subordinated debt and a new bank credit facility. Payco provides a variety of outsource services, including consumer and commercial debt collections, billing and management of accounts receivable, and various calling programs. In addition, Payco purchases and manages portfolios of discounted accounts receivable.

    On October 11, 1996, the Company's Certificate of Incorporation was amended to change the name of the Company from OSI Holdings Corp. to Outsourcing Solutions Inc.

                  OUTSOURCING SOLUTIONS INC. AND SUBSIDIARIES

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1996
           (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

    ASSETS

Current assets:
  Cash and cash equivalents......................................................  $   4,637
  Cash held for clients..........................................................      1,925
  Loans and accounts receivable purchased........................................     37,011
  Accounts receivable--trade.....................................................      2,617
  Other current assets...........................................................      1,183
                                                                                   ---------
    Total current assets.........................................................     47,373
Loans and accounts receivable purchased..........................................     27,298
Property and equipment, net......................................................      4,567
Goodwill, less accumulated amortization of $1,926................................     56,143
Intangible assets, less accumulated amortization of $4,017.......................      4,187
Deferred financing fees..........................................................      1,612
Deferred income taxes............................................................        552
Other............................................................................         54
                                                                                   ---------
      Total assets...............................................................  $ 141,786
                                                                                   ---------
                                                                                   ---------
    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable--trade........................................................  $     705
  Accounts payable--clients......................................................      1,925
  Current portion of notes payable...............................................     13,143
  Accrued expenses...............................................................      3,576
  Due to related parties.........................................................      1,476
  Other current liabilities......................................................         31
                                                                                   ---------
    Total current liabilities....................................................     20,858
Notes payable....................................................................     55,995
Other long-term liabilities......................................................         67
                                                                                   ---------
      Total liabilities..........................................................     76,920
                                                                                   ---------
Stockholders' Equity:
  8% non-voting cumulative redeemable exchangeable preferred stock; authorized
    1,000,000 shares, 865,280.01 shares issued and outstanding, at liquidation
    value of $12.50 per share....................................................     10,816
  Voting common stock; $.01 par value; authorized 7,500,000 shares, 3,425,126.01
    shares issued and outstanding................................................         35
  Class A convertible non-voting common stock; $.01 par value; authorized
    7,500,000 shares, 391,740.58 shares issued and outstanding...................          4
  Class B convertible non-voting common stock; $.01 par value; authorized 500,000
    shares, 400,000 shares issued and outstanding................................          4
  Class C convertible non-voting common stock; $.01 par value; authorized
    1,500,000 shares, 1,040,000 shares issued and outstanding....................         10
  Additional paid-in capital.....................................................     65,658
  Accumulated deficit............................................................    (11,661)
                                                                                   ---------
      Total stockholders' equity.................................................     64,866
                                                                                   ---------
      Total liabilities & stockholders' equity...................................  $ 141,786
                                                                                   ---------
                                                                                   ---------

           See notes to unaudited consolidated financial statements.

                  OUTSOURCING SOLUTIONS INC. AND SUBSIDIARIES

                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

    PERIOD FROM SEPTEMBER 21, 1995 (DATE OF INCEPTION) TO SEPTEMBER 30, 1995
                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                           (IN THOUSANDS OF DOLLARS)

                                                                             PERIOD FROM
                                                                        SEPTEMBER 21,1995 TO    NINE MONTHS ENDED
                                                                         SEPTEMBER 30, 1995     SEPTEMBER 30, 1996
                                                                        ---------------------  --------------------

REVENUES..............................................................        $     869            $     60,443

EXPENSES:
  Amortization of loans and accounts receivable.......................              572                  20,586
  Service fees and other operating and administrative expenses........              165                  46,014
  Professional fees...................................................                3                     968
                                                                                  -----                --------
OPERATING (LOSS) INCOME...............................................              129                  (7,125)

OTHER INCOME (EXPENSE):
  Interest expense....................................................               (5)                 (5,633)
  Interest income.....................................................               --                      30
  Other expense.......................................................               --                     (42)
                                                                                  -----                --------
INCOME (LOSS) BEFORE INCOME TAXES.....................................              124                 (12,770)

INCOME TAX BENEFIT....................................................               --                  (4,424)
                                                                                  -----                --------
NET INCOME (LOSS).....................................................              124                  (8,346)

PREFERRED STOCK DIVIDEND REQUIREMENTS.................................               --                     613
                                                                                  -----                --------
NET INCOME (LOSS) TO COMMON STOCKHOLDERS..............................        $     124            $     (8,959)
                                                                                  -----                --------
                                                                                  -----                --------

           See notes to unaudited consolidated financial statements.

                  OUTSOURCING SOLUTIONS INC. AND SUBSIDIARIES

            UNAUDITED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                      NINE MONTHS ENDED SEPTEMBER 30, 1996

           (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

                        NON-VOTING
                        CUMULATIVE
                        REDEEMABLE
                       EXCHANGEABLE                          COMMON STOCK                        ADDITIONAL
                         PREFERRED     --------------------------------------------------------    PAID-IN     ACCUMULATED
                           STOCK         VOTING        CLASS A        CLASS B        CLASS C       CAPITAL       DEFICIT
                      ---------------  -----------  -------------  -------------  -------------  -----------  -------------
Balance at December
 31, 1995...........     $  10,000      $      28     $      --      $      --      $      --     $  35,122     $  (2,702)
  Issuance of
    118,866.59
    shares of common
    stock in
    exchange for
    notes payable to
    stockholders....        --                  2        --             --             --             1,484        --
  Issuance of
    2,326,000 shares
    of common
    stock...........        --                  7            10         --                  6        29,052        --
  Conversion of
    common stock....        --                 (2)           (6)             4              4        --            --
  Preferred stock
    dividends of
    $0.75 per
    share...........        --             --            --             --             --            --              (613)
  Payment of
    preferred stock
    dividends
    through issuance
    of 65,280 shares
    of preferred
    stock                      816         --            --             --             --            --            --
  Net loss..........        --             --            --             --             --            --            (8,346)
                      ---------------         ---           ---            ---            ---    -----------  -------------
Balance at September
 30, 1996...........     $  10,816      $      35     $       4      $       4      $      10     $  65,658     $ (11,661)
                      ---------------         ---           ---            ---            ---    -----------  -------------
                      ---------------         ---           ---            ---            ---    -----------  -------------


                        TOTAL
                      ---------
Balance at December
 31, 1995...........  $  42,448
  Issuance of
    118,866.59
    shares of common
    stock in
    exchange for
    notes payable to
    stockholders....      1,486
  Issuance of
    2,326,000 shares
    of common
    stock...........     29,075
  Conversion of
    common stock....     --
  Preferred stock
    dividends of
    $0.75 per
    share...........       (613)
  Payment of
    preferred stock
    dividends
    through issuance
    of 65,280 shares
    of preferred
    stock                   816
  Net loss..........     (8,346)
                      ---------
Balance at September
 30, 1996...........  $  64,866
                      ---------
                      ---------

           See notes to unaudited consolidated financial statements.

                  OUTSOURCING SOLUTIONS INC. AND SUBSIDIARIES

                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

    PERIOD FROM SEPTEMBER 21, 1995 (DATE OF INCEPTION) TO SEPTEMBER 30, 1995
                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                           (IN THOUSANDS OF DOLLARS)

                                                                               PERIOD FROM
                                                                            SEPTEMBER 21, 1995
                                                                                    TO            NINE MONTHS ENDED
                                                                            SEPTEMBER 30, 1995    SEPTEMBER 30, 1996
                                                                           --------------------  --------------------
OPERATING ACTIVITIES:
Net income (loss)........................................................      $        124          $     (8,346)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
  Depreciation expense...................................................                 8                   876
  Amortization of goodwill...............................................                25                 1,676
  Amortization of loans and accounts receivable purchased................               572                20,586
  Other amortization.....................................................           --                      4,370
  Deferred taxes.........................................................           --                     (4,444)
  Changes in assets and liabilities, net of acquisitions:
    Loans and accounts receivable purchased..............................           --                     (8,299)
    Accounts receivable--trade, other current assets and other assets....               (85)                  (14)
    Accounts payable, accrued expenses and other liabilities.............              (244)                 (120)
                                                                                   --------              --------
      Net cash provided by operating activities..........................               400                 6,285
                                                                                   --------              --------
INVESTING ACTIVITIES:
Payments for acquisitions, net of cash acquired..........................           (29,482)              (35,096)
Acquisition of property and equipment....................................           --                     (1,902)
Payment of prior acquisition transaction costs...........................              (150)               (1,125)
                                                                                   --------              --------
      Net cash used in investing activities..............................           (29,632)              (38,123)
                                                                                   --------              --------
FINANCING ACTIVITIES:
Proceeds from term loans.................................................           --                     95,000
Repayments of term loans.................................................           --                    (43,130)
Proceeds from revolving credit facilities................................           --                      5,210
Repayment of notes payable to stockholders...............................           --                    (35,012)
Repayments of other debt and capital lease obligations...................           --                        (72)
Deferred financing fees..................................................           --                     (1,965)
Proceeds from issuance of stock..........................................            30,150                14,975
                                                                                   --------              --------
      Net cash provided by financing activities..........................            30,150                35,006
                                                                                   --------              --------
NET INCREASE IN CASH AND CASH EQUIVALENTS................................               918                 3,168
CASH AND CASH EQUIVALENTS--beginning of period...........................           --                      1,469
                                                                                   --------              --------
CASH AND CASH EQUIVALENTS--end of period.................................      $        918          $      4,637
                                                                                   --------              --------
                                                                                   --------              --------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest...............................      $    --               $      5,103
                                                                                   --------              --------
                                                                                   --------              --------

                  OUTSOURCING SOLUTIONS INC. AND SUBSIDIARIES

    PERIOD FROM SEPTEMBER 21, 1995 (DATE OF INCEPTION) TO SEPTEMBER 30, 1995
                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                           (IN THOUSANDS OF DOLLARS)

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

  On September 21, 1995, in connection with the acquisition of Account Portfolios, L.P., the Company entered into the following non-cash transactions:

    - Exchanged 933,333 shares of common stock and 266,667 shares of 8% Non-voting Cumulative Redeemable Exchangeable Preferred Stock for the Class A limited partnership interests in Account Portfolios, L.P.

    - Incurred $35.0 million in notes payable in connection with the acquisition of the Class B limited partnership interests in Account Portfolios, L.P.

  The Company purchased Account Portfolios, L.P. for $80 million. In conjunction with the acquisition, liabilities assumed were:

Fair value of assets acquired.......................................  $  80,693
Cash paid for general and Class B limited partnership interests.....    (30,000)
Notes issued for Class B limited partnership interests..............    (35,000)
Stock exchanged for Class A limited partnership interests...........    (15,000)
                                                                      ---------
Liabilities assumed.................................................  $     693
                                                                      ---------
                                                                      ---------

  In connection with the January 1996 acquisition of A.M. Miller & Associates, Inc., the Company issued
    80,000 shares of voting common stock valued at $1,000 and a $5,000 9% unsecured note payable.

  In connection with the January 1996 acquisition of Continental Credit Services, Inc., the Company
    issued 400,000 shares of voting common stock valued at $5,000 and a $3,000 10% unsecured note payable.

  In connection with the May 1996 purchase of participation interests in certain loan portfolios, the
    Company issued 640,000 shares of Class C non-voting common stock valued at $8,000 and a
    $3,500 10% unsecured note payable.

  In January 1996, notes payable to certain stockholders, plus accrued interest thereon, totaling $1,486 were contributed to capital in exchange for 118,866.59 shares of voting common stock.

  During the nine months ended September 30, 1996, the Company paid preferred stock dividends of
    $816 through the issuance of 65,280 shares of preferred stock

  During the nine months ended September 30, 1996, the Company acquired $193 of property and equipment under capital lease obligations.

           See notes to unaudited consolidated financial statements.

                  OUTSOURCING SOLUTIONS INC. AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

           FOR THE PERIOD FROM SEPTEMBER 21, 1995 (DATE OF INCEPTION)
       TO SEPTEMBER 30, 1995 AND THE NINE MONTHS ENDED SEPTEMBER 30, 1996

1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

    The accompanying unaudited consolidated financial statements of Outsourcing Solutions Inc. and subsidiaries ("the Company") have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, certain information and footnote disclosures required by generally accepted accounting principles for complete financial statements have been excluded. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. All significant intercompany accounts and transactions have been eliminated in consolidation. Operating results for the nine month period ended September 30, 1996 are not necessarily indicative of the results that may be expected for the year ended December 31, 1996. The accompanying unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements of the Company as of December 31, 1995 and for the period from September 21, 1995 to December 31, 1995.

    DEFERRED FINANCING FEES--Costs incurred to obtain financing are amortized using the straight-line method over the term of the related debt agreement.

    INTANGIBLE ASSETS--Intangible assets primarily represent the value of the expected future revenues from existing account placements acquired in connection with business combinations, and are amortized on a straight-line basis over the 18 month average life of the placements.

2. ACQUISITIONS


    On January 10, 1996, the Company acquired A. M. Miller & Associates, Inc. ("Miller") for cash of $23.7 million (after a working capital adjustment), 80,000 shares of voting common stock (valued at $1.0 million) and a 9% unsecured, subordinated promissory note in an aggregate amount of $5.0 million due July 10, 2001. Also, in a separate transaction on January 10, 1996, the Company acquired Continental Credit Services, Inc. ("Continental") for cash of $11.2 million (after a working capital adjustment), 400,000 shares of voting common stock (valued at $5.0 million) and a 10% unsecured, subordinated promissory note in an aggregate amount of $3.0 million due July 9, 2001. Both acquisitions were accounted for as purchases. The purchase price and value assigned to the common stock was determined in a fully negotiated arms length transaction based upon a multiple of sustainable cash flows of Miller and Continental and the return on investment required by McCown De Leeuw & Co., a professional private equity investor and the founding shareholder of the Company, and its co-investors. The pro forma impact on the results of operations of the Company, had the acquisitions been made as of the beginning of the year, would not have been material. All activity subsequent to the acquisitions has been reported in the consolidated financial statements of the Company.



    On May 17, 1996, a subsidiary of the Company acquired participation interests in certain loan portfolios, representing the undivided ownership interests in such portfolios which were originally sold pursuant to existing Participation Agreements, for aggregate consideration of approximately $14,772,000. The consideration consisted of 640,000 shares of Class C Non-Voting Common Stock of the Company (valued at $8 million), a 10% unsecured $3.5 million promissory note due September 1, 2000, and cash of approximately $3.3 million. The purchase price and value assigned to the common stock was determined in a fully negotiated arms length transaction based upon expected future cash flows of the MLQ Interests and the return on investment required by McCown De Leeuw & Co. and its co-investors.

                  OUTSOURCING SOLUTIONS INC. AND SUBSIDIARIES

           FOR THE PERIOD FROM SEPTEMBER 21, 1995 (DATE OF INCEPTION)
       TO SEPTEMBER 30, 1995 AND THE NINE MONTHS ENDED SEPTEMBER 30, 1996

3. NOTES PAYABLE


    The acquisitions discussed in Note 2 were funded with proceeds from a $50,000,000 Credit Agreement (the "Credit Agreement"), dated January 10, 1996, between Outsourcing Solutions Incorporated, currently known as CFC Services Corp., a subsidiary of the Company, and certain banks. The Credit Agreement is comprised of a term loan facility of $30,000,000, a revolving loan facility of $5,000,000 and an acquisition loan facility of $15,000,000. The interest rate on each facility is determined, at the option of CFC Services Corp., based upon either the London Interbank Offered Rate ("LIBOR") plus 2.75% to 3.25% or the Base Rate, as defined, plus 1.5% to 2.0%, depending on the facility. Interest payments are made quarterly for Base Rate loans. Interest payments on LIBOR loans are made on the earlier of their maturity date or 90 days depending on their term. In addition, CFC Services Corp. is required to pay a commitment fee of .50% on the unused portion of the revolving and acquisition loan facilities and on the commitment for part of the term loan facility. The loans are repaid in quarterly installments, which began March 31, 1996 for term loans, and will begin March 31, 1999 for acquisition loans. Additionally, CFC Services Corp. is required to make annual prepayments, beginning with the year ended December 31, 1996, from Excess Cash Flow, as defined. Prepayments are also required in the event of an equity or debt issuance, as defined, or upon certain dispositions of assets. Substantially all of the assets of OSI and its subsidiaries are pledged as collateral for borrowings under the Credit Agreement. The Credit Agreement requires CFC Services Corp. to, among other things, maintain certain financial ratios and limits the indebtedness, acquisitions and capital expenditures of CFC Services Corp. Subsequent to September 30, 1996, the Credit Agreement was terminated. See Note 4.


4. SUBSEQUENT EVENTS

    Pursuant to an Agreement and Plan of Merger, dated as of August 13, 1996, OSI acquired Payco American Corporation ("Payco") on November 6, 1996 in a merger transaction for an aggregate cash consideration of approximately $150.2 million. The acquistion of Payco was financed with proceeds from a private placement of $100.0 million 11% Senior Subordinated Notes due 2006 the ("Old Notes") and a new bank credit facility which provides borrowing availability up to $200.0 million. In connection with the private placement and execution of the new bank credit facility, the Company repaid a portion of its existing indebtedness and terminated its existing credit agreements.

    Interest on the Old Notes is payable semi-annually on May 1 and November 1 of each year, commencing on May 1, 1997. The Old Notes are general unsecured obligations of the Company and are subordinated in right of payment to all senior debt of the Company presently outstanding and incurred in the future. The Old Notes are not redeemable at the Company's option prior to November 1, 2001. From and after November 1, 2001, the Old Notes are subject to redemption at the Company's option based on specified percentages of the principal of the Old Notes. Prior to November 1, 1999, the Company may, at its option, redeem up to 35% of the aggregate principal amount of Old Notes originally offered at 111% of the principal amount thereof, plus accrued and unpaid interest, with the net proceeds of a public or private sale of common stock of the Company, subject to certain provisions of the related indenture. Upon the occurrence of a change in control, as defined, the holders of the Old Notes have the right to require the Company to repurchase the Old Notes at 101% of the principal amount plus accrued and unpaid interest. The Old Notes contain certain restrictive covenants, including limitations on asset sales, additional indebtedness, mergers and certain restricted payments.

                  OUTSOURCING SOLUTIONS INC. AND SUBSIDIARIES

           FOR THE PERIOD FROM SEPTEMBER 21, 1995 (DATE OF INCEPTION)
       TO SEPTEMBER 30, 1995 AND THE NINE MONTHS ENDED SEPTEMBER 30, 1996

4. SUBSEQUENT EVENTS (CONTINUED)
    The credit facility consists of a $142.0 million term loan facility and a $58.0 million revolving credit facility (the "Revolving Facility"). The term loan facility consists of two individual $71.0 million term loans, ("Term Loan A" and "Term Loan B"), which mature on December 15, 2001 and 2003, respectively. The Company is required to make quarterly principal repayments on each term loan. Term Loan A bears interest, at the Company's option, (a) at a base rate equal to the greater of the federal funds rate plus 0.5% or the lender's customary base rate, plus 1.5% or (b) at the reserve adjusted Eurodollar rate plus 2.5%. Term Loan B bears interest at the Company's option, (a) at a base rate equal to the greater of the federal funds rate plus 0.5% or the lender's customary base rate, plus 2.0%, or (b) at the reserve adjusted Eurodollar rate plus 3.0%. The Revolving Facility has a term of five years and is fully revolving until final maturity. Subject to reduction in the event the Company meets certain leverage and interest coverage tests, the Revolving Facility bears interest, at the Company's option, (a) at a base rate equal to the greater of the federal funds rate plus 0.5% or the lender's customary base rate, plus 1.5% or (b) at the reserve adjusted Eurodollar rate plus 2.5%.

    The credit facility is guaranteed by all of the Company' present domestic subsidiaries and is secured by all of the stock of the Company's present domestic subsidiaries and by substantially all of the Company's domestic property and assets. The credit facility contains certain financial covenants, including, but not limited to, covenants related to interest coverage, fixed charge coverage, a leverage test and a limitation on capital expenditures.

    In connection with the Payco acquisition and the private placement discussed above, the Company incurred one-time fees totalling $3,600,000 to certain related parties for financial advisory services provided to the Company in connection with these transactions.


    The Company initially filed a registration statement dated November 26, 1996 relating to an offer to exchange the Old Notes for the Company's 11% Series B Senior Subordinated Notes due 2006 (the "New Notes"). The Old Notes are, and the New Notes will be, fully and unconditionally guaranteed on a joint and several basis by each of the Company's current domestic subsidiaries and any additional domestic subsidiaries formed by the Company that become guarantors under the bank credit facility (the "Restricted Subsidiaries").


    The Restricted Subsidiaries are wholly owned by the Company and constitute all of the direct and indirect subsidiaries of the Company except for three subsidiaries that are inconsequential. The Company is a holding company with few operations of its own and no significant assets other than the common stock of its subsidiaries. The aggregate assets, liabilities, results of operations and stockholders' equity of the Restricted Subsidiaries are substantially equivalent to those of the Company on a consolidated basis and the separate financial statements of the Restricted Subsidiaries are not presented because management has determined that they would not be material to holders of the New Notes.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
  Payco American Corporation

    We have audited the accompanying consolidated balance sheets of Payco American Corporation (a Wisconsin corporation) and subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of income, shareholders' investment, and cash flows for the years ended December 31, 1993, 1994 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Payco American Corporation and subsidiaries as of December 31, 1994 and 1995, and the results of their operations and their cash flows for the years ended December 31, 1993, 1994 and 1995, in conformity with generally accepted accounting principles.

                                                /s/ ARTHUR ANDERSEN LLP

                                        ----------------------------------------

                                                  Arthur Andersen LLP

Milwaukee, Wisconsin
February 9, 1996

                           PAYCO AMERICAN CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1994 AND 1995
           (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)


                                                                                                DECEMBER 31,
                                                                                           ----------------------
                                                                                             1994        1995
                                                                                           ---------  -----------
   ASSETS

CURRENT ASSETS:
  Cash and Cash Equivalents..............................................................  $  10,867  $     7,752
  Cash and Cash Equivalents Held for Clients.............................................     17,794       20,233
  Accounts Receivable--Trade,
    Net of Allowances of $555 and $604, respectively.....................................     15,541       21,013
  Accounts Receivable--Purchased.........................................................     13,826       11,012
  Prepaid Expenses.......................................................................      1,054        1,527
  Accrued Income Taxes...................................................................         23           --
  Deferred Income Taxes..................................................................        743        1,087
                                                                                           ---------  -----------
    Total Current Assets.................................................................     59,848       62,624

PROPERTY AND EQUIPMENT:
  Data Processing Equipment..............................................................     33,105       45,373
  Furniture and Equipment................................................................     11,334       12,793
  Leasehold Improvements.................................................................      2,998        3,513
  Property Held under Capital Leases.....................................................        634          634
                                                                                           ---------  -----------
                                                                                              48,071       62,313
  Less Accumulated Depreciation and Amortization.........................................     34,463       39,450
                                                                                           ---------  -----------
Net Property and Equipment...............................................................     13,608       22,863

ACCOUNTS RECEIVABLE--PURCHASED...........................................................      4,164        4,338

OTHER LONG-TERM RECEIVABLES..............................................................        839          519

NON-COMPETE COVENANTS, NET...............................................................      2,691        1,151

GOODWILL, NET............................................................................      5,939       11,661

DEFERRED INCOME TAXES....................................................................        287          238

OTHER ASSETS.............................................................................        122          281
                                                                                           ---------  -----------
                                                                                           $  87,498  $   103,675
                                                                                           ---------  -----------
                                                                                           ---------  -----------


   The accompanying notes are an integral part of these consolidated balance sheets.

                           PAYCO AMERICAN CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1994 AND 1995
           (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                                DECEMBER 31,
                                                                                           ----------------------
                                                                                             1994        1995
                                                                                           ---------  -----------
   LIABILITIES & SHAREHOLDERS' INVESTMENT

CURRENT LIABILITIES:
  Collections Due to Clients.............................................................  $  17,794  $    20,233
  Accounts Payable.......................................................................      5,459        5,441
  Short-Term Borrowings..................................................................      6,200       13,034
  Other Notes Payable....................................................................         --        1,000
  Obligations under Capital Leases.......................................................         77           60
  Accrued Liabilities--
    Salaries and Benefits................................................................      5,597        6,493
    Taxes, Other Than Income.............................................................      1,101        1,224
    Other................................................................................      1,698        1,705
  Deferred Revenue.......................................................................        192          118
  Accrued Income Taxes...................................................................         --           49
                                                                                           ---------  -----------
      Total Current Liabilities..........................................................     38,118       49,357

OTHER LONG-TERM LIABILITIES..............................................................        942          834

LONG-TERM DEBT...........................................................................        334          334

OBLIGATIONS UNDER CAPITAL LEASES.........................................................         61           --

COMMITMENTS AND CONTINGENCIES (Note 11)

SHAREHOLDERS' INVESTMENT:
  Preferred Stock, No Par Value--Authorized 500,000 Shares, None Issued..................         --           --
  Common Stock, $0.10 Par Value--Authorized 50,000,000 Shares, Issued & Outstanding,
    10,128,503 and 10,155,085 Shares, Respectively.......................................      1,013        1,016
  Additional Paid-in Capital.............................................................      1,637        2,020
  Cumulative Translation Adjustments.....................................................        (51)         (24)
  Stock Options Issuable.................................................................        704          148
  Retained Earnings......................................................................     44,740       49,990
                                                                                           ---------  -----------
      Total Shareholders' Investment.....................................................     48,043       53,150
                                                                                           ---------  -----------
                                                                                           $  87,498  $   103,675
                                                                                           ---------  -----------
                                                                                           ---------  -----------

   The accompanying notes are an integral part of these consolidated balance sheets.

                           PAYCO AMERICAN CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

                                                                       1993            1994            1995
                                                                  --------------  --------------  --------------
OPERATING REVENUE...............................................  $      150,795  $      150,696  $      175,560
OPERATING EXPENSES:
  Salaries and Benefits.........................................          82,007          82,786         100,108
  Telephone.....................................................          10,160          10,846          10,619
  Postage and Supplies..........................................           9,206           8,962          10,824
  Occupancy Costs...............................................           8,741           8,381           9,053
  Data Processing Equipment.....................................           7,938           7,353           8,415
  Amortization of Acquisition Costs.............................          13,874          12,543          14,803
  Other Operating Costs.........................................          11,362          11,360          11,822
                                                                  --------------  --------------  --------------
    Total Operating Expenses....................................         143,288         142,231         165,644
                                                                  --------------  --------------  --------------
Income from Operations..........................................           7,507           8,465           9,916
OTHER INCOME, Primarily from
  Short-Term Investments........................................              28              68             234
INTEREST EXPENSE................................................             268             148             770
                                                                  --------------  --------------  --------------
Income Before Income Taxes......................................           7,267           8,385           9,380
PROVISION FOR INCOME TAXES......................................           3,266           3,826           4,130
                                                                  --------------  --------------  --------------
NET INCOME......................................................  $        4,001  $        4,559  $        5,250
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING......................      10,075,886      10,080,889      10,133,173
NET INCOME PER SHARE............................................  $         0.40  $         0.45  $         0.52

 The accompanying notes are an integral part of these consolidated statements.

                           PAYCO AMERICAN CORPORATION

              CONSOLIDATED STATEMENTS OF SHAREHOLDERS' INVESTMENT

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
                  (IN THOUSANDS OF DOLLARS EXCEPT SHARE DATA)

                                                  COMMON STOCK        ADDITIONAL     CUMULATIVE
                                            ------------------------    PAID-IN      TRANSLATION    STOCK OPTIONS   RETAINED
                                               SHARES       AMOUNT      CAPITAL      ADJUSTMENTS       ISSUABLE     EARNINGS
                                            -------------  ---------  -----------  ---------------  --------------  ---------
BALANCE
December 31, 1992.........................     10,075,886  $   1,008   $   1,084      $      --       $    1,311    $  36,180
Net Income................................             --         --          --             --               --        4,001
                                            -------------  ---------  -----------         -----     --------------  ---------
BALANCE
December 31, 1993.........................     10,075,886      1,008       1,084             --            1,311       40,181
Currency Translation Adjustment...........             --         --          --            (51)              --           --
Net Income................................             --         --          --             --               --        4,559
Exercise of Stock Options.................         52,617          5         553             --             (607)          --
                                            -------------  ---------  -----------         -----     --------------  ---------
BALANCE
December 31, 1994.........................     10,128,503      1,013       1,637            (51)             704       44,740
Currency Translation Adjustment...........             --         --          --             27               --           --
Net Income................................             --         --          --             --               --        5,250
Exercise of Stock Options.................         26,582          3         383             --             (556)          --
                                            -------------  ---------  -----------         -----     --------------  ---------
BALANCE
December 31, 1995.........................     10,155,085  $   1,016   $   2,020      ($     24)      $      148    $  49,990
                                            -------------  ---------  -----------         -----     --------------  ---------
                                            -------------  ---------  -----------         -----     --------------  ---------

 The accompanying notes are an integral part of these consolidated statements.

                           PAYCO AMERICAN CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
                           (IN THOUSANDS OF DOLLARS)

                                                                                 1993        1994        1995
                                                                              ----------  ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income................................................................  $    4,001  $    4,559  $    5,250
  Adjustments to Reconcile Net Income to Net Cash Provided by Operating
    Activities:
  Amortization of Acquisition Costs.........................................      13,874      12,543      14,803
  Depreciation and Amortization.............................................       4,777       4,681       5,367
  Benefit of Deferred Income Taxes..........................................        (363)       (465)       (201)
  Changes in Assets and Liabilities:
    Accounts Receivable--Trade..............................................        (761)     (2,262)     (5,472)
    Prepaid Expenses........................................................         444        (119)       (361)
    Accounts Payable........................................................        (838)        839         (54)
    Accrued Liabilities.....................................................       1,442         835         954
    Deferred Revenue........................................................          34         (46)        (74)
    Accrued Income Taxes....................................................         302        (967)         72
                                                                              ----------  ----------  ----------
    Net Cash Provided by Operations.........................................      22,912      19,598      20,284
                                                                              ----------  ----------  ----------
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
  Capital Expenditures, Net of Retirements..................................      (2,598)     (4,755)    (13,447)
  Purchase of Accounts Receivable...........................................     (15,152)    (17,309)     (9,725)
  Purchase of Other Businesses, Net.........................................          --      (4,333)     (8,160)
  Long-Term Notes Receivable................................................        (485)       (354)        320
                                                                              ----------  ----------  ----------
    Net Cash Used in Investing Activities...................................     (18,235)    (26,751)    (31,012)
                                                                              ----------  ----------  ----------
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
  Net Proceeds (Payments) from Short-Term Borrowings........................      (1,600)      4,200       6,834
  Net Proceeds from Other Notes Payable.....................................          --          --       1,000
  Payments Under Capital Lease Obligations..................................        (245)       (119)        (78)
  Other Long-Term Debt and Other............................................         309         (26)         27
  Net Payments from Exercise of Stock Options...............................          --         (49)       (170)
                                                                              ----------  ----------  ----------
    Net Cash (Used In) Provided by Financing Activities.....................      (1,536)      4,006       7,613
                                                                              ----------  ----------  ----------
  NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS......................       3,141      (3,147)     (3,115)
  CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR............................      10,873      14,014      10,867
                                                                              ----------  ----------  ----------
  CASH AND CASH EQUIVALENTS AT END OF YEAR..................................  $   14,014  $   10,867  $    7,752
                                                                              ----------  ----------  ----------
                                                                              ----------  ----------  ----------
  SUPPLEMENTAL CASH FLOWS INFORMATION:
  Cash Paid For:
    Income Taxes, Net of Refunds............................................  $    3,327  $    5,374  $    4,361
    Interest................................................................         266         216         691

 The accompanying notes are an integral part of these consolidated statements.

                           PAYCO AMERICAN CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

1.  BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

    Payco American Corporation and its subsidiaries (the Company) provide the following outsource services: consumer debt collection; commercial debt collection; student loan billing; contract management of accounts receivable; health care accounts receivable billing and management; precollection programs; and inbound and outbound calling programs. The Company also purchases and manages portfolios of discounted accounts receivable. The markets for the Company's services are the United States, Puerto Rico, Mexico and Japan.

BASIS OF CONSOLIDATION

    The consolidated financial statements include the accounts of Payco American Corporation and its majority-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

REVENUE RECOGNITION

    Collection revenue is recognized at a commission rate when a collection payment is received. Revenue is recognized on purchased accounts receivable portfolios when payments are collected. Revenue on all other services provided by the Company is recognized as the service is performed.

PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Maintenance and repairs are expensed as incurred. When assets are retired or otherwise disposed of in the normal course of business, the cost and related accumulated depreciation are removed from the accounts, and resulting gains or losses are included in the Consolidated Statements of Income. The Company provides for depreciation and amortization by the straight-line method over the estimated useful lives as follows:

Data Processing Equipment.......................................  3-8 years
Telephone Equipment.............................................  3-7 years
Office Furniture & Other........................................  3-10 years

    Leasehold improvements are amortized over the term of the related leases.

GOODWILL AND ACQUISITION COSTS

    Goodwill represents the excess of purchase price over the fair market value of net assets of acquired businesses. Goodwill is amortized on a straight-line basis principally over 20 years. Accumulated amortization at December 31, 1994 and 1995 totalled $1.2 million and $1.8 million, respectively.

    Non-compete covenants are recorded at cost and are amortized on a straight-line basis over the term of the covenant, typically three to five years. Accumulated amortization at December 31, 1994 and 1995 totalled $5.5 million and $6.3 million, respectively.

    The Company maintains separate accounting for all material acquisitions. Cash flows from these acquisitions are reviewed periodically. Impairments of related goodwill will be recognized through

                           PAYCO AMERICAN CORPORATION

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

1. BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) charges to operations when expected cash flow derived from these acquisitions is less than their carrying value.

    In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 (SFAS 121). "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This standard, which must be adopted in 1996, requires long-lived impaired assets still in use to be carried at fair value and all long-lived assets to be disposed of to be reported at the lower of carrying amount or fair value less cost to sell.

    SFAS 121 prescribes a cash flow test for recoverability whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of SFAS 121, assets include certain identifiable intangibles, goodwill, property and equipment.

    The Company does not anticipate that SFAS 121 will have a material impact on the Consolidated Financial Statements.

ACCOUNTS RECEIVABLE-PURCHASED

    Purchased accounts receivable portfolios are recorded at cost and amortized, based upon a percentage of expected collections, over the life of the individual portfolios. The amortization rates are reviewed periodically and adjusted, based on the projected overall collection performance of each portfolio. Although the contractual lives of certain purchased receivables is 20 years, management expects to recover its portfolio costs over four years.

CASH AND CASH EQUIVALENTS

    Short-term investments, which consist of certificates of deposit, government instruments and commercial paper, are included in Cash and Cash Equivalents on the Consolidated Balance Sheets. Short-term investments at December 31, 1994 and 1995 were $1.8 million and $2.1 million, respectively. The Company considers all highly liquid investments with an original maturity of less than 90 days to be cash equivalents for cash flow purposes.

INCOME TAXES

    Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

FOREIGN CURRENCY TRANSLATION

    Foreign currency assets and liabilities are translated into United States dollars at end of period rates of exchange, and income and expense accounts are translated at the weighted average rates of exchange for the period. Resulting translation adjustments are a separate component of Shareholders' Investment.

RECLASSIFICATION

    Certain 1993 and 1994 amounts have been reclassified to conform to presentation for 1995.

                           PAYCO AMERICAN CORPORATION

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

1.  BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ACCOUNTS RECEIVABLE--TRADE



    The Company reviews its outstanding receivables on a periodic basis and charges-off accounts when they are deemed uncollectible.


USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

2.  FAIR VALUE OF FINANCIAL INSTRUMENTS

    The estimated fair values and the methods and assumptions used to estimate the fair values of the financial instruments of the Company as of December 31, 1995 are reflected below. The carrying amount of cash and cash equivalents, notes payable and long-term debt approximate the fair value. The fair values of the notes payable and debt were determined based on current market rates offered on notes and debt with similar terms and maturities. Purchased accounts receivable balances were assigned fair values based on a discounted cash flow analysis. The discount rate was based on an acceptable rate of return adjusted for the risk inherent in the purchased accounts receivable portfolios. The estimated fair value of purchased receivables was $17.8 million at December 31, 1995.

3.  INCOME TAXES

    The provision for income taxes for the three years ended December 31, 1995 consists of the following:

                                                                   1993       1994       1995
                                                                 ---------  ---------  ---------
                                                                     (DOLLARS IN THOUSANDS)
Current:
  Federal......................................................  $   2,795  $   3,336  $   3,412
  State and Foreign............................................        834        955        919
                                                                 ---------  ---------  ---------
Total Current..................................................      3,629      4,291      4,331
Total Deferred.................................................       (363)      (465)      (201)
                                                                 ---------  ---------  ---------
Total Provision................................................  $   3,266  $   3,826  $   4,130
                                                                 ---------  ---------  ---------
                                                                 ---------  ---------  ---------

                           PAYCO AMERICAN CORPORATION

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

3.  INCOME TAXES (CONTINUED)
    The following is a reconciliation of the statutory Federal rate to the effective tax rate applicable to the Company's consolidated income before taxes:

                                                                        1993       1994       1995
                                                                      ---------  ---------  ---------
Federal Statutory Rate..............................................       34.0%      34.0%      34.0%
State and Foreign Taxes
  Net of Federal Benefit............................................        6.9        7.6        5.8
  Other.............................................................        4.0        4.1        4.2
                                                                            ---        ---        ---
Effective Tax Rate..................................................       44.9%      45.7%      44.0%
                                                                            ---        ---        ---
                                                                            ---        ---        ---

    The components of the net deferred tax asset (liability) as of December 31, 1994 and 1995 were as follows:

                                                                      1994       1995
                                                                    ---------  ---------
                                                                        (DOLLARS IN
                                                                         THOUSANDS)
Deferred Tax Assets:
  Related to Intangible Assets....................................  $     847  $   1,155
  Deferred Compensation...........................................        914        408
  Accruals and Reserves Not Currently Deductible For Tax
    Purposes......................................................        743      1,256
                                                                    ---------  ---------
  Total Deferred Tax Assets.......................................      2,504      2,819
Deferred Tax Liabilities:
  Related to Fixed Assets.........................................     (1,407)    (1,366)
  Other...........................................................        (67)      (128)
                                                                    ---------  ---------
  Total Deferred Tax Liabilities..................................     (1,474)    (1,494)
                                                                    ---------  ---------
  Net Deferred Tax Asset..........................................  $   1,030  $   1,325
                                                                    ---------  ---------
                                                                    ---------  ---------

    The net deferred tax asset is classified in the December 31, 1994 and 1995 Consolidated Balance Sheets as follows:

                                                                          1994       1995
                                                                        ---------  ---------
                                                                            (DOLLARS IN
                                                                             THOUSANDS)
Non-current Deferred Income Tax Asset.................................  $     287  $     238
Current Deferred Income Tax Asset.....................................        743      1,087
                                                                        ---------  ---------
Net Deferred Tax Asset................................................  $   1,030  $   1,325
                                                                        ---------  ---------
                                                                        ---------  ---------

4.  EMPLOYEE BENEFIT PLANS

    The Company maintains a separate profit sharing/401(k) savings plan. The discretionary contributions to the profit sharing/401(k) savings plan that were charged to operations for the year ended December 31, 1993 were $200,000. Effective January 1, 1994, the Company amended the profit sharing/401(k) savings plan to add a provision to allow for partial matching of employee contributions by the

                           PAYCO AMERICAN CORPORATION

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

4.  EMPLOYEE BENEFIT PLANS (CONTINUED)
Company. All employees who participate in the savings feature of the plan are eligible for the discretionary employer matching contributions. For each dollar an employee contributes up to 4% of compensation, the Company contributed 20% in 1994 and 25% in 1995. During 1994 and 1995 the charge to operations for matching contributions was $159,000 and $196,000, respectively.

    The Company also maintained an employee Stock Ownership Plan (ESOP). Effective January 1, 1995, the ESOP was merged into the profit sharing/401(k) savings plan. In conjunction with the merger of the plans, the new combined plan, the Payco American Retirement Plan, was amended to provide the employee with the ability to continue to purchase the Company's common stock through the 401(k) savings feature of the plan. No discretionary contribution was made to the ESOP during 1993 or 1994. All ESOP shares have been allocated to participant accounts.

    In addition to the plans described above, the Company has another defined contribution pension plan which covers employees hired in connection with a 1995 acquisition. The cost of this plan was $25,000 in 1995.

    The Company does not provide post-retirement health or life insurance benefits or post-employment benefits to employees.

5.  ACCOUNTS RECEIVABLE PURCHASED

    In November, 1990, the Company began purchasing discounted accounts receivable portfolios. Revenue recognized on cash collected from these portfolios totalled $14.3 million, $13.1 million and $15.8 million during 1993, 1994 and 1995, respectively. Amortization costs associated with these revenues totalled $11.8 million, $10.3 million and $12.4 million during 1993, 1994 and 1995, respectively.

6.  OPERATING REVENUE

    The Company had one client that contributed approximately 10% of its total operating revenue in 1993. In 1994 and 1995, no single client contributed 10% or more to operating revenue.

7.  TRADE ACCOUNTS RECEIVABLE

    Trade accounts receivable are reported net of an allowance for doubtful accounts. The allowance at December 31, 1994 and 1995 was $555,000 and $604,000, respectively.

    Trade accounts receivable consist of amounts due from clients which can be summarized into "Group Concentrations of Credit Risk" as defined in the SFAS No.
105. As of December 31, 1994 and 1995, 17% and 35% of the Company's accounts receivable were from clients in the health care and education industries, respectively, and 13% and 19% from utility clients, respectively.

8.  PURCHASE OF OTHER BUSINESSES

    On February 1, 1994 the Company purchased certain assets of Indiana Mutual Credit Association, Inc. (IMC) at a cost of $3 million, plus certain payments contingent on performance. IMC provides accounts receivable management services primarily to the medical marketplace through its office in Indianapolis, Indiana.

                           PAYCO AMERICAN CORPORATION

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

8.  PURCHASE OF OTHER BUSINESSES (CONTINUED)

    On January 1, 1995, the Company purchased certain assets of Furst and Furst (F&F). F&F provides accounts receivable management services to commercial clients through offices in Illinois, New Jersey and California. On February 1, 1995 the Company purchased the collection business of Continental Credit Adjustors (CCA). CCA is located in Houston, Texas and provides primarily medical and retail collection services to Texas clients. On May 1, 1995, the Company purchased the collection business of Grable, Greiner & Wolff, (GGW). GGW provides accounts receivable management services to commercial and retail clients and is located in Beachwood, Ohio. A total of $7.9 million ($3.5 million for F&F, $1.4 million for CCA and $3.0 million for GGW) was paid for these companies via cash and a note payable. In addition, the purchase agreements require certain future contingent payments which, if paid out, will be accounted for as additional purchase price.



    The contingent payments are based on the excess of GGW's and CCA's income before tax over a contractually agreed upon level. F&F contingent payments are based on achieving certain revenue targets over a contractually agreed upon base. There is no limit on the two years of contingent payments for CCA, a limit of $0.2 million per year for each of five years on the F&F contingent payments and a limit of $1.2 million per year for two years on the GGW contingent payments. The company estimates that total contingent payments will be $2.8 million in 1996, $1.2 million in 1997 and zero thereafter.


    The pro forma impact on the results of operations of the Company, had the acquisitions been made as of the beginning of the year purchased, would not have been material. All activity subsequent to the acquisitions has been reported in the consolidated financial statements of the Company.

9.  STOCK PLANS

    The Board of Directors has approved various stock option plans for certain employees and officers. The stock options have been granted at market prices. Under a stock option plan established in 1988, the Board of Directors granted options to purchase up to 500,000 shares of common stock. The award of such options was dependent upon meeting certain performance goals over the three year period ended December 31, 1991. Under the 1988 plan, options to purchase 306,367 shares of common stock have been awarded to management, and 193,633 options have been forfeited. Under a 1992 stock option plan, 443,500 options have been granted, of which 19,500 options have been forfeited.

    The Company also maintains a common stock equivalent plan. Under this plan certain management employees were granted, at the discretion of the Board of Directors, units that are valued at the market price of the Company's common stock. Employees vest in these units over the sixth to tenth year of service subsequent to the award. The units are to be paid out at the Board's discretion in common stock or cash. Participants can make an election to defer receipt of the value of the units until termination of their employment. In the absence of such election, participants are paid 20% of the value on the 6th through 10th anniversary dates of the grant. As of December 31, 1995, there were 136,767 outstanding units awarded under the plan. The Board has no plans to award any additional units under this plan. On May 19, 1992, participants representing 160,831 units in the common stock equivalent plan agreed to cap the value of units awarded to a maximum value of $12.63 per unit. In exchange for this agreement, the Board of Directors granted each participant an equivalent number of options to purchase shares of the Company's common stock at the then current market price of $12.63. This agreement was amended on May 20, 1993, to cap the value of units awarded to a maximum value of $7.50 per unit in exchange for

                           PAYCO AMERICAN CORPORATION

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

9.  STOCK PLANS (CONTINUED)
a reduction of their option price to $7.50. Of the 160,831 options granted under this agreement, 3,213 and 8,066 were forfeited in 1994 and 1995, respectively.

    The Company realized compensation expense related to the common stock equivalent plan of $(209,000), $53,000, and $67,000 for the years ended 1993, 1994 and 1995 respectively. The related accrual is included in Other Long-Term Liabilities.

    The following table summarizes stock option activity for each of the three years in the period ended December 31, 1995 and options outstanding as of December 31, 1995.

    Stock option activity for the three years ended December 31, 1995 was as follows:

                                                     OPTIONS EXERCISED
                OPTIONS AWARDED      OPTION PRICE       OR FORFEITED     OPTIONS EXERCISABLE
              --------------------  ---------------  ------------------  --------------------
1993........           --                 --                 17,046              366,745
1994........           --                 --                 96,477              468,619
1995........           --                 --                 88,335              573,456

    As of December 31, 1995, options outstanding were as follows:

     OPTIONS
   OUTSTANDING     EXERCISE PRICE    EXPIRATION
-----------------  ---------------  -------------
        17,022        $    4.38            1996
       136,000        $   12.25            1999
       283,667        $    7.81            1999
       136,767        $    7.50            2002

    The impact of these options on earnings per share is immaterial.

    In October, 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation." This standard, which must be adopted in 1996, establishes financial accounting and reporting standards for stock-based employee compensation. This standard permits entities to continue to measure compensation cost for stock-based employee compensation plans, using the accounting method prescribed by APB 25, as long as pro forma disclosures of net income and earnings per share are presented as if the fair value based method of accounting, as defined in SFAS 123, had been applied. The Company has not yet determined whether it will adopt the SFAS 123 method of accounting or continue APB 25 accounting with the required disclosures.

10.  LINE OF CREDIT

    The Company has a $25.0 million short-term borrowing agreement with its primary lender. The agreement allows the Company to borrow funds under a line of credit agreement or through the issuance of commercial paper. All loans made to the Company by its lender under the line of credit are payable upon demand and are evidenced by a single promissory note. The Company is not required to maintain compensating balances, and there are no restrictive covenants under the agreement. As of December 31, 1995, the Company had $12.0 million available to borrow. Funds borrowed were used primarily to finance the Company's acquisitions and for capital expenditures related to the Company's

                           PAYCO AMERICAN CORPORATION

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

10.  LINE OF CREDIT (CONTINUED)
World-class Integrated Network (WIN) collection system. The maximum interest rate at December 31, 1995 was 5.95%.

    The Company borrows funds under its line of credit as needed and repays the notes as funds become available from operations. The following table provides supplemental information for the three years ended December 31:

                                                                                     WEIGHTED
                                              WEIGHTED                                AVERAGE
                                               AVERAGE                               INTEREST
                                              INTEREST      AMOUNTS OUTSTANDING        RATE
           YEAR ENDED              ENDING      RATE AT    ------------------------  DURING THE
          DECEMBER 31,             BALANCE    YEAR END      MAXIMUM    AVERAGE(1)     YEAR(2)
--------------------------------  ---------  -----------  -----------  -----------  -----------
                                                     (DOLLARS IN THOUSANDS)
1993............................  $   2,000        4.31%   $   8,000    $   4,557         4.46%
1994............................  $   6,200        6.98%   $   6,200    $   2,176         5.80%
1995............................  $  13,034        5.88%   $  15,800    $  10,793         6.25%

------------------------

(1) Average amounts outstanding during the year were computed on daily outstanding balances.

(2) Weighted average interest rates during the year were computed by dividing actual interest expense by the average amounts outstanding.

11.  COMMITMENTS AND CONTINGENCIES

LEASES

    The Company is obligated under operating leases for certain office space and equipment for various periods through 2007. The Company is also obligated under capital leases for certain furniture, telephone and computer equipment.

    These operating and capital leases are due in approximate amounts as shown below:

YEAR ENDED DECEMBER 31,                                              OPERATING     CAPITAL
------------------------------------------------------------------  -----------  -----------
                                                                     (DOLLARS IN THOUSANDS)
1996..............................................................   $   5,570    $      59
1997..............................................................       4,409            6
1998..............................................................       3,398       --
1999..............................................................       3,089       --
2000..............................................................       1,766       --
2001 and subsequent...............................................       7,825       --
                                                                                        ---

Total Capital Lease Payments......................................                       65
Less Interest.....................................................                       (5)
                                                                                        ---
Present Value of Capital Lease Payments...........................                $      60
                                                                                        ---
                                                                                        ---

                           PAYCO AMERICAN CORPORATION

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

11.  COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Certain of the leases for office space require the Company to pay, as additional rent, any allocable increases in real estate taxes and other expenses over a specified base rent. Total rental expense was $5.7 million, $5.4 million, and $5.8 million for the three years ended December 31, 1993, 1994, and 1995.

    The Company leases its corporate headquarters, data processing center and the office space for three of its collection operations from partnerships in which certain officers and directors of the Company are the principal partners. The terms of the leases provided for aggregate annual payments of approximately $2.1 million, $2.2 million and $2.4 million for the three years ended December 31, 1993, 1994, and 1995. Such lease amounts are subject to an escalation adjustment, not to exceed 5% annually. All operating and maintenance costs associated with these buildings are paid by the Company. In the opinion of management, the terms of the leases are at least as favorable as could have been obtained in arm's-length negotiations with an unaffiliated lessor.

OTHER CONTINGENCIES

    On August 2, 1993 a complaint was filed by the Department of Justice on behalf of the Federal Trade Commission against the Company based on alleged violations of the Federal Fair Debt Collection Practices Act. On March 8, 1995, the Company reached a settlement regarding this matter. The case was resolved with a consent decree in which the Company did not admit any liability and paid a $500,000 civil penalty. The Company had previously established a reserve adequate to cover the settlement.

    At December 31, 1995, the Company was involved in a number of legal proceedings and claims that were routine to the nature of the collection business. The Company has provided for the estimated uninsured amounts and costs of defense against these pending suits through charges to operations and believes that reserves it has established for ultimate settlement are adequate at December 31, 1995.

    Reliance National Insurance Co. Ltd. (RNIC), a wholly-owned subsidiary in Bermuda, provides professional liability insurance coverage for the Company. As of December 31, 1995, RNIC had recorded reserves totaling $0.8 million for future reported and unreported claims.


12.  LOAN IMPAIRMENT



    SFAS No. 114, "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosure" (collectively "SFAS No. 114") became applicable to the Company in 1995. Specifically, the provisions of SFAS No. 114 would apply to the purchased accounts receivable discussed in footnote 5. However, the Company believes that its purchased accounts receivable represent small balance homogeneous credits related to credit card, consumer installment, business and business real estate lending. These credits are specifically excluded from the disclosures and accounting required by SFAS No. 114.

                           PAYCO AMERICAN CORPORATION

                      UNAUDITED CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1996

           (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)


    ASSETS

CURRENT ASSETS:
  Cash and Cash Equivalents......................................................  $  11,834
  Cash and Cash Equivalents Held for Clients.....................................     20,983
  Accounts Receivable--Trade
    Net of Allowance of $755.....................................................     18,617
  Accounts Receivable--Purchased.................................................      3,614
  Prepaid Expenses...............................................................      1,615
  Accrued Income Taxes...........................................................        279
  Deferred Income Taxes..........................................................        972
                                                                                   ---------
      Total Current Assets.......................................................     57,914

PROPERTY AND EQUIPMENT:
  Data Processing Equipment......................................................     54,984
  Furniture and Equipment........................................................     13,427
  Leasehold Improvements.........................................................      3,777
  Property Held under Capital Leases.............................................        581
                                                                                   ---------
                                                                                      72,769
  Less Accumulated Depreciation and Amorization..................................     43,355
                                                                                   ---------
  Net Property and Equipment.....................................................     29,414

ACCOUNTS RECEIVABLE--PURCHASED...................................................      1,738

OTHER LONG-TERM RECEIVABLES......................................................        439

NON-COMPETE COVENANTS, NET.......................................................        781

GOODWILL, NET....................................................................     13,579

DEFERRED INCOME TAXES............................................................        197

OTHER ASSETS.....................................................................         74
                                                                                   ---------
                                                                                   $ 104,136
                                                                                   ---------
                                                                                   ---------


The accompanying notes are an integral part of this consolidated balance sheet.

                           PAYCO AMERICAN CORPORATION

                      UNAUDITED CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1996

           (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

    LIABILITIES & SHAREHOLDERS' INVESTMENT

CURRENT LIABILITIES:
  Collections Due to Clients.....................................................  $  20,983
  Accounts Payable...............................................................      5,916
  Short-Term Borrowings..........................................................     11,633
  Obligations under Capital Leases...............................................         16
  Accrued Liabilities--
    Salaries and Benefits........................................................      5,252
    Taxes, Other Than Income.....................................................      1,069
    Other........................................................................      1,600
  Deferred Revenue...............................................................        286
                                                                                   ---------
    Total Current Liabilities....................................................     46,755

OTHER LONG-TERM LIABILITIES......................................................        850

LONG-TERM DEBT...................................................................        334

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' INVESTMENT:
  Preferred Stock, No Par Value--Authorized 500,000 Shares, None Issued..........         --
  Common Stock, $0.10 Par Value--Authorized 50,000,000 Shares, Issued & Outstand-
    ing Shares, 10,155,085.......................................................      1,016
  Additional Paid-In Capital.....................................................      2,020
  Cumulative Translation Adjustments.............................................        (24)
  Stock Options Issuable.........................................................        148
  Retained Earnings..............................................................     53,037
                                                                                   ---------
    Total Shareholders' Investment...............................................     56,197
                                                                                   ---------
                                                                                   $ 104,136
                                                                                   ---------
                                                                                   ---------

The accompanying notes are an integral part of this consolidated balance sheet.

                           PAYCO AMERICAN CORPORATION

                  UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996
            (IN THOUSANDS OF DOLLARS, EXCEPT SHARE & PER SHARE DATA)

                                                                                          FOR THE NINE MONTHS
                                                                                          ENDED SEPTEMBER 30,
                                                                                      ----------------------------
                                                                                          1995           1996
                                                                                      -------------  -------------
OPERATING REVENUE...................................................................  $     130,559  $     135,147

OPERATING EXPENSES:
  Salaries and Benefits.............................................................         73,696         75,664
  Telephone.........................................................................          7,862          8,035
  Postage and Supplies..............................................................          7,969          8,012
  Occupancy Costs...................................................................          6,807          6,663
  Data Processing Equipment.........................................................          6,008          8,462
  Amortization of Acquisition Costs.................................................         11,533         14,063
  Other Operating Costs.............................................................          8,339          8,393
                                                                                      -------------  -------------
Total Operating Expenses............................................................        122,214        129,292
                                                                                      -------------  -------------
Income from Operations..............................................................          8,345          5,855
OTHER INCOME, Primarily from Short-Term
  Investments.......................................................................            168            148
INTEREST EXPENSE....................................................................            531            694
                                                                                      -------------  -------------
Income Before Income Taxes..........................................................          7,982          5,309
PROVISION FOR INCOME TAXES..........................................................          3,520          2,262
                                                                                      -------------  -------------
NET INCOME..........................................................................  $       4,462  $       3,047
                                                                                      -------------  -------------
                                                                                      -------------  -------------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING..........................................     10,133,478     10,155,085
NET INCOME PER SHARE................................................................  $        0.44  $        0.30
                                                                                      -------------  -------------
                                                                                      -------------  -------------

 The accompanying notes are an integral part of these consolidated statements.

                           PAYCO AMERICAN CORPORATION

                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996
                           (IN THOUSANDS OF DOLLARS)

                                                                                           FOR THE NINE MONTHS
                                                                                           ENDED SEPTEMBER 30,
                                                                                        --------------------------
                                                                                            1995          1996
                                                                                        ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income..........................................................................   $    4,462    $    3,047
  Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
  Amortization of Acquisition Costs...................................................        1,944         1,375
  Amortization of Accounts Receivable Portfolios......................................        9,589        12,688
  Depreciation and Amortization.......................................................        4,008         5,773
  Benefit of Deferred Income Taxes....................................................         (151)          156
  Changes in Assets and Liabilities:
    Accounts Receivable--Trade........................................................       (4,773)        2,396
    Prepaid Expenses..................................................................         (434)          (88)
    Accounts Payable..................................................................        1,409          (475)
    Accrued Liabilities...............................................................         (126)       (1,501)
    Deferred Revenue..................................................................           40           168
    Accrued Income Taxes..............................................................          201          (328)
                                                                                        ------------  ------------
    Net Cash Provided by Operations...................................................       16,169        24,129
                                                                                        ------------  ------------
CASH FLOWS USED IN INVESTING ACTIVITIES:
  Capital Expenditures, Net of Retirements............................................      (10,676)      (12,324)
  Purchase of Accounts Receivable.....................................................       (5,891)       (2,689)
  Purchase of Other Businesses........................................................       (7,975)       (2,717)
  Long-Term Notes Receivable..........................................................          240            80
                                                                                        ------------  ------------
    Net Cash Used In Investing Activities.............................................      (24,302)      (17,650)
                                                                                        ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net Proceeds from Short-Term Borrowings.............................................        7,677        (1,401)
  Net Payments of Other Notes Payable.................................................       --            (1,000)
  Payments Under Capital Lease Obligations............................................          (65)          (44)
  Other Long-Term Debt and Other......................................................           18            16
  Proceeds from Exercise of Stock Options.............................................           36        --
                                                                                        ------------  ------------
    Net Cash Provided by (Used In) Financing Activities...............................        7,666        (2,429)
                                                                                        ------------  ------------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS..................................         (467)        4,082
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD......................................       10,867         7,752
                                                                                        ------------  ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD............................................   $   10,400    $   11,834
                                                                                        ------------  ------------
                                                                                        ------------  ------------
SUPPLEMENTAL CASH FLOWS INFORMATION
Cash Paid For:
  Income Taxes, Net of Refunds........................................................   $    3,471    $    2,434
  Interest............................................................................          472           699

 The accompanying notes are an integral part of these consolidated statements.

                           PAYCO AMERICAN CORPORATION

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

I. ACCOUNTING POLICIES

    The information furnished in this report reflects all normal and recurring adjustments which are, in the opinion of management, necessary to form a fair statement of the results of the interim periods. This report should be read in conjunction with the 1995 Annual Report and Form 10-K.

    A. STATEMENT OF CASH FLOWS

    The following paragraph provides additional disclosure regarding cash flow as required under the indirect method of reporting.

    For purposes of the Statement of Cash Flows, the Company considers all highly liquid investments with a maturity of less than 90 days to be cash equivalents.

    B. TRADE ACCOUNTS RECEIVABLE

    Accounts Receivable--Trade is presented net of an allowance for doubtful accounts. The allowance was $755,000 at September 30, 1996.

    C. SHORT-TERM BORROWINGS

    The Company maintains a short-term borrowing agreement with its primary lender which provides the Company with an option to borrow under a line of credit or issue commercial paper up to $25.0 million. During the first nine months of 1996, the weighted average interest rate on borrowed funds was 5.70%.

II. CONTINGENCIES

    On July 20, 1995 a lawsuit was filed in Etowah, County Alabama, naming the Company and a division of Transamerica Business Credit Corporation (Transamerica) as defendants. The suit alleges various violations of law with respect to the Company's collection practices on accounts placed by a division of Transamerica. The matter was conditionally approved as a class action on August 1, 1996. On August 1, 1996 the court approved a general settlement between Transamerica and the class in the amount of approximately $3.9 million. In addition, Transamerica has filed a cross claim against the Company and the Company has filed a similar claim against Transamerica. The parties have agreed to non-binding mediation which is scheduled to commence on January 20, 1997. The range of possible loss in this matter is not determinable at this time. The Company believes it has meritorious defense against the allegations.

                          INDEPENDENT AUDITORS' REPORT

Partners of Account Portfolios, L.P.:

    We have audited the accompanying consolidated balance sheets of Account Portfolios, L.P. (a Georgia Limited Partnership, the "Partnership") and its subsidiaries as of December 31, 1994 and September 20, 1995 and the related consolidated statements of operations, partners' capital, and cash flows for the years ended December 31, 1993 and 1994 and for the period from January 1, 1995 to September 20, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Partnership and its subsidiaries as of December 31, 1994 and September 20, 1995 and the results of their operations and their cash flows for the years ended December 31, 1993 and 1994 and for the period from January 1, 1995 to September 20, 1995 in conformity with generally accepted accounting principles.

/s/ DELOITTE & TOUCHE LLP
-------------------------------
Deloitte & Touche LLP

Atlanta, Georgia
August 9, 1996

                            ACCOUNT PORTFOLIOS, L.P.
                        (A GEORGIA LIMITED PARTNERSHIP)
                                AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                    DECEMBER 31, 1994 AND SEPTEMBER 20, 1995
                           (IN THOUSANDS OF DOLLARS)

                                                                                    DECEMBER 31,   SEPTEMBER 20,
                                                                                        1994            1995
                                                                                   --------------  --------------

    ASSETS

Current Assets:
  Cash and cash equivalents......................................................    $   13,998      $      557
  Loans and accounts receivable purchased........................................         1,672           3,778
  Accounts receivable--trade.....................................................            93               3
  Investment in partnership......................................................         1,833              --
  Other current assets...........................................................            80             174
                                                                                   --------------  --------------
    Total current assets.........................................................        17,676           4,522
Loans and accounts receivable purchased..........................................         4,589           5,667
Property and equipment, net......................................................           676           1,083
                                                                                   --------------  --------------
    Total assets.................................................................    $   22,941      $   11,272
                                                                                   --------------  --------------
                                                                                   --------------  --------------

    LIABILITIES AND PARTNERS' CAPITAL

Current Liabilities:
  Accounts payable--trade........................................................    $      331      $      164
  Accrued consulting fees........................................................           289             145
  Accrued salaries and wages.....................................................            51             304
  Accrued vacation...............................................................            31              57
  Other current liabilities......................................................            77              43
                                                                                   --------------  --------------
    Total current liabilities....................................................           779             713
                                                                                   --------------  --------------

Partners' capital................................................................        22,162          10,559
                                                                                   --------------  --------------

    Total liabilities and partners' capital......................................    $   22,941      $   11,272
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                See notes to consolidated financial statements.

                            ACCOUNT PORTFOLIOS, L.P.
                        (A GEORGIA LIMITED PARTNERSHIP)
                                AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
               YEARS ENDED DECEMBER 31, 1993 AND 1994 AND FOR THE
               PERIOD FROM JANUARY 1, 1995 TO SEPTEMBER 20, 1995
                           (IN THOUSANDS OF DOLLARS)

                                                                            YEARS ENDED            PERIOD FROM
                                                                           DECEMBER 31,          JANUARY 1, 1995
                                                                     -------------------------  TO SEPTEMBER 20,
                                                                       1993          1994             1995
                                                                     ---------  --------------  -----------------
REVENUES...........................................................  $  23,696    $   39,292       $    21,293

EXPENSES:
  Amortization of loans and accounts receivable....................      6,013         2,667             2,308
  Service fees and other operating and administrative expenses.....      4,890         6,131             8,595
  Professional fees................................................      1,385         2,638               911
                                                                     ---------  --------------        --------
OPERATING INCOME...................................................     11,408        27,856             9,479

OTHER INCOME (EXPENSE):
  Interest expense.................................................     (1,388)       (2,941)             (955)
  Interest income..................................................         87           342               460
  Other expense....................................................     --              (166)          --
                                                                     ---------  --------------        --------

NET INCOME.........................................................  $  10,107    $   25,091       $     8,984
                                                                     ---------  --------------        --------
                                                                     ---------  --------------        --------

                See notes to consolidated financial statements.

                            ACCOUNT PORTFOLIOS, L.P.
                        (A GEORGIA LIMITED PARTNERSHIP)
                                AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
                     YEARS ENDED DECEMBER 31, 1993 AND 1994
         AND FOR THE PERIOD FROM JANUARY 1, 1995 TO SEPTEMBER 20, 1995
                           (IN THOUSANDS OF DOLLARS)

                                                                    GENERAL     LIMITED
                                                                    PARTNER    PARTNERS     TOTAL
                                                                  -----------  ---------  ---------
Balance at December 31, 1992....................................   $      (2)  $    (256) $    (258)
  Contributions by partners.....................................          12       1,200      1,212
  Distributions to partners.....................................         (65)     (6,414)    (6,479)
  Net income....................................................         101      10,006     10,107
                                                                       -----   ---------  ---------
Balance at December 31, 1993....................................          46       4,536      4,582
  Distributions to partners.....................................         (75)     (7,436)    (7,511)
  Net income....................................................         251      24,840     25,091
                                                                       -----   ---------  ---------
Balance at December 31, 1994....................................         222      21,940     22,162
                                                                       -----   ---------  ---------
  Contributions by partners.....................................           1         134        135
  Distributions to partners.....................................        (207)    (20,515)   (20,722)
  Net income....................................................          90       8,894      8,984
                                                                       -----   ---------  ---------
Balance at September 20, 1995...................................   $     106   $  10,453  $  10,559
                                                                       -----   ---------  ---------
                                                                       -----   ---------  ---------

                See notes to consolidated financial statements.

                            ACCOUNT PORTFOLIOS, L.P.
                        (A GEORGIA LIMITED PARTNERSHIP)
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1993 AND 1994
         AND FOR THE PERIOD FROM JANUARY 1, 1995 TO SEPTEMBER 20, 1995
                           (IN THOUSANDS OF DOLLARS)

                                                                                 PERIOD FROM
                                                                                  JANUARY 1,
                                                              YEARS ENDED            1995
                                                              DECEMBER 31,       TO SEPTEMBER
                                                          --------------------       20,
                                                            1993       1994          1995
                                                          ---------  ---------  --------------
OPERATING ACTIVITIES:
  Net income............................................  $  10,107  $  25,091    $    8,984
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation expense................................         57        102           167
    Amortization of loans and accounts receivable.......      6,013      2,667         2,308
    Loss on withdrawal from long-term investment........     --            166        --
    Change in assets and liabilities:
      Loans and accounts receivable purchased...........     (7,088)    (6,800)       (5,502)
      Accounts receivable--trade........................     --            (93)           90
      Deposits on purchase portfolio....................        500     --            --
      Note receivable from affiliate....................         40     --            --
      Other current assets..............................        172        (19)          (94)
      Accounts payable, accrued expenses and other
        current liabilities.............................     (4,977)       (40)          (66)
      Payable to related party..........................        (65)    --            --
                                                          ---------  ---------  --------------
        Net cash provided by operating activities.......      4,759     21,074         5,887
                                                          ---------  ---------  --------------
INVESTING ACTIVITIES:
  Acquisition of property and equipment.................       (222)      (463)         (574)
  Acquisition of long-term investment...................     (2,000)    --            --
  Proceeds from sale of long-term investment............     --         --             1,883
                                                          ---------  ---------  --------------
        Net cash (used in) provided by investing
          activities....................................     (2,222)      (463)        1,259
                                                          ---------  ---------  --------------
FINANCING ACTIVITIES:
  Proceeds from issuance of debt........................      6,624     --            --
  Proceeds from affiliate notes.........................      3,900     --            --
  Payments on debt......................................     (5,132)    (3,544)       --
  Payment on affiliate notes............................     (3,900)    --            --
  Contributions from partners...........................      1,212     --               135
  Distributions to partners.............................     (6,479)    (7,511)      (20,722)
                                                          ---------  ---------  --------------
        Net cash used in financing activities...........     (3,775)   (11,055)      (20,587)
                                                          ---------  ---------  --------------
NET (DECREASE) INCREASE IN CASH AND
  CASH EQUIVALENTS......................................     (1,238)     9,556       (13,441)
CASH AND CASH EQUIVALENTS, Beginning of period..........      5,680      4,442        13,998
                                                          ---------  ---------  --------------
CASH AND CASH EQUIVALENTS, End of period................  $   4,442  $  13,998    $      557
                                                          ---------  ---------  --------------
                                                          ---------  ---------  --------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during period for interest..................  $   1,381  $   2,920    $      967
                                                          ---------  ---------  --------------
                                                          ---------  ---------  --------------

                See notes to consolidated financial statements.

                            ACCOUNT PORTFOLIOS, L.P.
                        (A GEORGIA LIMITED PARTNERSHIP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1993 AND 1994

         AND FOR THE PERIOD FROM JANUARY 1, 1995 TO SEPTEMBER 20, 1995

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION--Account Portfolios, L.P. (a Georgia Limited Partnership, the "Partnership") is a limited partnership organized for the purpose of purchasing portfolios of nonperforming loans and accounts receivable ("Receivables"). The Receivables are purchased by the Partnership without recourse to the seller. The Partnership Agreement ("Agreement") provides that the Partnership shall continue in existence until December 31, 2050 unless sooner terminated, liquidated, or dissolved by law or by terms within the Agreement. The shareholders of the General Partner are also trustees of the Limited Partners.

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CONSOLIDATION POLICY--During 1994 and 1995, the Partnership invested in various subsidiaries which purchased portfolios of nonperforming Receivables. The consolidated financial statements include the Partnership and all of its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

    REVENUE RECOGNITION--Collection on Receivables are recorded as revenue when received. Revenue from loan servicing is recorded as such services are provided. Fees, paid on the closing of each portfolio of purchased Receivables, are capitalized and included in the amortization of the portfolio. Effective January 1, 1994, the Partnership began amortizing on an individual portfolio basis the cost of the Receivables based on the ratio of current collections for a portfolio to current and anticipated future collections for that portfolio. If not amortized earlier, a Receivable portfolio's loan cost becomes fully amortized by the end of three years from date of purchase. Prior to 1994, the Partnership amortized purchased loan costs under the cost recovery method. The change in method was a result of the Partnership's improved historical collection experience for similar types of loan portfolios and its ability to estimate expected cash flow. The effect of this change was accounted for prospectively as a change in estimate and reduced amortization expense and increased net income by $962,000 in 1994.

    The Partnership periodically reviews all Receivables to assess recoverability. Impairments will be recognized in operations when the present value of expected future operating cash flows derived from the Receivables are less than their carrying value.

    ALLOCATION OF NET EARNINGS (LOSS)--Income, losses, and the net cash from operations of the Partnership are allocated 1% to the General Partner and 99% to the Limited Partners. Net cash from operations is defined as cash flow from operations less amounts used to pay or establish reserves for all Partnership expenses, debt payments, capital improvements, replacements, and contingencies as determined by the General Partner.

    In the event of the sale of Partnership property, profits or losses are allocated to the Partners as follows:

                            ACCOUNT PORTFOLIOS, L.P.
                        (A GEORGIA LIMITED PARTNERSHIP)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1993 AND 1994

         AND FOR THE PERIOD FROM JANUARY 1, 1995 TO SEPTEMBER 20, 1995

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    - First, to the Partners so as to take account of any variation between the adjusted basis of the property and its initial gross asset value.

    - Second, to any Partner who has a negative capital account at the time of disposition.

    - Third, to all Partners in accordance with their interests in the income and losses of the Partnership as set forth in the Agreement.

    CASH AND CASH EQUIVALENTS--Cash and cash equivalents consist of cash, money market investments, and overnight deposits. The Partnership considers all other highly liquid temporary cash investments with low interest rate risk to be cash equivalents. Cash equivalents are valued at cost, which approximates market.

    PROPERTY AND EQUIPMENT--Property and equipment is recorded at cost. Depreciation is computed on the straight-line method based on the estimated useful lives of the related assets.

    INCOME TAXES--No provision for income taxes is made in the financial statements of the Partnership. Taxable income or loss of the Partnership is reported in the income tax returns of its partners.

2.  PROPERTY AND EQUIPMENT

    Property and equipment, which is recorded at cost, consists of the following at December 31, 1994 and September 20, 1995 (in thousands):

                                                                DECEMBER 31,     SEPTEMBER 20,
                                                                    1994             1995
                                                               ---------------  ---------------
Furniture and Fixtures.......................................     $     111        $     201
Data processing equipment....................................           377              688
Telephone equipment..........................................           347              496
Leasehold improvements.......................................            13               30
Computer software............................................            --                7
                                                                      -----          -------
                                                                        848            1,422
Less accumulated depreciation................................          (172)            (339)
                                                                      -----          -------
Property and equipment, net..................................     $     676        $   1,083
                                                                      -----          -------
                                                                      -----          -------

3.  INVESTMENT IN PARTNERSHIP

    At December 31, 1994, the investment in partnership consisted of the Partnership's limited partner investment in a private investment limited partnership whose emphasis is on capital appreciation through investments. A $2.0 million capital contribution was made on December 30, 1993 and was recorded at cost. The Partnership withdrew its investment during the year ended December 31, 1994 and received 80% of the total anticipated distribution in January 1995. The remaining 20% was distributed to the Partnership in 1995 upon completion of the audit of the private investment limited partnership. Estimated losses of $166,473 on this investment were included in 1994 other expense.

                            ACCOUNT PORTFOLIOS, L.P.
                        (A GEORGIA LIMITED PARTNERSHIP)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1993 AND 1994

         AND FOR THE PERIOD FROM JANUARY 1, 1995 TO SEPTEMBER 20, 1995

4.  NOTE PAYABLE

    The Partnership entered into a two-year Master Loan Agreement with Cargill Financial Services Corporation ("Cargill") on May 14, 1992 ("the Loan Agreement") which allowed it to borrow up to $50.0 million for the purchase of portfolios of nonperforming loans and accounts receivable approved by both parties. Under the terms of the Loan Agreement, interest accrues at a rate of prime plus 7% and all borrowings are payable in 24 months. There were no principal amounts outstanding under the Loan Agreement as of December 31, 1994 and September 20, 1995. Borrowings were collateralized by current and future loans purchased under the Loan Agreement.

    Under the terms of the Loan Agreement, after payment of principal, noncontingent interest, and return of the Partnership's investment, the Partnership is required to pay an additional 20% of all future collections less service fees (as defined) as contingent interest to the lender. The Partnership paid contingent interest of $683,507, $2,940,593 and $955,290, under the Loan Agreement for the years ended December 31, 1993 and 1994 and for the period from January 1, 1995 to September 20, 1995, respectively, which was charged to interest expense.

    The Partnership was obligated to pay a fee to an investment bank on all amounts borrowed from Cargill up to total borrowings of $50.0 million. There are no outstanding borrowings from Cargill as of December 31, 1994 and September 20, 1995 and all related consulting fees have been paid. The Partnership recorded consulting fees relating to the Cargill borrowing of $198,730 for the year ended December 31, 1994. No consulting fees were paid during the period from January 1, 1995 to September 20, 1995.

5.  RELATED PARTY TRANSACTIONS

    On October 1, 1992, the Partnership entered into a management and investment services agreement with a related party. The agreement provides for the payment by the Partnership of monthly management fees of $75,000 through March 1993 and monthly fees of $50,000 thereafter. The Partnership recorded management fees to this entity of $675,000, $600,000 and $450,000 for the years ended December 31, 1993 and 1994 and for the period from January 1, 1995 to September 20, 1995, respectively.

6.  EMPLOYEE BENEFIT PLAN

    The Partnership adopted a 401(k) profit sharing plan and trust(the "Plan") on March 1, 1994 which covers all full-time employees who have completed three months of service. Employees may contribute up to 15% of their annual compensation and employer contributions are discretionary. The Partnership did not make any contributions to the Plan during the year ended December 31, 1994 and for the period from January 1, 1995 to September 20, 1995, respectively. Effective December 22, 1995, the Partnership terminated the Plan. Participants in the Plan were given the option to roll over their account balance into another qualified plan or to receive a lump-sum distribution to the Plan.

                            ACCOUNT PORTFOLIOS, L.P.
                        (A GEORGIA LIMITED PARTNERSHIP)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1993 AND 1994

         AND FOR THE PERIOD FROM JANUARY 1, 1995 TO SEPTEMBER 20, 1995

7.  COMMITMENTS AND CONTINGENCIES

    From time to time, the Partnership enters into servicing agreements with companies which service loans for others. The servicers handle the collection efforts on certain nonperforming loans and accounts receivable on the Partnership's behalf. Payments to the servicers vary depending on the servicing contract. Current contracts expire in 1995 but are automatically renewable at the option of the Partnership.

    The Partnership has a consulting agreement with an individual which provides for the payment of fees for services preformed in connection with acquisition of loan portfolios. Such fees are based on the portfolio purchase price and future collections. The Partnership recorded consulting expenses of $946,000, $2,279,000 and $556,000 during the years ended December 31, 1993 and 1994 and the period from January 1, 1995 to September 20, 1995, respectively.

    In September 1994, the Partnership entered into a three-year employment agreement with an employee which provides for the payment of additional compensation based on future collections of loan portfolios identified by the employee. No additional compensation was paid to this individual during the year ended December 31, 1994 and for the period from January 1, 1995 to September 20, 1995, respectively.

    During August 1994, a subsidiary of the Partnership entered into a two-year Portfolio Flow Purchase Agreement whereby the subsidiary has a monthly commitment to purchase nonperforming loans meeting certain criteria for an agreed upon price up to a total purchase price of $1,000,000 per month. The purchases under the Portfolio Flow Purchase Agreement were $1,156,485 and $2,515,480 for the year ended December 31, 1994 and for the period from January 1, 1995 to September 20, 1995, respectively. The subsidiary also entered into certain Participation Agreements whereby from time to time it may sell (at its sole discretion) undivided interests in the loan portfolios purchased under the Portfolio Flow Purchase Agreement. The subsidiary records the loan portfolios purchased net of the participation interests sold.

    The Partnership is obligated under operating lease agreements with terms in excess of one year as follows (in thousands):

1995...............................................................  $     108
1996...............................................................        422
1997...............................................................        316
1998...............................................................        251
1999 and thereafter................................................        349
                                                                     ---------
                                                                     $   1,446
                                                                     ---------
                                                                     ---------

    Rent expense under operating leases was $98,272, $118,806 and $200,680 for the years ended December 31, 1993 and 1994 and for the period from January 1, 1995 to September 20, 1995, respectively.

                            ACCOUNT PORTFOLIOS, L.P.
                        (A GEORGIA LIMITED PARTNERSHIP)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1993 AND 1994

         AND FOR THE PERIOD FROM JANUARY 1, 1995 TO SEPTEMBER 20, 1995

7.  COMMITMENTS AND CONTINGENCIES (CONTINUED)
    The Partnership is a party to certain legal matters arising in the ordinary course of business. In the opinion of management, none of these matters are expected to have a material effect on the financial position or results of operations of the Partnership.

8.  SUBSEQUENT EVENTS

    Pursuant to a Purchase Agreement dated September 21, 1995 (the "Purchase Agreement"), OSI Holdings Corp. (the "Company"), currently known as Outsourcing Solutions Inc., a Delaware corporation, exchanged 933,333 shares of the Company's common stock and 266,667 shares of the Company's 8% Non-Voting Cumulative Redeemable Exchangeable Preferred Stock for 100% of the Class A limited partnership interests in Account Portfolios, L.P. The Company contributed the Class A partnership interests, valued at $15,000,000, to Account Portfolios, Inc. ("AP, Inc."), a subsidiary of the Company. AP, Inc. acquired 100% of the Class B limited partnership interests in the Partnership for cash of approximately $28.8 million and notes of $35.0 million. Account Portfolios, G.P., Inc. ("APGP, Inc."), another subsidiary of the Company, acquired 100% of the general partnership interests in the Partnership and its subsidiaries for cash of approximately $1.2 million. The total value of this transaction was $80.0 million.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
A.M. Miller & Associates, Inc.
Minneapolis, Minnesota

We have audited the accompanying balance sheet of A.M. Miller & Associates, Inc. (A Minnesota S Corporation) as of December 31, 1995 and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of A.M. Miller & Associates, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

SCHWEITZER RUBIN KARON & BREMER
Certified Public Accountants
Minneapolis, Minnesota
January 17, 1996

 MEMBER OF INDEPENDENT ACCOUNTANTS INTERNATIONAL WITH CORRESPONDENCE OFFICES IN
                         PRINCIPAL CITIES OF THE WORLD

                         A.M. MILLER & ASSOCIATES, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1995

    ASSETS

CURRENT ASSETS:
  Cash (Note 2)...................................................................................   $  2,904,695
  Commissions receivable..........................................................................      2,197,544
  Miscellaneous accounts receivable...............................................................         98,963
  Prepaid expenses................................................................................         31,117
                                                                                                    --------------
      Total current assets........................................................................      5,232,319
                                                                                                    --------------
PROPERTY AND EQUIPMENT (Note 3)...................................................................      1,370,898
                                                                                                    --------------
OTHER ASSETS:
  Deposits........................................................................................          1,857
  Software, less accumulated amortization of $41,396..............................................        256,605
                                                                                                    --------------
      Total other assets..........................................................................        258,462
                                                                                                    --------------
      Total assets................................................................................   $  6,861,679
                                                                                                    --------------
                                                                                                    --------------

    LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Notes payable (Note 4)..........................................................................   $    400,000
  Current maturities of long-term debt (Note 5)...................................................        205,151
  Payables:
    Clients.......................................................................................      1,417,653
    Trade.........................................................................................        579,734
  Accrued expenses (Notes 8 and 9)................................................................      1,975,524
                                                                                                    --------------
      Total current liabilities...................................................................      4,578,062
                                                                                                    --------------

LONG-TERM DEBT, less current maturities (Note 5)..................................................        657,915
                                                                                                    --------------

COMMITMENTS AND CONTINGENCIES (Note 6 and 7)

STOCKHOLDER'S EQUITY:
  Common stock, par value $1 per share; 1,000 shares authorized: issued and outstanding...........          1,000
  Additional paid-in capital......................................................................        803,000
  Retained earnings...............................................................................        821,702
                                                                                                    --------------
      Total stockholder's equity..................................................................      1,625,702
                                                                                                    --------------
      Total liabilities and stockholder's equity..................................................   $  6,861,679
                                                                                                    --------------
                                                                                                    --------------

                       See notes to financial statements.

                         A.M. MILLER & ASSOCIATES, INC.

                   STATEMENT OF INCOME AND RETAINED EARNINGS

                          YEAR ENDED DECEMBER 31, 1995

REVENUES:
  Collection.................................................................................    $    19,412,323
  Performance incentive......................................................................            206,649
  Service revenue............................................................................             15,234
                                                                                               -------------------
      Total revenues.........................................................................         19,634,206
                                                                                               -------------------
COSTS AND EXPENSES:
  Collection costs...........................................................................          8,881,652
  Sales expenses.............................................................................            508,878
  General and administrative expenses........................................................          6,253,822
  Other expenses.............................................................................            177,638
                                                                                               -------------------
      Total costs and expenses...............................................................         15,821,990
                                                                                               -------------------
NET INCOME...................................................................................          3,812,216
BEGINNING RETAINED EARNINGS..................................................................          1,541,772
LESS S CORPORATION DIVIDEND DISTRIBUTIONS....................................................         (4,532,286)
                                                                                               -------------------
ENDING RETAINED EARNINGS.....................................................................    $       821,702
                                                                                               -------------------
                                                                                               -------------------

                       See notes to financial statements.

                         A.M. MILLER & ASSOCIATES, INC.

                            STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1995

CASH FLOWS FROM OPERATING ACTIVITIES:
  Cash received from customers....................................................................  $   18,704,511
  Cash paid to suppliers and employees............................................................     (14,049,318)
  Interest paid...................................................................................         (60,031)
                                                                                                    --------------
      Net cash provided by operating activities...................................................       4,595,162
                                                                                                    --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment..............................................................        (514,876)
  Proceeds received from sale of property and equipment...........................................          30,000
                                                                                                    --------------
      Net cash used in investing activities.......................................................        (484,876)
                                                                                                    --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (payments) on note payable.......................................................         400,000
  Principal payments on long-term debt, including capital lease obligations.......................        (229,071)
  Proceeds from long-term borrowings..............................................................         300,000
  Proceeds from capital contribution..............................................................         800,000
  Cash distributions to stockholder...............................................................      (4,766,329)
                                                                                                    --------------
      Net cash used in financing activities.......................................................      (3,495,400)
                                                                                                    --------------
Net increase in cash..............................................................................         614,886
Cash:
  Beginning.......................................................................................       2,289,809
                                                                                                    --------------
  Ending..........................................................................................  $    2,904,695
                                                                                                    --------------
                                                                                                    --------------
RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
  Net income......................................................................................  $    3,812,216
  Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization...............................................................         362,265
      (Gain) loss on sale of property and equipment...............................................          67,403
      Increase in:
        Commissions receivable....................................................................      (1,117,373)
        Miscellaneous accounts receivable.........................................................         (31,239)
        Other.....................................................................................            (527)
      Increase in:
        Payables:
          Clients.................................................................................         218,917
          Trade...................................................................................         217,133
          Accrued expenses........................................................................       1,066,367
                                                                                                    --------------
      Net cash provided by operating activities...................................................  $    4,595,162
                                                                                                    --------------
                                                                                                    --------------
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCIAL ACTIVITIES:
  Property and equipment acquired through acquisition of debt.....................................  $      470,108
  Miscellaneous receivable offset against distributions to stockholder............................          60,957

                       See notes to financial statements.

                         A.M. MILLER & ASSOCIATES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 1995

1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS:

    A.M. Miller and Associates, Inc. (the Company) provides collection and related financial services throughout the United States.

SIGNIFICANT ACCOUNTING POLICIES OF THE COMPANY ARE SUMMARIZED BELOW:

INCOME TAX STATUS:

    The Company, with consent of its stockholder, has elected to be taxed under sections of the federal and state income tax laws, which provide that, in lieu of corporation income taxes, the stockholder separately accounts for his prorata shares of the Company's items of income, deductions, losses and credits. Therefore, these statements do not include any provision for corporation income taxes (refunds) other than state minimum taxes imposed on S corporations.

PROPERTY AND EQUIPMENT:

    Property and equipment is carried at cost. Maintenance, repairs and renewals are expended as incurred. When assets are retired or otherwise disposed of in the normal course of business, the cost and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in the Statements of Income.

DEPRECIATION AND AMORTIZATION:

    The cost of property and equipment is depreciated on the straight-line method over the estimated useful lives. Leasehold improvements are amortized on the straight-line method over the base life of the lease and estimated useful lives.

    It is the Company's policy to include amortization expense on assets acquired under capital lease with depreciation expense on owned assets.

ESTIMATE USEFUL LIVES ARE AS FOLLOWS:

                                                                                           YEARS
                                                                                        -----------
Furniture & Fixtures..................................................................         0-7
Office equipment......................................................................         5-7
Computer equipment....................................................................         5-7
Leasehold improvements................................................................           7
Transportation equipment..............................................................         5-7

    Depreciation expense charged to operations for the year ended December 31, 1995 amounted to $329,954.

ACCOUNTS RECEIVABLE:

    The Company has not provided an evaluation allowance on accounts receivable. Management believes that, based on historical analysis of accounts written-off, an allowance account would be immaterial in relation to total accounts receivable.

                         A.M. MILLER & ASSOCIATES, INC.

                          YEAR ENDED DECEMBER 31, 1995

1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) COMPUTER SOFTWARE:

    The Company has elected to amortize major additions of computer software over a 60 to 84 month period. Amortization of software charged to operations for the year ended December 31, 1995 amounted to $32,311.

2.  CASH

    Included in the cash amounts are $1,731,363 at December 31, 1995 from the Company's trust accounts. Such cash is held on behalf of clients and therefore restricted as to its use in the amount of $1,417,653 at December 31, 1995.

3.  PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following as of December 31, 1995:

Furniture and fixtures.........................................................  $     585,372
Office equipment...............................................................         96,597
Computer equipment, including equipment acquired under capital leases of
  $470,108.....................................................................        896,421
Leasehold improvements.........................................................        143,117
Transportation equipment.......................................................        356,632
                                                                                 -------------
Total cost.....................................................................      2,078,139
Less accumulated depreciation and amortization, including accumulated
  amortization on equipment acquired under capital leases of $39,176...........        707,241
                                                                                 -------------
Total property and equipment...................................................  $   1,370,898
                                                                                 -------------
                                                                                 -------------

4.  NOTES PAYABLE

    Notes payable consisted of the following as of December 31, 1995:

Note payable, advanced under working capital line-of-credit, with interest payable monthly at 1.0% in excess of the prime rate (effective rate of 9.50%
  at December 31, 1995), expiring May 1996, and collateralized by equipment, accounts receivable, intangible assets, and guaranteed by the shareholder of
  the Company. The total credit line available is $1,000,000...................  $     400,000

                         A.M. MILLER & ASSOCIATES, INC.

                          YEAR ENDED DECEMBER 31, 1995

5.  LONG-TERM DEBT

    Long-term debt consisted of the following as of December 31, 1995:

Note payable to bank, with monthly interest payments of $11,307 including interest at 1.5% in excess of the prime rate (effective rate of 8.5% at
  December 31, 1995), principal due January 31, 1997, and collateralized by equipment, accounts receivable, intangible assets, and guaranteed by the
  shareholder of the Company...................................................  $     300,000
Note payable to bank in monthly installments of $2,179 including interest at
  1.5% in excess of the prime rate (effective rate of 10.0% at December 31,
  1995) maturing January 1996, and collateralized by equipment, accounts receivable, intangible assets, and guaranteed by the shareholder of the
  Company......................................................................          5,463
Note payable to bank in monthly principal installments of $13,250 plus interest at 1.5% in excess of the prime rate (effective rate of 10.0% at December 31,
  1995), maturing September 1996, and collateralized by equipment, accounts receivable, intangible assets, and guaranteed by the shareholder of the
  Company......................................................................        119,000
Liability under capitalized lease, see below...................................        438,603
                                                                                 -------------
Total long-term debt...........................................................        863,066
Less current maturities........................................................        205,151
                                                                                 -------------
Total long-term maturities.....................................................  $     657,915
                                                                                 -------------
                                                                                 -------------

    The approximate future maturities of long-term debt, excluding capital lease obligations at December 31, 1995 are as follows:

YEAR                                                                                 AMOUNT
---------------------------------------------------------------------------------  -----------
1996.............................................................................  $   124,463
1997.............................................................................      300,000
                                                                                   -----------
Total future maturities of long-term debt........................................  $   424,463
                                                                                   -----------
                                                                                   -----------

                         A.M. MILLER & ASSOCIATES, INC.

                          YEAR ENDED DECEMBER 31, 1995

5.  LONG-TERM DEBT (CONTINUED)
    The Company leased computer equipment under capital lease obligations at December 31, 1995. The minimum payments under the capitalized leases as of December 31, 1995, are as follows:

YEAR                                                                                 AMOUNT
---------------------------------------------------------------------------------  -----------
1996.............................................................................  $   117,565
1997.............................................................................      117,565
1998.............................................................................      117,565
1999.............................................................................      117,565
2000.............................................................................       68,579
                                                                                   -----------
Total minimum lease payments.....................................................      538,839
Less amount representing interest................................................      100,236
                                                                                   -----------
Present value of net minimum lease payments......................................  $   438,603
                                                                                   -----------
                                                                                   -----------

6.  LEASE COMMITMENTS

    The Company has entered into master lease agreements for office and parking space. Under the terms of these leases, the Company is obligated to a monthly lease of $70,000 until May 31, 1996. The Company is also obligated to pay monthly its share of increases in real estate taxes and operating costs over and above the base rent.

    The Company leases telephone equipment used in its operations. The current annual rental expense for the equipment is $73,168.

    The minimum rental for future periods is as follows:

YEAR                                                                                 AMOUNT
---------------------------------------------------------------------------------  -----------
1996.............................................................................  $   425,453
1997.............................................................................       73,168
1998.............................................................................       73,168
1999.............................................................................       73,168
2000.............................................................................       12,194
                                                                                   -----------
Total minimum rentals............................................................  $   657,151
                                                                                   -----------
                                                                                   -----------

7.  COMMITMENTS AND CONTINGENCIES

    The Company is subject to certain claims and litigation arising out of routine business operations. Management believes that it has valid defenses in regards to these claims and that the maximum exposure under such claims would not exceed $100,000.

    The Company has contracted with a software provider to develop software to support the operations of the business. Of the original contract of $510,000, the Company has paid $255,000. The Company will be liable for the balance upon completion of various stages to the software program.

                         A.M. MILLER & ASSOCIATES, INC.

                          YEAR ENDED DECEMBER 31, 1995

8.  EXECUTIVE AND MANAGEMENT INCENTIVE COMPENSATION PLAN

    The Company has an Executive and Management Incentive Compensation Plan under which employees are paid bonuses equal to a specified percentage of income before bonuses and taxes on income. These bonuses totaled $574,468 for the year ended December 31, 1995. During 1995 the Company also declared bonuses totaling $705,000 to key personnel of the Company. These bonuses are included in accrued expenses on the balance sheets.

9.  MAJOR CLIENTS

    Major clients are clients that account for over 10% of revenues. The following revenues and balances represent major client activity as a percentage of total revenues and commissions receivable:

                                                                                    REVENUES              COMMISSIONS
                                                                              ---------------------       RECEIVABLES
                                           TYPE OF                                 YEAR ENDED        ---------------------
   CUSTOMER                               CUSTOMER                              DECEMBER 31, 1995      DECEMBER 31, 1995
---------------  -----------------------------------------------------------  ---------------------  ---------------------
           A     State agency granting student loans.                                    24.5%                  53.1%
           B     Not-for-profit organization granting student loans.                     18.0%                   0.0%
           C     Commercial credit card servicing agency.                                10.4%                   0.0%
                                                                                          ---                    ---
                                                                                         52.9%                  53.1%
                                                                                          ---                    ---
                                                                                          ---                    ---

    The Company provides collection services to various commercial, governmental and not-for-profit entities, principally in the areas of student loan and credit card collection. The Company remits collections to its customers either net of its collection commission or without deducting its commissions. For those customers where the Company remits net of commissions, there is no credit risk. For customers whose remitted collections are without deducting commissions, the Company does not require collateral. In the normal course of business, the Company is holding collected funds for customers generally exceeding the commissions receivable, thereby reducing any credit risk.

10.  FINANCIAL INSTRUMENTS

FAIR VALUE CONSIDERATIONS:

    Substantially all of the Company's financial instruments are carried at fair value or at amounts that approximate fair value.

SHORT-TERM ASSETS AND LIABILITIES:

    Cash and receivables, notes and payables carrying amounts approximate the fair value of those financial instruments because of the short maturity of those instruments.

LONG-TERM DEBT:

    The carrying value of the Company's long-term debt approximates the fair value of the debt based on the current rates offered the Company for debt of the same remaining maturities.

11.  DIVIDEND DISTRIBUTION

    During December 1995, a $60,957 note receivable due October 1, 1996 from a company controlled by the Company's principal shareholder was distributed to the shareholder as a non-cash S-Corporation dividend distribution.

                         A.M. MILLER & ASSOCIATES, INC.

                            UNAUDITED BALANCE SHEET

                               SEPTEMBER 30, 1995
           (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

    ASSETS

CURRENT ASSETS:
  Cash.........................................................................    $   2,276
  Commissions receivable.......................................................        1,348
  Prepaid expenses.............................................................           34
                                                                                 -------------
      Total current assets.....................................................        3,658
                                                                                 -------------
PROPERTY AND EQUIPMENT.........................................................        1,683
                                                                                 -------------
      Total assets.............................................................    $   5,341
                                                                                 -------------
                                                                                 -------------

    LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Notes payable................................................................    $     400
  Current maturities of long-term debt.........................................          238
  Payables:
    Clients....................................................................        1,674
    Trade......................................................................          179
  Accrued expenses.............................................................          592
  Other current liabilities....................................................           25
                                                                                 -------------
      Total current liabilities................................................        3,108
                                                                                 -------------

LONG-TERM DEBT, less current maturities........................................          340
                                                                                 -------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
  Common stock, par value $1 per share; 1,000 shares authorized: issued and
    outstanding................................................................            1
  Additional paid-in capital...................................................            3
  Retained earnings............................................................        1,889
                                                                                 -------------
      Total stockholder's equity...............................................        1,893
                                                                                 -------------
      Total liabilities and stockholder's equity...............................    $   5,341
                                                                                 -------------
                                                                                 -------------

                  See notes to unaudited financial statements.

                         A.M. MILLER & ASSOCIATES, INC
              UNAUDITED STATEMENT OF INCOME AND RETAINED EARNINGS
                      NINE MONTHS ENDED SEPTEMBER 30, 1995
                           (IN THOUSANDS OF DOLLARS)

REVENUE.........................................................................   $  13,559
EXPENSES:
  Salaries and benefits.........................................................       5,881
  Telephone.....................................................................         837
  Postage and supplies..........................................................         560
  Occupancy costs...............................................................         621
  Data processing equipment.....................................................         140
  Other operating expenses......................................................       2,162
                                                                                  -----------
    Total operating expenses....................................................      10,201
OPERATING INCOME................................................................       3,358
OTHER EXPENSE:
    Interest expense............................................................         (41)
    Other expense...............................................................         (19)
                                                                                  -----------
INCOME BEFORE TAXES.............................................................       3,298
INCOME TAX EXPENSE..............................................................           5
                                                                                  -----------
NET INCOME......................................................................       3,293
BEGINNING RETAINED EARNINGS.....................................................       1,542
LESS S CORPORATION DIVIDEND DISTRIBUTIONS.......................................      (2,946)
                                                                                  -----------
ENDING RETAINED EARNINGS........................................................   $   1,889
                                                                                  -----------
                                                                                  -----------

                  See notes to unaudited financial statements.

                         A.M. MILLER & ASSOCIATES, INC.
                       UNAUDITED STATEMENT OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 1995
                           (IN THOUSANDS OF DOLLARS)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...................................................................    $   3,293
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation...............................................................          265
    Changes in assets and liabilities:
      Commissions receivable...................................................         (268)
      Prepaid expenses and other assets........................................          127
      Client payables..........................................................          475
      Trade payables...........................................................         (184)
      Accrued expenses and other liabilities...................................         (591)
                                                                                 -------------
  Net cash provided by operating activities....................................        3,117
                                                                                 -------------

CASH FLOWS USED IN INVESTING ACTIVITIES--Capital expenditures..................         (383)
                                                                                 -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable..................................................          400
  Payments on long-term debt...................................................         (202)
  Cash distributions to stockholder............................................       (2,946)
                                                                                 -------------
  Net cash used in financing activities........................................       (2,748)
                                                                                 -------------
NET INCREASE IN CASH...........................................................          (14)
CASH AT BEGINNING OF PERIOD....................................................        2,290
                                                                                 -------------
CASH AT END OF PERIOD..........................................................    $   2,276
                                                                                 -------------
                                                                                 -------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
  Cash paid during the period for interest.....................................    $      41
                                                                                 -------------
                                                                                 -------------

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

During the nine months ended September 30, 1995 the Company acquired $470 of property and equipment under capital lease obligations.

                  See notes to unaudited financial statements.

                         A.M. MILLER & ASSOCIATES, INC.

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995

1.  BASIS OF PRESENTATION

    The accompanying unaudited financial statements of A.M. Miller & Associates, Inc. ("the Company") have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, certain information and footnote disclosures required by generally accepted accounting principles for complete financial statements have been excluded. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month period ended September 30, 1995 are not necessarily indicative of the results that may be expected for the year ended December 31, 1995. The accompanying unaudited financial statements should be read in conjunction with the audited financial statements of the Company as of and for the year ended December 31, 1994.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS


                                                    PAGE
                                                  ---------
Available Information...........................         ii
Prospectus Summary..............................          1
Risk Factors....................................         14
Use of Proceeds of the New Notes................         19
Pro Forma Capitalization........................         19
The Exchange Offer..............................         20
Unaudited Pro Forma Consolidated Financial
  Data..........................................         28
Selected Historical Financial Data--OSI.........         41
Selected Historical Financial Data-- Payco......         43
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................         44
Business........................................         61
Management......................................         71
Security Ownership..............................         74
Certain Relationships and Related
  Transactions..................................         78
Description of New Bank Credit Facility; Other
  Indebtedness..................................         80
Description of Notes............................         82
Certain U.S. Federal Income Tax Consequences....        114
Plan of Distribution............................        115
Experts.........................................        117
Legal Matters...................................        117
Index to Consolidated Financial Statements......        F-1


                                  OUTSOURCING
                                 SOLUTIONS INC.
                               OFFER TO EXCHANGE
                              11% SERIES B SENIOR
                          SUBORDINATED NOTES DUE 2006
                              FOR ALL OUTSTANDING
                            11% SENIOR SUBORDINATED
                                 NOTES DUE 2006

                                 -------------

                                   PROSPECTUS

                                 -------------

                                           , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Certificate of Incorporation of the Company provides that no director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director except for those breaches and acts or omissions with respect to which the General Corporation Law of the State of Delaware expressly provides that the Certificate of Incorporation shall not eliminate or limit such personal liability of directors.

    Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits

 EXHIBIT
   NO.                                                DESCRIPTION
---------  --------------------------------------------------------------------------------------------------
   * 1.1   Purchase Agreement dated October 31, 1996 by and among the Company, CFC Services Corp., A.M.
             Miller & Associates, Inc., Continental Credit Services, Inc., Alaska Financial Services, Inc.,
             Southwest Credit Services, Inc., Account Portfolios, Inc., Account Portfolios G.P., Inc.,
             Account Portfolios, L.P., Perimeter Credit, L.P., Gulf State Credit, L.P. and Goldman, Sachs &
             Co. and Chase Securities Inc.
   * 2.1   Agreement and Plan of Merger dated as of August 13, 1996 by and among the Company, Boxer
             Acquisition Corp. and Payco American Corporation.
   * 2.2   Purchase Agreement dated as of September 21, 1995 by and among the Company, Account Portfolios,
             Inc., Account Portfolios G.P., Inc., AP Management, Inc., GSC Management, Inc., Perimeter Credit
             Management Corporation, Account Portfolios Trust One and Account Portfolios Trust Two.
   * 2.3   Stock Purchase Agreement dated as of January 10, 1996 by and among the Company, The Continental
             Alliance, Inc. and Peter C. Rosvall.
   * 2.4   Stock Purchase Agreement dated as of December 13, 1995 by and among the Company, Outsourcing
             Solutions Incorporated, A.M. Miller & Associates, Inc. and Alan M. Miller.
   * 2.5   Purchase and Inducement Agreement dated as of May 17, 1996 by and among the Company, Account
             Portfolios, Inc., Account Portfolios, L.P., Gulf State Credit, L.P., Perimeter Credit, L.P., MLQ
             Investors, L.P. and Goldman, Sachs & Co.
   * 3.1   Certificate of Incorporation of the Company, as amended to date, filed with the Secretary of State of the State of Delaware on September 21, 1995.
   * 3.2   By-laws of the Company.

 EXHIBIT
   NO.                                                DESCRIPTION
---------  --------------------------------------------------------------------------------------------------
   * 4.1   Indenture dated as of November 6, 1996 by and among the Company, the Guarantors and Wilmington
             Trust Company (the "Indenture").
   * 4.2   Specimen Certificate of 11% Senior Subordinated Note due 2006 (included in Exhibit 4.1 hereto).
   * 4.3   Specimen Certificate of 11% Series B Senior Subordinated Note due 2006 (the "New Notes") (included in Exhibit 4.1 hereto).
   * 4.4   Form of Guarantee of securities issued pursuant to the Indenture (included in Exhibit 4.1 hereto).
   * 4.5   Registration Rights Agreement dated as of November 6, 1996 by and among the Company, CFC Services
             Corp., A.M. Miller & Associates, Inc., The Continental Alliance, Inc., Alaska Financial
             Services, Inc., Southwest Credit Services, Inc., Account Portfolios, Inc., Account Portfolios
             G.P., Inc., Account Portfolios, L.P., Perimeter Credit, L.P., Gulf State Credit, L.P., Payco
             American Corporation, Payco-General American Credits, Inc., National Account Systems, Inc.,
             University Accounting Service, Inc., Asset Recovery & Management Corp., Indiana Mutual Credit
             Association, Inc., Furst and Furst, Inc., Jennifer Loomis & Associates, Inc., FM Services
             Corporation, Qualink, Inc., Professional Recoveries Inc., Payco American International Corp.,
             Goldman, Sachs & Co. and Chase Securities Inc.

   * 5.1   Opinion of White & Case regarding the legality of the New Notes.

   * 8.1   Opinion of White & Case regarding certain tax matters.

  * 10.1   Amended and Restated Stockholders Agreement dated as of February 16, 1996 by and among the Company and various stockholders of the Company.

  * 10.2   Advisory Services Agreement dated September 21, 1995 between the Company and MDC Management
             Company III, L.P.

  * 10.3   Master Services Agreement dated as of October 1, 1992 between Account Portfolios, L.P. and HBR
             Capital, Ltd.

  * 10.4   Lease Agreement between Payco American Corporation and the Brookfield Investment Company dated
             July 12, 1979, as amended to the date hereof.

  * 10.5   Lease Agreement between Payco American Corporation and the Percom Investment Company dated April
             27, 1984, as amended to the date hereof.

  * 10.6   Lease Agreement between Payco American Corporation and the Westlake Investment Corporation dated
             June 1, 1984, as amended to the date hereof.

  * 10.7   Lease Agreement between Payco American Corporation and the Dublin Investment Company dated July
             14, 1986, as amended to the date hereof.

  * 10.8   Lease Agreement between Payco American Corporation and the Hacienda Investment Company dated
             October 14, 1986, as amended to the date hereof.

  * 10.9   Employment Agreement dated as of August 27, 1996 between the Company and Timothy G. Beffa.

  * 10.10  Employment Agreement dated as of January 12, 1996 between the Company and Allen M. Capsuto.

  * 10.11  Consulting Agreement dated as of August 13, 1996 between Payco American Corporation and Dennis G.
             Punches.

  * 10.12  Employment Agreement dated as of August 13, 1996 between Payco American Corporation and James
             Bohmann.

  * 10.13  Employment Agreement dated as of August 13, 1996 between Payco American Corporation and Patrick
             Carroll.

 EXHIBIT
   NO.                                                DESCRIPTION
---------  --------------------------------------------------------------------------------------------------
  * 10.14  Employment Agreement dated as of August 13, 1996 between Payco American Corporation and William
             Kagel.

  * 10.15  Employment Agreement dated as of August 13, 1996 between Payco American Corporation and Alvin
             Keeley.

  * 10.16  Employment Agreement dated as of August 13, 1996 between Payco American Corporation and Susan
             Mathison.

  * 10.17  Employment Agreement dated as of August 13, 1996 between Payco American Corporation and David
             Patterson.

  * 10.18  Employment Agreement dated as of August 13, 1996 between Payco American Corporation and Neal
             Sparby.

  * 10.19  Employment Agreement dated as of August 13, 1996 between Payco American Corporation and John
             Stetzenbach.

  * 10.20  Covenant Not-to-Compete Agreement dated as of August 13, 1996 between Payco American Corporation and Dennis G. Punches.

  * 10.21  Covenant Not-to-Compete Agreement dated as of August 13, 1996 between Payco American Corporation and James Bohmann.

  * 10.22  Covenant Not-to-Compete Agreement dated as of August 13, 1996 between Payco American Corporation and Patrick Carroll.

  * 10.23  Covenant Not-to-Compete Agreement dated as of August 13, 1996 between Payco American Corporation and William Kagel.

  * 10.24  Covenant Not-to-Compete Agreement dated as of August 13, 1996 between Payco American Corporation and Alvin Keeley.

  * 10.25  Covenant Not-to-Compete Agreement dated as of August 13, 1996 between Payco American Corporation and Susan Mathison.

  * 10.26  Covenant Not-to-Compete Agreement dated as of August 13, 1996 between Payco American Corporation and David Patterson.

  * 10.27  Covenant Not-to-Compete Agreement dated as of August 13, 1996 between Payco American Corporation and Neal Sparby.

  * 10.28  Covenant Not-to-Compete Agreement dated as of August 13, 1996 between Payco American Corporation and John Stetzenbach.

  * 10.29  Covenant Not-to-Compete Agreement dated as of August 13, 1996 between Payco American Corporation and Joseph Treleven.

  * 10.30  9% Non-Negotiable Junior Subordinated Note dated January 10, 1996 issued by the Company to Alan M.
             Miller.

  * 10.31  1995 Stock Option and Stock Award Plan of the Company.

  * 10.32  Form of Non-Qualified Stock Option Award Agreement [A].

  * 10.33  Form of Non-Qualified Stock Option Award Agreement [B].

  * 10.34  Credit Agreement dated as of November 6, 1996 by and among the Company, the Lenders listed therein, Goldman Sachs Credit Partners L.P. and the Chase Manhattan Bank, as Co-Administrative
             Agents, Goldman Sachs Credit Partners L.P. and Chase Securities, Inc., as Arranging Agents and
             Suntrust Bank, Atlanta as Collateral Agent and Exhibits thereto.

  * 10.35  Employment Agreement dated as of November 27, 1996 between the Company and James F. Whalen.

 EXHIBIT
   NO.                                                DESCRIPTION
---------  --------------------------------------------------------------------------------------------------
  * 12.1   Statement re computation of ratios.

  * 21.1   Subsidiaries of Registrant.

    23.1   Consent of Deloitte & Touche LLP.

    23.2   Consent of Deloitte & Touche LLP.

    23.3   Consent of Arthur Andersen LLP.

    23.4   Consent of Schweitzer Rubin Karon & Bremer.

  * 23.5   Consent of White & Case (contained in the opinion filed as Exhibit 5.1 hereto).

  * 23.6   Consent of White & Case (contained in Exhibit 8.1 hereto).

  * 24.1   Power of Attorney (see pages II-5 through II-27).

  * 25.1   Statement of eligibility of trustee.

  * 99.1   Form of Letter of Transmittal for New Notes.

  * 99.2   Form of Notice of Guaranteed Delivery for New Notes.

  * 99.3   Letter to Brokers.

  * 99.4   Letter to Clients.

  * 99.5   Instruction to Registered Holder and/or Book Entry Transfer Participant from Beneficial Owner.

  * 99.6   Guidelines for Certification of Taxpayer Identification Number on substitute Form W-9.

------------------------

*Previously filed.

ITEM 22.  UNDERTAKINGS.

    (a) The undersigned registrants hereby undertake that insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into this prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.


    (c) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 7, 1997.


                                             OUTSOURCING SOLUTIONS INC.

                                             By:                    /s/ TYLER T. ZACHEM
                                                        ------------------------------------------
                                                                      Tyler T. Zachem
                                                                      VICE PRESIDENT
                                                                       AND DIRECTOR


                               POWER OF ATTORNEY



    James F. Whalen, whose signature appears below, constitutes and appoints and hereby authorizes David E. King and Tyler T. Zachem, and each of them, as attorney-in-fact, to sign on his behalf, individually and in such capacity stated below, and to file any amendments, including post-effective amendments to this Registration Statement.



    Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 7, 1997.


                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                           *
      --------------------------------------------            Director, President and Chief Executive Officer
                    Timothy G. Beffa                                   (Principal Executive Officer)

                    /S/ JAMES WHALEN
      --------------------------------------------                        Chief Financial Officer
                      James Whalen                              (Principal Financial and Accounting Officer)

                           *
      --------------------------------------------                   Chairman of the Board of Directors
                  Jeffrey E. Stiefler

                           *
      --------------------------------------------                                Director
                   David E. De Leeuw

                           *
      --------------------------------------------                   Director, Secretary and Treasurer
                     David E. King

                  /S/ TYLER T. ZACHEM
      --------------------------------------------                      Director and Vice President
                    Tyler T. Zachem

                           *
      --------------------------------------------                                Director
                     David G. Hanna

                           *
      --------------------------------------------                                Director
                  Frank J. Hanna, III

                           *
      --------------------------------------------                 Director and Executive Vice President
                    Peter C. Rosvall

                           *
      --------------------------------------------                                Director
                   Dennis G. Punches

*By:     /s/ TYLER T. ZACHEM
      -------------------------
           Tyler T. Zachem
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 7, 1997.


                                          CFC SERVICES CORP.

                                          By:       /s/ TYLER T. ZACHEM
                                             -----------------------------------

                                                       Tyler T. Zachem
                                                 VICE PRESIDENT AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 7, 1997.


                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                                                                     Director, President and Treasurer
                           *                                          (Principal Executive Officer and
      --------------------------------------------                        Principal Financial and
                    Timothy G. Beffa                                        Accounting Officer)

                           *
      --------------------------------------------                        Director, Vice President
                     David E. King                                             and Secretary

                  /S/ TYLER T. ZACHEM
      --------------------------------------------                      Director and Vice President
                    Tyler T. Zachem

*By:     /s/ TYLER T. ZACHEM
      -------------------------
           Tyler T. Zachem
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on February 7, 1997.


                                             A.M. MILLER & ASSOCIATES, INC.

                                             By:                    /s/ TYLER T. ZACHEM
                                                        ------------------------------------------
                                                                      Tyler T. Zachem
                                                             ASSISTANT SECRETARY AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 7, 1997.


                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                           *
      --------------------------------------------                 President and Chief Operating Officer
                    David M. Burton                                    (Principal Executive Officer)

                           *
      --------------------------------------------                         Director and Treasurer
                    Timothy G. Beffa                            (Principal Financial and Accounting Officer)

                           *
      --------------------------------------------                      Director and Vice President
                     David E. King

                  /S/ TYLER T. ZACHEM
      --------------------------------------------                    Director and Assistant Secretary
                    Tyler T. Zachem

*By:     /s/ TYLER T. ZACHEM
      -------------------------
           Tyler T. Zachem
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on February 7, 1997.


                                             THE CONTINENTAL ALLIANCE, INC.

                                             By:                    /s/ TYLER T. ZACHEM
                                                        ------------------------------------------
                                                                      Tyler T. Zachem
                                                          VICE PRESIDENT, ASSISTANT TREASURER AND
                                                                         DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 7, 1997.


                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                           *
      --------------------------------------------                        President and Secretary
                    Peter C. Rosvall                                   (Principal Executive Officer)

                           *                                                     Treasurer
      --------------------------------------------                  (Principal Financial and Accounting
                  Dorrise Kalbfleisch                                             Officer

                  /S/ TYLER T. ZACHEM
      --------------------------------------------                      Director, Vice President and
                    Tyler T. Zachem                                         Assistant Treasurer

                           *
      --------------------------------------------                    Director and Assistant Secretary
                     David E. King

                           *
      --------------------------------------------                      Director and Vice President
                    Timothy G. Beffa

*By:     /s/ TYLER T. ZACHEM
      -------------------------
           Tyler T. Zachem
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on February 7, 1997.


                                             ALASKA FINANCIAL SERVICES, INC.

                                             By:                    /s/ TYLER T. ZACHEM
                                                        ------------------------------------------
                                                                      Tyler T. Zachem
                                                            VICE PRESIDENT, ASSISTANT TREASURER
                                                                       AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 7, 1997.


                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                           *
      --------------------------------------------                               President
                    Peter C. Rosvall                                   (Principal Executive Officer)

                           *
      --------------------------------------------                        Secretary and Treasurer
                   Willard L. Fancher                           (Principal Financial and Accounting Officer)

                  /S/ TYLER T. ZACHEM
      --------------------------------------------                      Director, Vice President and
                    Tyler T. Zachem                                         Assistant Treasurer

                           *
      --------------------------------------------                    Director and Assistant Secretary
                     David E. King

                           *
      --------------------------------------------                      Director and Vice President
                    Timothy G. Beffa

*By:     /s/ TYLER T. ZACHEM
      -------------------------
           Tyler T. Zachem
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on February 7, 1997.


                                             SOUTHWEST CREDIT SERVICES, INC.

                                             By:                    /s/ TYLER T. ZACHEM
                                                        ------------------------------------------
                                                                      Tyler T. Zachem
                                                            VICE PRESIDENT, ASSISTANT TREASURER
                                                                       AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 7, 1997.


                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                           *                                              President and Treasurer
      --------------------------------------------                    (Principal Executive Officer and
                    Peter C. Rosvall                            Principal Financial and Accounting Officer)

                  /S/ TYLER T. ZACHEM
      --------------------------------------------                      Director, Vice President and
                    Tyler T. Zachem                                         Assistant Treasurer

                           *
      --------------------------------------------                    Director and Assistant Secretary
                     David E. King

                           *
      --------------------------------------------                      Director and Vice President
                    Timothy G. Beffa

*By:     /s/ TYLER T. ZACHEM
      -------------------------
           Tyler T. Zachem
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on February 7, 1997.


                                             ACCOUNT PORTFOLIOS, INC.

                                             By:                    /s/ TYLER T. ZACHEM
                                                        ------------------------------------------
                                                                      Tyler T. Zachem
                                                                  SECRETARY AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 7, 1997.


                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                           *
      --------------------------------------------                               President
                    James R. Paxton                                    (Principal Executive Officer)

                           *
      --------------------------------------------                 Director, Vice President and Treasurer
                     David E. King                              (Principal Financial and Accounting Officer)

                           *
      --------------------------------------------                         Director and Chairman
                    Timothy G. Beffa

                  /S/ TYLER T. ZACHEM
      --------------------------------------------                         Director and Secretary
                    Tyler T. Zachem

*By:     /s/ TYLER T. ZACHEM
      -------------------------
           Tyler T. Zachem
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on February 7, 1997.


                                             ACCOUNT PORTFOLIOS G.P., INC.

                                             By:                    /s/ TYLER T. ZACHEM
                                                        ------------------------------------------
                                                                      Tyler T. Zachem
                                                                  SECRETARY AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 7, 1997.


                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                           *
      --------------------------------------------                               President
                    James R. Paxton                                    (Principal Executive Officer)

                           *
      --------------------------------------------                 Director, Vice President and Treasurer
                     David E. King                              (Principal Financial and Accounting Officer)

                  /S/ TYLER T. ZACHEM
      --------------------------------------------                         Director and Secretary
                    Tyler T. Zachem

                           *
      --------------------------------------------                         Director and Chairman
                    Timothy G. Beffa

*By:     /s/ TYLER T. ZACHEM
      -------------------------
           Tyler T. Zachem
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on February 7, 1997.


                                                ACCOUNT PORTFOLIOS, L.P.

                                                By:        Account Portfolios G.P., Inc.
                                                           as its General Partner

                                                    By:                 /s/ TYLER T. ZACHEM
                                                               -------------------------------------
                                                                          Tyler T. Zachem
                                                                       SECRETARY AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 7, 1997.


                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                           *
      --------------------------------------------                                Director
                    Timothy G. Beffa

                           *
      --------------------------------------------                                Director
                     David E. King

                  /S/ TYLER T. ZACHEM
      --------------------------------------------                                Director
                    Tyler T. Zachem

*By:     /s/ TYLER T. ZACHEM
      -------------------------
           Tyler T. Zachem
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on February 7, 1997.


                                                PERIMETER CREDIT, L.P.

                                                By:        Account Portfolios G.P., Inc.
                                                           as its General Partner

                                                    By:                 /s/ TYLER T. ZACHEM
                                                               -------------------------------------
                                                                          Tyler T. Zachem
                                                                       SECRETARY AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 7, 1997.


                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                           *
      --------------------------------------------                                Director
                    Timothy G. Beffa

                           *
      --------------------------------------------                                Director
                     David E. King

                  /S/ TYLER T. ZACHEM
      --------------------------------------------                                Director
                    Tyler T. Zachem

*By:     /s/ TYLER T. ZACHEM
      -------------------------
           Tyler T. Zachem
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on February 7, 1997.


                                              GULF STATE CREDIT, L.P.

                                              By: Account Portfolios G.P., Inc.
                                                 as its General Partner

                                              By:                   /s/ TYLER T. ZACHEM
                                                         -----------------------------------------
                                                                      Tyler T. Zachem
                                                                   SECRETARY AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 7, 1997.


                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                           *
      --------------------------------------------                                Director
                    Timothy G. Beffa

                           *
      --------------------------------------------                                Director
                     David E. King

                  /S/ TYLER T. ZACHEM
      --------------------------------------------                                Director
                    Tyler T. Zachem

*By:     /s/ TYLER T. ZACHEM
      -------------------------
           Tyler T. Zachem
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on February 7, 1997.


                                             PAYCO AMERICAN CORPORATION

                                             By:                    /s/ TYLER T. ZACHEM
                                                        ------------------------------------------
                                                                      Tyler T. Zachem
                                                                    ASSISTANT SECRETARY
                                                                       AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 7, 1997.


                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                           *
      --------------------------------------------            Director, President and Chief Executive Officer
                    Timothy G. Beffa                                   (Principal Executive Officer)

                           *
      --------------------------------------------                 Executive Vice President and Treasurer
                    James R. Bohmann                            (Principal Financial and Accounting Officer)

                           *
      --------------------------------------------                  Senior Vice President and Secretary
                    John Stetzenbach

                           *
      --------------------------------------------                      Director and Vice President
                     David E. King

                  /S/ TYLER T. ZACHEM
      --------------------------------------------                    Director and Assistant Secretary
                    Tyler T. Zachem

*By:     /s/ TYLER T. ZACHEM
      -------------------------
           Tyler T. Zachem
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin on February 7, 1997.


                                             PAYCO-GENERAL AMERICAN CREDITS, INC.

                                             By:                             *
                                                        ------------------------------------------
                                                                     Timothy G. Beffa
                                                                VICE PRESIDENT AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 7, 1997.


                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                           *                                              President and Treasurer
      --------------------------------------------                    (Principal Executive Officer and
                    William W. Kagel                            Principal Financial and Accounting Officer)

                           *
      --------------------------------------------                      Vice President and Secretary
                    James R. Bohmann

                           *
      --------------------------------------------                      Director and Vice President
                    Timothy G. Beffa

                           *
      --------------------------------------------                                Director
                     David E. King

                  /S/ TYLER T. ZACHEM
      --------------------------------------------                                Director
                    Tyler T. Zachem

*By:     /s/ TYLER T. ZACHEM
      -------------------------
           Tyler T. Zachem
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin on February 7, 1997.


                                             NATIONAL ACCOUNT SYSTEMS, INC.

                                             By:                             *
                                                        ------------------------------------------
                                                                     Timothy G. Beffa
                                                                VICE PRESIDENT AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 7, 1997.


                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                           *                                              President and Treasurer
      --------------------------------------------                    (Principal Executive Officer and
                    William W. Kagel                            Principal Financial and Accounting Officer)

                           *
      --------------------------------------------                      Vice President and Secretary
                    James R. Bohmann

                           *
      --------------------------------------------                      Director and Vice President
                    Timothy G. Beffa

                           *
      --------------------------------------------                                Director
                     David E. King

                  /S/ TYLER T. ZACHEM
      --------------------------------------------                                Director
                    Tyler T. Zachem

*By:     /s/ TYLER T. ZACHEM
      -------------------------
           Tyler T. Zachem
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin on February 7, 1997.


                                             UNIVERSITY ACCOUNTING SERVICE, INC.

                                             By:                             *
                                                        ------------------------------------------
                                                                     Timothy G. Beffa
                                                                VICE PRESIDENT AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 7, 1997.


                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                           *                                              President and Treasurer
      --------------------------------------------                    (Principal Executive Officer and
                    William W. Kagel                            Principal Financial and Accounting Officer)

                           *
      --------------------------------------------                      Vice President and Secretary
                    James R. Bohmann

                           *
      --------------------------------------------                      Director and Vice President
                    Timothy G. Beffa

                           *
      --------------------------------------------                                Director
                     David E. King

                  /S/ TYLER T. ZACHEM
      --------------------------------------------                                Director
                    Tyler T. Zachem

*By:     /s/ TYLER T. ZACHEM
      -------------------------
           Tyler T. Zachem
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin on February 7, 1997.


                                             ASSET RECOVERY & MANAGEMENT CORP.

                                             By:                             *
                                                        ------------------------------------------
                                                                     Timothy G. Beffa
                                                                VICE PRESIDENT AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 7, 1997.


                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                           *                                              President and Treasurer
      --------------------------------------------                    (Principal Executive Officer and
                    William W. Kagel                            Principal Financial and Accounting Officer)

                           *
      --------------------------------------------                      Vice President and Secretary
                    James R. Bohmann

                           *
      --------------------------------------------                      Director and Vice President
                    Timothy G. Beffa

                           *
      --------------------------------------------                                Director
                     David E. King

                  /S/ TYLER T. ZACHEM
      --------------------------------------------                                Director
                    Tyler T. Zachem

*By:     /s/ TYLER T. ZACHEM
      -------------------------
           Tyler T. Zachem
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin on February 7, 1997.


                                             INDIANA MUTUAL CREDIT ASSOCIATION, INC.

                                             By:                             *
                                                        ------------------------------------------
                                                                     Timothy G. Beffa
                                                                VICE PRESIDENT AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 7, 1997.


                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                           *                                              President and Treasurer
      --------------------------------------------                    (Principal Executive Officer and
                    William W. Kagel                            Principal Financial and Accounting Officer)

                           *
      --------------------------------------------                      Vice President and Secretary
                    James R. Bohmann

                           *
      --------------------------------------------                      Director and Vice President
                    Timothy G. Beffa

                           *
      --------------------------------------------                                Director
                     David E. King

                  /S/ TYLER T. ZACHEM
      --------------------------------------------                                Director
                    Tyler T. Zachem

*By:     /s/ TYLER T. ZACHEM
      -------------------------
           Tyler T. Zachem
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin on February 7, 1997.


                                             FURST AND FURST, INC.

                                             By:                             *
                                                        ------------------------------------------
                                                                     Timothy G. Beffa
                                                                VICE PRESIDENT AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 7, 1997.


                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                           *                                              President and Treasurer
      --------------------------------------------                    (Principal Executive Officer and
                    William W. Kagel                            Principal Financial and Accounting Officer)

                           *
      --------------------------------------------                      Vice President and Secretary
                    James R. Bohmann

                           *
      --------------------------------------------                      Director and Vice President
                    Timothy G. Beffa

                           *
      --------------------------------------------                                Director
                     David E. King

                  /S/ TYLER T. ZACHEM
      --------------------------------------------                                Director
                    Tyler T. Zachem

*By:     /s/ TYLER T. ZACHEM
      -------------------------
           Tyler T. Zachem
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin on February 7, 1997.


                                             JENNIFER LOOMIS & ASSOCIATES, INC.

                                             By:                             *
                                                        ------------------------------------------
                                                                     Timothy G. Beffa
                                                                VICE PRESIDENT AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 7, 1997.


                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                           *                                              President and Treasurer
      --------------------------------------------                    (Principal Executive Officer and
                    William W. Kagel                            Principal Financial and Accounting Officer)

                           *
      --------------------------------------------                      Vice President and Secretary
                    James R. Bohmann

                           *
      --------------------------------------------                      Director and Vice President
                    Timothy G. Beffa

                           *
      --------------------------------------------                                Director
                     David E. King

                  /S/ TYLER T. ZACHEM
      --------------------------------------------                                Director
                    Tyler T. Zachem

*By:     /s/ TYLER T. ZACHEM
      -------------------------
           Tyler T. Zachem
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin on February 7, 1997.


                                             FM SERVICES CORPORATION

                                             By:                             *
                                                        ------------------------------------------
                                                                     Timothy G. Beffa
                                                                VICE PRESIDENT AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 7, 1997.


                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                           *                                              President and Treasurer
      --------------------------------------------                    (Principal Executive Officer and
                    William W. Kagel                            Principal Financial and Accounting Officer)

                           *
      --------------------------------------------                      Vice President and Secretary
                    James R. Bohmann

                           *
      --------------------------------------------                      Director and Vice President
                    Timothy G. Beffa

                           *
      --------------------------------------------                                Director
                     David E. King

                  /S/ TYLER T. ZACHEM
      --------------------------------------------                                Director
                    Tyler T. Zachem

*By:     /s/ TYLER T. ZACHEM
      -------------------------
           Tyler T. Zachem
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by theundersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin on February 7, 1997.


                                             QUALINK, INC.

                                             By:                             *
                                                        ------------------------------------------
                                                                     Timothy G. Beffa
                                                                VICE PRESIDENT AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 7, 1997.


                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                           *                                              President and Treasurer
      --------------------------------------------                    (Principal Executive Officer and
                    William W. Kagel                            Principal Financial and Accounting Officer)

                           *
      --------------------------------------------                      Vice President and Secretary
                    James R. Bohmann

                           *
      --------------------------------------------                      Director and Vice President
                    Timothy G. Beffa

                           *
      --------------------------------------------                                Director
                     David E. King

                  /S/ TYLER T. ZACHEM
      --------------------------------------------                                Director
                    Tyler T. Zachem

*By:     /s/ TYLER T. ZACHEM
      -------------------------
           Tyler T. Zachem
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin on February 7, 1997.


                                             PROFESSIONAL RECOVERIES INC.

                                             By:                             *
                                                        ------------------------------------------
                                                                     Timothy G. Beffa
                                                                VICE PRESIDENT AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 7, 1997.


                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                           *                                              President and Treasurer
      --------------------------------------------                      (Principal Executive Officer
                    William W. Kagel                          and Principal Financial and Accounting Officer)

                           *
      --------------------------------------------                      Vice President and Secretary
                    James R. Bohmann

                           *
      --------------------------------------------                      Director and Vice President
                    Timothy G. Beffa

                           *
      --------------------------------------------                                Director
                     David E. King

                  /S/ TYLER T. ZACHEM
      --------------------------------------------                                Director
                    Tyler T. Zachem

*By:     /s/ TYLER T. ZACHEM
      -------------------------
           Tyler T. Zachem
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin on February 7, 1997.


                                             PAYCO AMERICAN INTERNATIONAL CORP.

                                             By:                             *
                                                        ------------------------------------------
                                                                     Timothy G. Beffa
                                                                Vice President and Director


    Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on February 7, 1997.


                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                           *                                              President and Treasurer
      --------------------------------------------                    (Principal Executive Officer and
                    William W. Kagel                            Principal Financial and Accounting Officer)

                           *
      --------------------------------------------                      Vice President and Secretary
                    James R. Bohmann

                           *
      --------------------------------------------                      Director and Vice President
                    Timothy G. Beffa

                           *
      --------------------------------------------                                Director
                     David E. King

                  /S/ TYLER T. ZACHEM
      --------------------------------------------                                Director
                    Tyler T. Zachem

*By:     /s/ TYLER T. ZACHEM
      -------------------------
           Tyler T. Zachem
          ATTORNEY-IN-FACT